Exhibit 2.1

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

by and among

TRIMAS UK AEROSPACE HOLDINGS LIMITED,

FOR PURPOSES OF ARTICLE IX HEREOF,

TRIMAS CORPORATION

ALLFAST FASTENING SYSTEMS, INC.,

THE SOLE STOCKHOLDER OF

ALLFAST FASTENING SYSTEMS, INC. IDENTIFIED HEREIN

and

FOR PURPOSES OF SECTIONS 5.13 THROUGH 5.16 AND ARTICLE IX HEREOF,

JAMES H. RANDALL

Dated as of September 19, 2014

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3.27	Disclosure	23
3.28	Exclusivity of Representations	23
3.29	Certain Notice	23

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF PURCHASER	24

4.1	Organization	24
4.2	Authority	24
4.3	No Violation; Consents and Approvals	24
4.4	Litigation	25
4.5	Funding	25
4.6	No Reliance	25
4.7	Investment Intent	25
4.8	Disclaimer Regarding Projections	25
4.9	Solvency	26
4.10	Accounting Principles	26
4.11	Brokers	26

ARTICLE V	COVENANTS OF THE PARTIES	26

5.1	Conduct of the Company’s Business	26
5.2	Access to Information Prior to the Closing; Confidentiality	28
5.3	Reasonable Best Efforts	29
5.4	Consents	29
5.5	Public Announcements	29
5.6	Filings and Authorizations; Consummation	29
5.7	Certain Actions	30
5.8	Notice of Events	30
5.9	Exculpation	31
5.10	Tax Covenants	32
5.11	Escrow Agreement	38
5.12	Payoff Letters; Seller Expenses	38
5.13	No Solicitation of Transactions	38
5.14	Release	39
5.15	Non-Competition	40
5.16	Non-Solicitation	40
5.17	Benefit Plans	41
5.18	[Reserved.]	42
5.19	Transfer of Real Property	42
5.20	Excluded Property	42
5.21	Certain Insurance Policies	42
5.22	Financing Cooperation	43
5.23	Conversion Transactions	44
5.24	Purchaser Guarantee	45

ARTICLE VI	CONDITIONS TO CLOSING	45

6.1	Conditions to Seller’s Obligations	45
6.2	Conditions to Purchaser’s Obligations	46

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ARTICLE VII	INDEMNIFICATION	48

7.1	Survival	48
7.2	Indemnification of Purchaser Indemnitees	49
7.3	Indemnification of Seller Indemnitees	50
7.4	Exclusive Remedy	51
7.5	Limitations on Reimbursement to and Indemnification of Purchaser Indemnitees	51
7.6	Limitations on Indemnification of Seller Indemnitees	52
7.7	Procedures	53
7.8	Tax Contests	56
7.9	Mitigation	57
7.10	No Circular Recovery	57
7.11	Adjustment to Purchase Price	57

ARTICLE VIII	TERMINATION	57

8.1	Termination	57
8.2	Procedure and Effect of Termination	58

ARTICLE IX	MISCELLANEOUS	58

9.1	Further Assurances	58
9.2	Notices	59
9.3	Exhibits and Schedules	60
9.4	Amendment, Modification and Waiver	60
9.5	Entire Agreement	60
9.6	Severability	60
9.7	Binding Effect; Assignment	60
9.8	No Third-Party Beneficiaries	61
9.9	Fees and Expenses	61
9.10	Counterparts	61
9.11	Interpretation	61
9.12	Forum; Service of Process	61
9.13	Governing Law	61
9.14	WAIVER OF JURY TRIAL	62
9.15	Arbitration	62
9.16	Beneficial Seller Guaranty	64
9.17	Specific Performance	65
9.18	Non-Recourse	65
9.19	Parent Guaranty	66

ARTICLE X	DEFINITIONS	67

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STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of September 19, 2014, is by and among TriMas UK Aerospace Holdings Limited, a United Kingdom limited company (“Purchaser”), for purposes of Article IX hereof, TriMas Corporation, a Delaware corporation (“Parent”), ALLFAST FASTENING SYSTEMS, INC., a California corporation (the “Company”), the sole stockholder of the Company listed on Schedule I hereto (“Seller”) and, for purposes of Sections 5.13 through 5.16 and Article IX hereof, James H. Randall (“Beneficial Seller”).

RECITALS

A. Seller is the owner of all of the issued and outstanding shares of common stock (“Common Stock”), of the Company (the “Shares”), representing all of the issued and outstanding shares of capital stock of the Company.

B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Shares upon the terms and subject to the conditions set forth in this Agreement.

C. Prior to the Closing, the Company will complete the transactions set forth on Section C of the Disclosure Schedule (the “Conversion Transactions”), and, after giving effect to the Conversion Transactions, references herein to the Common Stock and to the Shares shall be deemed to be references to the membership interests of the Company and references to the Seller shall be references to the New Corporation, and provisions relating to the sale and purchase thereof shall be construed mutatis mutandis; provided, however, that Seller shall have no liability or other responsibility for the effects of the Conversion Transactions on the representations, warranties, covenants or conditions made herein (other than as set forth in Section 5.23).

D. Concurrently with the execution of this Agreement, Eleanor Randall has executed and delivered to Purchaser her consent to the transactions contemplated by this Agreement (the “Eleanor Randall Consent”).

E. NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE; CLOSING

1.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, assign, transfer and deliver to Purchaser on the Closing Date, and Purchaser hereby agrees to purchase and accept from Seller on the Closing Date, all of the Shares. At the Closing, Seller shall deliver to Purchaser, against payment of the Purchase Price pursuant to Section 1.2(b) hereof, the certificates representing the Shares owned by Seller, duly endorsed in blank, or accompanied by stock powers duly executed in blank, in each case, by or on behalf of Seller.

1.2 Purchase Price.

(a) In full consideration for the transfer of the Shares, Purchaser shall pay to Seller, as set forth in Section 1.2(b), an aggregate amount equal to (i) the sum of (A) $357,000,000, (B) the Working Capital Overage, if any, (C) the Additional Purchase Price Amount and (D) the Additional California Tax Amount, minus (ii) the Working Capital Deficiency, if any (the “Purchase Price”).

(b) At the Closing, Purchaser shall pay Seller, and Seller will be entitled to receive from Purchaser, an amount, payable in cash by wire transfer of immediately available funds to an account or accounts designated by Seller, equal to (i) the Purchase Price (excluding any Additional Purchase Price Amount and any Additional California Tax Amount) minus (ii) the sum of (A) the aggregate amount of Indebtedness of the Company and the Subsidiaries outstanding immediately prior to the Closing less the aggregate amount of any Cash of the Company and the Subsidiaries have on the Closing Date, (B) the Seller Expenses to the extent unpaid prior to the Closing and otherwise paid by Purchaser pursuant to Section 1.2(c), (C) the Escrow Amount and (D) the Bonus Reserve. Purchaser shall pay Seller, and Seller will be entitled to receive from Purchaser, the Additional Purchase Price Amount and the Additional California Tax Amount, as and when provided in Section 5.10.

(c) At the Closing, Purchaser shall, on behalf of the Company, the Subsidiaries and Seller, as applicable, pay (A) to the holders thereof the outstanding principal amount, together with all accrued and unpaid interest through the Closing Date and prepayment or other penalties or premiums, if any, owed with respect to the Indebtedness of the Company and the Subsidiaries outstanding immediately prior to the Closing, (B) the Seller Expenses accrued but unpaid as of the close of business on the Business Day immediately preceding the Closing Date and all Seller Expenses that will accrue on the Closing Date to the Persons entitled thereto in accordance with instructions to be delivered by Seller pursuant to Section 5.12, and (C) to the Escrow Agent the Escrow Amount for disbursement in accordance with the terms of the Escrow Agreement.

(d) On the next regularly scheduled payroll payment date after the Closing, Purchaser shall cause the Company to pay each Non-Executive Bonus Recipient the amounts owed to such Non-Executive Bonus Recipient as indicated on the Closing Bonus Schedule. All such payments will be made from the Bonus Reserve in accordance with the Company’s standard payroll practices as in effect at such time (and shall be net of applicable withholding Taxes). The Purchaser shall cause the Company to timely remit all withholding Taxes to the applicable Governmental Authority in accordance with Applicable Laws and to timely pay the employer portion of any payroll, social security, unemployment or similar Taxes in respect of the payments made pursuant to this Section 1.2(d)

(e) On the next regularly scheduled payroll payment date after the Closing, Purchaser shall cause the Company to pay each Retention Bonus Recipient one-half ( 1⁄2) of the amounts owed to such Retention Bonus Recipient as indicated on the Closing Bonus Schedule in accordance with the terms of the applicable Retention Bonus Agreement. All such payments will be made in accordance with the Company’s standard payroll practices as in effect at such time (and shall be net of applicable withholding Taxes). On the eighteen (18) month anniversary of the Closing Date (or earlier, if applicable), Purchaser shall cause the Company to pay each Retention Bonus Recipient one-half ( 1⁄2) of the amounts owed to such Retention Bonus Recipient as indicated on the Closing Bonus Schedule in accordance with the terms of the applicable Retention Bonus Agreement. All such payments will be made in accordance with the Company’s standard payroll practices as in effect at such time (and shall be net of applicable withholding Taxes). The Purchaser shall cause the Company to timely remit all withholding Taxes to the applicable Governmental Authority in accordance with Applicable Laws and to timely pay the employer portion of any payroll, social security, unemployment or similar Taxes in respect of the payments made pursuant to this Section 1.2(e). An amount equal to the aggregate bonus amounts set forth on the Closing Bonus Schedule remaining unpaid after the Company’s satisfaction of its payment obligations under Sections 1.2(d) and (e) shall reasonably promptly be delivered by wire transfer of immediately available funds to an account or accounts designated by Seller.

1.3 Closing. The closing of the purchase and sale contemplated hereby (the “Closing”) will be effectuated electronically (a) at 10:00 a.m. (Los Angeles, California time) on the second (2nd) Business Day following the satisfaction or (to the extent permitted by Applicable Law) waiver of each of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Applicable Law) waiver of those conditions); or (b) at such other time or date as may be agreed to by the parties hereto. Such time and date are referred to in this Agreement as the “Closing Date.” With respect to the Closing Date contemplated by clause (a) of this Section 1.3, and without limiting the applicability of clause (b) of this Section 1.3, Purchaser shall have the option, for the sole purpose of arranging the Debt Financing, to postpone such Closing Date to a Business Day that is within the thirty (30) day period following the date specified in such clause (a), by delivering notice to the Seller; provided that for the avoidance of doubt, Purchaser acknowledges and agrees that receipt of financing, including the Debt Financing, is not a condition to Purchaser’s obligations to consummate the transactions contemplated by this Agreement.

1.4 Deliveries. At the Closing, in addition to the deliveries otherwise contemplated under this Agreement:

(a) Seller shall deliver, or cause to be delivered, to Purchaser certificates evidencing the Shares, duly endorsed in blank, or accompanied by stock powers duly executed in blank.

(b) The Company shall deliver to Purchaser:

(i) a certificate of the Secretary of State of the State of California as to the good standing as of the most recent practicable date of the Company in the State of California;

(ii) written resignations of the directors and officers of the Company set forth in Section 1.4(b)(ii) of the Disclosure Schedule;

(iii) appropriate payoff letters and forms of Lien releases with respect to all Indebtedness of the Company and the Subsidiaries, in each case in form and substance reasonably satisfactory to Purchaser;

(iv) written confirmation from an officer of the Company that the Employment Agreements, the Consultancy Services Agreement and the Eleanor Randall Consent, each has been executed and delivered on the date of this Agreement, remain in full force and effect other than, in the case of the Employment Agreements or the Consultancy Services Agreement, by reason of death or disability in accordance with the terms thereof;

(v) evidence that the Contracts set forth on Section 3.20 of the Disclosure Schedule and marked with an asterisk (*) thereon have been terminated and are of no further force or effect;

(vi) evidence that the “change of control” Contracts set forth on Section 1.4(b)(vi) of the Disclosure Schedule have been terminated and are of no further force or effect pursuant to Termination Agreements in the form attached hereto as Exhibit G;

(vii) the Real Property Transfer Documents;

(viii) the Retention Bonus Agreements; and.

(ix) documents evidencing the contribution of the shares of the Company to New Corporation pursuant to the Conversion Transactions, evidence of filing, including a copy of, the IRS Form 8869 with the IRS to make the “qualified subchapter S subsidiary” election with respect to the Company, and evidence that the Company converted into a limited liability company pursuant to California law effective prior to the Closing Date.

(c) Purchaser shall deliver:

(i) the amounts contemplated by Section 1.2;

(ii) a certificate of the Companies House as to the good standing as of the most recent practicable date of the Purchaser; and

(iii) subject to Section 5.21, confirmation that the Representation and Warranty Insurance Policy and the Environmental Insurance Policy are in full force and effect.

(d) On or prior to the Closing Date, Purchaser and Seller shall enter into the Escrow Agreement with the Escrow Agent.

(e) The parties shall deliver such other certificates, instruments or documents as required by Article VI or any other provision of this Agreement.

1.5 Pre-Closing Purchase Price Adjustment.

(a) At least seven (7) Business Days prior to the Closing Date, Seller shall deliver to Purchaser a good faith estimate (the “Working Capital Estimate”) of the Net Working

Capital as of the close of business on the day immediately preceding the Closing Date without giving effect to any of the transactions contemplated hereby and determined in accordance with GAAP, together with related supporting schedules, calculations and documentation and any resulting Working Capital Overage or Working Capital Deficiency. Prior to the Closing, Purchaser shall review the Working Capital Estimate and mutually agree in good faith with Seller on such Working Capital Estimate, except that if Seller and Purchaser cannot agree on the Working Capital Estimate by the Closing Date, then the Working Capital Estimate of Seller shall be used for purposes of Section 1.2, subject to final resolution pursuant to Section 1.6. A “Working Capital Overage” shall exist when (and shall be equal to the amount by which) the Working Capital Estimate exceeds the Target Working Capital, which amount shall be added to the Purchase Price as contemplated in the definition thereof contained in Section 1.2. A “Working Capital Deficiency” shall exist when (and shall be equal to the amount by which) the Target Working Capital exceeds the Working Capital Estimate, which amount shall be subtracted from the Purchase Price as contemplated in the definition thereof contained in Section 1.2.

1.6 Post-Closing Purchase Price Adjustments.

(a) Working Capital Statement. As soon as practicable but in no event later than sixty (60) days after the Closing Date, Purchaser shall deliver to Seller a statement (the “Working Capital Statement”) of the Net Working Capital as of the close of business on the day immediately preceding the Closing Date without giving effect to any of the transactions contemplated hereby and determined in accordance with GAAP (the “Final Working Capital”), together with related supporting schedules, calculations and documentation.

(b) Dispute. Within thirty (30) days following receipt by Seller of the Working Capital Statement, Seller shall either inform Purchaser in writing that the Working Capital Statement is acceptable, or deliver written notice (the “Notice of Disagreement”) to Purchaser of any dispute Seller has with respect to the preparation or content of the Working Capital Statement or the Final Working Capital reflected therein. The Notice of Disagreement must describe in reasonable detail the items contained in the Working Capital Statement that Seller disputes and the basis for any such disputes. If Seller does not notify Purchaser of a dispute with respect to the Working Capital Statement within such 30-day period, such Working Capital Statement and the Final Working Capital reflected in the Working Capital Statement will be final, conclusive and binding on the parties. In the event a Notice of Disagreement is delivered to Purchaser, Purchaser and Seller shall negotiate in good faith to resolve such dispute. If Purchaser and Seller, notwithstanding such good faith effort, fail to resolve such dispute within thirty (30) days after Seller delivers the Notice of Disagreement, then Purchaser and Seller jointly shall engage the Arbitration Firm to resolve such dispute in accordance with the standards set forth in this Section 1.6(b). Seller and Purchaser shall use reasonable efforts to cause the Arbitration Firm to render a written decision resolving the matters submitted to the Arbitration Firm within thirty (30) days of the making of such submission. The scope of the disputes to be resolved by the Arbitration Firm shall be limited to whether the items in dispute that were properly included in the Notice of Disagreement were prepared in accordance with GAAP and the Arbitration Firm shall determine, on such basis, whether and to what extent, the Working Capital Statement and the Final Working Capital, as applicable, reflected therein require adjustment. The Arbitration Firm is not to make any other determination, including any determination as to whether the Target Working Capital or the Working Capital Estimate is correct. The Arbitration Firm’s decision shall be based solely on written submissions by Seller and Purchaser and their respective representatives and not by independent review. The Arbitration Firm shall address only those items in dispute and may not assign a value greater than the greatest value for such item claimed by either party or smaller than the smallest value for such item claimed by either party. Judgment may be entered upon the determination of the Arbitration Firm in any court having jurisdiction over the party against which such determination is to be enforced. Purchaser and Seller shall share equally the fees and expenses of the Arbitration Firm. All determinations made by the Arbitration Firm will be final, conclusive and binding on the parties.

(c) Access. For purposes of complying with the terms set forth in this Section 1.6, each party shall cooperate with and make available to the other parties and their respective representatives all information, records, data and working papers, and shall permit reasonable access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Working Capital Statement or the Final Working Capital reflected therein and the resolution of any disputes in connection therewith.

(d) Downward Adjustment. If Final Working Capital (as finally determined pursuant to this Section 1.6) is less than the Working Capital Estimate, then the Purchase Price will be adjusted downward by the amount of such shortfall (the “Downward Adjustment Amount”), and Seller shall pay to Purchaser an amount equal to the Downward Adjustment Amount within five (5) Business Days from the date on which the Final Working Capital is finally determined pursuant to this Section 1.6.

(e) Upward Adjustment. If Final Working Capital (as finally determined pursuant to this Section 1.6) is greater than the Working Capital Estimate, then the Purchase Price will be adjusted upward by the amount of such excess (the “Upward Adjustment Amount”), and Purchaser shall pay to Seller an amount equal to the Upward Adjustment Amount within five (5) Business Days from the date on which the Final Working Capital is finally determined pursuant to this Section 1.6.

(f) No Adjustment. If the Final Working Capital (as finally determined pursuant to this Section 1.6) is equal to the Working Capital Estimate, there shall be no adjustment to the Purchase Price pursuant to this Section 1.6.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser, as of the date hereof and, without giving effect to the Conversion Transactions, as of the Closing, that:

2.1 Organization. Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power, authority and capacity to enter into this Agreement and the other agreements contemplated by this Agreement to be entered into by Seller at Closing (collectively, the “Seller Agreements”) and to consummate the transactions contemplated hereby.

2.2 Authority of Seller. This Agreement has been, and each of the Seller Agreements will be, duly authorized by all necessary trust action of Seller, and this Agreement constitutes, and each of the Seller Agreements will constitute, a valid and legally binding obligation of Seller, enforceable against Seller in accordance its and their respective terms, except to the extent that such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors’ rights generally, and general equitable principles.

2.3 No Violation; Consents and Approvals. The execution and delivery by Seller of this Agreement and the Seller Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not (a) conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under (i) any provision of the trust agreement of Seller, (ii) any Order applicable to Seller or the Company or any Subsidiary or the property or assets of Seller or the Company or any Subsidiary or (iii) any Applicable Law applicable to Seller or the Company or any Subsidiary or the property or assets of Seller or the Company or any Subsidiary or (b) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties of Seller or the Company or any Subsidiary under, any material contract to which Seller or the Company or any Subsidiary is a party or by which Seller or the Company or any Subsidiary or any assets of Seller or the Company or any Subsidiary may be bound, except for the consents identified in Section 2.3 of the Disclosure Schedule. Except for the HSR Filing noted in Section 5.6 herein, no Governmental Approval is required to be obtained or made by or with respect to Seller in connection with the consummation of the transactions contemplated hereby.

2.4 Ownership of Shares. Seller is the record and beneficial owner of, and has good and valid title to, the Shares, which Shares are free and clear of all Liens. Upon the consummation of the transactions contemplated hereby, Purchaser will acquire good and valid title to the Shares, free and clear of all Liens.

2.5 Litigation. There is no Order or Proceeding pending, or to Seller’s knowledge threatened, against Seller that would give any Person the right to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent Seller from complying with the terms of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the disclosure schedule delivered by the Company to Purchaser simultaneously with the execution of this Agreement (the “Disclosure Schedule”), the Company represents and warrants to Purchaser, as of the date hereof and, without giving effect to the Conversion Transactions, as of the Closing, as follows:

3.1 Organization; Good Standing; Qualification and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite power and authority to enter into this Agreement, the Escrow Agreement and the other agreements contemplated by this Agreement to be entered into by the Company at Closing

(collectively, the “Company Agreements”) and to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. All of the current directors and officers of the Company and the Subsidiaries are set forth in Section 1.4(b)(ii) of the Disclosure Schedule.

3.2 Authority of the Company. This Agreement has been, and each other Company Agreement will be, duly authorized by all necessary corporate power or other action of the Company, and this Agreement has been, and each other Seller Agreement will be, duly executed and delivered by the Company and constitutes or will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors’ rights generally, and general equitable principles.

3.3 Capitalization.

(a) Section 3.3(a) of the Disclosure Schedule sets forth the authorized, issued and outstanding capital stock of the Company. Other than the Shares, there are no shares of Common Stock or other equity securities of the Company issued, reserved for issuance or outstanding and no outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever to which the Company is a party or may be bound requiring the issuance or sale of shares of any capital stock or other securities of the Company.

(b) All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto.

3.4 Subsidiaries. Section 3.4 of the Disclosure Schedule lists each of the Company’s direct and indirect subsidiaries (the “Subsidiaries”) and the authorized, issued and outstanding capital stock of each Subsidiary. The outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid and non-assessable and are owned by the Company, directly or through one or more Subsidiaries, free and clear of any Liens other than such Liens as are set forth on Section 3.4 of the Disclosure Schedule. Other than as set forth in Section 3.4 of the Disclosure Schedule, there are no shares of capital stock or other equity securities of any Subsidiary issued, reserved for issuance or outstanding and no outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever to which any of the Subsidiaries or the Company is a party or may be bound requiring the issuance or sale of shares of any capital stock or other securities of any Subsidiary.

3.5 No Violation; Consents and Approvals. Except as set forth in Section 3.5 of the Disclosure Schedule, the execution and delivery by the Company of this Agreement and the other Company Agreements to which it is a party do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not (a) conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under (i) any provision of the organizational documents of the Company or any of the Subsidiaries, (ii) any Order applicable to the Company or any of the Subsidiaries or the property or assets of the Company or any of the Subsidiaries or (iii) any Applicable Law applicable to the Company or any of the Subsidiaries or the property or assets of the Company or any of the Subsidiaries or (b) give rise to any right of termination, cancellation or acceleration under, or cause the loss of any material benefit under, or impair the continuing validity and effectiveness of, or give rise to any obligation of the Company or any Subsidiary to make any payment under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties of the Company or any Subsidiary under, or require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority or any other Person under, any Material Contract to which the Company is a party or by which the Company or the Subsidiaries or any assets of the Company or the Subsidiaries may be bound; provided, however, that no representation or warranty is made in the foregoing clauses (a)(ii), (a)(iii) or (b) with respect to matters that, individually or in the aggregate, would not result in a loss to the Company or any Subsidiary of $200,000 or more. Except as set forth in Section 3.5 of the Disclosure Schedule, no material Governmental Approval is required to be obtained or made by or with respect to the Company or the Subsidiaries in connection with the consummation of the transactions contemplated hereby.

3.6 Financial Statements; Undisclosed Liabilities.

(a) Set forth in Section 3.6(a) of the Disclosure Schedule are true, correct and complete copies of (a) the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 2013 and the related audited consolidated statements of income, changes in stockholders equity and cash flows for the fiscal year then ended (collectively, the “Audited Financial Statements”), and (b) an unaudited consolidated balance sheet of the Company and the Subsidiaries as of August 24, 2014 (the “Latest Balance Sheet Date”) and the related unaudited consolidated statements of income for the eight (8) fiscal months then ended (collectively, the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements (i) have been prepared from the books and records of the Company and the Subsidiaries, which are accurate and complete, (ii) fairly present in all material respects the consolidated financial condition and the results of income and cash flows of the Company and the Subsidiaries as of the dates and for the periods indicated, subject, in the case of the Interim Financial Statements, to normal year-end adjustments (in each case of a kind and magnitude similar to past practice) and the absence of notes, and (iii) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied consistently throughout the periods covered thereby.

(b) The Company and the Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets and (iii) access to assets is permitted only in accordance with management’s general or specific authorization. None of the Company or any Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract relating to any transaction or relationship between the Company or any Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose Person on the other hand, or any “off-balance sheet arrangement.”

(c) The Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(d) Neither the Company nor any Subsidiary has any liabilities (whether or not required under GAAP to be reflected on a balance sheet or the notes thereto) other than those (i) specifically reflected on and fully reserved against in the Interim Financial Statements, (ii) incurred in the Ordinary Course of Business since the Latest Balance Sheet Date or (iii) arising under contractual obligations to be performed after the date hereof under any Material Contract or other Contract to the extent not required to be listed as a Material Contract (but excluding any liabilities that arise in connection with a breach or default prior to the Closing under any such Contract).

3.7 Absence of Certain Changes or Events. Except as contemplated by this Agreement, during the period from the Latest Balance Sheet Date to the date of this Agreement, the Company and the Subsidiaries have operated their businesses in all material respects in the Ordinary Course of Business. Except as set forth in Section 3.7 of the Disclosure Schedule, since the Latest Balance Sheet Date, there has been no change in the Company and the Subsidiaries, taken as a whole, that has had a Material Adverse Effect.

3.8 Personal Property.

(a) Except as set forth in Section 3.8(a) of the Disclosure Schedule, the Company and the Subsidiaries have good and valid title to all material items of personal property, whether tangible or intangible, shown to be owned by them on the Financial Statements or the ownership of which was acquired subsequent to the date of such Financial Statements, and a valid and enforceable right to use all material tangible items of personal property leased by or licensed to them (collectively, the “Personal Property”), in each case, free and clear of all Liens, other than Permitted Liens.

(b) The Personal Property necessary for the operation or conduct of the businesses of the Company and the Subsidiaries are, in the aggregate, in good operating condition and repair, normal wear and tear excepted, other than machinery and equipment under repair or out of service in the Ordinary Course of Business, and except where the failure to be in good operating condition and repair would not impair the Ordinary Course of Business operations of the Company.

3.9 Real Property.

(a) As used in this Agreement, the term “Real Property” shall mean, other than the Excluded Lease, all real property and interests in real property owned, leased or otherwise occupied by the Company or any of the Subsidiaries. Other than the Excluded Lease,

Section 3.9(a) of the Disclosure Schedule lists all owned Real Property, and all leases or other occupancy agreements relative to the Real Property to which the Company or any of the Subsidiaries is a party (each, a “Real Property Lease”). Other than the Excluded Lease, the Real Property constitutes all parcels of real property and interests in real property owned, leased or otherwise occupied by, and used in the conduct of the businesses of, the Company and the Subsidiaries.

(b) The Company and the Subsidiaries have valid leasehold or similar interests in the Real Property leased or otherwise occupied by them under each Real Property Lease, in each case, free and clear of all Liens other than Permitted Liens.

(c) The Real Property Leases are in full force and effect, and no security deposit or portion thereof has been applied in respect of a breach or default under any Real Property Lease that has not been redeposited in full.

(d) Neither the Company nor the Subsidiaries has received a written notice of any pending condemnation proceedings or eminent domain proceedings of any kind against the Real Property and, to the Company’s Knowledge, none are threatened against the Real Property.

(e) All of the material parcels of Real Property are occupied under a valid and current certificate of occupancy or similar permit, as described in Section 3.9(e) of the Disclosure Schedule.

(f) To the Company’s Knowledge, all material improvements on the Real Property are structurally sound in all material respects and in reasonably good maintenance and repair, normal wear and tear excepted.

3.10 Intellectual Property.

(a) Section 3.10(a) of the Disclosure Schedule sets forth a list of all issued patents, patents pending, registered trademarks and service marks, material unregistered trademarks and service marks, trade names, domain names, assumed names, registered copyrights and all applications therefor owned by the Company or the Subsidiaries and, with respect to patents, registered copyrights and registered trademarks, all jurisdictions in which they are applied for or registered.

(b) Except as set forth in Section 3.10(b) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not impair any right to use any Intellectual Property owned by the Company or used in or necessary for the operation of the Company’s business as currently conducted. Except as set forth in Section 3.10(b) of the Disclosure Schedule, the Company and the Subsidiaries exclusively own all right, title and interest to the Intellectual Property set forth in Section 3.10(a) of the Disclosure Schedule. Except as set forth in Section 3.10(b) of the Disclosure Schedule, no claims have been asserted in writing against the Company or any Subsidiaries by any Person with respect to the ownership, validity, or use by the Company or the Subsidiaries of the Intellectual Property owned or used by the Company. All the Intellectual Property owned by the Company or any Subsidiary is subsisting, and all necessary registration, maintenance, renewal, and other relevant filing fees in connection therewith have been timely paid, and no such fees are due within the three-month period after the Closing Date, and all necessary documents and certificates in connection therewith have been timely filed with the relevant Governmental Authorities, as the case may be, for the purposes of maintaining such registered or pending Intellectual Property in full force and effect in the jurisdictions where it is currently registered or pending. The business and operations of the Company and the Subsidiaries, as currently conducted, do not infringe upon, misappropriate or otherwise violate any Intellectual Property rights of any other Person. To the Knowledge of the Company, all of the Intellectual Property owned by the Company or any Subsidiary is valid and enforceable, and owned free and clear of all Liens, other than Permitted Liens. Except as set forth in Section 3.10(b) of the Disclosure Schedule, since December 31, 2010, neither the Company nor any Subsidiary has brought any Proceeding against any Person for infringing or misappropriating any Intellectual Property owned by the Company or any Subsidiary, nor, to the Company’s Knowledge, is there any basis for any such Proceeding.

(c) Except for any commercial off-the-shelf software, Section 3.10(c) of the Disclosure Schedule lists all of the material Intellectual Property licensed by or to the Company or any of its Subsidiaries. The Company and its Subsidiaries own or have the right to use all Intellectual Property that is used in or necessary to the operation of the Company’s and the Subsidiaries’ businesses as currently conducted.

3.11 Litigation. There are no actions, suits or proceedings pending against or affecting the Company, the Subsidiaries or their respective assets, at law or in equity, by or before any Governmental Authority, or by or on behalf of any third party, except those which, if adversely determined, individually or in the aggregate would not result in losses to the Company of $200,000 or more. To the Company’s Knowledge, there are no actions, suits or proceedings threatened against the Company, the Subsidiaries or their respective assets, at law or in equity, by or before any Governmental Authority, or by or on behalf of any third party, except those which, if adversely determined, individually or in the aggregate would not result in losses to the Company of $200,000 or more. Section 3.11 of the Disclosure Schedule sets forth each Proceeding (or series of related Proceedings) that has been resolved in the past three years for an amount in excess of $200,000.

3.12 Employee Benefit Plans.

(a) Section 3.12(a) of the Disclosure Schedule sets forth a complete list of (i) (1) all “employee benefit plans” (as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (2) all other employment, severance pay, salary continuation, bonus, incentive, stock option, equity-based retirement, pension, profit sharing or deferred compensation plans, contracts, programs, funds, or arrangements of any kind, and (3) all other employee benefit plans, contracts, programs, funds, or arrangements (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated) and any trust, escrow or similar agreement related thereto, whether or not funded, in respect of any present or former employees, directors, officers, equity holders, consultants, or independent contractors of the Company or any of the Subsidiaries that are sponsored or maintained by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has made or is required to make payments, transfers or contributions, and (ii) any “defined benefit plan” as defined in Section 3(35) of ERISA, any pension plan subject to the funding standards of Section 302 of ERISA or

Section 412 of the Code or any “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code of any member of the Controlled Group with respect to which the Company has any liability (all of the foregoing in (i) and (ii) being referred to in this Agreement as the “Company Benefit Plans”) and (iii) , any “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code to which the Company or any of its Subsidiaries or any member of the Controlled Group is required to make payments or contributions (a “Multiemployer Plan”). Except as contemplated by the Employment Agreements, Consultancy Services Agreement, the Retention Bonus Agreements and the Closing Bonus Schedule, neither the Company nor any of its Subsidiaries has any liability with respect to any plan, arrangement or practice of the type described in the preceding sentence other than the Company Benefit Plans and any Multiemployer Plan.

(b) Each Company Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms and any related documents or agreements and in compliance in all material respects with ERISA, the Code and all other Applicable Laws. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other “disqualified person” or “party in interest” (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to a Company Benefit Plan has breached the fiduciary rules of ERISA or engaged in a prohibited transaction that could subject the Company or its Subsidiaries to a material Tax or penalty imposed under Section 4975 of the Code or Sections 502(i), (j) or (l) of ERISA. None of the Company, any of its Subsidiaries or any other member of the Controlled Group has an obligation to contribute to, or any liability with respect to, a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a Multiemployer Plan or a “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code.

(c) Except as required under Section 4980B of the Code or provided on Section 3.12(c) of the Disclosure Schedule, no Company Benefit Plan provides any health, life insurance or severance payments or benefits to any service provider following termination of employment. With respect to each group health plan benefiting any current or former employee of the Company, any of its Subsidiaries or any other member of the Controlled Group that is subject to Section 4980B of the Code, the Company, each of its Subsidiaries and each other member of the Controlled Group have complied with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA. The Company and its Subsidiaries have made available to Purchaser or to Purchaser’s counsel any information identifying former employees of the Company and its Subsidiaries, and any eligible dependent thereof, who are receiving continuation coverage pursuant to Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended, as of immediately prior to the Closing Date.

(d) The Company and its Subsidiaries have made available to Purchaser or to Purchaser’s counsel true and complete copies of the following documents relating to the Company Benefit Plans: (i) all Company Benefit Plan documents (or in the case of an unwritten Company Benefit Plan, a written description thereof); (ii) the Form 5500 filed for each of the three most recent plan years for each Company Benefit Plan for which a Form 5500 is required to be filed, (iii) all determination or opinion letters from the IRS with respect to any of the

Company Benefit Plans, (iv) all summary plan descriptions and summaries of material modifications with respect to any of the Company Benefit Plans, and (v) all trust agreements and insurance contracts that fund or pay benefits under any Company Benefit Plan.

(e) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified and has been determined by the IRS to be so qualified, and each trust created thereunder has been determined by the IRS to be exempt from tax under the provisions of Section 501(a) of the Code, and nothing has occurred since the date of any such determination that could reasonably be expected to give the IRS grounds to revoke such determination. No Company Benefit Plan is or at any time was funded through a “welfare benefit fund” as defined in Section 419(e) of the Code, and no benefits under any Company Benefit Plan are or at any time have been provided through a voluntary employees’ beneficiary association (within the meaning of subsection 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code). There is no pending or, to the Company’s Knowledge, threatened assessment, complaint, proceeding, or investigation of any kind in any court or Governmental Authority with respect to any Company Benefit Plan (other than routine claims for benefits).

(f) All (i) insurance premiums required to be paid with respect to, (ii) benefits, expenses, and other amounts due and payable under, and (iii) contributions, transfers, or payments required to be made to, any Company Benefit Plan prior to the Closing Date will have been paid, made or accrued on or before the Closing Date. With respect to any insurance policy providing funding for benefits under any Company Benefit Plan, there is no liability of the Company or any of its Subsidiaries in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the Closing Date.

(g) Except as contemplated by Sections 6.2(m) and (n) or the Closing Bonus Schedule, neither the Company nor any of its Subsidiaries has agreed or committed to institute any plan, program, arrangement or agreement for the benefit of employees or former employees of the Company or any of its Subsidiaries other than the Company Benefit Plans, or to make any amendments to any of the Company Benefit Plans, except as required by Law. Except as provided in Section 3.12(g) of the Disclosure Schedule, no Company Benefit Plan provides benefits to any individual who is not a current or former employee of the Company or any of its Subsidiaries, or the dependents or other beneficiaries of any such current or former employee.

(h) Except as provided in Section 3.12(h) of the Disclosure Schedule, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement could reasonably be expected to, either alone or in conjunction with any other event (whether contingent or otherwise) (i) constitute a stated triggering event under any Company Benefit Plan that will result in any payment (whether of severance pay or otherwise) becoming due from the Company or any of its Subsidiaries to any current or former director, manager, officer, employee or consultant (or dependents of such Persons), or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any current or former director, manager, officer, employee or consultant (or dependents of such Persons) of the Company or any of its Subsidiaries.

(i) The Company and its Subsidiaries have made available to Purchaser or to Purchaser’s counsel lists, to the extent applicable, as of the date hereof, for each employee, consultant, independent contractor and director of the Company and its Subsidiaries, his or her: name; title; employer; location; date of hire; exempt/non-exempt status; employment status (i.e., whether full-time, temporary, leased, etc.); active or inactive status (including type of leave, if any); accrued but unused vacation; base compensation, bonus/commission and total compensation for the prior year; and current annual base salary or hourly wage rate (or other compensation), target bonus/commission for the current year and total compensation for the current year to date, and such lists are accurate in all material respects as of the date hereof.

3.13 Taxes. Except as set forth in Section 3.13 of the Disclosure Schedule:

(a) The Company and the Subsidiaries have (i) timely filed (after giving effect to applicable extensions) with the appropriate Taxing Authorities in accordance with all Applicable Laws all Tax Returns required to be filed by or with respect to the Company and/or the Subsidiaries; and (ii) timely paid to the appropriate Taxing Authority all Taxes owed by the Company or any Subsidiary whether or not shown as due and payable on any Tax Return.

(b) All Tax Returns of or with respect to the Company and the Subsidiaries for all Pre-closing Tax Periods are true, correct, and complete in all material respects. Neither the Company nor any Subsidiary is currently a beneficiary of any extension of time within which to file any Tax Return.

(c) All Forms W-2 and 1099 and any analogous forms required with respect to any amounts paid or owing to any employee, independent contractor, creditor shareholder or other third party have been properly completed and timely filed or timely provided in accordance with all Applicable Laws.

(d) No waivers or extensions of statutes of limitation have been given or requested with respect to the Company or the Subsidiaries in connection with any Tax Returns covering the Company or any Subsidiary or with respect to any Taxes payable by them.

(e) The Company and the Subsidiaries have or have caused to be duly and timely withheld or collected and have timely paid over to the appropriate Taxing Authority all Taxes required to be so withheld or collected and paid over for all periods under all Applicable Laws.

(f) There are no Liens with respect to Taxes, other than Permitted Liens, upon any assets or properties of the Company or the Subsidiaries.

(g) There is no action, suit, proceeding, investigation, audit, claim or assessment presently pending or, to the Company’s Knowledge, threatened with respect to any Taxes for which the Company and/or the Subsidiaries may be liable.

(h) No Tax Return of the Company or any Subsidiary with respect to any Pre-Closing Tax Period has been audited by any Taxing Authority within the past five (5) years.

(i) Neither the Company nor any Subsidiary has been a member of an affiliated, consolidated, combined or unitary group or participated in any other arrangement whereby any income, revenues, receipts, gain or loss was determined or taken into account for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gain, loss, asset or liability of any other Person other than a group of which the Company was the parent. Neither the Company nor any Subsidiary has any liability for the Taxes of any Person (other than the Company or such Subsidiary) under Treasury Regulation Section 1.1502-6 (or any analogous provision of state, local or foreign law), as a transferee or successor, by Contract, or otherwise (other than pursuant to Contracts entered into in the ordinary course of business, the primary subject matter of which is not Taxes).

(j) Neither the Company nor any Subsidiary has received notice of any claim by a Governmental Authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that it is or may be subject to taxation by that Governmental Authority.

(k) Neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period or portion thereof ending after the Closing Date (i) under Section 481 of the Code (or any analogous provision of state, local or foreign Applicable Law) as a result of change in method of accounting for a Pre-Closing Tax Period, (ii) pursuant to the provisions of any agreement entered into with any Taxing Authority or pursuant to a “closing agreement” as defined in Section 7121 of the Code (or any analogous provision of state, local or foreign Applicable Law) executed on or prior to the Closing Date, (iii) as a result of any intercompany transactions or any excess loss account described in Section 1.1502-19 of the Treasury Regulations (or any analogous provision of state, local or foreign Applicable Law), (iv) as a result of the installment method of accounting, the completed contract method of accounting or the cash method of accounting with respect to a transaction that occurred prior to the Closing Date, (v) as a result of any prepaid amount received on or prior to the Closing Date or (vi) as a result of any election under Section 108(i) of the Code with respect to the discharge of any indebtedness on or prior to the Closing Date.

(l) Neither the Company nor any Subsidiary is a party to any Tax sharing, allocation or indemnity agreement, arrangement or analogous Contract (other than pursuant to Contracts entered into in the ordinary course of business, the primary subject matter of which is not taxes).

(m) Neither the Company nor any Subsidiary has distributed the stock of another Person, or has not had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(n) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(o) Neither the Company nor any Subsidiary has participated in any “reportable transaction” as defined in Section 6707A of the Code or Treasury Regulation Section 1.6011-4 (or any predecessor provision).

(p) The Company has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times during its existence up to Step 2 of Conversion Transactions (as described in Section C of the Disclosure Schedule). Following Step 2 of the Conversion Transactions, and prior to the Closing, the Company was either a “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code or treated as a disregarded entity for U.S. federal income tax purposes. The Subsidiaries have each been validly electing qualified subchapter S subsidiaries within the meaning of Section 1361(b)(3)(B) of the Code at all times during their existence up to Step 3 of the Conversion Transactions (as described in Section C of the Disclosure Schedule). Following Step 3 of the Conversion Transactions, each Subsidiary was treated as a disregarded entity for U.S. federal income tax purposes.

(q) The Company and the Subsidiaries will not be liable for any Tax under Sections 1374 or 1375 of the Code or any analogous provisions of state, local or foreign Applicable Law in connection with the transactions contemplated by this Agreement.

The representations set forth in this Section 3.13 and Section 3.12 constitute the sole and exclusive representations of the Company with respect to Taxes, including representations and warranties regarding the filing of Tax Returns, the payment of Taxes, compliance with Tax laws, and the adequacy of the reserves and accruals for Taxes on the financial statements and books and records of the Company. Except as provided in Section 3.13(p), no representation in this Section 3.13 accounts for any changes in facts resulting from the Conversion Transactions and no such representation in Section 3.13 shall be considered as breached as a result of the Conversion Transactions.

3.14 Contracts and Commitments. Section 3.14 of the Disclosure Schedule sets forth a list of all of the following Contracts to which the Company or any of the Subsidiaries is a party or by which the Company, any of the Subsidiaries or their respective assets are bound (each, a “Material Contract”):

(a) employment agreements, offer letters or other letter agreements with respect to employees earning in excess of $200,000 per year, severance agreements, employee termination arrangements, change of control agreements or any agreements that provide for any payments or benefits in connection with the transactions contemplated by this Agreement that are not terminable at will by the Company or a Subsidiary without penalty;

(b) Contracts containing any covenant limiting the ability of the Company or the Subsidiaries to engage in any line of business, to compete with any business or Person or to conduct business in any geographic area, or not to solicit or hire any person with respect to employment;

(c) Contracts between the Company or any Affiliate of the Company and any Related Person or any of such Affiliates (other than employment, severance and change of control agreements covered by clause (a) above);

(d) Contracts under which the Company or the Subsidiaries have borrowed or loaned money, or any note, bond, indenture, mortgage, installment obligation or other evidence of indebtedness for borrowed or loaned money or any guarantee of such indebtedness, in each case, relating to amounts in excess of $200,000;

(e) Contracts for joint ventures, strategic alliances, partnerships or similar arrangements;

(f) all Contracts for the lease or occupancy of real property;

(g) guaranties, suretyships or other contingent agreements of the Company or the Subsidiaries involving underlying obligations of not less than $200,000;

(h) any Contract relating to capital expenditures and involving future payments which exceed $200,000 in any 12-month period or $250,000 in the aggregate;

(i) any Contract relating to the acquisition of assets (other than in the Ordinary Course of Business) or any merger, purchase of stock or other acquisition of any capital stock of any business enterprise or material assets or equity interests of any other Person;

(j) any Contract relating to the incurrence, assumption or guarantee of any Indebtedness or imposing a Lien on any of the assets of the Company or any Subsidiary, including indentures, guarantees, loan or credit agreements, sale and leaseback agreements, purchase money obligations incurred in connection with the acquisition of property, mortgages, pledge agreements, security agreements, or conditional sale or title retention agreements;

(k) Contracts or group of related Contracts (other than those covered by clause (a) through (j) above) pursuant to which the Company and the Subsidiaries will receive or pay or otherwise have liabilities in excess of $200,000 over the life of the contract, or which require performance by any party more than one year from the date hereof;

(l) Contracts with any material customer or supplier of the Company or any Subsidiary; and

(m) Contract that is otherwise material to the business or operations of the Company or any Subsidiary.

(n) With respect to all Material Contracts, and subject to the receipt of any necessary consents pursuant to Section 5.4, neither the Company nor any of the Subsidiaries nor, to the Company’s Knowledge, any other party to any such Material Contract, is in material breach thereof or material default thereunder and there does not exist under any thereof any event which, with the giving of notice or the lapse of time, would constitute such a material breach or material default, except (i) as set forth in Section 3.14(n) of the Disclosure Schedule, or (ii) for such breaches, defaults and events as to which requisite waivers or consents have been obtained. Purchaser has been given access to a true and correct copy of all written Material Contracts, together with all material amendments, waivers or other changes thereto, and the Company has provided the Purchaser with written summaries of all oral Material Contracts.

3.15 Compliance with Laws; Permits.

(a) Except as set forth in Section 3.15(a) of the Disclosure Schedule, and except that no representation is made in this Section 3.15 with respect to the matters described in Sections 3.12, 3.13, 3.16 and 3.17, the Company and the Subsidiaries are in compliance in all material respects with all Applicable Laws and all Orders of, and agreements with, any Governmental Authority applicable to the Company or the Subsidiaries. Neither the Company nor any Subsidiary has received notice of, or been charged with, the violation of any Applicable Law. To the Company’s Knowledge, no investigation by any Governmental Authority with respect to the Company or any Subsidiary is pending or threatened.

(b) Section 3.15(b) of the Disclosure Schedule sets forth a true and complete list of all material permits, certificates, licenses, approvals and other authorizations held by the Company or any Subsidiary in connection with the conduct of their businesses as currently conducted, including those related to customer qualifications, Export Control Laws, Export Approvals and airworthiness authorities (collectively, the “Company Permits”). Each of the Company and the Subsidiaries is in compliance in all material respects with the terms of the Company Permits. Each Company Permit is in full force and effect, and none of the Company Permits will lapse, terminate, expire or otherwise be impaired as a result of the performance of this Agreement or any Seller Agreement by Seller or the Company or the consummation of the transactions contemplated hereby or thereby. There are no Proceedings pending or, to the Knowledge of the Company, threatened, relating to the suspension, revocation or modification of any such permits.

3.16 Labor Matters. Except as set forth in Section 3.16 of the Disclosure Schedule, (a) the Company and the Subsidiaries are in compliance in all material respects with all Applicable Laws regarding employment and employment practices, (b) there is no unfair labor practice charge or complaint against the Company or the Subsidiaries pending before the National Labor Relations Board nor is there any grievance nor any arbitration proceeding arising out of or under collective bargaining agreements pending against the Company or any Subsidiary, (c) there is no labor strike, slowdown, work stoppage or lockout in effect or, to the Company’s Knowledge, threatened against the Company or the Subsidiaries, and the Company and the Subsidiaries have not experienced any such labor controversy since December 31, 2008, (d) there is no charge or complaint pending against the Company or the Subsidiaries before the Equal Employment Opportunity Commission, the Office of Federal Contract Compliance Programs or any similar state, local or foreign agency responsible for the prevention of unlawful employment practices that, individually or in the aggregate, would result in losses to the Company of $200,000 or more, (e) neither the Company nor any of the Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices, (f) the Company and the Subsidiaries will not have any liability under any benefit or severance policy, practice, agreement, plan or program which exists or arise, or may be deemed to exist or arise, under any Applicable Law or otherwise, as a result of the transactions contemplated hereunder; (g) neither the Company nor the Subsidiaries is a party to any collective bargaining agreement; (h) all of the employees and/or contractors of the Company and the Subsidiaries are terminable “at-will” and, except as contemplated in the Employment Agreements, Consultancy Services Agreement and the Retention Bonus Agreements, without liability to the Company and the Subsidiaries; (i) all of the

employees and/or contractors of the Company and the Subsidiaries are properly classified (x) as exempt or non-exempt for purpose of applicable wage and hour laws; and (y) as employees or independent contractors for purposes of all Applicable Laws; and (j) the Company and the Subsidiaries are in compliance in all material respects with their respective obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 (“WARN Act”).

3.17 Environmental Matters. Except as set forth in Section 3.17 of the Disclosure Schedule, (a) there are no Environmental Claims pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries alleging the violation of or liability under Environmental Laws, (b) the Company and the Subsidiaries are and have been in the past five years in material compliance with all applicable Environmental Laws, (c) the Company and the Subsidiaries have obtained, and are and have been in the past five years in material compliance with, all governmental environmental permits, registrations and authorizations required under Environmental Laws for the operation of the businesses of the Company and the Subsidiaries, (d) no Hazardous Substance has been Released, transported, stored, treated or disposed of by the Company or the Subsidiaries or, to the Company’s Knowledge, by any other Person on, under, at or from the real estate presently and formerly owned, operated or otherwise used by the Company or the Subsidiaries, other than in material compliance with, and as would not give rise to any material liability of the Company or any Subsidiary under, Environmental Laws, (e) neither the Company nor any of the Subsidiaries has entered into, agreed to or is subject to any Order of any Governmental Authority under any Environmental Law, (f) neither the Company nor any of the Subsidiaries has sold, manufactured or distributed any product containing asbestos or that utilizes or incorporates asbestos-containing materials in any way, (g) neither the Company nor any of the Subsidiaries has assumed, undertaken, agreed to indemnify or otherwise become subject to any liability of any other Person relating to or arising from any Environmental Law and, (h) the Company and each of the Subsidiaries have made available to Purchaser copies of all environmental site assessments, compliance audits, asbestos surveys and material documents in any of their possession or control regarding any noncompliance with or potential liability under Environmental Laws relating to the Real Property or any property formerly owned, leased or operated by the Company or any of the Subsidiaries or relating to any of their respective operations.

3.18 Brokers. Except for Moelis & Company LLC, no broker, finder or financial advisor or other Person is entitled to any brokerage fees, commissions, finders’ fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by the Company or any of its directors, officers, employees, representatives or agents.

3.19 Insurance.

(a) Set forth in Section 3.19(a) of the Disclosure Schedule is a list, including deductibles, of all material policies of property, fire and casualty, product liability, general liability, workers’ compensation and other forms of insurance held by the Company and the Subsidiaries. Copies of such policies have been made available to Purchaser.

(b) (i) The policies listed in Section 3.19(a) of the Disclosure Schedule are in full force and effect and, to the Company’s Knowledge, are free from any right of termination on the part of the insurance carriers, (ii) all premiums and retained losses within deductibles or self-

insured retentions due with respect thereto have been paid or accrued, (iii) no written notice of termination or cancellation has been received by the Company or any Subsidiary with respect to any such policy and (iv) no written notice has been received by the Company or any Subsidiary with respect to material changes in any such policy that are required in the conduct of the business of the Company and the Subsidiaries as a condition to the continuation of coverage under, or renewal of, any such policy. To the Knowledge of the Company, no event has occurred, including the failure of the Company or any Subsidiary to give any notice or information or the Company or any Subsidiary giving any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company or any Subsidiary under any such insurance policies.

3.20 Affiliate Transactions. Except as set forth in Section 3.20 of the Disclosure Schedule, (a) there are no Contracts between the Company or any of its Subsidiaries, on the one hand, and any employee, officer, director or stockholder of the Company or any of the Subsidiaries, or any member of his or her immediate family or any of their respective Affiliates (collectively, “Related Persons”), on the other hand, (b) no Related Person owes any amount to the Company or any Subsidiary, nor does the Company or any Subsidiary owe any amount to any Related Person, (c) to the Knowledge of the Company, no Related Person has any claim or cause of action against the Company or any of the Subsidiaries, (d) no related Person owns any property or right, tangible or intangible, that is used by the Company or any of the Subsidiaries and (e) no Related Person owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of (in each case, except for the ownership of less than five percent (5%) of the publicly traded securities of any corporation), any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any Subsidiary.

3.21 Inventories. The inventories of the Company and the Subsidiaries are in good and marketable condition, and are usable and saleable in the Ordinary Course of Business subject to customary reserves consistent with past practice. The inventories of the Company and the Subsidiaries set forth in the Financial Statements were valued at the lower of cost (on a FIFO basis) or market and, subject to customary reserves consistent with past practice, were properly stated therein in accordance with GAAP consistently applied, except that inventory variances are not capitalized. Adequate reserves have been reflected in the Financial Statements for obsolete, excess, damaged, slow-moving, or otherwise unusable inventory, which reserves were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. The inventories of the Company and the Subsidiaries constitute sufficient quantities for the normal operation of business in accordance with past practice.

3.22 Accounts and Notes Receivable and Payable.

(a) All accounts and notes receivable of the Company and the Subsidiaries have arisen from bona fide transactions in the Ordinary Course of Business and are payable on ordinary trade terms. All accounts and notes receivable of the Company and the Subsidiaries reflected on the Interim Financial Statements are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon in accordance with GAAP, except as set forth on Section 3.22 of the Disclosure Schedule. All accounts and notes receivable arising after the Latest Balance Sheet Date are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts in accordance with GAAP, except as set forth on Section 3.22 of the Disclosure Schedule. None of the accounts or the notes receivable of the Company or any of the Subsidiaries (i) are subject to any setoffs or counterclaims, other than in the Ordinary Course of Business, or (ii) represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement (other than customary product warranties).

(b) All accounts payable of the Company and the Subsidiaries reflected in the Interim Financial Statements or arising after the date thereof are the result of bona fide transactions in the Ordinary Course of Business and have been paid or are not yet due and payable, other than accounts that are disputed in good faith in the Ordinary Course of Business or as set forth in Section 3.22 of the Disclosure Schedule.

3.23 Customers and Suppliers.

(a) Section 3.23 of the Disclosure Schedule sets forth a list of (i) the ten (10) largest customers of the Company and the Subsidiaries, as measured by the dollar amount of purchases therefrom or thereby, and (ii) the suppliers of the Company and the Subsidiaries from whom purchases were made by the Company and the Subsidiaries in excess of $200,000 during the applicable period, in each case during the fiscal year ended December 31, 2013, and for the period between January 1, 2014 and August 24, 2014 (in the case of suppliers, on a pro rata basis for this period), and in each case showing the approximate total sales by the Company and the Subsidiaries to each such customer and the approximate total purchases by the Company and the Subsidiaries from each such supplier, during such periods.

(b) Since the Latest Balance Sheet Date, no customer or supplier listed in Section 3.23 of the Disclosure Schedule has terminated its relationship with the Company or any of the Subsidiaries or materially reduced or changed the pricing or other terms of its business with the Company or any of the Subsidiaries and, to the Knowledge of the Company, no customer or supplier listed in Section 3.23 of the Disclosure Schedule has notified the Company or the Subsidiaries that it intends to terminate or materially reduce or change the pricing or other terms of its business with the Company or any of the Subsidiaries

3.24 Banks; Power of Attorney. Section 3.24 of the Disclosure Schedule contains a complete and correct list of the names and locations of all banks in which the Company or any Subsidiary has accounts or safe deposit boxes and the names of all Persons authorized to draw thereon or to have access thereto. Except as set forth on Section 3.24 of the Disclosure Schedule, no Person holds a power of attorney to act on behalf of the Company or any Subsidiary.

3.25 Certain Payments. None of the Company, any Subsidiary or Seller nor any director, officer, employee, or other Person associated with or acting on behalf of any of them, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services, (i) to obtain favorable treatment in securing business for the Company or any Subsidiary, (ii) to pay for favorable treatment for business secured by the

Company or any Subsidiary, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Subsidiary, or (iv) in violation of any Applicable Law, or (b) established or maintained any fund or asset with respect to the Company or any Subsidiary that has not been recorded in the books and records of the Company and the Subsidiaries; except, in respect of clauses (a)(i), (ii) and (iii), business entertainment expenses that were incurred lawfully and in the Ordinary Course of Business and properly recorded in the books and records of the Company and its Subsidiaries.

3.26 Product Warranty; Product Liability.

(a) Except as set forth on Section 3.26(a) of the Disclosure Schedule, the products sold or delivered by the Company or any of the Subsidiaries in conducting its business have been sold or delivered in material conformity with all product specifications, all express and implied warranties and all Applicable Laws, subject to customary levels of returns consistent with past practice. Other than in the Ordinary Course of Business, neither the Company nor any of the Subsidiaries has any liability for (i) replacement or repair of any such products or other damages in connection therewith, subject to customary levels of replacements consistent with past practice or (ii) repairs for product warranties or (iii) any other customer or product obligations, other than customary levels of returns of products consistent with past practice.

(b) Neither the Company nor any of the Subsidiaries has any material liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product designed, manufactured, assembled, repaired, maintained, delivered, sold or installed, or services rendered, by or on behalf of the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries has committed any act or failed to commit any act, which would result in, and there has been no occurrence which would give rise to or form the basis of, any product liability or liability for breach of warranty (whether covered by insurance or not) on the part of the Company or any of the Subsidiaries with respect to products designed, manufactured, assembled, repaired, maintained, delivered, sold or installed or services rendered by or on behalf of the Company or any of the Subsidiaries, which products and services in the aggregate do not exceed customary levels of warranty returns consistent with past practice. Except as set forth on Section 3.26(b) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has sold any products or delivered any services that included a warranty for a period of longer than one year.

3.27 Disclosure. No representation or warranty of the Company or Seller contained in this Agreement or in any of the Seller Agreements contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

3.28 Exclusivity of Representations. The representations and warranties made by the Company in this Agreement are the exclusive representations and warranties made by the Company. The Company hereby disclaims any other express or implied representations or warranties, including without limitation, regarding any pro forma financial information, financial projections or other forward-looking statements of the Company or the Subsidiaries.

3.29 Certain Notice. The Company delivered notice of the transactions contemplated by this Agreement in accordance with the terms of the Contract listed on Section 6.2(j)(iii) of the Disclosure Schedule on August 27, 2014, and the notice period prescribed thereunder shall conclude on September 24, 2014.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing, as follows:

4.1 Organization. Purchaser is a limited company duly organized, validly existing and in good standing under the laws of the United Kingdom. Purchaser has all requisite power and authority to enter into this Agreement, the Escrow Agreement and the other agreements contemplated by this Agreement to be entered into by Purchaser at Closing (collectively, the “Purchaser Agreements”) and to consummate the transactions contemplated hereby and thereby.

4.2 Authority. This Agreement has been, and each other Purchaser Agreement will be, duly authorized by all necessary limited company power or other action of Purchaser, and this Agreement has been, and each other Purchaser Agreement will be, duly executed and delivered by Purchaser (to the extent a party thereto), and constitutes or will constitute a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors’ rights generally, and general equitable principles.

4.3 No Violation; Consents and Approvals. The execution and delivery by Purchaser of this Agreement and the other Purchaser Agreements to which they are party do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not (a) conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under (i) any provision of the organizational documents of Purchaser, (ii) any Order applicable to Purchaser or the property or assets of Purchaser or (iii) any Applicable Law applicable to Purchaser or the property or assets of Purchaser or (b) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties of Purchaser under, any material contract to which Purchaser is a party or by which Purchaser or any assets of Purchaser may be bound; provided, however, that no representation or warranty is made in the foregoing clauses (a)(ii), (a)(iii) or (b) with respect to matters that, individually or in the aggregate, would not impair Purchaser’s ability to consummate the transactions contemplated hereby. Except for any authorizations required by Section 5.6 herein, no Governmental Approval is required to be obtained or made by or with respect to Purchaser in connection with the consummation of the transactions contemplated hereby; provided, however, that no representation and warranty is made with respect to authorizations, approvals, notices or filings with any Governmental Authority that, if not obtained or made, would not, individually or in the aggregate, impair Purchaser’s ability to consummate the transactions contemplated hereby.

4.4 Litigation. There are no Proceedings pending or, to the knowledge of Purchaser, Proceedings threatened against or affecting Purchaser or its assets, except those which, if adversely determined, would not impair Purchaser’s ability to consummate the transactions contemplated hereby. Purchaser is not subject to any material Order, except Orders that do not impair Purchaser’s ability to consummate the transactions contemplated hereby.

4.5 Funding. Purchaser has the necessary funding to meet all of its obligations under this Agreement and the other Purchaser Agreements, including, without limitation, the Purchase Price, any adjustments thereto and all of their fees and expenses incurred in order to consummate the transactions contemplated by this Agreement.

4.6 No Reliance.

(a) Purchaser acknowledges that it and its representatives and agents and counsel have been permitted full and complete access to the books and records, facilities, equipment, Tax Returns, contracts, insurance policies (or summaries thereof) and other properties and assets of the Company and its Subsidiaries that it and its representatives, agents and counsel have desired or requested to see and/or review, and that it and its representatives, agents and counsel have had a full opportunity to meet with the officers and knowledgeable employees of the Company and its Subsidiaries to discuss the business of the Company and its Subsidiaries. Purchaser acknowledges that none of the Company, any Subsidiary of the Company or any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Company or any of its Subsidiaries, furnished or made available to Purchaser and its representatives, agents and counsel, including the Confidential Management Presentation prepared by Moelis & Company LLC, and any information, documents or material made available to Purchaser in any “data rooms,” management presentations or in any other form in expectation of the transactions contemplated hereby or otherwise, except as expressly set forth in this Agreement or the Disclosure Schedule.

(b) Purchaser understands that the Company and its counsel will rely on the accuracy and truth of the representations and warranties set forth in this Section 4.6, and Purchaser hereby consents to such reliance.

4.7 Investment Intent. Purchaser is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

4.8 Disclaimer Regarding Projections. In connection with Purchaser’s investigation of the Company, Purchaser has received from the Company and its representatives certain projections, business plan information, estimates, forecasts, pro forma financial information and other forward-looking statements of the Company or the Subsidiaries (collectively, the “Projections”). Purchaser acknowledges that there are uncertainties inherent in attempting to make such Projections, that Purchaser is familiar with such uncertainties, that Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all Projections so furnished to it and any use of or reliance by Purchaser on such Projections shall be at its sole risk, and without limiting any other provisions herein, that Purchaser shall not have any claim against anyone with respect thereto. Accordingly, Purchaser acknowledges, agrees and confirms that the Company and its Affiliates, officers, directors, employees, agents and representatives, do not make, have not made nor shall be deemed to have made any representation or warranty to Purchaser, express or implied, at law or in equity, with respect to such Projections.

4.9 Solvency. Immediately after giving effect to the transactions contemplated by this Agreement, the Company and each of its Subsidiaries will be able to pay their respective debts as they become due and will own property which has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement, the Company and each of its Subsidiaries will have adequate capital available to carry on their respective businesses.

4.10 Accounting Principles. Purchaser acknowledges that it has fully reviewed, and hereby accepts for purposes of calculating the Working Capital Estimate and the Final Working Capital, the Company’s historical accounting principles, methodologies and adjustments, each determined in accordance with GAAP (subject to inventory variances not being capitalized), which are set forth on Section 4.10 of the Disclosure Schedule.

4.11 Brokers. No broker, finder or financial advisor or other Person is entitled to any brokerage fees, commissions, finders’ fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by Purchaser or any of its partners, directors, officers, employees, representatives or agents.

ARTICLE V

COVENANTS OF THE PARTIES

5.1 Conduct of the Company’s Business. Except (i) as contemplated by this Agreement, (ii) as required by Applicable Law or (iii) as set forth in Section 5.1 of the Disclosure Schedule, during the period from the date hereof to the Closing Date, the Company will, and will cause the Subsidiaries to, conduct its business and operations in the Ordinary Course of Business and use customary efforts consistent with past practice to preserve intact their respective business organization and operations, keep available the services of their respective officers and employees and preserve their respective relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, except (i) as contemplated by this Agreement or (ii) as set forth in Section 5.1 of the Disclosure Schedule, during the period from the date of this Agreement to the Closing Date, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed), the Company will not, and will cause the Subsidiaries not to:

(a) except as to borrowings under the current Line of Credit, incur, assume or guarantee any indebtedness for borrowed money, other than in the Ordinary Course of Business;

(b) issue, sell, deliver, redeem or purchase any of its equity securities, or grant or enter into any options, warrants, rights, agreements or commitments with respect to the issuance of its securities, or amend any terms of any such equity securities or agreements;

(c) increase the rate of compensation or benefits of, or pay or agree to pay any benefit to (including, but not limited to, severance or termination pay), present or former managers, directors, officers or employees, except as may be required by any existing Company Benefit Plan, agreement or arrangement of the Company and its Subsidiaries, or to employees who are not officers in the Ordinary Course of Business in amounts not to exceed $2,000 with respect to any employee;

(d) enter into, adopt, terminate or amend any Company Benefit Plan, employment or severance agreement or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, except as required by Applicable Law;

(e) except for termination of the Real Property Leases and the Excluded Lease, sell, lease, transfer or otherwise dispose of any material capital assets, real, personal or mixed, or mortgage or encumber any material properties or assets, whether real or personal;

(f) acquire or agree to acquire by merging or consolidating with, or by purchasing the stock or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole;

(g) effectuate a “plant closing” or “mass layoff” (as those terms are defined under the WARN Act) affecting in whole or in part any site of employment, facility, operating unit or employees of the Company or the Subsidiaries;

(h) amend its certificate of incorporation or by-laws;

(i) liquidate, wind up or dissolve (or suffer any liquidation or dissolution);

(j) consent to the placement of any new Lien on any of its assets, except for Permitted Liens and Liens that will be released at or prior to the Closing;

(k) make any new commitments for capital expenditures in excess of $100,000 in the aggregate;

(l) enter into or agree to enter into any merger or consolidation with, any corporation or other entity, or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other Person;

(m) enter into any Contract which materially restrains, restricts, limits or impedes the ability of the Company or any Subsidiary to compete with or conduct any of its respective businesses in any geographic area;

(n) waive or release any material right of the Company or any Subsidiary, excluding resolution of disputed accounts receivable in the Ordinary Course of Business;

(o) except to the extent provided in Section 1.4(b) of this Agreement, make any investments in or loans to, or enter into or modify any Contract with Related Person;

(p) except for termination of the Real Property Leases and the Excluded Lease, make any material amendment to any Material Contract outside the Ordinary Course of Business;

(q) except in connection with the Conversion Transactions, (i) make any change in the Tax reporting or accounting principles, practices or policies other than as required by GAAP, including with respect to (A) depreciation or amortization policies or rates or (B) the payment of accounts payable or the collection of accounts receivable; (ii) settle or compromise any Tax liability; (iii) make, change or rescind any Tax election; (iv) surrender any right in respect of Taxes; (v) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes or (vi) amend any Tax Return; or

(r) agree, whether in writing or otherwise, to do any of the foregoing;

provided, however, that nothing in this Agreement shall prevent, prohibit, or otherwise restrict the Company’s abilities to pay dividends or distributions to Seller in the manner set forth on Section 5.1 of the Disclosure Schedule.

5.2 Access to Information Prior to the Closing; Confidentiality.

(a) During the period from the date of this Agreement through the Closing Date, the Company shall give Purchaser and its agents and authorized representatives (including prospective lenders) full and complete access to all offices, facilities, books and records, officers, employees and advisors (including audit and tax working papers prepared by its independent accountants, provided that Purchaser will execute releases reasonably requested by the independent accountants if requested to do so) of the Company and the Subsidiaries as Purchaser may reasonably request during normal business hours. Purchaser covenants that any investigation shall be conducted in such a manner as not to unreasonably disrupt the normal operations of the Company or any of its Subsidiaries.

(b) Any information provided to or obtained by Purchaser pursuant to paragraph (a) above shall be deemed confidential information as described in the Confidentiality Agreement, and shall be held by Purchaser in accordance with, and be subject to the terms of, the Confidentiality Agreement. Notwithstanding anything to the contrary herein, the terms and provisions of the Confidentiality Agreement shall survive the termination of this Agreement in accordance with the terms thereof. In the event of the termination of this Agreement for any reason, Purchaser shall comply with the terms and provisions of the Confidentiality Agreement, including returning or destroying all confidential information and the non-soliciting of employees of the Company or the Subsidiaries.

(c) During the period from the date of this Agreement through the Closing Date, Purchaser and its representatives may contact and communicate with such customers of the Company and its Subsidiaries as requested by Purchaser in connection with the transactions contemplated hereby with the prior written consent of Seller, which may not be unreasonably withheld, except that such consent may be conditioned on a designee of Seller or the Company being present at any such contact, communication, meeting or conference.

5.3 Reasonable Best Efforts. Subject to the other terms and conditions of this Agreement, each of the parties hereto will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to cause the conditions to the Closing to be satisfied and to consummate the transactions contemplated by this Agreement at the earliest practicable date. Without limiting the foregoing, each party shall use its reasonable best efforts to cause the Closing to occur by the Outside Date.

5.4 Consents. Subject to the other terms and conditions of this Agreement, each of the parties hereto will use its reasonable best efforts to obtain all licenses, permits, authorizations, consents and approvals of all third parties and Governmental Authorities necessary in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing. Each of the parties hereto will make or cause to be made all filings and submissions under Applicable Laws as may be required for the consummation of the transactions contemplated by this Agreement. The parties hereto will coordinate and cooperate with each other in exchanging such information and assistance as any of the parties hereto may reasonably request in connection with the foregoing.

5.5 Public Announcements. The parties hereto shall not issue any report, statement or press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without prior consultation with and approval of the other parties, except as may be required by Applicable Law or Nasdaq listing requirements, in which case such party shall advise the other parties and discuss the contents of the disclosure before issuing any such report, statement or press release.

5.6 Filings and Authorizations; Consummation. Purchaser and the Company shall, as promptly as practicable, but in no event later than five (5) Business Days following the execution and delivery of this Agreement, submit all filings required by the HSR Act (the “HSR Filing”) to the United States Department of Justice and/or the Federal Trade Commission, as appropriate, and thereafter provide any supplemental information requested in connection therewith pursuant to the HSR Act and make any similar filing within, to the extent reasonably practicable, a similar time frame with any other Governmental Authority for which such filing is required. Purchaser shall pay all filing fees under the HSR Act or any other antitrust law or regulation. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act or other applicable antitrust law or regulation. Purchaser and the Company shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act or other applicable antitrust law or regulation. Purchaser and the Company shall request early termination of the applicable waiting period under the HSR Act and any other applicable antitrust law or regulation. Purchaser and the Company shall promptly inform the other party of any material communication received by such party from any Governmental Authority in respect of the HSR Filing. Each of Purchaser and the Company shall (a) use its respective reasonable best efforts to comply as expeditiously as possible with all requests of any Governmental Authority for additional information and documents, including, without limitation, information or documents requested under the HSR Act or other applicable antitrust law or regulation; (b) not (i) extend any waiting period under the HSR Act or any applicable antitrust law regulation, or (ii) enter into any agreement with any Governmental

Authority not to consummate the transactions contemplated by this Agreement, except, in each case, with the prior consent of the other parties. Notwithstanding anything to the contrary in this Agreement, Purchaser will use its reasonable best efforts to take all steps necessary to avoid, eliminate or resolve each and every applicable impediment under any antitrust law or regulation that is asserted by any Governmental Authority or any other Person with respect to the transaction contemplated by this Agreement so as to enable the Closing to occur expeditiously. Such steps may include, but are not limited to, proposing, negotiating, committing to and/or effecting, by consent decree, hold separate orders, or otherwise, the sale, divesture or disposition of, or holding separate (through the establishment of a trust or otherwise), such of its or the Company’s assets, properties or businesses as necessary to avoid the entry of, or to effect the dissolution of, any Order which would have the effect of preventing or materially delaying the consummation of the transaction contemplated hereby provided that Purchaser is not obligated to take any action contemplated by this sentence unless such action is expressly a condition to Closing. Purchaser shall have the right, but not the obligation, to defend through litigation any claim that the transaction as proposed violates any antitrust or competition statute, rule or regulation; provided, however, that Purchaser shall not undertake, or continue to undertake, any such litigation if it would materially delay the Closing.

5.7 Certain Actions. Purchaser shall not knowingly take any affirmative action that would reasonably be expected to cause a Material Adverse Effect.

5.8 Notice of Events.

(a) During the period from the date hereof to the Closing Date or the earlier termination of this Agreement, Purchaser shall promptly notify the Company in writing if Purchaser becomes aware of (i) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause or constitute a breach of any of its representations or warranties had any such representation or warranty been made as of the time of Purchaser’s discovery of such event, fact or condition and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(b) During the period prior to the Closing Date or the earlier termination of this Agreement, Seller shall promptly notify Purchaser in writing if the Company or Seller becomes aware of (i) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause or constitute a breach of any of the Company’s or Seller’s representations or warranties contained herein had such representation or warranty been made as of the time of the discovery of such event, fact or condition and (ii) any material failure on the part of the Company or Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Should any such event, fact or condition require any change to the Disclosure Schedule, Seller shall promptly deliver to Purchaser a supplement to the Disclosure Schedule specifying such change, except that Seller shall not be entitled to supplement the Disclosure Schedule with respect to the Seller Extended Representations or the Company Extended Representations (other than the representations and warranties in Sections 3.12 and 3.13).

(c) In the event that Seller delivers one or more supplements to the Disclosure Schedule pursuant to Section 5.8(b), and:

(i) the disclosures contained in such supplements to the Disclosure Schedule are not reasonably expected to cause losses (individually or in the aggregate) equal to or greater than $1,000,000, the Seller and Purchaser hereby agree that the closing conditions set forth in Section 6.2 shall not have been adversely affected by such disclosures, and Purchaser will be deemed to have accepted such supplemented Disclosure Schedule, the delivery of any such supplement will be deemed to have cured any misrepresentation or breach of any representation or warranty and, from and after the Closing Date, no Purchaser Indemnitee will have any claim for indemnification based on the disclosure contained in such supplemented Disclosure Schedule; or

(ii) the disclosures contained in such supplements to the Disclosure Schedule are reasonably expected to cause losses (individually or in the aggregate) equal to or greater than $1,000,000, the Seller and Purchaser hereby agree that Purchaser may, at its discretion:

(A) decide to proceed with the Closing, and Purchaser will be deemed to have accepted such supplemented Disclosure Schedule, the delivery of any such supplement will be deemed to have cured any misrepresentation or breach of any representation or warranty and, from and after the Closing Date, no Purchaser Indemnitee will have any claim for indemnification based on the disclosure contained in such supplemented Disclosure Schedule; or

(B) decide to terminate this Agreement; provided, however, that if Purchaser decides to terminate this Agreement, Seller may agree to indemnify Purchaser for any and all Damages relating to the disclosure contained in such supplemented Disclosure Schedule, and upon Seller’s written agreement to so indemnify Purchaser, in form and substances reasonably satisfactory to Purchaser, Purchaser shall be deemed to have cancelled its right to terminate this Agreement under this Section.

(d) In no event shall any supplement to the Disclosure Schedule pursuant to this Section 5.8 contain any matter that existed prior to the execution and delivery of this Agreement.

5.9 Exculpation.

(a) Subject to Section 7.10, the Company shall, and shall cause the Subsidiaries to, exculpate (to the fullest extent permitted by Applicable Law) and indemnify, defend and hold harmless, and also advance expenses as incurred, in each case, to the fullest extent permitted under Applicable Law, to each Person who is now or has been prior to the date hereof or who becomes prior to the Closing an officer or director of the Company or any of the Subsidiaries (a “Covered Person”) from and against all losses, claims, damages, costs, expenses (including reasonable counsel fees and expenses), settlement payments or liabilities arising out of or in connection with any Proceeding based on or arising out of the fact that such Person is or was an officer or director of the Company or any of the Subsidiaries, whether or not such Proceeding is asserted or claimed prior to, at or after the Closing; provided, however, that the Person to whom such expenses are advanced provides a customary unsecured undertaking to the

Company to repay such advances if it is ultimately determined that such Person is not entitled to indemnification; provided, further, however, that such indemnification, defense, hold harmless and expense advancement requirement shall not apply to any losses, claims, damages, costs, expenses, settlement payments or liabilities of any Covered Person arising as a result of such Covered Person’s breaching or failing to perform such Covered Person’s obligations under this Agreement or under any other agreements contemplated hereby to which such Covered Person is a party.

(a) Prior to the Closing, Purchaser and the Company shall cooperate to purchase and bind officers’ and directors’ liability tail insurance in the amount of $2 million covering, for a period of six (6) years, the Persons who are, as of and prior to the Closing Date, covered by the Company’s officers’ and directors’ liability insurance policies with respect to actions and omissions occurring prior to and on the Closing Date, on terms which are no less favorable to such Persons than the terms of such current insurance in effect for the Company prior to the Closing. From and after the Closing, the Company shall maintain such policy in full force and effect for the duration of its term.

(b) If (but only if) for any reason the indemnity provided for in this Section 5.9 is unavailable to any such Person entitled to indemnification or is insufficient to hold each such Person harmless from all such Damages, then Purchaser and the Company shall jointly and severally contribute to the amount paid or payable by such Person in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and such Person on the other, but also the relative fault of such Persons as well as any relevant equitable considerations.

(c) The provisions of this Section 5.9 are intended to be for the benefit of, and will be enforceable by, the Persons listed on Section 5.9 of the Disclosure Schedule together with their respective heirs.

5.10 Tax Covenants.

(a) Tax Returns.

(i) Seller, at its sole cost and expense, shall prepare, or cause to be prepared, and shall timely file, or cause to be filed, (A) all Tax Returns of the Company and the Subsidiaries due (after taking into account all appropriate extensions) on or prior to the Closing Date; (B) all Tax Returns of the Prior Company for any year ending prior to the Closing Date; and (C) all Tax Returns of Seller (such Tax Returns described in subclause (B), the “Seller Prepared Returns”). All such Seller Prepared Returns shall be prepared on a basis consistent with existing procedures and practices and accounting methods of the Company and the Subsidiaries, and, to the extent applicable, the conventions provided in Section 5.10(a)(iv), unless otherwise required by Applicable Law. At least forty-five (45) days prior to the due date of any Seller Prepared Return, Seller shall provide a draft of such Tax Return to Purchaser for Purchaser’s review and comment. Purchaser shall provide any written comments to Seller no later than ten (10) days after receiving such Tax Return and, if Purchaser does not provide any written comments within ten (10) days, Purchaser shall be deemed to have accepted such Tax Return. The parties shall attempt in good faith to resolve any dispute with respect to such Tax

Return. If the parties are unable to resolve any such dispute at least ten (10) days before the due date (with applicable extensions) for any such Tax Return, the dispute shall be referred to the Arbitration Firm for resolution and the fees shall be divided as set forth in Section 1.6. If the Arbitration Firm is unable to resolve any such dispute prior to the due date (with applicable extensions) for any such Tax Return, such Tax Return shall be filed as prepared by Purchaser subject to amendment, if necessary, to reflect the resolution of the dispute by the Arbitration Firm. Purchaser shall timely file, or cause to be timely filed, all Seller Prepared Returns prepared, or caused to be prepared, by Seller pursuant to this Section 5.10(a). Seller shall pay or cause to be paid all Indemnified Taxes imposed on the Company and the Subsidiaries shown as due and owing on such Tax Returns attributable to any Pre-Closing Tax Period.

(ii) Purchaser, at its sole cost and expense, shall cause the Company and each Subsidiary of the Company to prepare and timely file all Tax Returns (other than Seller Prepared Returns) of the Company and each Subsidiary due after the Closing Date (the “Purchaser Prepared Returns”). To the extent that a Purchaser Prepared Return relates to a Pre-Closing Tax Period or a Straddle Period, such Tax Return shall be prepared on a basis consistent with existing procedures and practices and accounting methods, and, to the extent applicable, the conventions provided in Section 5.10(a)(iv), unless otherwise required by Applicable Law. At least forty-five (45) days prior to the due date of any Purchaser Prepared Return, Purchaser shall provide a draft of such Tax Return to Seller for Seller’s review and comment. Seller shall provide any written comments to Purchaser no later than ten (10) days after receiving such Tax Return and, if Seller does not provide any written comments within ten (10) days, Seller shall be deemed to have accepted such Tax Return. The parties shall attempt in good faith to resolve any dispute with respect to such Tax Return. If the parties are unable to resolve any such dispute at least ten (10) days before the due date (with applicable extensions) for any such Tax Return, the dispute shall be referred to the Arbitration Firm for resolution and the fees shall be divided as set forth in Section 1.6. If the Arbitration Firm is unable to resolve any such dispute prior to the due date (with applicable extensions) for any such Tax Return, such Tax Return shall be filed as prepared by Purchaser subject to amendment, if necessary, to reflect the resolution of the dispute by the Arbitration Firm. Seller shall pay or cause to be paid all Indemnified Taxes shown as due on any Purchaser Prepared Return attributable to (A) any Pre-Closing Tax Period or (B) the portion of any Straddle Period ending on and including the Closing Date.

(iii) Unless otherwise required by Applicable Law, Purchaser shall not, and shall not allow the Company or the Subsidiaries to amend any Tax Return of the Prior Company, the Company or the Subsidiaries for a Pre-Closing Tax Period or Straddle Period or otherwise initiate (or agree to) any other Seller Tax Matter without the prior written consent of Seller, which consent shall not be unreasonably conditioned, withheld or delayed.

(iv) With respect to certain Tax matters, unless otherwise required by Applicable Law, Seller and Purchaser agree as follows:

(A) To treat deductions with respect to the Seller Expenses that accrued on or prior to the Closing Date as being currently deductible by the Company as a deduction for income Tax purposes on the Company’s IRS Form 1120S for the year ending as of the day before the Closing Date.

(B) To treat (and have the Company and each Subsidiary treat) any gains, income, deductions, losses, or other items realized by the Company or any of the Subsidiaries for income Tax purposes with respect to any Purchaser Closing Date Transaction as occurring on the day immediately following the Closing Date.

(C) To treat all indemnification payments under this Agreement as adjustments to the Purchase Price for all relevant Tax purposes.

(D) To timely and properly make a safe harbor election under Rev. Proc. 2011-29 to currently deduct seventy percent (70%) of the Seller Expenses that are success-based fees.

(E) To treat Steps 1 through 3 of the Conversion Transactions set forth on Schedule C as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code such that Seller succeeds to the “S election” of the Company and that the Seller shall file a Tax Return for the year including the Closing Date that includes the income, gain, loss, and deduction of the Company through the end of the Closing Date.

(F) To treat all income tax deductions with respect to payments pursuant to the Retention Bonus Agreements made on or prior to the fifteenth (15th) day of the second month following the Closing Date as deductible by the Seller on its tax return for the year including the Closing Date.

Unless otherwise required by Applicable Law, Seller and Purchaser shall prepare and file all Tax Returns (and cause the Company and each Subsidiary of the Company and the Prior Company and each other applicable Affiliate to file all Tax Returns), including timely and properly making all agreed elections, consistently with the agreements set forth in this Section 5.10(a)(iv) and neither Seller nor Purchaser shall take any position (and Purchaser shall not allow the Company or any Subsidiary of the Company or any of its other Affiliates to take any position) on any Tax Return (or during the course of any audit or other legal proceedings with respect to any Taxes or Tax Returns (whether or not a Tax Contest)) that is inconsistent with the agreements set forth in this Section 5.10(a)(iv).

(b) Straddle Period Tax Returns. To the extent permissible under Applicable Laws, the parties agree to elect (and have the Company and the Subsidiaries elect) to have each Tax year of the Company and the Subsidiaries to end on the Closing Date and, if such election is not permitted or required in a jurisdiction with respect to a specific Tax such that the Company or any Subsidiary is required to file a Tax Return for a Straddle Period, to utilize the following conventions for determining the amount of Taxes attributable to the portion of the Straddle Period ending on and including the Closing Date: (i) in the case of property Taxes and other Taxes imposed on a periodic basis, such as Taxes other than sales or use Taxes, value-added Taxes, employment Taxes, withholding Taxes, and any Tax based on or measured by income, receipts or profits, the amount attributable to the portion of the Straddle Period ending on and including the Closing Date shall equal the Taxes for the entire Straddle Period by a fraction, the numerator of which is the number of calendar days in the portion of the period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period; and (ii) in the case of all other Taxes (including income Taxes, sales Taxes, employment Taxes, withholding Taxes), the amount attributable to the portion of the Straddle Period ending on and including the Closing Date shall be determined as if the Company or Subsidiary filed a separate Tax Return with respect to such Taxes for the portion of the Straddle Period ending on and including the Closing Date using a “closing of the books methodology.” For purposes of clause (ii), (A) any item determined on an annual or periodic basis (including amortization and depreciation deductions) shall be allocated to the portion of the Straddle Period ending on and including the Closing Date based on the relative number of days in such portion of the Straddle Period as compared to the number of days in the entire Straddle Period; (B) the parties shall use the conventions provided for in Section 5.10(a)(iv)(A) with respect to allocating the Seller Expenses; and (C) the parties shall use the conventions provided for in Section 5.10(a)(iv)(B) for purposes of allocating the items of income and gain from Purchaser Closing Date Transactions. In the case of a Tax that is (i) paid for the privilege of doing business during a period (a “Privilege Period”) and (ii) computed based on business activity occurring during an accounting period ending prior to such Privilege Period, any reference to a “Tax period,” a “tax period,” or a “taxable period” shall mean such accounting period and not such Privilege Period.

(c) Cooperation. Purchaser, the Company, and Seller shall (and shall cause their respective Affiliates to) (i) assist in the preparation and timely filing of any Tax Return of the Seller, the Prior Company, Company or the Subsidiaries for a Pre-Closing Tax Period or Straddle Period; (ii) make available any information, records, or other documents relating to any Taxes or Tax Returns of the Seller, the Prior Company, Company or the Subsidiaries (including copies of Tax Returns and related work papers) for a Pre-Closing Tax Period or Straddle Period; (iii) provide certificates or forms, and timely execute any Tax Return, that are necessary or appropriate to establish an exemption for (or reduction in) any Transfer Tax; and (iv) cause to be properly executed and timely filed any Seller Prepared Returns as prepared pursuant to Section 5.10(a) that need to be filed after the Closing Date.

(d) Transfer Taxes. All transfer, excise, sales, use, value added, registration, stamp, recording, property and analogous Taxes or fees applicable to, imposed upon, or arising out of the transfer of the shares in the Company or any other transaction contemplated by this Agreement and all related interest and penalties (collectively, “Transfer Taxes”) shall be paid one-half ( 1⁄2) by Purchaser and one-half ( 1⁄2) by Seller.

(e) Tax Refunds. Except to the extent (i) attributable to any Tax attribute generated after the Closing or (ii) included as a current asset in the Net Working Capital, as finally determined, all refunds of Taxes of the Seller, the Prior Company, Company or any of the Subsidiaries for any Pre-Closing Tax Period (or portion of a Straddle Period ending on and including the Closing Date as determined in accordance with the same principles provided for in Section 5.10(b)) (whether in the form of cash received or a credit against Taxes otherwise payable) shall be the property of Seller. To the extent that Purchaser, the Company, or any of the Subsidiaries receives a refund that is the property of Seller, Purchaser shall pay to Seller for distribution to Seller the amount of such refund (and interest received from the Governmental Authority with respect to such refund) net of any reasonable costs or Taxes attributable to obtaining such refund. The amount due to Seller shall be payable ten (10) days after receipt of the refund from the applicable Governmental Authority (or, if the refund is in the form of direct credit, ten (10) days after the due date of the Tax Return claiming such credit or offset). Purchaser shall, and shall cause its Affiliates, to take all actions necessary, or reasonably requested by Seller, to timely claim any refunds that will give rise to a payment under this Section 5.10(e).

(f) Tax Gross-Up.

(i) Within sixty (60) days of determination of the Net Working Capital, as finally determined, Purchaser shall provide to Seller a schedule allocating the Purchase Price (plus the applicable liabilities of the Company) among the assets of the Company (other than interests in its Subsidiaries that are disregarded) and its Subsidiaries that are disregarded (the “Purchase Price Allocation Schedule”). The Purchase Price Allocation Schedule will be prepared in accordance with the applicable provisions of the Code and the methodologies for determining fair market value as set forth on Section 5.10(f) of the Disclosure Schedule. If within the thirty (30) days of receiving the Purchase Price Allocation Schedule, Seller has not objected, the Purchase Price Allocation Schedule shall be final and binding. If within thirty (30) days Seller objects to the Purchase Price Allocation Schedule, Seller and Purchaser shall cooperate in good faith to resolve their differences, provided that if after thirty (30) days, Seller and Purchaser are unable to agree, the parties shall retain the Arbitration Firm to resolve their dispute, provided that the Arbitration Firm utilize the methodologies for determining fair market sale as set forth on Section 5.10(f) of the Disclosure Schedule. The determination of the Arbitration Firm shall be final and binding on the parties. Purchaser and Seller shall make appropriate adjustments to the Purchase Price Allocation Schedule, as finally determined, to reflect changes in the Purchase Price (or other relevant amounts).

(ii) Purchaser and Seller shall file all Tax Returns (and cause the Company and the Subsidiaries and their respective Affiliates and persons that are treated as owning the Shares of the Company for income Tax purposes to file all Tax Returns) consistently with the Purchase Price Allocation Schedule (as finally determined), and shall not take a position (or allow the Company or any Subsidiary of the Company or any other Affiliate to take a position) during the course of any audit or other legal proceedings that is inconsistent with the Purchase Price Allocation Schedule unless required by Applicable Law.

(iii) Within thirty (30) days of the final determination of the Purchase Price Allocation Schedule, Seller shall provide to Purchaser, for Purchaser’s review and comment, a schedule setting forth the computation of the Additional Income Taxes and the Additional Purchase Price Amount, including sufficient supporting information to allow Purchaser to confirm such calculation. The calculations delivered by Seller shall be final and binding on the parties unless Purchaser objects in writing within thirty (30) days after receipt thereof by delivering to Seller a detailed statement describing the basis for each objection along with Purchaser’s calculations of the Additional Income Taxes and the Additional Purchase Price Amount. If Seller does not agree with Purchaser’s calculations, then Seller shall, within fifteen (15) days after receipt of Purchaser’s calculations, notify Purchaser of Seller’s disagreement. If Seller does not object within fifteen (15) days to the calculations, Purchaser’s calculations of the Additional Income Taxes and the Additional Purchase Price Amount shall be final and binding on the parties. If Seller timely disputes Purchaser’s calculations, the parties shall use reasonable efforts to resolve such dispute; provided, however, that if they are unable to do so within thirty (30) days following Seller’s notice to Purchaser that it disagrees with Purchaser’s calculations of Additional Income Taxes and the Additional Purchase Price Amount, then the parties shall retain the Arbitration Firm to resolve their dispute in accordance with Section 1.6(b) hereof. The determination of the Arbitration Firm shall be final and binding on the parties.

(iv) If the Additional Income Taxes and the Additional Purchase Price Amount are finalized pursuant to Section 5.10(f)(vi) prior to March 15, 2015, Purchaser shall pay to Seller the amount of the Additional Income Taxes and the Additional Purchase Price Amount within (10) ten days of such finalization.

(v) If the Additional Income Taxes and the Additional Purchase Price Amount are not finalized pursuant to Section 5.10(f)(vi) prior to March 15, 2015, Seller shall deliver to Purchaser a good faith estimate of the Additional Purchase Price Amount (the “Estimated Additional Purchase Price Amount”). Within five (5) days of receiving the Estimated Additional Purchase Price Amount, the Purchaser shall pay to Seller the amount of the Estimated Additional Purchase Price Amount. Within five (5) days of the finalization of the Additional Income Taxes and the Additional Purchase Price Amount, either (A) Purchaser shall pay to Seller the amount by which the Additional Purchase Price Amount exceeds the Estimated Additional Purchase Price Amount or (B) Seller shall pay to Purchaser the amount by which the Estimated Additional Purchase Price exceeds the Additional Purchase Price Amount. The Additional Purchase Price Amount shall constitute Purchase Price for purposes of this Agreement.

(vi) No election under Code Section 338(g) (or corresponding election under state, local, or non-U.S. law) shall be made with respect to any Subsidiary that is taxed as a corporation for U.S. federal income Tax purposes.

(g) Additional California Tax Amount.

(i) At least forty-five days (45) prior to due date of the California franchise taxes payable by the Seller as a result of the transactions contemplated hereby (but no earlier than the Closing Date), Seller shall provide to Purchaser a computation of the Additional California Tax Amount and such supporting information as is reasonably required to confirm such computation. If within twenty (20) days of receiving the Additional California Tax Amount, but not later than fifteen (15) days prior to the date such tax is due, Purchaser has not objected, the Additional California Tax Amount shall be final and binding. If within twenty (20) days of receiving the Additional California Tax Amount, and not later than fifteen (15) days prior to the date that such tax is due, Purchaser objects to the Additional California Tax Amount, Seller and Purchaser shall cooperate in good faith to resolve their differences, provided that if after ten (10) days, Seller and Purchaser are unable to agree, the parties shall retain the Arbitration Firm to resolve their dispute. The determination of the Arbitration Firm shall be final and binding on the parties. Purchaser and Seller shall make appropriate adjustments to the Additional California Tax Amount, as finally determined, to reflect changes in the Purchase Price (or other relevant amounts).

(ii) Purchaser shall pay to Seller an amount equal to the Additional California Tax Amount within five (5) days from the date on which the Additional California Tax Amount becomes final and binding on the parties.

(iii) For any payment of any amount to Seller that constitutes Purchase Price (a “Post-Closing Date Purchase Price Payment”), Purchaser shall also pay to Seller in addition to such Post-Closing Date Purchase Price Payment, 1.225% of the amount of such Post-Closing Purchase Price Payment. Payments under this Section 5.10(g) shall not constitute a Post-Closing Date Purchase Price Payment. Payments under this Section 5.10(g) shall not be adjusted to reflect any Tax benefit or additional Taxes with respect to the receipt of the payment hereunder.

(h) For purposes of this Section 5.10, Section 6.2(g) and Section 7.8, and the related definitions, unless otherwise provided, “Seller” means the New Corporation as defined on Section C of the Disclosure Schedule, “Company” means the New LLC as defined on Section C of the Disclosure Schedule, and “Prior Company” means the Company after the formation of the New Corporation and prior to its conversion to the New LLC as defined in Section C of the Disclosure Schedule.

5.11 Escrow Agreement. On the Closing Date, Purchaser and Seller shall enter into the Escrow Agreement.

5.12 Payoff Letters; Seller Expenses. Seller shall provide Purchaser with (a) no later than three (3) Business Days prior to the Closing Date, payoff letters and forms of Lien releases in the form contemplated to be provided upon the Closing pursuant to Section 1.4(b)(iii) with respect to all Indebtedness of the Company and the Subsidiaries, and (b) no later than three (3) Business Days prior to the Closing Date, a schedule setting forth a good faith estimate of all Seller Expenses accrued but unpaid as of the close of business on the Business Day immediately preceding the Closing Date and all Seller Expenses that will accrue on the Closing Date, and of all the outstanding principal amount, together with all accrued and unpaid interest through the Closing Date and prepayment or other penalties or premiums, if any, owed with respect to the Indebtedness of the Company and the Subsidiaries outstanding immediately prior to the Closing.

5.13 No Solicitation of Transactions. Neither Seller, Beneficial Seller, the Company nor any Subsidiary shall, directly or indirectly, take (and they shall cause their respective directors, officers, employees, accountants, consultants, legal counsel, advisors, agents and other representatives or, to the extent within their respective control, their Related Persons and other Affiliates not to take) any action to (a) solicit, encourage, initiate, negotiate, propose or facilitate any Acquisition Proposal, (b) enter into any agreement with respect to any Acquisition Proposal or enter into any agreement requiring it to abandon, terminate or fail to consummate any transaction contemplated by this Agreement, (c) participate in any way in negotiations with, or furnish any information to, any Person in connection with, or the making of any proposal that constitutes an Acquisition Proposal or (d) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Upon execution of this Agreement, Seller, Beneficial Seller and the Company shall, and shall cause each of their respective directors, officers, employees, accountants, consultants, legal counsel, advisors, agents and other representatives or, to the extent within their respective control, their Related Persons and other Affiliates, to cease immediately and cause to be terminated any and all existing discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal.

5.14 Release.

(a) Each of the Company, its Subsidiaries and Purchaser hereby releases Seller and Beneficial Seller (together, the “Seller Released Parties”), from any and all claims, and agrees not to bring or threaten to bring or otherwise join in any claim against the Seller Released Parties or any of them, relating to, arising out of or in connection with any facts or circumstances relating to the Company which existed on or prior to the Closing Date; provided, that the foregoing shall not apply to any claim under this Agreement or any Seller Agreements, Company Agreements or Purchaser Agreements, or to any claim based on bad faith, willful misconduct or fraud. Each of the Company, its Subsidiaries and Purchaser expressly understand that Section 1542 of the California Civil Code provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” Each of the Company, its Subsidiaries and Purchaser agree that the provisions of Section 1542 are hereby knowingly and voluntarily waived and relinquished with respect to the Seller Released Parties, and further agree and acknowledge that this is an essential term of this Agreement.

(b) Each of Seller and Beneficial Seller hereby releases the Company and its officers, directors, stockholders, partners, Affiliates, employees, agents other Related Persons and attorneys, and each of them (collectively, the “Company Released Parties”) from any and all claims, and agrees not to bring or threaten to bring or otherwise join in any claim against the Company Released Parties or any of them, relating to, arising out of or in connection with any facts or circumstances relating to the Company which existed on or prior to the Closing Date; provided, that the foregoing shall not apply to (i) any claim under this Agreement or any Seller Agreements, Company Agreements or Purchaser Agreements, (ii) to any claim based on bad faith, willful misconduct or fraud in connection with the purchase of Shares as contemplated hereby or (iii) any claim that Beneficial Seller may have under Section 5.9, subject to Section 7.10, and the right to receive the accrued benefits as of the Closing Date under any Company Benefit Plan and the salary and expense reimbursements, customary in amount and of the kind listed on Section 5.14(b) of the Disclosure Schedule, and incurred in the Ordinary Course of Business, which are earned but unpaid as of the Closing Date and, in each case, solely to the extent accrued as a Current Liability in Net Working Capital as of the Closing. Each of Seller and Beneficial Seller expressly understand that Section 1542 of the California Civil Code provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” Each of Seller and Beneficial Seller agree that the provisions of Section 1542 are hereby knowingly and voluntarily waived and relinquished with respect to the Company Released Parties, and further agree and acknowledge that this is an essential term of this Agreement.

5.15 Non-Competition. Seller and Beneficial Seller acknowledge the highly competitive nature of the business of the Company and accordingly agree as provided below.

(a) In connection with the sale of all of Seller’s Shares in the Company, including its goodwill, which the Company considers to be a valuable asset, and in exchange for good and valuable consideration offered to Seller, Seller and Beneficial Seller agree, for a term of five (5) years from the date hereof, that Seller and Beneficial Seller shall not engage in Prohibited Activity in the Restricted Territory. For the purposes of this Section 5.15, “Restricted Territory” means: (i) the United States, (ii) each of the countries in which the Company or any Subsidiary provides products or services during the two (2) years period prior to the date hereof and (iii) all of the specific customer accounts, whether within or outside of the geographic area described in clauses (i) or (ii), that the Company or any Subsidiary provided products or services to during the two (2) years period prior to the date hereof.

(b) For purposes of this non-compete provision, “Prohibited Activity” is activity in which Seller or Beneficial Seller: acts as an employee, employer, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder or officer or any other similar capacity to an entity established or engaged in the business of manufacturing, selling or distributing solid or blind rivets, blind bolts, temporary fasteners, or other products that are used as alternatives to these products in competing applications, or in each case installation tools relating thereto, for the aerospace industry (the “Competitive Business”). Neither Seller nor Beneficial Seller shall disclose any of the trade secrets, proprietary information or confidential information of the Company or any Subsidiary to a third party engaged in a Competitive Business.

(c) Nothing herein shall prohibit Seller or Beneficial Seller from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and that neither Seller nor Beneficial Seller is a controlling person of, or a member of a group that controls, such corporation. The foregoing prohibition does not apply to activities that are not in any manner a Competitive Business or otherwise do not deprive the Company or any Subsidiary of business opportunities related to the Competitive Business.

5.16 Non-Solicitation.

(a) For a period of five (5) years following the date hereof, Seller and Beneficial Seller agree that Seller and Beneficial Seller will not, directly or indirectly, solicit for employment any officer, director or employee of the Company or any Subsidiary, except that Seller and Beneficial Seller shall not be precluded from (i) soliciting or hiring any such employee who has been terminated by the Company or any Subsidiary prior to commencement of employment discussions between Seller or Beneficial Seller and such employee, (ii) soliciting or hiring any such person who contacts Seller, Seller’s agents, Mr. James H. Randall or Mr. James H. Randall’s agents on his or her own initiative without any otherwise prohibited solicitation, or (iii) soliciting or hiring any person as a result of general solicitations not specifically directed at either the Company or its respective employees. The foregoing prohibition does not apply to the individuals listed on Section 5.16(a) of the Disclosure Schedule.

(b) For a period of five (5) years following the date hereof, Seller and Beneficial Seller agree that Seller and Beneficial Seller will not, directly or indirectly, solicit or attempt to solicit or attempt to solicit any business from, or disrupt the Company’s or any

Subsidiary’s relationship with, any of the Company’s or any Subsidiary’s customers, customer prospects, consultants, agents, representatives or vendors, with whom the Company or any Subsidiary has had contact during the two (2) years prior to the date hereof. The foregoing prohibition does not apply to activities that are not in any manner a Competitive Business or otherwise do not deprive the Company or any Subsidiary of business opportunities related to the Competitive Business.

5.17 Benefit Plans.

(a) With respect to employees of the Company and its Subsidiaries (and their dependents and beneficiaries where appropriate) and subject to the Employment Agreements and Consultancy Services Agreement, (i) the Purchaser shall on a plan-by-plan basis either (A) continue to provide coverage and make all payments required under each Company Benefit Plan identified in Section 3.12(a) of the Disclosure Schedule at least through December 31, 2014; or (B) provide coverage that is substantially comparable in all material respects to such plans through December 31, 2014, and (ii) the Purchaser shall as of the Closing (A) recognize such employees’ employment service with the Company and/or its Subsidiaries (including credit for service with predecessor employers as currently recognized under the applicable Company Benefit Plans) for participation, vesting, eligibility and benefit accrual purposes (other than for accruals under any defined benefit pension plan) under any “employee benefit plans” (as that term is defined in Section 3(3) of ERISA), that the Purchaser may provide to such employees (other than any equity-based compensation plans), (B) not require such employees, in the plan year in which the Closing occurs, to satisfy any deductible, co-payment, out of pocket maximum or similar requirement under the Purchaser’s plans to the extent of amounts previously credited for such purposes under the applicable plans of the Company and its Subsidiaries, (C) not apply to such employees any waiting periods, pre-existing condition exclusions and requirements to show evidence of good health contained in any of the Purchaser’s plans to the extent waiting periods, pre-existing conditions, exclusions and requirements were satisfied under the corresponding Company Benefit Plans and (D) honor in full all vacation accrued in accordance with Company policy that is not taken for the calendar year in which the Closing occurs. Nothing contained in this Agreement shall constitute or be deemed an amendment to any Company Benefit Plan or any other compensation or benefit plan, program or arrangement.

(b) Prior to the Closing Date, the Company will cause all individuals who are not employees of the Company (or eligible dependents of such employees, if applicable) to cease active participation in the Company Benefit Plans and will remove all individuals who are not employees of the Company from the Company’s payroll without any liability to the Company.

(c) The parties hereto shall cooperate with each other and provide each other with such information as is reasonably necessary to effect the provisions of this Section 5.17. Except as set forth in Section 5.9, the Employment Agreements, Consultancy Services Agreement, the Retention Bonus Agreements and the Closing Bonus Schedule, nothing contained in this Agreement, whether express or implied, shall (i) create any third party beneficiary or other rights in any employee or former employee of the Company or any of its Subsidiaries (including any beneficiary or dependent thereof), any other participant in any Company Benefit Plan or any other Person; (ii) create any rights to continued employment with Purchaser or any of its Subsidiaries or Affiliates; or (iii) constitute or be deemed to constitute an amendment to any Company Benefit Plan or any employee benefit plan, program, policy agreement or arrangement sponsored or maintained by Purchaser or any of its Affiliates.

5.18 [Reserved.]

5.19 Transfer of Real Property. Immediately prior to the Closing, Seller shall execute (as applicable) and deliver to the Company (for the benefit of Purchaser) with respect to that certain Real Property located at (i) 15200 Don Julian Road, City of Industry, California, 91745 and (ii) 370 Turnbull Canyon, City of Industry, California, 91745 (such documents set forth below, the “Real Property Transfer Documents”):

(a) a grant deed conveying to the Company or the applicable Subsidiary good and marketable fee title to such Real Property, free and clear of all Liens other than Permitted Liens, properly notarized and otherwise in recordable form in exchange for $14,460,000, which constitutes the fair market value of such Real Property; and

(b) such title affidavits, indemnities and other documents as may be reasonably necessary to permit a title insurance company reasonably acceptable to Purchaser to issue an ALTA Extended Coverage Owner’s Policy of Title Insurance for such Real Property, or a binding commitment to issue such a policy (the “Title Policy”), in the amount of the fair market value of such Real Property and with such endorsements as may be reasonably agreeable to Purchaser, insuring that fee title to such Real Property is vested in the Company or the applicable Subsidiary as of the Closing and subject only to Permitted Liens, together with payment of one-half ( 1⁄2) of the premium for such Title Policy.

5.20 Excluded Property. Purchaser hereby agrees and acknowledges that Seller owns, and after Closing shall continue to own, that certain real property located at 15650 Don Julian Road, City of Industry, California, 91745 (the “Excluded Property”). Purchaser further agrees and acknowledges that the Excluded Property shall not be part of the Real Property subject to the transactions contemplated by this Agreement.

5.21 Certain Insurance Policies.

(a) Seller hereby agrees and acknowledges that on the date of this Agreement, Purchaser obtained a bindable quote with respect to the Representation and Warranty Insurance Policy, and Seller hereby agrees to pay, on the Closing Date, one-half ( 1⁄2) of the total cost to obtain such insurance policy, up to an amount equal to $250,000 in the aggregate. Purchaser shall use commercially reasonable best efforts to obtain the Representation and Warranty Insurance Policy at or prior to Closing.

(b) Seller hereby agrees and acknowledges that on the date of this Agreement, Purchaser obtained a bindable quote with respect to the Environmental Insurance Policy, and Seller hereby agrees to pay, on the Closing Date, an amount equal to $170,000 in the aggregate in respect of the Environmental Policy, which Purchaser acknowledges is approximately equal to the premium for the Environmental Insurance Policy. Purchaser shall use its commercially reasonable best efforts to obtain the Environmental Insurance Policy at or prior to Closing.

5.22 Financing Cooperation.

(a) Subject to the remaining provisions of this Section 5.22, prior to the Closing, the Company shall and shall cause its Subsidiaries to, at Purchaser’s sole expense, reasonably cooperate in connection with the arrangement of the Debt Financing, which cooperation by the Company shall include, at the reasonable request of Purchaser, (i) furnishing Purchaser and the Financing Sources with customary financial information (including the information required by paragraphs 5 and 6 of Exhibit C of the Debt Commitment Letter) regarding the Company and its Subsidiaries as reasonably requested by Purchaser, including financial statements and financial data of type customary for preparation of a confidential information memoranda in connection with the Debt Financing and in connection with perfection of any security interests in connection with the Debt Financing (all such information required to be delivered or prepared pursuant to this Section 5.22(a)(i), together with any replacements or restatements thereof, if any such information would be unusable under customary practices for such purposes, the “Required Financial Information”); provided, that such information shall not include, and Purchaser shall be solely responsible for, the preparation of pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information, (ii) using reasonable efforts to cause its senior officers to be reasonably available, during normal business hours and upon reasonable advance notice, to participate in a reasonable number of meetings, presentations, due diligence sessions and sessions with the Financing Sources and rating agencies in connection with the Debt Financing, and using reasonable efforts to facilitate such contact, (iii) reviewing the appropriate and customary materials for rating agency presentations, bank information memoranda and similar documents customarily required in connection with debt financings and, solely with respect to the information about the Company and its Subsidiaries, promptly advising Purchaser if such materials contain any untrue statement of a material fact or if the Company determines in good faith that such materials omit to state a material fact, in each case solely with respect to the Company and its Subsidiaries, that is necessary in order to make such statements contained therein, in the context in which they were made, not misleading, and promptly advising Purchaser as to any updates and corrections in such materials in order to correct any such material misstatements or material omissions, (iv) furnishing Purchaser with reasonable documents or other information required by bank regulatory authorities with respect to the Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act of 2011, as well as applicable regulations of the Office of Foreign Assets Control (OFAC), the Foreign Corrupt Practices Act of 1977 and the Investment Company Act of 1940, in each case, at least 10 Business Days prior to the Closing upon reasonable advance notice by Purchaser and (v) using its reasonable efforts to deliver such officer’s certificates, perfection certificates and lien releases, if any, as are customary in debt financings of such type, provided that no obligation of the Company or any of its Subsidiaries under any such agreement shall be effective until the Closing; provided that nothing in this Section 5.22 shall create an obligation of the Beneficial Seller to travel in connection with any road shows relating to the Debt Financing or otherwise. The Company shall be given reasonable opportunity to review and comment upon any confidential information memoranda or similar documents, or any materials for rating agencies, that include information about the Company or any of its Subsidiaries prepared in connection with the Debt Financing, and Purchaser shall include in such memoranda, documents and other materials, comments reasonably proposed by the Company. Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any of its Subsidiaries shall be required to (A) pay any commitment or other similar fee, (B) incur any liability of any kind prior to the Closing Date, (C) take any action that would (1) unreasonably interfere with the ongoing operations of the Company and its Subsidiaries, (2) cause any representation or warranty in this Agreement to be breached, (3) cause any director, officer or employee of the Company or any of its Subsidiaries to incur any personal liability, (4) conflict with the certificate of incorporation or the bylaws of the Company (or similar organizational documents of any of the Subsidiaries of the Company) or any Applicable Laws, (5) result in the contravention of, or that could reasonably be expected to result in a violation or breach of, or a default under, any Contract to which the Company or any of its Subsidiaries is a party or (6) require the Company to provide access to or disclose information that the Company determines would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries.

(b) Purchaser shall promptly reimburse the Company for any and all reasonable out-of-pocket expenses and costs (including reasonable attorneys’ fees) incurred by the Company and its Subsidiaries in connection with any cooperation contemplated by and/or provided pursuant to this Section 5.22. The Company and its Affiliates (collectively, the “5.22 Indemnitees”) shall be indemnified and held harmless by Purchaser for and against any and all liabilities, losses, damages, claims, costs, expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation), interest, awards, judgments and penalties suffered or incurred, directly or indirectly, by the 5.22 Indemnitees in connection with the arrangement of the Debt Financing, any refinancing of indebtedness contemplated by this Agreement, and/or any information utilized in connection therewith or the Company’s cooperation with respect thereto or provided pursuant to this Section 5.22. This Section 5.22(b) shall survive the consummation of the purchase and sale contemplated hereby and the Closing Date and any termination of this Agreement, and is intended to benefit, and may be enforced by, the 5.22 Indemnitees and their respective heirs, executors, estates, personal representatives, successors and assigns, and shall be binding on all successors and assigns of Purchaser. All non-public or other confidential information regarding the Company or any of its Subsidiaries obtained by Purchaser pursuant to this Section 5.22 shall be kept confidential in accordance with the Confidentiality Agreement.

(c) The Company hereby agrees to furnish to, for no fee, and consents to the use by, Purchaser and the Financing Sources electronic versions of its and its Subsidiaries trademarks, service marks and corporate logo for use in marketing materials for the purpose of syndication in connection with the Debt Financing (the “License”); provided, however, that the License may not be assigned or transferred and shall be used solely in a manner that is reasonable and customary for such purposes and that does not suggest that the Company or any of its Subsidiaries has any responsibility for the documents or materials in which such logos are used (or the contents thereof) and that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or any of their respective products, services, offerings or intellectual property rights.

5.23 Conversion Transactions. Seller shall, and shall cause the Company to, complete the Conversion Transactions prior to the Closing. Seller and the Company shall afford Purchaser reasonable opportunity to review, comment on and approve (such approval not to be unreasonably withheld, delayed or conditioned) the forms of all documentation relating to the effectuation of the Conversion Transactions.

5.24 Purchaser Guarantee. Purchaser hereby agrees and acknowledges that Purchaser received a form of Airbus guarantee from the Company on September 17, 2014 (the “Purchaser Guarantee”), in connection with the matters contemplated in Section 6.2(j)(iii), and that Purchaser shall use its commercially reasonable best efforts to execute and deliver the Purchaser Guarantee upon reasonable request by the Company, in substantially the form received on September 17, 2014 with such changes as mutually agreed upon by Purchaser and Airbus.

ARTICLE VI

CONDITIONS TO CLOSING

6.1 Conditions to Seller’s Obligations. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived in whole or in part by Seller).

(a) Representations and Warranties. The representations and warranties of Purchaser in Article IV of this Agreement that are qualified by materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except for such representations and warranties expressly stated to relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date); provided, however, that this condition shall be deemed to be satisfied unless any breach of such representation or warranty, shall, either alone or taken in the aggregate with all such other breaches of representations and warranties, have a Material Adverse Effect.

(b) Performance. Subject to Purchaser’s right to cure on or before the Closing Date, Purchaser shall have, in all material respects, performed and complied with all agreements and covenants required by this Agreement to be so performed or complied with by Purchaser at or prior to the Closing Date.

(c) Certificates. Purchaser shall have delivered to Seller a certificate, dated as of the Closing Date, executed on its behalf by an executive officer, certifying the fulfillment of the conditions specified in Sections 6.1(a) and 6.1(b). Seller shall have received a certificate, dated as of the Closing Date, signed by the Secretary of Purchaser, and certifying as to (i) Purchaser’s certificate of incorporation and bylaws and the incumbency of its officers executing this Agreement and each Purchaser Agreement to which it is a party and (ii) the resolutions of the board of directors of Purchaser authorizing the execution, delivery and performance by Purchaser of this Agreement and each Purchaser Agreement to which it is a party.

(d) Closing Deliveries. Purchaser shall have complied with its obligations pursuant to Section 1.4.

(e) Escrow Agreement. Seller shall have received a copy of the Escrow Agreement, duly executed by Purchaser.

(f) Governmental Approvals. All applicable waiting periods under the HSR Act shall have expired or been terminated. All other authorizations, consents, order or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or filed or shall have occurred.

(g) No Injunctions or Restraints. No Applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect; provided, however, that the Company, Seller and Purchaser shall have used its respective reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

6.2 Conditions to Purchaser’s Obligations. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived in whole or in part by Purchaser); provided, however, that, for the avoidance of doubt, Purchaser acknowledges and agrees that receipt of financing, including the Debt Financing, is not a condition to Purchaser’s obligations to consummate the transactions contemplated by this Agreement:

(a) Representations and Warranties. (i) The representations and warranties of Seller in Article II and the Company in Article III of this Agreement (other than the Extended Representations, except for those contained in Sections 3.12 (Employee Benefit Plans) and 3.13 (Taxes), and after giving effect to any supplement, update, amendment or waiver with respect thereto pursuant to Section 5.8) that are qualified by materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except for such representations and warranties expressly stated to relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date); provided, however, that this condition shall be deemed to be satisfied unless any breach of such representation or warranty, shall, either alone or taken in the aggregate with all such other breaches of representations and warranties, have a Material Adverse Effect and (ii) the Extended Representations, except for those contained in Sections 3.12 (Employee Benefit Plans) and 3.13 (Taxes), shall be true and correct on and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except for such representations and warranties expressly stated to relate to a specific date, in which case such representations and warranties shall be true and correct as of such date).

(b) Performance. Subject to the Company’s and Seller’s right to cure on or before the Closing Date, the Company, Seller and Beneficial Seller shall have, in all material respects, performed and complied with all agreements and covenants required by this Agreement to be so performed or complied with by the Company, Seller and Beneficial Seller at or prior to the Closing.

(c) Certificates. The Company shall have delivered to Purchaser a certificate, dated as of the Closing Date, executed on its behalf by an executive officer, certifying the fulfillment of the conditions specified in Sections 6.2(a) and 6.2(b). Purchaser shall have received a certificate, dated as of the Closing Date, signed by the Secretary of the Company, and certifying as to (i) the Company’s certificate of incorporation and bylaws and the incumbency of its officers executing this Agreement and Seller Agreement to which it is a party and (ii) the resolutions of the board of directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement and Seller Agreement to which it is a party.

(d) Closing Deliveries. Seller and the Company shall have complied with their respective obligations pursuant to Section 1.4.

(e) Escrow Agreement. Purchaser shall have received a copy of the Escrow Agreement, duly executed by Seller.

(f) Governmental Approvals. All applicable waiting periods under the HSR Act shall have expired or been terminated. All other authorizations, consents, order or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or filed or shall have occurred.

(g) Certificate of Non-Foreign Status. Seller shall have delivered to Purchaser, in a form reasonably satisfactory to Purchaser, a non-foreign person affidavit that complies with the requirements of Section 1445 of the Code, executed by Seller.

(h) No Injunctions or Restraints. No Applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Authority prohibiting the sale of Shares contemplated hereby shall be in effect; provided, however, that the Company, Seller and Purchaser shall have used its respective best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

(i) Real Property Leases and Excluded Lease. Seller and the Company shall have delivered to Purchaser written confirmation in form reasonably acceptable to Purchaser that the Real Property Leases and Excluded Lease have been terminated, together with evidence that all security deposits made by the Company or the applicable Subsidiary under such documents have been returned in full to the Company or the applicable Subsidiary.

(j) Key Consents and Notices.

(i) The consents, waivers and approvals set forth on Section 6.2(j)(i) of the Disclosure Schedule shall be in full force and effect;

(ii) Seller and the Company shall have obtained and delivered to Purchaser copies of all of the consents, waivers and approvals set forth on Section 6.2(j)(ii) of the Disclosure Schedule, which shall be in form previously approved by Purchaser and in full force and effect.

(iii) Seller and the Company shall have delivered notice of the transactions contemplated by this Agreement in accordance with the terms of the Contract listed on Section 6.2(j)(iii) of the Disclosure Schedule, and such Contract shall not have been terminated following the receipt of such notice by the notice recipient within the period prescribed thereunder.

(k) No MAE. Since the date of this Agreement, there shall not have occurred any fact, circumstance, event, change or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(l) Real Estate Transfer Documents. The Real Property Transfer Documents shall have been executed by Seller and delivered to Purchaser.

(m) Employment Agreements. The Employment Agreements for Alan Reoch, Michael Rawlings, Omar Honegger, Samuel Cooperstein, and Warren Whitehead shall be in full force and effect, except as the same may be terminated at Purchaser’s election or modified with Purchaser’s consent after the date hereof.

(n) Consultancy Services Agreement. The Consultancy Services Agreement, dated as of the date hereof and effective as of the Closing Date, by and between Beneficial Seller and the Company, and attached hereto as Exhibit C (the “Consultancy Services Agreement”) shall be in full force and effect, other than by reason of death or disability in accordance with the terms thereof.

(o) Eleanor Randall Consent. The Eleanor Randall Consent shall be in full force and effect.

(p) Certain Insurance Policies. The Representation and Warranty Insurance Policy and the Environmental Insurance Policy shall each be in full force and effect, except in the case that Purchaser fails to pay its portion of the total cost thereof.

(q) Conversion Transactions. The Conversion Transactions shall have been completed in accordance with the terms hereof.

(r) Boeing MOA. The Boeing MOA shall be in full force and effect and shall not have been modified, amended or supplemented in any way, except as otherwise agreed to by the parties hereto.

ARTICLE VII

INDEMNIFICATION

7.1 Survival. The representations, warranties, covenants and agreements of Seller, Beneficial Seller and the Company, on the one hand, and Purchaser, on the other hand, contained in this Agreement and the certificates delivered pursuant to this Agreement shall not survive the Closing except to the extent specified below:

(a) All covenants and agreements contained in this Agreement that contemplate performance thereof following the Closing Date will survive the Closing in accordance with their terms. For the avoidance of doubt, the Seller’s indemnification obligations under Sections 7.2(a)(ii) through (vi) shall survive indefinitely.

(b) All covenants and agreements contained in this Agreement that contemplate performance at or prior to the Closing Date will survive until the eighteen-month anniversary of the Closing Date (such date, the “Covenant Termination Date”).

(c) The representations and warranties contained in Article II, Article III and Article IV of this Agreement, except for the Extended Representations, will survive the Closing until the eighteen-month anniversary of the Closing Date, at which point such representations and warranties and the right to make any claim for indemnification or reimbursement by any Purchaser Indemnitee or Seller Indemnitee on account thereof will terminate (such date, the “Representation Termination Date”).

(d) The Company Extended Representations shall survive indefinitely, except that the representations and warranties in Section 3.12 (Employee Benefit Plans), and Section 3.13 (Taxes), shall expire upon expiration of the applicable statute of limitations, as extended in accordance with Applicable Law. The Seller Extended Representations shall survive indefinitely. The Purchaser Extended Representations shall survive indefinitely.

(e) For the avoidance of doubt, the ability of any Person to receive indemnification under this Article VII, and the ability of the Purchaser Indemnitees to receive proceeds from the Escrow Amount, shall terminate on the applicable termination date in accordance with this Section 7.1, except to the extent such Person or Purchaser Indemnitee shall have made a claim for reimbursement from the Escrow Amount or indemnification, as provided in Section 7.7, prior to such termination date. If a Person or a Purchaser Indemnitee has made such a claim prior to such termination date, such claim, if then unresolved, shall not be extinguished by the passage of the deadlines set forth in this Section 7.1. On the Covenant Termination Date and the Representation Termination Date, Purchaser and Seller shall cause the Escrow Amount remaining in the Escrow Account (exclusive of amounts retained in respect of payment of pending claims) to be released and transferred to the Seller by the Escrow Agent, pursuant to and in accordance with the terms of the Escrow Agreement. Upon resolution of any such pending claims, Purchaser and Seller shall cause the amount held in the Escrow Account in respect thereof to be promptly released and distributed in accordance with such resolution, pursuant to and in accordance with the terms of the Escrow Agreement.

7.2 Indemnification of Purchaser Indemnitees.

(a) Subject to the limitations set forth in this Article VII, from and after the Closing and, subject to Section 7.1(e), ending on (X) in the case of claims brought with respect to breach of any covenant or agreement of Seller or Beneficial Seller in this Agreement to be performed at or prior to Closing, the Covenant Termination Date and (Y) in the case of claims brought with respect to the breach of any representations and warranties of the Company or Seller (other than the Company Extended Representations and the Seller Extended Representations or for Indemnified Taxes), the Representation Termination Date, Seller shall indemnify and hold harmless Purchaser and the successors and permitted assigns, and the officers, employees, directors and stockholders of Purchaser and their respective heirs, Affiliates

(including, after the Closing, the Company and the Subsidiaries) and personal representatives (collectively, the “Purchaser Indemnitees”), for the amount of any and all losses, liabilities, costs, Taxes, loss of Tax benefits, damages, claims, fines, penalties, expenses (including reasonable fees and expenses of outside attorneys), reasonable costs of investigation (including reasonable fees and expenses of outside accountants, consultants and experts reasonably engaged), amounts paid in settlement, court costs, and other expenses of litigation (but excluding any and all internal costs and expenses incurred by any party entitled to indemnification under this Article VII) (collectively, “Damages”) actually incurred by a Purchaser Indemnitee arising out of (i) any breach of any representation or warranty of Seller or the Company contained in Article II or III of this Agreement (other than a Company Extended Representation or a Seller Extended Representation and after giving effect to any supplement to the Disclosure Schedule pursuant to Section 5.8), (ii) any breach by Seller, Beneficial Seller or the Company of any of their respective covenants or agreements to be performed at or prior to the Closing, (iii) any fees, expenses or other payments incurred or owed by the Company (in each case as of the Closing Date) to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Agreement, or any other Seller Expenses not fully paid as of the Closing and not otherwise reflected as a liability on the Final Working Capital, (iv) any Indebtedness of the Company or any Subsidiary not fully paid as of the Closing and not otherwise reflected on the Final Working Capital, (v) the Contracts and transactions set forth on Section 3.20 of the Disclosure Schedule or (vi) the matters set forth on Section 7.2(a)(vi) of the Disclosure Schedule.

(b) Subject to the limitations set forth in this Article VII, from and after the Closing, Seller will indemnify and hold harmless the Purchaser Indemnitees for the amount of any Damages actually incurred by a Purchaser Indemnitee (i) arising out of any breach of Seller Extended Representation or Company Extended Representations or (ii) with respect to Indemnified Taxes (as provided in Section 7.8).

7.3 Indemnification of Seller Indemnitees.

(a) Subject to the limitations set forth in this Article VII, from and after the Closing and ending on (i) in the case of claims brought with respect to any covenant of Purchaser to be performed at or prior to the Closing, the Covenant Termination Date; (ii) in the case of claims brought with respect to the representations and warranties of Purchaser contained in this Agreement (other than the Purchaser Extended Representations), the Representation Termination Date and (iii) in respect of the Purchaser Extended Representations, the applicable expiration date under Section 7.1(d), Purchaser and the Company will jointly and severally indemnify and hold harmless Seller, Beneficial Seller, their respective successors and permitted assigns, the directors, employees, officers, trustees and equityholders of Seller and their respective heirs and personal representatives (collectively, the “Seller Indemnitees”) for, and will pay to the Seller Indemnitees the amount of, any Damages actually incurred by Seller Indemnitees arising out of (1) any breach of any representation or warranty of Purchaser contained in Article IV of this Agreement, (2) any breach by Purchaser of any of its covenants or agreements to be performed at or prior to the Closing, (3) any fees, expenses or other payments incurred or owed by Purchaser (as of the Closing Date) to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Agreement, (4) any discontinuance, suspension or modification on or after the Closing of any of the Company

Benefit Plans, (5) the ownership and operation of the Company, its Subsidiaries and their respective businesses from and after the Closing, (6) the failure to obtain any third party consent to the consummation of the transactions, other than those consents listed on Section 6.2(j)(i) of the Disclosure Schedule, and provided that this Section 7.3(a)(6) shall not be construed to limit the obligations of the parties hereto under Section 5.4, (6) the execution, delivery or performance of, or participation in, any Conversion Transaction or group of Conversion Transactions, and (7) penalties imposed on Seller by the United States Department of Justice and/or the Federal Trade Commission, as appropriate, for the Company’s and/or Purchaser’s failure to secure approval for the transactions contemplated by this Agreement under the HSR Act and/or regulations issued thereunder.

(b) Subject to the limitations set forth in this Article VII, from and after the Closing, Purchaser and the Company will jointly and severally indemnify and hold harmless the Seller Indemnitees for the amount of any Damages actually incurred by a Seller Indemnitee arising out of any breach of Purchaser Extended Representations.

7.4 Exclusive Remedy. Other than in the case of fraud, the parties agree that, from and after the Closing, the exclusive remedies of the parties for any Damages arising out of or based upon any breach of representations, warranties or covenants or agreements to be performed at or prior to the Closing set forth in this Agreement are the indemnification and/or reimbursement obligations of the parties set forth in this Article VII. In furtherance of the foregoing, each of the parties hereby waives, from and after the Closing, to the fullest extent permitted under Applicable Law, any and all rights and claims (other than claims of fraud) for Damages it may have against any other party arising under, based upon or relating to this Agreement, Seller Agreement or Purchaser Agreement, any document or certificate delivered in connection herewith, any Applicable Law, common law or otherwise (except pursuant to the indemnification provisions set forth in this Article VII), and such waiver shall include any such claims of Purchaser, Parent or Purchaser Indemnitee arising from the Puente Valley Operable Unit of the San Gabriel Valley Superfund Site as well as any such claims arising from hexavalent chromium groundwater contamination under, on or about the Real Property. The provisions of this Section 7.4 shall not, however, prevent or limit a cause of action to obtain an injunction or injunctions to prevent breaches of this Agreement, or specific performance to compel performance hereunder.

7.5 Limitations on Reimbursement to and Indemnification of Purchaser Indemnitees. Notwithstanding anything herein to the contrary, the rights of the Purchaser Indemnitees to reimbursement from the Escrow Amount and indemnification are limited as follows:

(a) Except with respect to Damages with respect to the breach of the Seller Extended Representations and the Company Extended Representations, the Purchaser Indemnitees will not be entitled to indemnification or reimbursement from the Escrow Amount with respect to the matters described in Section 7.2(a)(i) for any Damages until the total of all such Damages suffered by the Purchaser Indemnitees exceed $700,000 (the “Basket”), in which event the Purchaser Indemnitees will be entitled to reimbursement from the Escrow Amount for all Damages in excess of the Basket. No claim for indemnification or reimbursement from the Escrow Amount may be made pursuant to Section 7.2(a)(i) for any individual item where the claim for Damages related thereto is less than $10,000, and if such claim does not exceed such amount, the amount of such claim shall not be taken into account in determining whether or not or to the extent to which the Basket has been exceeded; provided, however, that this sentence shall not apply to claims brought with respect to the Seller Extended Representations or the Company Extended Representations.

(b) All claims for Damages made by any Purchaser Indemnitee pursuant to Section 7.2(a)(i) shall be satisfied by reimbursement solely out of the Escrow Amount, subject to the terms of the Escrow Agreement, and shall not, individually or in the aggregate, exceed the Cap. All claims for Damages made by any Purchaser Indemnitee pursuant to Sections 7.2(a)(ii) through 7.2(a)(vi), and 7.2(b) shall be satisfied by Seller subject to Article IX. In no event shall Seller be liable for Damages (either individually or in the aggregate) pursuant to this Article VII, including without limitation, any claims in respect of the Company Extended Representations and the Seller Extended Representations, in excess of the net Purchase Price that Seller actually receives in cash.

(c) The Purchaser Indemnitees’ right to reimbursement from the Escrow Amount or indemnification pursuant to Section 7.2 on account of any Damages shall be reduced by all insurance or other third party indemnification proceeds received by the Purchaser Indemnitees. Purchaser and the Company shall use commercially reasonable best efforts to claim and recover any Damages suffered by the Purchaser Indemnitees under any such insurance policies or other third party indemnities. If Purchaser and the Company fail to pursue recoveries under any “incurrence” based insurance policies or other third party indemnities, then Seller shall have the right of subrogation to pursue such insurance policies or other third party indemnities on its behalf and may take any reasonable actions necessary to pursue such rights of subrogation in its name or the name of the party from whom subrogation is obtained. Purchaser and the Company shall cooperate with Seller to pursue any such subrogation claim.

(d) The Purchaser Indemnitees shall not be entitled to reimbursement from the Escrow Amount or indemnification pursuant to this Agreement for lost profits, exemplary damages, special damages, consequential damages or punitive damages, except, in each case, with respect to Damages actually awarded to a third party in an action brought against a Purchaser Indemnitee.

(e) In addition to other limitations under this Section 7.5, Damages of any Purchaser Indemnitee with respect to any claim for a breach or inaccuracy of a representation or warranty of Section 3.13 or a breach of any covenant of Seller or the Company with respect to Taxes shall be limited to Tax Losses.

7.6 Limitations on Indemnification of Seller Indemnitees.

(a) Except with respect to Damages with respect to the breach of the Purchaser Extended Representations, the Seller Indemnitees will not be entitled to indemnification pursuant to Section 7.3(a)(1) hereof for any Damages until the total of all such Damages suffered by the Seller Indemnitees exceeds the Basket, in which event the Seller Indemnitees will be entitled to indemnification or reimbursement for all Damages in excess of the Basket, and up to a maximum of the Escrow Amount. No claim for indemnification may be made pursuant to Section 7.3(a)(1) for any individual item where the claim for Damages related thereto is less than $10,000, and if such claim does not exceed such amount, the amount of such claim shall not be taken into account in determining whether or not or to the extent to which the Basket has been exceeded.

(b) The Seller Indemnitees’ right to indemnification pursuant to Section 7.3 on account of any Damages shall be reduced by all insurance or other third party indemnification proceeds actually received by the Seller Indemnitees. Seller shall use commercially reasonable efforts to claim and recover any Damages suffered by the Seller Indemnitees under any such insurance policies or other third party indemnities. If Seller fails to pursue recoveries under any “incurrence” based insurance policies or other third party indemnities, then Purchaser and the Company shall have the right of subrogation to pursue such insurance policies or other third party indemnities and may take any reasonable actions necessary to pursue such rights of subrogation in their name or the name of the party from whom subrogation is obtained. Seller shall cooperate with Purchaser and the Company to pursue any such subrogation claim.

(c) The Seller Indemnitees shall not be entitled to indemnification pursuant to this Agreement for lost profits, exemplary damages, special damages, consequential damages or punitive damages, except, in each case, with respect to Damages actually awarded to a third party in an action brought against Seller Indemnitees.

7.7 Procedures. The following procedures shall apply to all claims for indemnification and reimbursement pursuant to this Article VII, other than those relating to Tax matters, which are governed by Section 7.8:

(a) Notice of Damages Provided by Seller Indemnitees. Subject to the limitations set forth in this Article VII, if any Seller Indemnitee believes in good faith that it has a claim for indemnification (a “Seller Indemnity Claim”), Seller shall, promptly after it becomes aware of such Seller Indemnity Claim but in any event prior to the applicable survival date under Section 7.1, notify Purchaser of such claim by means of a written notice specifying the nature, circumstances and amount of such claim accompanied by an affidavit of an authorized person of Seller setting forth with reasonable particularity the underlying facts actually known or in good faith believed by the affiant to exist sufficient to establish, as of the date of such affidavit, the basis for such claim and setting forth Seller’s good faith calculation of the Damages incurred by the applicable Seller Indemnitee with respect thereto (a “Seller Claim Notice”). The failure by Seller to promptly deliver a Seller Claim Notice under this Section 7.7(a) will not adversely affect the applicable Seller Indemnitee’s right to indemnification except to the extent that Purchaser is actually and materially prejudiced thereby.

(b) Notice of Damages Provided by Purchaser Indemnitees.

(i) Indemnification Claims. Subject to the limitations set forth in this Article VII, if any Purchaser Indemnitee believes in good faith that it has a claim for indemnification or reimbursement against the Escrow Amount (a “Purchaser Indemnity Claim”), Purchaser shall, promptly after it becomes aware of such Purchaser Indemnity Claim but in any event prior to the applicable survival date under Section 7.1, notify Seller (and, if such claim is or includes a claim for reimbursement against the Escrow Amount, the Escrow Agent) of such Purchaser Indemnity Claim by means of a written notice specifying the nature, circumstances and amount of such Purchaser Indemnity Claim accompanied by an affidavit of an officer of the Purchaser setting forth with reasonable particularity the underlying facts actually known or in good faith believed by the affiant to exist sufficient to establish, as of the date of such affidavit, the basis for the Purchaser Indemnity Claim and setting forth Purchaser’s good faith calculation of the Damages incurred by the applicable Purchaser Indemnitee with respect thereto (a “Purchaser Claim Notice”). The failure by Purchaser to promptly deliver a Purchaser Claim Notice under this Section 7.7(b)(i) will not adversely affect the applicable Purchaser Indemnitee’s right to indemnification or reimbursement from the Escrow Amount except to the extent that Seller is actually and materially prejudiced thereby. Upon receipt of a Purchaser Claim Notice from Purchaser, Seller shall have thirty (30) days to (A) if and to the extent such Purchaser Claim Notice includes a claim for reimbursement against the Escrow Amount, send a joint written instruction, together with Purchaser, to the Escrow Agent directing the Escrow Agent to pay to Purchaser from the Escrow Amount the amount of Damages so specified in the Purchaser Claim Notice subject to the limitations contained in this Article VII, (B) if and to the extent such Purchaser Claim Notice includes a claim for indemnification other than against the Escrow Amount, pay to Purchaser the amount of Damages so specified in the Purchaser Claim Notice subject to the limitations contained in this Article VII or (C) deliver to Purchaser (and, if such claim is or includes a claim for reimbursement against the Escrow Amount, to the Escrow Agent) notice in writing that Seller objects to the Purchaser Indemnity Claim (or the amount of Damages set forth therein) asserted in such Purchaser Claim Notice (a “Dispute Notice”).

(ii) Indemnification Claim Disputes. If Seller delivers a Dispute Notice to Purchaser, Purchaser and Seller shall promptly meet and use their reasonable efforts to settle the dispute as to whether and to what extent the Purchaser Indemnitees are entitled to reimbursement on account of such Purchaser Indemnity Claim. If Purchaser and Seller are able to reach agreement within thirty (30) days after Purchaser receives such Dispute Notice (the “Dispute Period”), as applicable, (A) Purchaser and Seller shall deliver a joint written instruction to the Escrow Agent setting forth such agreement and instructing the Escrow Agent to release funds from the Escrow Amount subject to the limitations contained in this Article VII and/or (B) Seller shall pay to Purchaser an amount in accordance with such agreement. If Purchaser and Seller are unable to reach agreement within the Dispute Period, then the dispute may be submitted to arbitration pursuant to Section 9.15 by either Purchaser or Seller. For all purposes of any dispute pursuant to this Article VII, Purchaser and Seller shall cooperate with and make available to the other party and its representatives all information, records and data, and shall permit reasonable access to its facilities and personnel, as may be reasonably required in connection with the resolution of such disputes.

(c) Opportunity to Defend Third Party Claims. In the event of any claim by a third party against any Purchaser Indemnitee or Seller Indemnitees for which indemnification or reimbursement is or may be available under this Article VII (whether pursuant to a lawsuit, other legal action or otherwise, a “Third Party Claim”), and, if (A) in the event that the Indemnified Party is a Purchaser Indemnitee and the Purchaser Indemnitee makes a claim for Damages pursuant to Section 7.2(a)(i), the then-available portion of the Escrow Amount is sufficient, in the reasonable judgment of the Indemnified Party, to satisfy at least two-thirds (2/3) of the amount of any adverse monetary judgment or settlement that is reasonably likely to result, (B) the Third Party Claim does not seek (and continues to not seek) injunctive or other non-monetary equitable relief, except for injunctive or other non-monetary equitable relief that (x) is ancillary to a claim for monetary damages or (y) in the reasonable judgment of the Indemnified Party would not have a material and adverse effect on the Indemnified Party or any of its Affiliates if granted and (C) subject to the last sentence of this Section 7.7(c), the Indemnifying Party expressly agrees in writing that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the Third Party Claim in accordance with the terms set forth in this Agreement (the conditions set forth in the foregoing clauses (A), (B) and (C), the “Litigation Conditions”), then the Indemnifying Party shall be entitled and, if it so elects, shall be obligated at its own cost and expense, (i) to take control of the defense and investigation of such Third Party Claim and (ii) to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend such Third Party Claim, and the Indemnifying Party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed, provided that such consent may be granted or withheld at the absolute and sole discretion of the Indemnified Party in the event the Third Party Claim seeks non-monetary relief, such as injunctive or other equitable relief; provided, however, that if (1) any of the Litigation Conditions cease to be met or (2) the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim, then the Indemnified Party may assume the defense of such Third Party Claim, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. In the event the Indemnifying Party elects to assume control of the defense and investigation of such Third Party Claim in accordance with this Section 7.7(c), the Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third Party Claim, provided that if the named Persons to a lawsuit or other legal action include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall be entitled, at the Indemnifying Party’s cost, risk and expense, to retain one firm of separate counsel of its own choosing (along with any required local counsel). If the Indemnifying Party fails to assume the defense of such Third Party Claim in accordance with this Section 7.7(c) within thirty (30) days after delivery of the notice delivered in connection with such Third Party Claim, the Indemnified Party against which such Third Party Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake the defense of such Third Party Claim, and, if it so elects, to compromise or settle such Third Party Claim (but only with the prior written consent of the Indemnifying Party, not to be unreasonably withheld or delayed). In the event the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. If the Indemnifying Party assumes such defense and, in the course of defending such Third Party Claim or otherwise, discovers that (X) the facts presented at the time the Indemnifying Party confirmed the application of the indemnification provisions hereof pursuant to subpart (C) of this Section 7.7(c) were not true and (Y) such untruth provides a reasonable basis for asserting that the Indemnifying Party does not have any indemnification obligation in respect of such Third Party Claim, then the Indemnifying Party shall not be bound by such confirmation.

7.8 Tax Contests.

(a) If any Governmental Authority issues to the Company or any Subsidiary (A) a notice of its intent to audit or conduct another legal proceeding with respect to Taxes or Tax Returns of the Prior Company or the Company or the Subsidiaries for any Pre-Closing Tax Period or Straddle Period or (B) a notice of deficiency for Taxes for any Pre-Closing Tax Period or Straddle Period, Purchaser shall notify Seller of its receipt of such communication from the Governmental Authority within ten (10) days of receipt.

(b) The Company or applicable Subsidiary shall control any audit or other legal proceeding in respect of any Taxes or Tax Returns of the Prior Company, the Company or a Subsidiary, including, for the avoidance of doubt, any voluntary disclosure to, or voluntary discussions with, any Governmental Authority regarding any Tax or Tax Returns of the Company or any Subsidiary of the Company for a Pre-Closing Tax Period that have been consented to as provided for in Section 5.10(a)(iii) (a “Tax Contest”); provided, however, (X) Seller, at Seller’s sole cost and expense, shall have the right to control any Tax Contest (including the settlement or resolution thereof) but only if such Tax Contest relates solely to a Pre-Closing Tax Period and any Tax Contest of the Prior Company; (Y) Seller, at Seller’s sole cost and expense, shall have the right to participate in any Tax Contest to the extent it relates to a Pre-Closing Tax Period or Straddle Period; and (Z) Purchaser shall not, and shall not allow the Company or any Subsidiary, to settle, resolve, or abandon a Tax Contest (whether or not Seller controls or participates in such Tax Contest) for a Pre-Closing Tax Period or Straddle Period without the prior written consent of Seller (which consent shall not be unreasonably withheld, delayed or conditioned).

(c) If Seller elects to control a Tax Contest for a Pre-Closing Tax Period, (A) Seller shall notify Purchaser of such intent; (B) Purchaser shall promptly complete and execute, and promptly cause the Company, the Subsidiaries, or other Purchaser Indemnitee to complete and execute, any powers of attorney or other documents that are necessary (or that Seller requests) to allow Seller to control such Tax Contest; (C) prior to Seller taking control, Purchaser shall control, or cause the Company or applicable Subsidiary to control, such Tax Contest in good faith and after Seller takes control, Seller shall control such Tax Contest in good faith; and (D) while it controls a Tax Contest, Seller shall (1) keep Purchaser reasonably informed regarding the status of such Tax Contest; (2) allow Purchaser, the Company, or the Subsidiaries, at Purchaser’s sole cost and expense, to participate in such Tax Contest; and (3) not settle, resolve, or abandon any such Tax Contest without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed, or conditioned).

(d) If Seller elects to participate in a Tax Contest, (A) Seller shall notify Purchaser of such intent; (B) Purchaser shall control, or cause the Company or any Subsidiary to control, the Tax Contest in good faith; and (C) Purchaser shall take all actions (and cause the Company or applicable Subsidiaries of the Company) required to ensure that Seller has the rights to participate in the Tax Contest.

(e) If Seller does not control or participate in a Tax Contest (whether by election or otherwise) that relates to a Pre-Closing Tax Period or Straddle Period, (A) Purchaser shall control, or cause the Company or applicable Subsidiary to control, such Tax Contest in good faith; and (B) Purchaser shall keep Seller reasonably informed regarding the status of such Tax Contest.

(f) To the extent that the provisions of this Section 7.8 are inconsistent with any provision of Section 7.7, the provisions of this Section 7.8 shall control.

7.9 Mitigation. Each party shall take reasonable steps to mitigate any of its Damages upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto. Each of the parties hereto shall cooperate with the others with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by using reasonable efforts to mitigate or resolve any such claim or liability and by forgoing any actions that would reasonably be expected to increase the Damages arising from any such claim or liability; provided, however, that such party shall not be required to make such efforts if they would be detrimental in any material respect to such party.

7.10 No Circular Recovery. Notwithstanding anything to the contrary contained in this Agreement, neither Seller nor Beneficial Seller shall make any claim for indemnification pursuant to Section 5.9 hereof, or pursuant to the constituent documents of the Company or the Subsidiaries, to defend or pay Damages obtained by any claim brought by any Purchaser Indemnitee against Seller or Beneficial Seller for breach of this Agreement, or any other Company Agreement or Seller Agreement.

7.11 Adjustment to Purchase Price. Any payments made pursuant to this Article VII shall be construed as an adjustment to the Purchase Price.

ARTICLE VIII

TERMINATION

8.1 Termination. Prior to the Closing, this Agreement may be terminated and the transactions contemplated hereby may be abandoned:

(a) at any time, by mutual written agreement of Seller and Purchaser;

(b) at any time after January 19, 2015 (the “Outside Date”), by Seller upon written notice to Purchaser, if the Closing shall not have occurred for any reason other than a breach of this Agreement by the Company or Seller;

(c) at any time after the Outside Date, by Purchaser upon written notice to Seller, if the Closing shall not have occurred for any reason other than a breach of this Agreement by Purchaser;

(d) by Seller, if Purchaser breaches any of its representations, warranties or obligations under this Agreement such that the conditions in Section 6.1(a) or (b) cannot be met by the Outside Date and such breach is not cured within thirty (30) days after written notice to Purchaser by Seller; provided, however, that no cure period will be required for any such breach that by its nature cannot be cured;

(e) by Purchaser, if the Company, Seller or Beneficial Seller breaches any of their respective representations, warranties or obligations under this Agreement such that the conditions in Section 6.2(a) or (b) cannot be met by the Outside Date and such breach is not cured within thirty (30) days after written notice to Seller by Purchaser; provided, however, that, no cure period will be required for any such breach that by its nature cannot be cured;

(f) by either Purchaser or Seller if a court of competent jurisdiction shall have issued an Order permanently restraining or prohibiting the transactions contemplated by the Agreement, and such Order shall have become final and nonappealable;

(g) by Purchaser, in accordance with the terms of Section 5.8(c)(ii)(B).

8.2 Procedure and Effect of Termination. In the event of termination by the Company or Purchaser pursuant to Section 8.1, written notice thereof shall be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein, (i) Purchaser shall return all documents and other material received from Seller or the Company or any of their respective representatives relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, and (ii) all confidential information received by Purchaser with respect to the business of the Company and the Subsidiaries shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 8.1 hereof, this Agreement shall become void and there shall be no further obligation on the part of any party hereto except (a) the obligations provided for in this Section 8.2 (Procedure and Effect of Termination), Section 5.2(b) (Confidentiality), Section 5.5 (Public Announcements) and Article IX (Miscellaneous) hereof shall survive any such termination of this Agreement and (b) nothing herein shall relieve any party from liability for breach of this Agreement.

ARTICLE IX

MISCELLANEOUS

9.1 Further Assurances. From time to time after the Closing Date, at the request of the other party hereto and at the expense of the party so requesting, the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to give effect to the transactions contemplated hereby.

9.2 Notices. All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered (i) by hand (including by reputable overnight courier), (ii) by mail (certified or registered mail, return receipt requested) or (iii) by facsimile transmission or electronic mail (in each case the receipt of which is confirmed):

(a) If to Purchaser, Parent or, after the Closing, the Company, to:

TriMas Corporation

39400 Woodward Avenue

Suite 130

Bloomfield Hills, Michigan 48304

Facsimile:	248.631.5413
Attention:	Joshua Sherbin
General Counsel and Chief Compliance Officer
Email:	joshsherbin@trimascorp.com

with a copy to:

Jones Day

North Point

901 Lakeside Avenue

Cleveland, Ohio 44114

Facsimile:	216.579.0212
Attention:	Patrick J. Leddy
Email:	pjleddy@jonesday.com

(b) If to the Company prior to the Closing, to:

ALLFAST Fastening Systems, Inc.

15200 Don Julian Road

City of Industry, CA 91745

Telephone:	626.968.9388
Facsimile:	626.968.9393
Email:	jrandall@allfastinc.com

with a copy to:

Winston & Strawn LLP

333 S. Grand Avenue, 38th Floor

Los Angeles, California 90071

Facsimile:	213.615.1750
Attention:	C. James Levin
Email:	jlevin@winston.com

(c) If to Seller or to Beneficial Seller, to:

James and Eleanor Randall Trust Dated June 1, 1993

c/o James H. Randall

315 Deodar Lane

Bradbury, CA 91008

Facsimile:	626.305.0895
Email:	james.h.randall@yahoo.com

or to such other Person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been given (i) on the date on which so hand-delivered, (ii) on the third Business Day following the date on which so mailed and (iii) on the date on which the facsimile or electronic mail is confirmed, except for a notice of change of address, which shall be effective only upon receipt thereof.

9.3 Exhibits and Schedules. Any exception to a representation or warranty made in this Agreement disclosed in the Disclosure Schedule or in any of the Exhibits attached hereto shall reasonably identify the exception and describe the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item may not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty pertains to the existence of the document or other item itself. Any event or condition specifically disclosed in reasonable detail in any section of the Disclosure Schedule shall be deemed disclosed or incorporated into any other section of the Disclosure Schedule with the same degree of specification where it is apparent on the face of such disclosure that such disclosure would be appropriate and relevant to such other section of the Disclosure Schedule. The inclusion of any matter, information or item in any Disclosure Schedule shall not be deemed to constitute an admission of any liability by the Company or Seller to any third party or otherwise imply that any such matter, information or item is material or creates a measure for materiality for the purposes of this Agreement.

9.4 Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the parties hereto. Any failure of Seller or the Company to comply with any term or provision of this Agreement may be waived by Purchaser, and any failure of Purchaser to comply with any term or provision of this Agreement may be waived by Seller at any time by an instrument in writing signed by or on behalf of such other party, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

9.5 Entire Agreement. This Agreement, the Disclosure Schedule and the Exhibits, schedules and other documents referred to herein (including, without limitation, the Confidentiality Agreement) which form a part hereof contain the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter (other than the Confidentiality Agreement).

9.6 Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by Applicable Law.

9.7 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but except as contemplated herein, neither this

Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by any party without the prior written consent of the other parties hereto; provided, however, that Purchaser may assign its rights and obligations under this Agreement (in whole or in part) without prior written consent to (A) any of its Affiliates or (B) any Financing Source (including for purposes of creating a security interest or otherwise assigning as collateral in respect of any Debt Financing).

9.8 No Third-Party Beneficiaries. Other than (a) the Persons listed on Section 5.9 of the Disclosure Schedule (solely with respect to Section 5.9), (b) the Financing Sources (solely with respect to Sections 9.12, 9.13, 9.14 and 9.18) and (c) the Persons contemplated by Section 5.22, this Agreement is not intended and shall not be deemed to confer upon or give any Person not a party or a permitted assign of a party to this Agreement any rights, remedies or other benefits under or by reason of this Agreement.

9.9 Fees and Expenses. Except as otherwise provided in Article I, Section 5.6 and Section 5.10(d), whether or not the transactions contemplated hereby are consummated pursuant hereto, each party hereto shall pay all fees and expenses incurred by it or on its behalf in connection with this Agreement, and the consummation of the transactions contemplated hereby.

9.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.11 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.” Any reference to the masculine, feminine or neuter gender shall include such other genders and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires. The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each of the parties acknowledge that it has been represented by counsel in connection with the preparation and execution of this Agreement.

9.12 Forum; Service of Process. Except for any dispute, claim or controversy that is submitted for arbitration pursuant to Section 9.15, any Proceeding brought by any party or any of its Affiliates arising out of or based upon this Agreement shall only be instituted in any federal or state court in New York County, New York, and each party waives any objection which it may now or hereafter have to the laying of venue of any such Proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. The Financing Sources are express third-party beneficiaries of the provisions of this Section 9.12.

9.13 Governing Law. This Agreement shall be governed by the laws of the State of California, excluding choice of law principles that would require the application of the laws of a jurisdiction other than the State of California. All actions, proceedings, or counterclaims (whether based on contract, tort or otherwise) against the Financing Sources arising out of or relating to the Debt Financing (including the transactions contemplated thereby) and the performance thereof by the Financing Sources shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York. For the avoidance of doubt, the arbitration provisions in Section 9.15 shall not apply to any dispute against any Financing Source. The Financing Sources are express third-party beneficiaries of the provisions of this Section 9.13.

9.14 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS, HIS OR HER, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. THE FINANCING SOURCES ARE EXPRESS THIRD-PARTY BENEFICIARIES OF THE PROVISIONS OF THIS SECTION 9.14.

9.15 Arbitration.

(a) ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION, ENFORCEMENT, INTERPRETATION OR VALIDITY THEREOF, INCLUDING THE DETERMINATION OF THE SCOPE OR APPLICABILITY OF THIS AGREEMENT TO ARBITRATE, WILL BE DETERMINED BY ARBITRATION AS SET FORTH IN THIS SECTION 9.15.

(b) IN THE EVENT THE PARTIES ARE UNABLE TO RESOLVE A DISPUTED CLAIM OR CLAIMS UNDER ARTICLE VII, ANY OF THE PARTIES MAY REQUEST ARBITRATION OF THE MATTER UNLESS THE AMOUNT OF THE DAMAGE OR LOSS IS AT ISSUE IN PENDING LITIGATION WITH A THIRD PARTY, IN WHICH

EVENT RESOLUTION OF ANY DISPUTE WILL BE DETERMINED IN SUCH PROCEEDING OR BY ARBITRATION AT THE ELECTION OF THE INDEMNIFIED PERSON.

(c) THE ARBITRATION WILL BE ADMINISTERED BY JAMS PURSUANT TO ITS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES AND WILL BE CONDUCTED BY THREE (3) ARBITRATORS WITHIN THIRTY (30) DAYS OF A PARTY REQUESTING ARBITRATION PURSUANT TO THIS SECTION 9.15. WITHIN TEN (10) DAYS OF THE COMMENCEMENT OF ARBITRATION, SELLER, ON THE ONE HAND, AND PURCHASER, ON THE OTHER, WILL EACH SELECT ONE (1) ARBITRATOR, AND, WITHIN TEN (10) DAYS OF SUCH SELECTION, THE TWO (2) ARBITRATORS SO SELECTED WILL SELECT A THIRD ARBITRATOR. IF THE ARBITRATORS SELECTED BY THE PARTIES ARE UNABLE OR FAIL TO AGREE UPON THE THIRD ARBITRATOR WITHIN THE ALLOTTED TIME, THE THIRD ARBITRATOR WILL BE APPOINTED BY JAMS IN ACCORDANCE WITH ITS RULES. THE ARBITRATORS WILL SET A LIMITED TIME PERIOD AND ESTABLISH PROCEDURES DESIGNED TO REDUCE THE COST AND TIME FOR DISCOVERY WHILE ALLOWING THE PARTIES AN OPPORTUNITY, ADEQUATE IN THE SOLE JUDGMENT OF THE ARBITRATORS, TO DISCOVER RELEVANT INFORMATION FROM THE OPPOSING PARTY ABOUT THE SUBJECT MATTER OF THE DISPUTE. THE ARBITRATORS WILL RULE UPON MOTIONS TO COMPEL OR LIMIT DISCOVERY AND WILL HAVE THE AUTHORITY TO IMPOSE SANCTIONS, INCLUDING ATTORNEYS’ FEES AND COSTS, TO THE EXTENT A COURT OF COMPETENT LAW OR EQUITY COULD, SHOULD THE ARBITRATORS DETERMINE THAT DISCOVERY WAS SOUGHT WITHOUT SUBSTANTIAL JUSTIFICATION OR THAT DISCOVERY WAS REFUSED OR OBJECTED TO WITHOUT SUBSTANTIAL JUSTIFICATION. THE DECISION OF A MAJORITY OF THE THREE (3) ARBITRATORS (INCLUDING AS TO THE VALIDITY AND AMOUNT OF ANY CLAIM) WILL BE BINDING AND CONCLUSIVE UPON THE PARTIES TO THIS AGREEMENT. SUCH DECISION WILL BE WRITTEN AND WILL BE SUPPORTED BY WRITTEN FINDINGS OF FACT AND CONCLUSIONS WHICH WILL SET FORTH THE AWARD, JUDGMENT, DECREE OR ORDER AWARDED BY THE ARBITRATORS. ANY SUCH ARBITRATION WILL BE HELD IN LOS ANGELES, CALIFORNIA, OR SUCH OTHER LOCATION AS THE PARTIES MAY MUTUALLY AGREE.

(d) THE PARTIES WILL MAINTAIN THE CONFIDENTIAL NATURE OF THE ARBITRATION PROCEEDING AND THE AWARD, INCLUDING THE HEARING, EXCEPT AS MAY BE NECESSARY TO PREPARE FOR OR CONDUCT THE ARBITRATION HEARING ON THE MERITS, OR EXCEPT AS MAY BE NECESSARY IN CONNECTION WITH A COURT APPLICATION FOR A PRELIMINARY REMEDY, A JUDICIAL CHALLENGE TO AN AWARD OR ITS ENFORCEMENT, OR UNLESS OTHERWISE REQUIRED BY LAW OR JUDICIAL DECISION.

(e) JUDGMENT UPON ANY AWARD RENDERED BY THE ARBITRATORS MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THIS SECTION 9.15 WILL NOT PRECLUDE PARTIES FROM SEEKING PROVISIONAL REMEDIES IN AID OF ARBITRATION FROM A COURT OF APPROPRIATE

JURISDICTION. AS PERMITTED UNDER THIS SECTION 9.15, ANY LEGAL ACTION OR PROCEEDING IN AID OF ARBITRATION MAY BE BROUGHT IN ANY COURT HAVING JURISDICTION AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES CONSENT, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO SUCH JURISDICTION. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON-CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING AS PERMITTED BY THIS SECTION 9.15.

(f) THIS SECTION 9.15 SHALL BE SUBJECT IN ALL RESPECTS TO THE RIGHTS OF THE PARTIES UNDER SECTION 9.17.

9.16 Beneficial Seller Guaranty.

(a) Subject to Section 9.16(f), Beneficial Seller irrevocably guarantees to Purchaser each and every representation, warranty, covenant, agreement and other obligation of Seller, and/or any of its permitted assigns under this Agreement, and the full and timely performance of their respective obligations under this Agreement (the “Seller Guaranteed Obligations”). The obligations of Beneficial Seller under this guarantee are continuing and will remain in full force and effect until the Seller Guaranteed Obligations have been performed or paid and satisfied in full.

(b) Subject to Section 9.16(f), this is a guarantee of payment and performance, and not of collection, and Beneficial Seller acknowledges and agrees that this guarantee is full and unconditional, and the obligations of Beneficial Seller shall not be released, discharged, mitigated, impaired or affected by (i) any lack or limitation of status or power, or other such circumstance, including any dissolution, insolvency, bankruptcy, liquidation, winding-up or other proceeding relating to Seller, Beneficial Seller or any other Person, (ii) any irregularity, defect, unenforceability or invalidity in respect of any obligations of Seller under this Agreement or any other document or instrument contemplated hereby, (iii) any change in the name, control, objects, business, assets, capital structure or constitution of Seller, (iv) any right of set-off, counterclaim or defense of any kind (other than payment and satisfaction in full of the Seller Guaranteed Obligations) which Beneficial Seller, Seller or any other Person has or may have against Purchaser, Parent or any of its Affiliates, (v) any extensions of time, indulgences or modifications which Purchaser or any of its Affiliates may extend to or make with Seller in respect of the performance of the Seller Guaranteed Obligations, (vi) any amendment, variation, modification, supplement or replacement of this Agreement or any other document or instrument contemplated hereby (except to the extent that such amendment, variation, modification, supplement or replacement affects the Seller Guaranteed Obligations), (vii) the occurrence of any change in the Applicable Laws of any jurisdiction or by any present or future action of any Governmental Authority amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Seller Guaranteed Obligations or the obligations of Beneficial Seller under this guarantee and (viii) any other circumstance (other than payment and satisfaction in full of the Seller Guaranteed Obligations) that might otherwise constitute a legal or equitable discharge or defense of Seller under this Agreement or of Beneficial Seller in respect of its obligations hereunder.

(c) Subject to Section 9.16(f), Beneficial Seller hereby waives, for the benefit of Purchaser, (i) any right to require Purchaser, as a condition of performance by the Seller Guarantor, to proceed against Seller or pursue any other remedy whatsoever and (ii) to the fullest extent permitted by Applicable Law, any defenses or benefits that may be derived from or afforded by Applicable Law which limit the liability of or exonerate guarantors or sureties.

(d) Beneficial Seller covenants and agrees to take all actions to enable Seller to adhere to each provision of this Agreement which requires an act or omission on the part of Beneficial Seller to enable Seller to comply with its obligations under this Agreement.

(e) Beneficial Seller represents and warrants to Purchaser, as of the date hereof and as of the Closing, that (i) Beneficial Seller has all requisite power and authority and full legal capacity to enter into this Agreement and the other agreements contemplated by this Agreement to be entered into by Beneficial Seller and to consummate the transactions contemplated hereby, (ii) this Agreement constitutes a valid and legally binding obligation of Beneficial Seller, enforceable against Beneficial Seller in accordance with its terms, and (iii) the execution and delivery by Beneficial Seller of this Agreement and the other agreements contemplated by this Agreement to be entered into by Beneficial Seller do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under any Order applicable to Beneficial Seller, Seller, the Company or any Subsidiary or their respective properties or assets or any Applicable Law applicable to Beneficial Seller, Seller, the Company or any Subsidiary or their respective property or assets.

(f) Purchaser hereby agrees that it will, and it will cause the Purchaser Indemnitees to, use commercially reasonable efforts to secure the payment of any monetary obligations of Seller hereunder first from Seller before pursuing its rights under this Section 9.16. If Seller does not satisfy a payment obligation which has been finally determined in accordance with the terms of this Agreement within 30 days after submission in writing by the applicable Purchaser Indemnitee, then such Purchaser Indemnitee shall be entitled to assert its rights under this Section 9.16, as a guaranty of payment and performance and not of collection.

9.17 Specific Performance. The parties hereto acknowledge and agree that the breach of this Agreement by a party would cause irreparable damage to other party for which there would be no adequate remedy at law. Therefore, notwithstanding anything to the contrary in this Agreement, the obligations of the parties hereto under this Agreement shall be enforceable by injunctive relief to restrain a breach or threatened breach, or by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith, without the posting of any bond or other undertaking. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

9.18 Non-Recourse. The Company covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, a legal proceeding (whether based in contract, tort, fraud, strict liability, other Applicable Laws or otherwise) arising under or in connection with this Agreement, the Debt Commitment Letters or the transactions contemplated hereby against the Financing Sources or any of their successors, heirs or representatives thereto and that the Financing Sources shall not have any liability or obligations (whether based in contract, tort, fraud, strict liability, other Laws or otherwise) to the Company, any of its Affiliates or any of their respective successors, heirs or representatives thereof arising out of or relating to this Agreement, the Debt Commitment Letters or the transactions contemplated hereby or thereby. Any claim or cause of action based upon, arising out of, or related to this Agreement or any agreement, document or instrument contemplated hereby may only be brought against Persons that are expressly named as parties hereto or thereto, and then only with respect to the specific obligations set forth herein or therein. The Financing Sources are express third-party beneficiaries of the provisions of this Section 9.18.

9.19 Parent Guaranty.

(a) Parent irrevocably guarantees to Seller each and every representation, warranty, covenant, agreement and other obligation of Purchaser, and/or any of its permitted assigns under this Agreement, and the full and timely performance of their respective obligations under this Agreement (the “Purchaser Guaranteed Obligations”). The obligations of Parent under this guarantee are continuing and will remain in full force and effect until the Purchaser Guaranteed Obligations have been performed or paid and satisfied in full.

(b) This is a guarantee of payment and performance, and not of collection, and Parent acknowledges and agrees that this guarantee is full and unconditional, and the obligations of Parent shall not be released, discharged, mitigated, impaired or affected by (i) any lack or limitation of status or power, or other such circumstance, including any dissolution, insolvency, bankruptcy, liquidation, winding-up or other proceeding relating to Purchaser, Parent or any other Person, (ii) any irregularity, defect, unenforceability or invalidity in respect of any obligations of Purchaser under this Agreement or any other document or instrument contemplated hereby, (iii) any change in the name, control, objects, business, assets, capital structure or constitution of Purchaser, (iv) any right of set-off, counterclaim or defense of any kind (other than payment and satisfaction in full of the Purchaser Guaranteed Obligations) which Parent, Purchaser or any other Person has or may have against Seller, Beneficial Seller or any of their Affiliates, (v) any extensions of time, indulgences or modifications which Seller or any of its Affiliates may extend to or make with Purchaser in respect of the performance of the Purchaser Guaranteed Obligations, (vi) any amendment, variation, modification, supplement or replacement of this Agreement or any other document or instrument contemplated hereby (except to the extent that such amendment, variation, modification, supplement or replacement affects the Purchaser Guaranteed Obligations), (vii) the occurrence of any change in the Applicable Laws of any jurisdiction or by any present or future action of any Governmental Authority amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Purchaser Guaranteed Obligations or the obligations of Parent under this guarantee and (viii) any other circumstance (other than payment and satisfaction in full of the Purchaser Guaranteed Obligations) that might otherwise constitute a legal or equitable discharge or defense of Purchaser under this Agreement or of Parent in respect of its obligations hereunder.

(c) Parent hereby waives, for the benefit of Seller, (i) any right to require Seller, as a condition of performance by the Parent, to proceed against Purchaser or pursue any other remedy whatsoever and (ii) to the fullest extent permitted by Applicable Law, any defenses or benefits that may be derived from or afforded by Applicable Law which limit the liability of or exonerate guarantors or sureties.

(d) Parent covenants and agrees to take all actions to enable Purchaser to adhere to each provision of this Agreement which requires an act or omission on the part of Parent to enable Purchaser to comply with its obligations under this Agreement.

(e) Parent represents and warrants to Seller, as of the date hereof and as of the Closing, that (i) Parent has all requisite power and authority and full legal capacity to enter into this Agreement and the other agreements contemplated by this Agreement to be entered into by Parent and to consummate the transactions contemplated hereby, (ii) this Agreement constitutes a valid and legally binding obligation of Parent, enforceable against Parent in accordance with its terms, and (iii) the execution and delivery by Parent of this Agreement and the other agreements contemplated by this Agreement to be entered into by Parent do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under any Order applicable to Parent, Purchaser or their respective properties or assets or any Applicable Law applicable to Parent, Purchaser or their respective property or assets.

ARTICLE X

DEFINITIONS

“5.22 Indemnitees” has the meaning set forth in Section 5.22(b).

“Acquisition Proposal” means any offer or proposal concerning any (i) merger, consolidation, business combination or similar transaction involving the Company or any Subsidiary, (ii) liquidation, dissolution or recapitalization or similar transaction involving the Company or any Subsidiary, (iii) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of the Company or any Subsidiary representing twenty-five percent (25%) or more of the consolidated assets of the Company and the Subsidiaries, (iv) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing twenty-five percent (25%) or more of the voting power of the Company, (v) transaction in which any Person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of twenty-five percent (25%) or more of the outstanding voting capital stock of the Company or (vi) any combination of the foregoing (other than the transactions contemplated hereby).

“Additional California Tax Amount” means (i) the amount of California franchise taxes that Seller is obligated to pay in the year of the Closing on the net income from the sale of the interests in the Company in accordance with this Agreement divided by (ii) 0.985. All such amounts shall be computed assuming that Seller is taxed as an S corporation and the Company and its Subsidiaries that is treated as a disregarded entity. All such amounts under clause (i) shall exclude the California franchise taxes that the Seller is obligated to pay on the receipt of the Additional California Tax Amount or Post-Closing Date Purchase Price Payments.

“Additional Purchase Price Amount” means the amount that needs to be paid to Seller such that after taking into account all income Taxes payable by the shareholder of Seller (or if shareholder of Seller is not a taxpayer, the grantor or owner that is treated as a taxpayer) on such additional payment, the net after-Tax amount received by the shareholder of Seller equals the Additional Income Taxes. All such amounts shall be computed assuming that Seller is taxed as an S corporation and the Company is treated as a disregarded entity. For the avoidance of doubt, the Additional Purchase Price Amount shall not include any California franchise Taxes of Seller and such Taxes shall be governed by Section 5.10(g).

“Additional Income Taxes” means the amount of additional income Taxes that the shareholder of Seller (or, if the shareholder of Seller is not a taxpayer, the grantor or owner of the shareholder of Seller that is treated as a taxpayer for income Tax purposes) is obligated to pay as a result of Seller selling interests in the Company rather than the shareholder of Seller selling the stock of Seller (without an election under Section 338(h)(10) of the Code). All such amounts shall be computed assuming that Seller is taxed as an S corporation and the Company is treated as a disregarded entity. For the avoidance of doubt, the Additional Income Taxes shall not include any California franchise Taxes of Seller and such Taxes shall be governed by Section 5.10(g).

“Affiliate” has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Applicable Law” means any statute, law, ordinance, rule, regulation, Order or other requirement of a Governmental Authority applicable to Seller, the Company, Purchaser or any of their respective assets, as the case may be.

“Arbitration Firm” means Grant Thornton LLP, or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by Purchaser and Seller in writing.

“Audited Financial Statements” has the meaning set forth in Section 3.6(a).

“Basket” has the meaning set forth in Section 7.5(a).

“Beneficial Seller” has the meaning set forth in the introductory paragraph of this Agreement.

“Boeing MOA” means the Memorandum of Agreement, dated September 18, 2014, between The Boeing Company and the Company.

“Bonus Reserve” means the sum of $6,777,000 for the payments contemplated under Sections 1.2(d) and (e).

“Business Day” means any day other than a Saturday, Sunday or a day on which banks in New York are authorized or obligated by Applicable Law or executive order to close.

“Cap” means (x) prior to the 12 month anniversary of the Closing Date $7,140,000, and (y) thereafter the remaining Escrow Amount.

“Cash” means the amount of cash and bank deposits as reflected in bank statements, and certificates of deposit less amounts in escrow or other restricted cash balances and less the amounts of any unpaid checks, drafts and wire transfers issued on or prior to the date of determination, calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

“Closing” has the meaning set forth in Section 1.3.

“Closing Bonus Schedule” means a bonus payout schedule set forth on Section 10.1 of the Disclosure Schedule, which sets forth a list of Persons eligible to receive bonus payments in accordance with Sections 1.2(d) and (e).

“Closing Date” has the meaning set forth in Section 1.3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Company Agreements” has the meaning set forth in Section 3.1.

“Company Benefit Plans” has the meaning set forth in Section 3.12(a).

“Company Extended Representations” means the representations and warranties contained in Sections 3.1 (Organization; Good Standing; Qualification and Power), 3.2 (Authority of the Company), 3.3 (Capitalization), 3.12 (Employee Benefit Plans) and 3.13 (Taxes).

“Company Permits” has the meaning set forth in Section 3.15(b).

“Company Released Parties” has the meaning set forth in Section 5.14(b).

“Company’s Knowledge” or “Knowledge of the Company” means the actual knowledge of Messrs. James H. Randall, Alan Reoch, Michael Rawlings, Omar Honegger, Samuel Cooperstein or Warren Whitehead, after reasonable due inquiry of their respective direct reports regarding the applicable matter.

“Competitive Business” has the meaning set forth in Section 5.15(b).

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of February 26, 2014, by and between the Company and Parent.

“Consultancy Services Agreement” has the meaning set forth in Section 6.2(n).

“Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Controlled Group” means any trade or business (whether or not incorporated) (i) under common control within the meaning of Section 4001(b)(1) of ERISA with the Company or any of its Subsidiaries or (ii) which together with the Company or any of its Subsidiaries is treated as a single employer under Section 414(t) of the Code.

“Conversion Transactions” has the meaning set forth in the recitals to this Agreement.

“Covenant Termination Date” has the meaning set forth in Section 7.1(b).

“Covered Person” has the meaning set forth in Section 5.9(a).

“Current Assets” means, as of any date, the consolidated current assets of the Company and the Subsidiaries, determined in accordance with GAAP. Current Assets shall exclude deferred Tax assets. The accrual for income Tax assets included as Current Assets shall be computed assuming all Seller Expenses were deductible on the day before the Closing Date.

“Current Liabilities” means, as of any date, the consolidated current liabilities of the Company and the Subsidiaries, determined in accordance with GAAP. Current Liabilities shall exclude (i) Taxes that would not be Indemnified Taxes pursuant to clauses (iv) and (v) of the exclusion set forth in the definition of Indemnified Taxes, (ii) deferred Tax liabilities, and (iii) any reserves or accruals established for contingent or uncertain Tax positions. The accrual for income Tax liabilities included in Current Liabilities shall be computed assuming all Seller Expenses and payments made pursuant to Section 1.2(d) were deductible on the day before the Closing Date.

“Damages” has the meaning set forth in Section 7.2(a).

“Debt Commitment Letters” shall mean any debt commitment letter and fee letter, dated as of the date hereof (including all exhibits, schedules, annexes and amendments thereto as of the date of this Agreement), pursuant to which, and subject to the terms and conditions thereof, the Financing Sources have committed to lend the amounts set forth therein to an Affiliate of Purchaser (the “Debt Financing”).

“Debt Financing” has the meaning set forth in the definition of “Debt Commitment Letters”.

“Disclosure Schedule” has the meaning set forth in the introductory paragraph to Article III.

“Dispute Notice” has the meaning set forth in Section 7.7(b)(i).

“Dispute Period” has the meaning set forth in Section 7.7(b)(ii).

“Downward Adjustment Amount” has the meaning set forth in Section 1.6(d).

“Eleanor Randall Consent” has the meaning set forth in the recitals to this Agreement.

“Employment Agreements” mean, collectively, the employment agreements, each dated as of the date hereof and effective as of the Closing Date, by and between the Company and each of Alan Reoch, Michael Rawlings, Omar Honegger, Samuel Cooperstein, and Warren Whitehead, which are attached hereto as Exhibit D (collectively, the “Employment Agreements”).

“Environmental Claims” means any written action, claim, complaint, demand, notice, request for information, decree or Order against the Company or a Subsidiary alleging noncompliance with or potential liability under Environmental Laws.

“Environmental Insurance Policy” means that certain environmental insurance policy issued by ACE in favor of Purchaser, in the form attached hereto as Exhibit H.

“Environmental Laws” means any Applicable Law or Order related to the protection of human health or the environment, or the use, treatment, storage, disposal, Release or transportation of Hazardous Substances, including, without limitation, the federal statutes Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right-To-Know Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Water Pollution Control Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act and the Occupational Safety and Health Act, each as amended and supplemented, and any regulations promulgated pursuant to such laws, and any analogous state or local statutes or regulations.

“ERISA” has the meaning set forth in Section 3.12(a).

“Escrow Account” means that certain trust account opened and maintained by the Escrow Agent pursuant to and subject to the Escrow Agreement, and intended to hold the Escrow Amount therein.

“Escrow Agent” means Bank of America, National Association, a national banking association.

“Escrow Agreement” means an agreement by and among Purchaser, Seller and the Escrow Agent substantially in the form of Exhibit B, to be executed and delivered at the Closing.

“Escrow Amount” means (x) on the Closing Date, an amount equal to $7,140,000 and (y) from and after the 12 month anniversary of the Closing Date, an amount equal to the sum of (i) $3,570,000 plus (ii) the amount of any claim for reimbursement from the Escrow Amount or indemnification made pursuant to Section 7.7(b), in both instances, prior to such first anniversary of the Closing Date.

“Estimated Additional Purchase Price Amount” has the meaning set forth in Section 5.10(f)(v).

“Excluded Lease” means that certain Air Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease – Net, dated as of March 12, 2012, by and between Seller and the Company, as amended and restated, with respect to the Excluded Property.

“Excluded Property” has the meaning set forth in Section 5.20.

“Export Approvals” means, in each case as required in connection with the import, export and re-export of products and services and releases of technology and technical data to foreign nationals located in the United States and abroad, (i) all licenses and other consents, authorizations, waivers, approvals and orders from any Governmental Authority, (ii) all notices, registrations, declarations and filings with any Governmental Authority and (iii) the requirements of related license exceptions or exemptions.

“Export Control Laws” means all statutory and regulatory requirements under the Arms Export Control Act (22 U.S.C. 1778), the International Traffic in Arms Regulations, the Export Administration Regulations and associated executive orders, the Customs Regulations and associated executive orders, the Applicable Laws implemented and administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, anti-boycott regulations administered by the U.S. Department of Commerce and the U.S. Department of the Treasury, and the equivalent Applicable Laws in any jurisdiction in which the Company or any Subsidiary operates.

“Extended Representations” means, collectively, Seller Extended Representations, the Company Extended Representations and the Purchaser Extended Representations.

“Final Working Capital” has the meaning set forth in Section 1.6(a).

“Financial Statements” has the meaning set forth in Section 3.6(a).

“Financing Source” means the Persons that have committed to provide or have otherwise entered into agreements, in each case, in connection with the Debt Financing or any other financing in connection with the transactions contemplated hereby, and any joinder agreements, indentures or credit agreements entered into pursuant thereto, including any lender, together with their respective former, current or future general or limited partners, direct or indirect stockholders, managers, members, Affiliates, officers, directors, employees, agents, representatives, successors and assigns and any former, current or future general or limited partner, direct or indirect stockholder, manager, member, Affiliate, officer, director, employee, agent, representative, successor or assign of any of the foregoing; it being understood that the none of Purchaser or its Affiliates shall be Financing Sources for any purposes hereunder.

“GAAP” has the meaning set forth in Section 3.6(a).

“Governmental Approval” means any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority.

“Governmental Authority” means any government or political subdivision, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any federal, state, local or foreign court or arbitrator.

“Hazardous Substance” means any hazardous waste, hazardous substance, toxic substance, pollutant or contaminant, including, without limitation, petroleum and petroleum products, asbestos and asbestos-containing materials, radiation and radioactive materials, polychlorinated biphenyls and any other material regulated by, or that can result in liability under, applicable Environmental Laws.

“HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“HSR Filing” has the meaning set forth in Section 5.6.

“Indebtedness” means, with respect to any Person, but without duplication, (a) all indebtedness of such Person for borrowed money and all accrued interest thereon (other than accounts payable in the Ordinary Course of Business), including arising from loans, advances, letters of credit, surety bonds and obligations related thereto, (b) all obligations of such Person for the deferred purchase price of assets, property or services other than operating or other leases of property (except as set forth in (d)), trade payables in the Ordinary Course of Business and other Ordinary Course of Business third party payables, (c) all obligations of such Person evidenced by notes, bonds, debentures, hedging and swap arrangements or contracts or other similar instruments other than trade payables, accrued expenses and liabilities to current and/or former employees incurred in the ordinary course of business, (d) all capital lease obligations of such Person, other than those of the Company identified in Section 3.9(a) of the Disclosure Schedule, (e) all accrued and unpaid interest on any Indebtedness referred to in clauses (a) through (d) above through the Closing Date and any prepayment penalties, premiums, consent or other fees, breakage costs on interest rate swaps and any other hedging obligations (including, but not limited to, foreign exchange contracts) or other costs incurred in connection with the repayment or assumption of such Indebtedness and (f) all Indebtedness of others referred to in clauses (a) through (e) above guaranteed directly or indirectly, including by security interest, in any manner by such Person.

“Indemnified Party” means the Party seeking reimbursement from the Escrow Amount or indemnification under this Agreement.

“Indemnified Taxes” means (i) all Taxes of Seller, (ii) all Taxes imposed on the Company or any Subsidiaries for any Pre-Closing Tax Period (or portion of a Straddle Period ending on the Closing Date), (iii) all Taxes of any member of an affiliated, combined or unitary group of which the Company or any Subsidiary is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous state, local or foreign Applicable Law; and (iv) all Taxes of any Person (other than the Company or any Subsidiary) imposed on the Company or such Subsidiary as a transferee or successor, by Contract or pursuant to any law, which Taxes relate to an event or transaction occurring on or before the Closing Date. Notwithstanding the foregoing, Indemnified Taxes shall exclude the following Taxes: (i) Taxes to the extent reserved for as a current liability on the Net Working

Capital, as finally determined, (ii) Taxes to the extent included in the computation of the Seller Expenses, (iv) Purchaser’s allocable share of any Transfer Taxes under Section 5.7(e), (v) Taxes resulting from any Purchaser Closing Date Transactions and (vi) Taxes resulting from the Conversion Transactions.

“Indemnifying Party” means the Party against whom reimbursement from the Escrow Amount or indemnification under this Agreement is being sought.

“Intellectual Property” means any and all patents and patent applications; trademarks, service marks, trade names, brand names, trade dress, slogans, logos and Internet domain names, and the goodwill associated with any of the foregoing; inventions (whether patentable or not), industrial designs, discoveries, improvements, ideas, designs, models, formulae, patterns, compilations, data collections, drawings, blueprints, mask works, devices, methods, techniques, processes, know how, proprietary information, customer lists, software, technical information and trade secrets; copyrights, copyrightable works, and rights in databases and data collections; moral and economic rights of authors and inventors; other intellectual or industrial property rights and foreign equivalent or counterpart rights and forms of protection of a similar or analogous nature to any of the foregoing or having similar effect in any jurisdiction throughout the world; and registrations and applications for registration of any of the foregoing, including any renewals, extensions, continuations (in whole or in part), divisionals, reexaminations or reissues or equivalent or counterpart thereof and the right to sue for and collect damages for, past, present, or future infringement or misappropriation of any of the foregoing.

“Interim Financial Statements” has the meaning set forth in Section 3.6(a).

“IRS” means the Internal Revenue Service.

“Latest Balance Sheet Date” has the meaning set forth in Section 3.6(a).

“License” has the meaning set forth in Section 5.22(c).

“Liens” means, with respect to any relevant asset, any and all liens, claims, encumbrances, options, pledges, mortgages, deeds of trust, options, rights of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, and security interests thereon.

“Line of Credit” means that certain Second Amended and Restated Credit Agreement, dated as of August 17, 2009, by and between the Company and City National Bank, a national banking association, as amended and restated.

“Litigation Conditions” has the meaning set forth in Section 7.7(c).

“Material Adverse Effect” means any event, change or effect that is materially adverse to the business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, other than events, changes or effects: (i) resulting from any change in interest rates or general economic conditions; (ii) occurring generally in the industries in which the Company and the Subsidiaries do business; (iii) resulting from the transactions contemplated by this Agreement or the announcement to third-parties and the public of the transactions contemplated by this Agreement; (iv) resulting from changes in laws or interpretation thereof; or (v) resulting from an outbreak or escalation of hostilities involving any country where the Company and the Subsidiaries do business, the declaration by any country where the Company and the Subsidiaries do business of a national emergency or war, or the occurrence of any acts of terrorism and any actions or reactions thereto; except, in the case of clauses (i), (ii), (iii) or (iv), to the extent any fact, circumstance, event, change or effect materially and disproportionately impacts the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and the Subsidiaries operate.

“Material Contract” has the meaning set forth in Section 3.14.

“Net Working Capital” means, at any date, the excess of (i) all Current Assets (excluding cash and cash equivalents, Receivable-Officer, L/T Notes Rec-Shareholder, Prepaid Deposits, loans to employees and prepaid rent) as of such date, over (ii) all Current Liabilities (excluding indebtedness, Accrued Bonus, Accrued Air Show and Other Accrual) as of such date, determined in accordance with GAAP. Attached hereto as Exhibit A, is a sample calculation of Net Working Capital, which includes the historical accounting principles, methodologies and adjustments included in the calculation of the Net Working Capital and sample calculations of cash and cash equivalents, Receivable-Officer, L/T Notes Rec-Shareholder, Prepaid Deposits, loans to employees, prepaid rent, indebtedness, Accrued Air Show and Other Accrual, which shall be applied to determinations of Net Working Capital and related calculations for all purposes hereunder.

“Non-Executive Bonus Recipient” means any Person listed on the Closing Bonus Schedule who is designated to receive a non-executive bonus on such schedule in accordance with Section 1.2(d).

“Notice of Disagreement” has the meaning set forth in Section 1.6(b).

“Order” means any award, decision, judgment, injunction, order, ruling, subpoena, arbitration award or verdict entered, issued, made or rendered by any Governmental Authority.

“Ordinary Course of Business” means the ordinary and usual course of day-to-day operations of the business of the Company and the Subsidiaries through the date hereof, consistent with past practice.

“Outside Date” has the meaning set forth in Section 8.1(b).

“Parent” has the meaning set forth in the introductory paragraph of this Agreement.

“Permitted Liens” means (i) mechanics’, carriers’, workmen’s, repairmen’s or similar Liens arising or incurred in the Ordinary Course of Business that are not material to the business, operations and financial condition of the Company and that are not resulting from a breach, default or violation by the Company or any of the Subsidiaries of any Contract or Applicable Law; (ii) Liens for Taxes, assessments and any other governmental charges which are not due and payable or which may hereafter be paid without penalty or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves according to

GAAP have been established; (iii) other imperfections of title or encumbrances, if any, which imperfections of title or other encumbrances, individually and in the aggregate, do not materially impair the use or value of the property to which they relate; (iv) any other Liens that are set forth on Section 10.1 of the Disclosure Schedule; and (v) Liens relating to the operating leases of equipment set forth in Section 3.14 of the Disclosure Schedule.

“Person” means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and government or any department or agency thereof or other entity.

“Personal Property” has the meaning set forth in Section 3.8(a).

“Post-Closing Date Purchase Price Payment” has the meaning set forth in Section 5.10(g)(iii).

“Proceeding” means any judicial, administrative or arbitral actions, suits, mediation, investigation, inquiry, proceedings or claims (including counterclaims) by or before a Governmental Authority.

“Pre-Closing Tax Period” means any taxable period that ends on or before the Closing Date.

“Privilege Period” has the meaning set forth in Section 5.10(b).

“Prohibited Activity” has the meaning set forth in Section 5.15(b).

“Projections” has the meaning set forth in Section 4.8.

“Purchase Price” has the meaning set forth in Section 1.2(a).

“Purchase Price Allocation Schedule” has the meaning set forth in Section 5.10(f)(i).

“Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.

“Purchaser Agreements” has the meaning set forth in Section 4.1.

“Purchaser Claim Notice” has the meaning set forth in Section 7.7(b)(i).

“Purchaser Closing Date Transaction” means any transaction engaged in by the Company or any Subsidiaries on the Closing Date, which occurs after the Closing or at the direction of Purchaser that is not contemplated by this Agreement and is outside the ordinary course of business, including any transaction engaged in by the Company or any Subsidiaries in connection with the financing of any obligations of Purchaser or the Company or any Subsidiaries.

“Purchaser Extended Representations” means the representations and warranties contained in Sections 4.1 (Organization), 4.2 (Authority), 4.6 (No Reliance), 4.7 (Investment Intent) and 4.8 (Disclaimer Regarding Projections).

“Purchaser Guarantee” has the meaning set forth in Section 5.24.

“Purchaser Guaranteed Obligations” has the meaning set forth in Section 9.19(a).

“Purchaser Indemnitees” has the meaning set forth in Section 7.2(a).

“Purchaser Indemnity Claim” has the meaning set forth in Section 7.7(b)(i).

“Purchaser Prepared Returns” has the meaning set forth in Section 5.10(a)(ii).

“Real Property” has the meaning set forth in Section 3.9(a).

“Real Property Lease” has the meaning set forth in Section 3.9(a).

“Real Property Transfer Documents” has the meaning set forth Section 5.19.

“Related Persons” has the meaning set forth in Section 3.20.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of a Hazardous Substance into the environment (including, without limitation, the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Substances).

“Representation and Warranty Insurance Policy” means that certain representation and warranty insurance policy issued by Allied World Assurance Company in favor of Purchaser, in the form attached hereto as Exhibit E.

“Representation Termination Date” has the meaning set forth in Section 7.1(c).

“Restricted Territory” has the meaning set forth in Section 5.15(a).

“Retention Bonus Agreements” means the retention bonus agreements by and between the Company and each Person listed on the Closing Bonus Schedule who is designated to receive a retention bonus on such schedule in accordance with Section 1.2(e), to be executed and delivered at Closing substantially in the form of Exhibit F, each of which shall provide for a retention bonus amount that is the same as the applicable amount set forth on the Closing Bonus Schedule (without duplication).

“Retention Bonus Recipient” means any Person party to a Retention Bonus Agreement and listed on the Closing Bonus Schedule who is designated to receive a retention bonus on such schedule in accordance with Section 1.2(e).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the introductory paragraph of this Agreement.

“Seller Agreements” has the meaning set forth in Section 2.1.

“Seller Claim Notice” has the meaning set forth in Section 7.7(a).

“Seller Expenses” means all costs, fees and expenses incurred by the Company, or by the Company on behalf of Seller or James H. Randall, in each case in connection with the process of selling the Company or otherwise relating to the negotiation, preparation, execution or consummation of this Agreement and the transactions contemplated hereby, including, without limitation (a) any brokerage fees, commissions, finders’ fees or financial advisory fees, (b) the fees and expenses of advisors and consultants, (c) fees and expenses associated with obtaining the release and termination of any Liens, (d) excluding the Bonus Reserve, all sale, “stayaround,” retention, or similar bonuses or payments to current or former directors, officers, employees and consultants (including the employer portion of any payroll, social security, unemployment or similar Taxes) paid as a result of or in connection with the transactions contemplated hereby, (e) for the avoidance of doubt and without duplication, one-half ( 1⁄2) of the total cost to obtain the Representation and Warranty Insurance Policy, up to an amount equal to $250,000 in the aggregate and (f) for the avoidance of doubt and without duplication, an amount equal to $170,000 in the aggregate in respect of the Environmental Insurance Policy.

“Seller Extended Representations” means the representations and warranties contained in Sections 2.1 (Authority and Capacity), 2.2 (Binding Obligation) and 2.4 (Ownership of Shares).

“Seller Guaranteed Obligations” has the meaning set forth in Section 9.16(a).

“Seller Indemnitees” has the meaning set forth in Section 7.3(a).

“Seller Indemnity Claim” has the meaning set forth in Section 7.7(a).

“Seller Prepared Returns” has the meaning set forth in Section 5.10(a)(i).

“Seller Released Parties” has the meaning set forth in Section 5.14(a).

“Seller Tax Matter” means (i) amending a Tax Return of the Company or any Subsidiary for a Pre-Closing Tax Period or Straddle Period; (ii) filing any ruling request with any Governmental Authority that relates to Taxes or Tax Returns of the Company or any Subsidiary for a Pre-Closing Tax Period or Straddle Period; or (iii) any voluntary disclosure to, or voluntary discussions with, any Governmental Authority regarding any Tax or Tax Returns of the Company or any Subsidiary of the Company for a Pre-Closing Tax Period or Straddle Period.

“Shares” has the meaning set forth in the recitals to this Agreement.

“Straddle Period” means any taxable year or period that commences on or before and ends after the Closing Date.

“Subsidiaries” has the meaning set forth in Section 3.4.

“Target Working Capital” means $21,000,000.

“Tax” (including “Taxes”) means (i) all U.S. federal, state, local, non-U.S. and other net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental windfall profits, customs, duties, or other tax, analogous governmental fee, analogous charge or other like assessment of any kind whatsoever, together with any interest, penalties, additions to tax or additional amounts imposed by any law or Taxing Authority, whether disputed with a Governmental Authority or not, (ii) any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other Person, (iii) any liability for the payment of any amounts as a result of being a party to any tax sharing or allocation agreements or arrangements (whether or not written) or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person, and (iv) any liability for the payment of any of the foregoing types as a successor, transferee or otherwise.

“Tax Contest” has the meaning set forth in Section 7.8(b).

“Tax Losses” means (i) any Indemnified Taxes and (ii) any other related Damages with respect to any Indemnified Taxes. Tax Losses shall be computed taking into account Tax benefits as provided in Section 7.5(c).

“Tax Return” means any return, declaration, election, form, report, claim for refund, statement, information return or statement or other document required to be filed with respect to Taxes including any schedule, supplement or attachment thereto, and including any amendment thereof.

“Taxing Authority” means any Governmental Authority responsible for the administration, assessment, determination, collection, enforcement or imposition of any Tax.

“Title Policy” has the meaning set forth in Section 5.19(b).

“Transfer Taxes” has the meaning set forth in Section 5.10(d).

“Third Party Claim” has the meaning set forth in Section 7.7(c).

“Upward Adjustment Amount” has the meaning set forth in Section 1.6(e).

“WARN Act” has the meaning set forth in Section 3.16.

“Working Capital Deficiency” has the meaning set forth in Section 1.5.

“Working Capital Estimate” has the meaning set forth in Section 1.5.

“Working Capital Overage” has the meaning set forth in Section 1.5.

“Working Capital Statement” has the meaning set forth in Section 1.6(a).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ALLFAST FASTENING SYSTEMS, INC.

By:

Name:	James H. Randall
Title:	President

TRIMAS UK AEROSPACE HOLDINGS LIMITED

By:
Name:
Title:

TRIMAS CORPORATION FOR PURPOSES OF ARTICLE IX HEREOF

By:
Name:
Title:

JAMES H. RANDALL, NOT IN HIS INDIVIDUAL CAPACITY BUT SOLELY IN HIS CAPACITY AS TRUSTEE OF THE JAMES AND ELEANOR RANDALL TRUST DATED JUNE 1, 1993

By:

Name:	James H. Randall
Title:	Trustee

JAMES H. RANDALL, FOR PURPOSES OF SECTIONS 5.13 THROUGH 5.16 AND ARTICLE IX HEREOF

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ALLFAST FASTENING SYSTEMS, INC.

By:
Name:	James H. Randall
Title:	President

TRIMAS UK AEROSPACE HOLDINGS LIMITED

By:

Name:	Joshua A. Sherbin
Title:	Authorized Signatory

TRIMAS CORPORATION FOR PURPOSES OF ARTICLE IX HEREOF

By:

Name:	David M. Wathen
Title:	President and Chief Executive Officer

JAMES H. RANDALL, NOT IN HIS INDIVIDUAL CAPACITY BUT SOLELY IN HIS CAPACITY AS TRUSTEE OF THE JAMES AND ELEANOR RANDALL TRUST DATED JUNE 1, 1993

By:
Name:	James H. Randall
Title:	Trustee

JAMES H. RANDALL, FOR PURPOSES OF SECTIONS 5.13 THROUGH 5.16 AND ARTICLE IX HEREOF

[Signature Page to Stock Purchase Agreement]

Exhibit A

Net Working Capital Illustration

Exhibit A

Net Working Capital Illustration ¹

Consolidated Current Assets	$33,148,768
Exclude: Cash & Cash Equivalents	(6,844,150)
Exclude: Receivable - Officer	(121,727)
Exclude: L/T Notes Rec. - Shareholder	(754,074)
Exclude: Prepaid Deposits	(595,320)
Exclude: Loans to Employees	(25,461)
Exclude: Prepaid Rent	(97,541)

Sub-Total	$24,710,495

Consolidated Current Liabilities	$1,775,354
Exclude: Indebtedness	0
Exclude: Accrued Air Show	(170,018)
Exclude: Other Accruals	0
Exclude: Accrued Bonus ²	0

Sub-Total	$1,605,336

Net Working Capital	$23,105,159

Notes:

1.	Calculated using the Company’s July 27, 2014 balance sheet
2.	Will include any amounts related to the Bonus Reserve

Exhibit A

Net Working Capital Definitions

Cash & Cash Equivalents

Cash & Cash Equivalents is made up of the following:

Marketable Securities	$—
Cash in Bank - City National O/S	1,331
Cash in Bank - City National	6,842,031
CIB - Payroll City National	189
Petty Cash	600

Total	$6,844,150

Receivable - Officer

Receivable from James & Eleanor Trust for Trust related charges that get charged to the Allfast books. This account is closed each year at year-end

L/T Notes Rec. - Shareholder

Loan receivable from the James & Eleanor Trust bearing an annual interest rate of 1.0%

Prepaid Deposits

Prepaid Deposits is made up of the following:

AVJET (Private Jet Hanger)	$150,000
15200 Don Julian Facility	180,000
370 Turnbull Canyon Facility	100,000
15650 Don Julian Facility	160,000
UPS Equipment (Shipping Equipment)	5,120
Employee Apartment Security Deposit	200

Total	$595,320

Exhibit A

Net Working Capital Definitions (Cont’d)

Loans to Employees

Short-term miscellaneous no interest loans to employees that are paid back via payroll

Prepaid Rent

Rent for 15200 Don Julian Facility that was previously paid in advance for tax purposes

Indebtedness

Current outstanding balance of $30,000,000 revolving credit facility with City National Bank. No outstanding balance at this time

Accrued Air Show

Account is “trued-up” to $250,000 each year at year-end. Air show expenses are expensed to this account throughout the year as incurred

Other Accruals

EPA accrual Allfast previously kept on the books. Account has been written down to $0 as the Company believes there is no liability

Exhibit B

Form of Escrow Agreement

EXHIBIT B

Form of Escrow Agreement

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) is made and entered into as of [            ], 2014, by and among TriMas UK Aerospace Holdings Limited, a United Kingdom limited company, as purchaser (“Purchaser”), The James and Eleanor Randall Trust Dated June 1, 1993, as seller (“Seller”) (each, a “Party” and together the “Parties”) and Bank of America, National Association, a national banking association duly organized and existing under the laws of the United States of America, having an office in Chicago, Illinois (the “Escrow Agent”).

WHEREAS, on [            ], 2014, Purchaser, Seller, Allfast Fastening Systems, Inc., a California corporation and, for purposes of certain specified sections thereof, TriMas Corporation, a Delaware corporation, and James H. Randall, entered into that certain Stock Purchase Agreement (the “Purchase Agreement”), and terms used but not defined herein have the respective meanings assigned to them in the Purchase Agreement, a copy of which has not been furnished to Escrow Agent but which the Parties agree to furnish if notified by Escrow Agent that the Escrow Agent must reference definitions contained therein in order to perform its responsibilities under this Agreement.

WHEREAS, Section 1.4(c)(1) of the Purchase Agreement provides for the deposit with the Escrow Agent of immediately available funds in the amount of the Escrow Amount, to be held and disbursed by the Escrow Agent in accordance with this Agreement and the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

ESTABLISHMENT OF ESCROW

(a) At the Closing, Purchaser will deposit $7,140,000 with the Escrow Agent, (as may be adjusted by disbursements in accordance with the terms hereof, the “Escrow Funds”).

(b) The Parties hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to serve, as the escrow agent and depositary subject to the terms and conditions set forth herein. The Escrow Agent shall receive the Escrow Funds and agrees to hold the Escrow Funds in a separate and distinct account (the “Escrow Account”) which is hereby established and which will be held and disbursed by the Escrow Agent only in accordance with the express terms and conditions of this Agreement.

ARTICLE II

INVESTMENT OF ESCROW FUND

The Escrow Agent is hereby directed to invest the Escrow Fund, including earnings thereon, in the Bank of America Institutional Deposit Account (a money market deposit account) bearing internal identification number 999102031 (the “IDA”). It is understood that the IDA bears interest at a fixed rate of 3 basis points per annum. The Parties hereby acknowledge and agree that (i) the IDA is a deposit account held at Bank of America, N.A., (ii) additional information about the IDA is available upon request, (iii) funds deposited in the IDA shall be insured to the maximum extent permitted by law and regulation by the Federal Deposit Insurance Corporation, (iv) the IDA shall have a normal cutoff time of 4:00PM (Central Time) and (v) any cash received after that time shall not be invested until the next Business Day.

ARTICLE III

DISBURSEMENTS FROM THE ESCROW ACCOUNT

3.1 The Escrow Agent shall only disburse amounts held in the Escrow Account upon receipt of a joint written notice (“Disbursement Request”) from the Parties at least two (2) Business Days prior to the requested disbursement date specifying (i) the amount to be disbursed, (ii) the date of disbursement, (iii) the recipient of the disbursement, and (iv) the manner of disbursement and delivery instructions. A form of Disbursement Request is attached hereto as Annex I. For the avoidance of doubt, if any Disbursement Request authorizes the disbursement of all of the then-remaining Escrow Funds, such Disbursement Request shall constitute a Termination Notice (as defined below) and shall be treated as such in accordance with the provisions of Article VI. Further, the Escrow Agent is authorized to obtain confirmation of such Disbursement Request by telephone call-back to the person or persons designated for verifying such requests on Exhibit B (such person verifying the request shall be different than the person initiating the request). The Escrow Agent is authorized to disinvest the requisite amount of Escrow Funds one (1) Business Day prior to the requested disbursement date, or may do so earlier if the Escrow Agent determines in its sole good faith discretion that disinvesting more than one (1) Business Day prior to the disbursement date is necessary in order to assure the availability of funds on the requested disbursement date.

3.2 From time to time following execution of this Agreement, Purchaser may deliver a Purchaser Claim Notice to the Escrow Agent in accordance with the terms of Section 7.7(b) of the Purchase Agreement. The Escrow Agent shall conclusively presume that any Purchaser Claim Notice delivered to it was simultaneously delivered to Seller. Upon receipt of a Purchaser Claim Notice, the Escrow Agent shall reserve the dollar amount of the Purchaser Indemnity Claim identified in the Purchaser Claim Notice from (and only to the extent of) the Escrow Funds. If the Seller delivers to the Escrow Agent a Dispute Notice within thirty (30) calendar days following receipt by the Escrow Agent of the Purchaser Claim Notice, then the Escrow Agent shall not pay any amount of the Purchaser Indemnity Claim in the applicable Purchaser Claim Notice until the Escrow Agent receives (i) a joint written instruction of the Parties to make a payment or (ii) a final and non-appealable order, judgment or decree ruling as to the disposition of the disputed Purchaser Indemnity Claim of a court or arbiter of competent jurisdiction accompanied by a certificate of the Party delivering such order, judgment, decree or arbitration award addressed to the Escrow Agent and reasonably satisfactory to the Escrow Agent certifying that such order, judgment or decree or award is the final and non-appealable ruling of a court or arbiter of competent jurisdiction (a “Final Order”) upon which Escrow Agent shall conclusively rely; and in each case, Escrow Agent shall only pay amounts from (and only to the extent of) the Escrow Funds. If no Dispute Notice is received by the Escrow Agent within such 30-day period, then the dollar amount of the Purchaser Indemnity Claim in the Purchaser Claim Notice shall be deemed established for purposes of this Agreement and the Purchase Agreement and, at the end of such 30-day period, the Escrow Agent shall pay to the Purchaser the dollar amount of the Purchaser Indemnity Claim in the Purchaser Claim Notice from (and only to the extent of) the Escrow Funds; provided that the Escrow Agent shall not pay such amount unless and until it shall have received a joint written instruction of the Parties to make such payment. If a Dispute Notice disputes only a portion of the amount of the Purchase Indemnity Claim in the applicable Purchaser Claim Notice, then, reasonably promptly after the delivery of such Dispute Notice, the Parties shall deliver a joint written instruction to the Escrow Agent to pay to the Purchaser the dollar amount of the undisputed portion. The Escrow Agent shall not inquire into or consider whether a Purchaser Indemnity Claim complies with the requirements of the Purchase Agreement.

3.3 On the first Business Day following the 12 month anniversary of the Closing Date (the “Partial Release Date”) and upon receipt of written notice from Seller that such Partial Release Date has occurred, the Escrow Agent shall pay to an account designated in writing by Seller the excess, if any, of (i) the then-remaining Escrow Funds over (ii) the sum of $3,570,000 plus the aggregate dollar amount of all unresolved Purchaser Indemnity Claims for which Purchaser Claim Notices have been provided to the Escrow Agent in accordance with Section 3.2 prior to the Partial Release Date. Any amount of the Escrow Funds retained by the Escrow Agent after the Partial Release Date shall be held subject to the terms of this Agreement. On the first Business Day following the 18 month anniversary of the Closing Date (the “Release Date”) and upon receipt of written notice from Seller that such Release Date has occurred, the Escrow Agent shall pay to an account designated in writing by Seller the excess, if any, of (a) the then-remaining Escrow Funds over (b) the aggregate dollar amount of all unresolved Purchaser Indemnity Claims for which Purchaser Claim Notices have been provided to the Escrow Agent in accordance with Section 3.2 prior to the Release Date. Any amount of the Escrow Funds retained by the Escrow Agent after the Release Date shall be held subject to the terms of this Agreement until all unresolved Purchaser Indemnity Claims have been resolved, at which point all remaining amounts held in the Escrow Account shall be paid to an account designated in a joint written instruction of the Parties or pursuant to a Final Order.

3.4 If the Escrow Funds are invested, any payment date will require an additional Business Day thereafter to disinvest in accordance with Section 3.1. Also in accordance with Section 3.1, all other instructions to disburse hereunder must specify items (i) – (iv) set forth in Section 3.1.

ARTICLE IV

COMPENSATION; EXPENSES

As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Exhibit A to this Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the carrying out of its duties under this Agreement. Such fees and expenses will be paid one-half by Purchaser and one-half by Seller. The Parties are severally and not jointly liable for the payment of such amounts. The Escrow Agent is not authorized to withdraw any unpaid amounts from the Escrow Funds and shall not have any other right of setoff against the Escrow Funds or the Escrow Account. Amounts due for fees and expenses at the time this Agreement is executed shall be deemed to have been invoiced at such time and for purposes of this Article IV shall be deemed an invoice.

ARTICLE V

EXCULPATION AND INDEMNIFICATION

5.1 (a) The obligations and duties of the Escrow Agent are confined to those specifically set forth in this Agreement which obligations and duties shall be deemed purely ministerial in nature. No additional obligations and duties of the Escrow Agent shall be inferred or implied from the terms of any other documents or agreements, notwithstanding references herein to other documents or agreements. In the event that any of the terms and provisions of any other agreement between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control the duties of the Escrow Agent in all respects. The Escrow Agent shall not be subject to, or be under any obligation to ascertain or construe the terms and conditions of any other instrument, or to interpret this Agreement in light of any other agreement whether or not now or hereafter deposited with or delivered to the Escrow Agent or referred to in this Agreement. The Escrow Agent shall not be obligated to inquire as to the form, execution, sufficiency, or validity of any such instrument nor to inquire as to the identity, authority, or rights of the person or persons executing or delivering same. The Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or document. The Parties shall provide the Escrow Agent with a list of authorized representatives, initially authorized hereunder as set forth on Exhibit B; as such Exhibit B may be amended or supplemented from time to time by delivery of a revised and re-executed Exhibit B to the Escrow Agent. Notwithstanding the foregoing sentence, the Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the Parties or by a person or persons authorized by the Parties. The Escrow Agent specifically allows for receiving direction by written or electronic transmission from an authorized representative in accordance with the terms hereof with the following caveat, the Parties on a joint and several basis agree to indemnify and hold harmless the Escrow Agent against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) incurred or sustained by the Escrow Agent as a result of or in connection with the Escrow Agent’s reliance upon and compliance with instructions or directions given by written or electronic transmission transmitted to each by such respective party, provided, however, that such Losses have not arisen from the bad faith, gross negligence or willful misconduct of the Escrow Agent, it being understood that forbearance on the part of the Escrow Agent to verify or confirm that the person giving the instructions or directions, is, in fact, an authorized person shall not be deemed to constitute bad faith, gross negligence or willful misconduct. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be entitled to satisfy any such indemnity obligation from the Escrow Funds or the Escrow Account, and shall not otherwise have any right of setoff against the Escrow Funds or the Escrow Account.

(b) In the event funds transfer instructions are given to the Escrow Agent pursuant to the terms of this Agreement (other than with respect to fund transfers to be made contemporaneously with the execution of this Agreement), regardless of the method used to transmit such instructions, such instructions must be given by an individual designated on Exhibit B. Further, the Escrow Agent is authorized to obtain and rely upon confirmation of such instructions by telephone call-back to the person or persons designated for verifying such instructions on Exhibit B (such person verifying the instruction shall be different than the person initiating the instruction). The Escrow Agent may require any Party which is entitled to direct the delivery of fund transfers to designate a phone number or numbers for purposes of confirming the requested transfer. The Parties agree that the Escrow Agent may delay the initiation of any fund transfer until all security measures it deems to be necessary and appropriate have been completed and shall incur no liability for such delay.

5.2 The Escrow Account shall be maintained in accordance with applicable laws, rules and regulations and policies and procedures of general applicability to escrow accounts established by the Escrow Agent. The Escrow Agent shall not be liable for any act that it may do or omit to do hereunder in good faith and in the exercise of its own best judgment or for any damages not directly resulting from its bad faith, gross negligence or willful misconduct. Without limiting the generality of the foregoing sentence, it is hereby agreed that in no event will the Escrow Agent be liable for any lost profits or other indirect, special, incidental or consequential damages which the Parties may incur or experience by reason of having entered into or relied on this Agreement or arising out of or in connection with the Escrow Agent’s duties hereunder, notwithstanding that the Escrow Agent was advised or otherwise made aware of the possibility of such damages. The Escrow Agent shall not be liable for acts of God, acts of war, breakdowns or malfunctions of machines or computers, interruptions or malfunctions of communications or power supplies, labor difficulties, actions of public authorities, or any other similar cause or catastrophe beyond the Escrow Agent’s reasonable control. Any act done or omitted to be done by the Escrow Agent pursuant to the advice of its attorneys shall be conclusively presumed to have been performed or omitted in good faith by the Escrow Agent.

5.3 In the event the Escrow Agent is notified of any dispute, disagreement or legal action relating to or arising in connection with the escrow, the Escrow Funds, or the performance of the Escrow Agent’s duties under this Agreement, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The

Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings, arbitration, or other means as, in the Escrow Agent’s discretion, it may require. Furthermore, if confronted with conflicting demands such that it determines in good faith that it risks incurring expense or liability regardless of any action it may take or refrain from taking, the Escrow Agent may, at its option, file an action of interpleader requiring the Parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized, at its option, to deposit with the court in which such action is filed, all documents and funds held in escrow. All costs, expenses, charges, and reasonable attorneys’ fees incurred by the Escrow Agent due to the interpleader action shall be paid one-half by Purchaser and one-half by Seller. The Parties are severally and not jointly liable for the payment of such amounts. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all subsequent obligations and liability otherwise imposed by the terms of this Agreement.

5.4 The Parties hereby agree, on a joint and several basis, to indemnify and hold the Escrow Agent, and its directors, officers, employees, and agents, harmless from and against all costs, damages, judgments, attorneys’ fees (whether such attorneys shall be regularly retained or specifically employed), expenses, obligations and liabilities of every kind and nature which the Escrow Agent, and its directors, officers, employees, and agents, may incur, sustain, or be required to pay in connection with or arising out of this Agreement, unless the aforementioned results from the Escrow Agent’s bad faith, gross negligence or willful misconduct, and to pay the Escrow Agent on demand the amount of all such costs, damages, judgments, attorneys’ fees, expenses, obligations, and liabilities. The indemnities under this section and the costs and expenses of enforcing such right to indemnification will be paid by Purchaser and Seller on a joint and several basis. Without limitation, the foregoing indemnities shall extend to any breach of the representations, warranties or covenants in Section 9.4 of this Agreement. The foregoing indemnities in this paragraph shall survive the resignation or substitution of the Escrow Agent and the termination of this Agreement.

5.5 (a) To the extent either Party is required to make any payment to the Escrow Agent arising out of such Party’s indemnification obligations under Section 5.1 or Section 5.4 (the “Indemnifying Party”), the other Party (the “Contributing Party”) agrees that promptly upon receiving written notice from the Indemnifying Party that the Indemnifying Party is required to make such payment to the Escrow Agent (the “Contribution Notice”), which notice shall be accompanied by documentation evidencing such payment obligation, the Contributing Party will promptly contribute and pay to the Indemnifying Party, in cash in immediately available funds in U.S. dollars, one-half of the aggregate amount required to be paid by the Indemnifying Party; provided that the Contributing Party shall not be obligated to contribute or pay any amounts which arise solely based upon or directly arise from the Indemnifying Party’s bad faith, gross negligence or willful misconduct.

(b) All payments made pursuant to this Section 5.5 shall be made by wire transfer in accordance with written instructions set forth in the Contribution Notice.

(c) In the event that the Contributing Party fails to make a payment requested by the Indemnifying Party pursuant to this Section 5.5 within five (5) business days of receiving the Contribution Notice, in addition to the amounts due pursuant to the provisions of Section 5.5(a), interest on such amounts due and owing will be payable by the Contributing Party to the Indemnifying Party and shall accrue at a rate of interest equal to the seven (7) percent per annum from the date of deemed receipt of such Contribution Notice as determined pursuant to Article VIII hereof through and including the date payment of such amounts is actually received by the Indemnifying Party.

ARTICLE VI

TERMINATION OF AGREEMENT

(a) This Agreement shall terminate on the termination date set forth in a properly executed and delivered Termination Notice (as defined below). The Parties may, at any time, terminate this Agreement by delivering to the Escrow Agent written notice (the “Termination Notice”) signed by the Parties setting forth (i) the requested termination date and (ii) instructions for payment of the remaining Escrow Funds to the Person or Persons designated in such Termination Notice. The Termination Notice shall be received by the Escrow Agent not fewer than two (2) Business Days prior to the requested termination date. A form of Termination Notice is attached hereto as Exhibit C.

(b) Should the Parties terminate this Agreement pursuant to this Article VI, it is understood and agreed by each of them that the Escrow Agent shall be entitled (i) to keep any monies paid to it (other than monies constituting the Escrow Fund) in respect of fees or expenses previously due and owing and (ii) to offset from the amount of the Escrow Fund on deposit as of the date of the Termination Notice, any amounts due for fees and expenses that, as of such date, have been previously invoiced and which are then delinquent due to nonpayment, provided, however, that such amount shall be offset, if and only to the extent possible, from amounts which would otherwise be paid to the Party or Parties responsible for paying the delinquent amounts. For the avoidance of doubt, if monies would otherwise be paid to a Party upon termination of this Agreement, and such Party is not responsible for the delinquent amounts, then the Escrow Agent shall have no right of setoff against that portion of the Escrow Fund that would be paid to such Party. The Escrow Agent is authorized to disinvest the remaining Escrow Funds one (1) Business Day prior to the requested date of termination set forth in the Termination Notice, or may do so earlier if the Escrow Agent determines in its sole good faith discretion that disinvesting more than one (1) Business Day prior to the requested date is necessary in order to assure the availability of funds on the requested termination date. Notwithstanding any other provision hereof, this Agreement shall not terminate before all amounts in the Escrow Account (including interest which has accrued but cannot be distributed prior to being posted) shall have been distributed by the Escrow Agent in accordance with the terms of this Agreement.

ARTICLE VII

RESIGNATION OF ESCROW AGENT

The Escrow Agent may resign at any time upon giving at least thirty (30) days prior written notice to the Parties; provided that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the Parties shall use their best efforts to select a successor escrow agent within thirty (30) days after receiving such notice. If the Parties fail to appoint a successor escrow agent within such time, the Escrow Agent shall have the right to petition any court of general jurisdiction sitting in Cook County, Illinois for the appointment of a successor escrow agent, and the costs, expenses and reasonable attorneys’ fees which are incurred in connection with any such proceeding shall be paid one-half by Purchaser and one-half by Seller. The Parties are severally and not jointly liable for the payment of such amounts. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon delivery of such instrument, the Escrow Agent shall be discharged from any further duties and liability under this Agreement. The Escrow Agent shall be paid any outstanding fees and expenses prior to transferring assets to a successor escrow agent.

ARTICLE VIII

NOTICES

All notices required by this Agreement shall be in writing and shall be deemed to have been received (a) immediately if sent by facsimile transmission (with a confirming copy sent the same Business Day by registered or certified mail), or by hand delivery (with signed return receipt), (b) the next Business Day if sent by nationally recognized overnight courier or (c) the second following Business Day if sent by registered or certified mail, in any case to the respective addresses below.

Notices and other communications including Disbursement Requests hereunder may be delivered or furnished by electronic mail provided that any Disbursement Request or other formal notice be attached to an email message in PDF format and provided further that any notice or other communication sent to an e-mail address shall be deemed received upon and only upon the sender’s receipt of affirmative acknowledgement or receipt from the intended recipient. For purposes hereof no acknowledgement of receipt generated on an automated basis shall be deemed sufficient for any purpose hereunder or admissible as evidence of receipt.

Notices involving claims or objections to claims must be sent by registered or certified mail or by overnight courier and may not be sent via facsimile or electronic mail.

If to Purchaser:

TriMas UK Aerospace Holdings Limited

c/o TriMas Corporation

39400 Woodward Avenue

Suite 130

Bloomfield Hills, Michigan 48304

Attention:	Joshua Sherbin,
General Counsel and Chief Compliance Officer
Telephone: 248.631.5497
Fax: 248.631.5413
Email address: joshsherbin@trimascorp.com

If to Seller:

The James and Eleanor Randall Trust Dated June 1, 1993

315 Deodar Lane

Bradbury, CA 91008

Attention: James H. Randall
Telephone: 626.303.7945
Fax: 626.305.0895
Email address:

If to the Escrow Agent:

Bank of America, National Association

Global Custody and Agency Services

135 S. LaSalle Street

IL4-135-05-07

Chicago, Illinois 60603

Attention: Alice Wolan
Telephone: (312) 992-9782
Fax: (312) 992-9833
Email address: alice.m.wolan@baml.com

ARTICLE IX

TAX REPORTING

9.1 The Escrow Agent shall, for each calendar year (or portion thereof) that the Escrow Account is in existence, report the income of the Escrow Account (i) to Seller, and (ii) to the IRS, as required by law. The parties to this Agreement agree that they will not take any position in connection with the preparation, filing or audit of any tax return that is in any way inconsistent with the foregoing determination or the information returns or reports provided by the Escrow Agent.

9.2 The Parties understand and agree that they are required to provide the Escrow Agent with a properly completed and signed Tax Certification (as defined below) and that the Escrow Agent may not perform its duties hereunder without having been provided with such Tax Certification. Accordingly, the parties hereto other than the Escrow Agent understand and agree that unless and until all parties hereto have provided Tax Certifications to the Escrow Agent, the Escrow Account shall not be invested as otherwise provided herein nor shall disbursements be made from the Escrow Account as otherwise provided at Article III. In the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), an original IRS Form W-9 (or applicable successor form) will be provided. In the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (hereinafter a “foreign person”), an original applicable IRS Form W-8ECI, W-8IMY, W-8EXP or W-8BEN (or applicable successor form), along with any required attachments, will be provided to the Escrow Agent. As used herein “Tax Certification” shall mean an IRS form W-9 or W-8 as described above. Under current law, the applicable IRS Form W-8ECI, W-8IMY, W-8EXP or W-8BEN generally will expire every three (3) years and must be replaced with another properly completed and signed original sent to the Escrow Agent. A new original IRS Form W-8, indicating the relevant Escrow Account number, (or such other information or forms as required by law) must be delivered by each foreign person to, and received by, the Escrow Agent either prior to December 31st of the calendar year inclusive of the third (3rd) anniversary date of the date listed on the previously submitted form or as otherwise required by law.

9.3 The Escrow Agent will comply with any U.S. tax withholding or backup withholding and reporting requirements that are required by law. With respect to earnings allocable to a foreign person, the Escrow Agent will withhold U.S. tax as required by law and report such earnings and taxes withheld, if any, for the benefit of such foreign person on IRS Form 1042-S (or any other required form), unless such earnings and withheld taxes are exempt from reporting under Treasury Regulation Section 1.1461-1(c)(2)(ii) or under other applicable law. With respect to earnings allocable to a United States person, the Escrow Agent will report such income, if required, on IRS Form 1099 or any other form required by law. The IRS Forms 1099 and/or 1042-S shall show the Escrow Agent as payor and Seller as payee(s).

9.4 The Parties hereby (i) represent and warrant each for themselves that, as of the date this Agreement is made and entered into, the Escrow Account is not a Qualified Settlement Fund, Designated Settlement Fund, or Disputed Ownership Fund within the meaning of Section 468B of the Code (and the regulations thereunder) and (ii) covenant that they shall not take, fail to take or permit to occur any action or inaction, on or after the date this Agreement is made and entered into, that causes the Escrow Account to become such a Qualified Settlement Fund, Designated Settlement Fund, or Disputed Ownership Fund at any time.

9.5 The Parties to this Agreement agree that they are not relieved of their respective obligations, if any, to prepare and file information reports under Section 6041 of the Code, and the Treasury regulations thereunder, with respect to amounts of imputed interest income, as determined pursuant to Sections 483 or 1272 of the Code. The Escrow Agent shall not be responsible for determining or reporting such imputed interest.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1 Each party hereto represents and warrants that such party has all necessary power and authority to execute and deliver this Agreement and to perform all of such party’s obligations hereunder. This Agreement constitutes the legal, valid, and binding obligation of each party hereto, enforceable against such party in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

10.2 This Agreement shall be governed by the laws of the State of California, excluding choice of law principles that would require the application of the laws of a jurisdiction other than the State of California. Any Proceeding brought by any party or any of its Affiliates arising out of or based upon this Agreement shall only be instituted in any federal or state court in New York County, New York, and each party waives any objection which it may now or hereafter have to the laying of venue of any such Proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

10.3 Any bank or corporation into which the Escrow Agent may be merged or with which it may be consolidated, or any bank or corporation to whom the Escrow Agent may transfer a substantial amount of its escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

10.4 This Agreement may be amended, modified, and/or supplemented only by an instrument in writing executed by all parties hereto.

10.5 This Agreement may be executed by the parties hereto individually or in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement. This Agreement, signed and transmitted by facsimile machine or PDF file, is to be treated as an original document and the signature of any party hereon, if so transmitted, is to be considered as an original signature, and the document so transmitted is to be considered to have the same binding effect as a manually executed original.

10.6 The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement. Any references in this Agreement to any other agreement, instrument, or document are for the convenience of the parties hereto and shall not constitute a part of this Agreement.

10.7 As used in this Agreement, “Business Day” means a day other than a Saturday, Sunday, or other day when banking institutions in Los Angeles, California, or Chicago, Illinois, are authorized or required by law or executive order to be closed.

10.8 This Agreement constitutes a contract solely among the parties by which it has been executed and is enforceable solely by the parties by which it has been executed and no other persons. It is the intention of the parties hereto that this Agreement may not be enforced on a third party beneficiary or any similar basis.

10.9 The parties hereto agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

10.10 No party hereto shall assign its rights hereunder until its assignee has submitted to the Escrow Agent (i) Patriot Act disclosure materials and the Escrow Agent has determined that on the basis of such materials it may accept such assignee as a customer and (ii) assignee has delivered an IRS Form W-8 or W-9, as appropriate, to the Escrow Agent which the Escrow Agent has determined to have been properly signed and completed. In addition, the foregoing rights to assign shall be subject, in the case of any party having an obligation to indemnify the Escrow Agent, to the Escrow Agent’s approval based upon the financial ability of assignee to indemnify it being reasonably comparable to the financial ability of assignor, which approval shall not be unreasonably withheld.

10.11 Escrow Agent will treat information related to this Agreement as confidential but, unless prohibited by law, the Parties authorize the transfer or disclosure of any information relating to the Agreement to and between the subsidiaries, officers, affiliates and other representatives and advisors of Escrow Agent and third parties selected by any of them, wherever situated, for confidential use in the ordinary course of business, and further acknowledge that Escrow Agent and any such subsidiary, officer, Affiliate or third party may transfer or disclose any such information as required by any law, court, regulator or legal process.

10.12 The Parties will treat the terms of this Agreement, including any Fee Schedule, as confidential except on a “need to know” basis to persons within or outside such Party’s organization (including affiliates of such Party), such as attorneys, accountants, bankers, financial advisors, auditors and other consultants of such party and its affiliates, except as required by any law, court, regulator or legal process and except pursuant to the express prior written consent of the other parties, which consent shall not be unreasonably withheld.

[signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

SELLER:

THE JAMES AND ELEANOR RANDALL TRUST DATED JUNE 1, 1993

By:
	Name:	James H. Randall
	Title:	Solely in his capacity as Trustee of the James and Eleanor Randall Trust
Dated June 1, 1993

PURCHASER:

TRIMAS UK AEROSPACE HOLDINGS LIMITED

By:
Name:
Title:

ESCROW AGENT:

BANK OF AMERICA, NATIONAL ASSOCIATION

By:
Name:
Title:

[Signature Page to Escrow Agreement]

EXHIBIT A

ESCROW AGENT FEE SCHEDULE

Set-Up Fee:		$500.00

Tax Reporting Set-up Fee:		$250.00

Annual Administration Fee:		$1,500.00

Wire or Check Disbursement Fee		$20.00

Outside Counsel Pre-Closing:	$	N/A

THE SET-UP FEES AND FIRST YEAR’S ANNUAL ADMINISTRATION FEES ARE DUE UPON EXECUTION OF THE ESCROW AGREEMENT.

*	After the initial twelve (12) month period, the Annual Administration will be invoiced in advance on a six-month basis. Wire and check disbursement fees will be invoiced on a quarterly basis.

All out-of-pocket expenses will be billed at the Escrow Agent’s cost. Out-of-pocket expenses include, but are not limited to, professional services (e.g. legal or accounting), travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), and copying charges.

[AN “EXHIBIT B” MUST BE COMPLETED AND EXECUTED FOR EACH PARTY TO THE AGREEMENT]

EXHIBIT B

Escrow Agreement Dated as of [date] by and among TriMas UK Aerospace Holdings Limited, The James and Eleanor Randall Trust Dated June 1, 1993 and Bank of America, National Association

Certificate of Authorized Representatives – TriMas UK Aerospace Holdings Limited

Name:	Name:

Title:	Title:

Phone:	Phone:

Facsimile:	Facsimile:

E-mail:	E-mail:

Signature:	Signature:

Fund Transfer / Disbursement Authority Level:		Fund Transfer / Disbursement Authority Level:

☐	Initiate	☐	Initiate
☐	Verify transactions initiated by others	☐	Verify transactions initiated by others

Name:	Name:

Title:	Title:

Phone:	Phone:

Facsimile:	Facsimile:

E-mail:	E-mail:

Signature:	Signature:

Fund Transfer / Disbursement Authority Level:		Fund Transfer / Disbursement Authority Level:

☐	Initiate	☐	Initiate
☐	Verify transactions initiated by others	☐	Verify transactions initiated by others

The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the person or persons identified above including without limitation, to initiate and verify funds transfers as indicated.

TriMas UK Aerospace Holdings Limited:

By:
Name:
Title:
Date:

[AN “EXHIBIT B” MUST BE COMPLETED AND EXECUTED FOR EACH PARTY TO THE AGREEMENT]

EXHIBIT B

Escrow Agreement Dated as of [date] by and among TriMas UK Aerospace Holdings Limited, The James and Eleanor Randall Trust Dated June 1, 1993 and Bank of America, National Association

Certificate of Authorized Representatives – The James and Eleanor Randall Trust Dated June 1, 1993

Name:	Name:

Title:	Title:

Phone:	Phone:

Facsimile:	Facsimile:

E-mail:	E-mail:

Signature:	Signature:

Fund Transfer / Disbursement Authority Level:		Fund Transfer / Disbursement Authority Level:

☐	Initiate	☐	Initiate
☐	Verify transactions initiated by others	☐	Verify transactions initiated by others

Name:	Name:

Title:	Title:

Phone:	Phone:

Facsimile:	Facsimile:

E-mail:	E-mail:

Signature:	Signature:

Fund Transfer / Disbursement Authority Level:		Fund Transfer / Disbursement Authority Level:

☐	Initiate	☐	Initiate
☐	Verify transactions initiated by others	☐	Verify transactions initiated by others

The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the person or persons identified above including without limitation, to initiate and verify funds transfers as indicated.

The James and Eleanor Randall Trust Dated June 1, 1993:

By:
Name:
Title:
Date:

EXHIBIT C

FORM OF TERMINATION NOTICE

[Date]

Bank of America, National Association

Global Custody and Agency Services

135 South LaSalle Street

IL4-135-05-07

Chicago, Illinois 60603

Attention: Alice Wolan

Fax: (312) 992-9833

NOTICE OF TERMINATION

Ladies and Gentlemen:

We refer you to that certain Escrow Agreement (the “Agreement”), dated as of [            ], 2014, by and among Purchaser, Seller and Bank of America, National Association, a photocopy of which is attached hereto. Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.

We hereby notify you, in accordance with the terms and provisions of Article VI(a) of the Agreement, that we are terminating the Agreement. Accordingly, we request that you terminate the Agreement as of [—]1. Those undertakings that, under the provisions of the Agreement, shall survive termination of the Agreement shall continue as provided therein. All Escrow Funds or items of property thereafter on deposit or held in the Escrow Account or by the Escrow Agent pursuant to the Agreement shall, concurrently with the termination of the Agreement, be delivered by, as applicable, federal wire transfer or nationally recognized overnight courier service as follows:

[insert fed wire instructions or physical address for overnight courier delivery].

Very truly yours,

PURCHASER:	SELLER:
[DESIGNATE PARTY]	[DESIGNATE PARTY]

By:	By:
Name:	Name:
Title:	Title:

[1]	Date should be not fewer than 2 Business Days after the date of this Notice.

SCHEDULE I

ESCROW ACCOUNT INVESTMENT SELECTION FORM

INFORMATION AND DISCLOSURES REGARDING INVESTMENTS

Institutional Deposit Account:

U.S and non U.S. Corporate and Institutional Investor Use Only

The Institutional Deposit Account is a Money Market Deposit Account held at Bank of America, N.A. For more complete information about IDA, please refer to the terms and conditions and fact sheet. You should read and review this information carefully before investing. Past performance is no guarantee of future results. Funds deposited in IDA are insured to the maximum extent permitted by law and regulation by the Federal Deposit Insurance Corporation. IDA has a normal cutoff time of 4:00PM (central time) and any cash received after that time will not be invested until the next business day.

Repurchase Agreement Account:

U.S Corporate and Institutional Investor Use Only

The Repurchase Agreement Account (“RAA”) is a Repurchase Agreement with Bank of America, National Association (“Bank”) and is available with the establishment of an account with Global Custody and Agency Services, a division of Bank acting on your behalf (“GCAS”). For more complete information about RAA, please refer to the terms and conditions and fact sheet. You should read and review this information carefully before investing. Past performance is no guarantee of future results. Repurchase Agreements are not deposits within the meaning of the Federal Deposit Insurance Act (12 U.S.C. 1813(l)), are not insured or guaranteed by the U.S. Government, the FDIC or any other government agency, and involve investment risk, including possible loss of principal. If a receiver were appointed for Bank of America, the client would have an ownership interest in the securities sold to the client that are described in the applicable trade confirmation received by GCAS on behalf of all clients investing in RAA or, if the transaction were deemed to be a loan, the client would be a secured creditor and have a perfected interest in such securities. RAA has a normal cutoff time of 1:00PM (central time) and any cash received after that time will not be invested until the next business day.

Money Market Funds:

U.S Corporate and Institutional Investor Use Only

For more complete information about a money market fund listed in this form, including expenses, investment objectives, and past performance, please refer to the prospectus. You should read and review this information carefully before investing. Past performance is no guarantee of future results. Investments in money market mutual funds are neither insured nor guaranteed by Bank of America, N.A. and its affiliates, or by any Government Agency. There can be no assurance that the funds can maintain a stable net asset value of $1.00 per share. Bank of America, N. A. typically has a normal cut-off time of one hour prior to the money market mutual fund’s stated cut off time and any cash received after that time will not be invested until the next Business Day.

The parties to the agreement understand and agree that the Escrow Agent may receive certain revenue associated with money market fund investments. These revenues take one of two forms:

Shareholder Servicing Payments: The Escrow Agent may receive shareholder servicing payments commensurate with the shareholder services provided for the money market fund company. Shareholder services typically provided by Bank of America, N.A. include the maintenance of shareholder ownership records, distributing prospectuses and other shareholder information materials to investors and handling proxy-voting materials. Typically shareholder servicing payments are paid under a money market fund’s 12b-1 distribution plan and impact the investment performance of the fund by the amount of the fee. The shareholder servicing fee payable from any money market fund is detailed in the fund’s prospectus provided to you.

Revenue Sharing Payments: The Escrow Agent may receive revenue sharing payments from a money market fund company. These payments represent a reallocation to the Escrow Agent of a portion of the compensation payable to the fund company in connection with a money market fund investment. Revenue sharing payments constitute a form of fee sharing between the fund company and the Escrow Agent and do not, as a general rule, result in any additional charge or expense in connection with a money market fund investment, are not paid under a 12b-1 plan, and do not impact the investment performance of the fund. The amount of any revenue share, if any, payable to the Escrow Agent with respect to your account’s investments is available upon request.

In the event that a money market fund has been designated as the investment, the parties hereto acknowledge delivery of the prospectus for such fund. The Parties hereto acknowledge that money market funds and other non-deposit investments are not deposits in or obligations of, or guaranteed by, Bank of America Corporation or any of its affiliates and are not insured by the FDIC or any government agency. Investments in money market funds involve investment risks, including possible loss of principal.

Acknowledged and agreed to this     day of             , 20    :

[DESIGNATE PARTY OR PARTIES]

By:

Name:

Title:

ESCROW ACCOUNT INVESTMENT SELECTION FORM (Con’t)
X	CUSIP	TICKER	INTERNAL
Money Market Deposit Account (“MMDA”) held at Bank of America, N.A.
Bank of America Institutional Deposit Account (IDA) (a Money Market Deposit Account at Bank of America, N.A.)	N/A	N/A	999100845
Repurchase Agreement Account (“RAA”) is a Repurchase Agreement with Bank of America, N.A.
Repurchase Agreement Account (“RAA”) (a Repurchase Agreement with Bank of America, N.A.)	N/A	N/A	9998SF748
Prime Money Market Funds
BofA Cash Reserves - Daily Share	19765K605	NSHXX	999301229
US Government & Agency Money Market Funds
BofA Government Reserves - Daily Share	19765K761	NRDXX	999301195
Treasury Money Market Funds
BofA Treasury Reserves - Daily Share	19765K282	NDLXX	999301138
Tax-Exempt Money Market Funds
BofA Municipal Reserves Daily	097100416	NMDXX	999301161
BOFA Tax Exempt Reserves - Daily Share	097100192	NEDXX	999301153

Please indicate a selection by placing an “X” to the left of the investment name.

[DESIGNATE PARTY OR PARTIES]

By:

Name:

Title:

Date:

ANNEX I

FORM OF DISBURSEMENT REQUEST

[Date]

Bank of America, National Association

Global Custody and Agency Services

135 South LaSalle Street

IL4-135-05-07

Chicago, Illinois 60603

Attention: Alice Wolan

Fax: (312) 992-9833

DISBURSEMENT REQUEST

Ladies and Gentlemen:

We refer you to that certain Escrow Agreement (the “Agreement”), dated as of [            ], 2014, by and among Purchaser, Seller and Bank of America, National Association, as Escrow Agent. Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.

Pursuant to the provisions of the Agreement, you are hereby directed to disburse funds held in the Escrow Account as follows:

(i) [the amount to be disbursed],

(ii) [the date of disbursement],

(iii) [the recipient of the disbursement, and]

(iv) [the manner of disbursement and delivery instructions (including wiring instructions if applicable.]

Very truly yours,

PURCHASER:	SELLER:
[DESIGNATE PARTY]	[DESIGNATE PARTY]

By:	By:
Name:	Name:
Title:	Title:

Exhibit C

Consultancy Services Agreement

Execution Version

CONSULTANCY SERVICES AGREEMENT

This Consultancy Services Agreement (“Agreement”) is entered into as of September 19, 2014, by and between Allfast Fastening Systems, Inc., a California corporation (the “Company”), and James H. Randall (“Consultant”).

Reference is made to that Stock Purchase Agreement (the “Purchase Agreement”), dated as of even date herewith, by and among TriMas UK Aerospace Holdings Limited, TriMas Corporation, the Company, the sole stockholder of the Company and Consultant. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Purchase Agreement.

In consideration of the mutual covenants contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and Consultant agree as follows:

1. Effective Date. This Agreement will become automatically effective on the date that both of the following conditions are satisfied (the “Effective Date”):

A.	The Company and Consultant execute this Agreement; and

B.	The Closing occurs under the Purchase Agreement.

2. Services. The Company is retaining Consultant to provide certain transitional services in connection with the transactions contemplated in the Purchase Agreement (the “Services”), which may include (a) assisting in the development and execution of growth strategies with respect to the Company’s products; (b) providing knowledge and insight with respect to competitor strengths and weaknesses; and (c) advising on matters relating to (i) customers and customer relations, (ii) the capabilities of the Company’s management team, (iii) the Company’s organizational structure, (iv) the Company’s compensation and benefits program, and (v) the transition and integration of the Company following the Closing under the Purchase Agreement. The Company may alter, expand and/or reduce the Services only upon the mutual agreement of the parties.

3. Relationship of the Parties.

(a) An independent contractor relationship shall exist between the Company and Consultant. Consultant is neither an agent nor an employee of the Company. Consultant has the authority to control and direct the performance of the details of the Services, as governed by his own independent judgment and discretion. In a manner that meets the business needs of the Company, Consultant shall: (i) determine when, where, and how the Services are performed; (ii) be responsible for hiring, training, assigning work to, compensating, and supervising his own employees or agents; (iii) determine his hours or days of work; (iv) determine the location from which the Services are performed; (v) determine the order or sequence in which tasks are performed related to the Services; and/or (vi) provide his own labor, materials, equipment, tools, supplies, and other items necessary for performing the Services in Consultant’s independent judgment and discretion; provided that Consultant shall be entitled to reimbursement from the

Company for any actual out-of-pocket costs related to such labor, materials, equipment, tools, supplies and other items that are incurred by Consultant in performing the Services. For purposes of clarity, the Company shall reimburse Consultant for any actual out-of-pocket travel costs incurred by Consultant in performing the Services, including direct operating costs of Consultant’s business jet used for travel requested by the Company.

(b) During the Term of this Agreement, the Company grants Consultant the right to use the office that he occupied immediately prior to the Effective Date located at 15200 Don Julian Road, City of Industry, California, 91745. The Company agrees to maintain such office for Consultant’s sole use during the Term (defined in Section 5 below) of this Agreement, and, whether or not this Agreement is terminated, in any case for at least ninety (90) days following the Effective Date (other than pursuant to Section 5(b)) (to allow Consultant an opportunity to move, transition or otherwise transport any Personal Property that remains in such office).

(c) During the Term of this Agreement (and in any event, for a period of at least ninety (90) days after the Effective Date), the Company shall give Consultant access to the Company’s email systems and the right to continued use of the Company email address utilized by Consultant prior to the Effective Date. Following such time, the Company agrees to forward all personal emails unrelated to the Company’s business delivered to such account to the email address provided for Consultant under Section 12 for a period of one (1) year.

(d) Consultant shall not: (i) be required to undergo training of any nature, including the training the Company provides its employees, except to the extent required by the Company’s safety policies; (ii) have any right or authority to make any contracts or commitments for, or on behalf of, the Company; and/or (iii) represent himself to be an employee or agent of the Company.

(e) The Company does not agree to use Consultant exclusively. Consultant is not exclusively engaged by the Company and remains free to perform services for other persons and entities, and to make himself available to the public for such purposes, subject to Sections 6 and 7.

(f) Notwithstanding anything to the contrary in this Agreement, Consultant agrees to comply at all times with the Company’s Code of Conduct and all other Company policies (or those of its ultimate parent company TriMas Corporation (“TriMas”)) applicable to Consultant, each of which have been made available to Consultant and are incorporated by reference herein. The policies may be amended from time to time at the sole discretion of the Company or TriMas.

(g) During and following the Term of this Agreement, Consultant shall be entitled to remove any personal property of Consultant that is located at or on the Company’s premises, including any personal property identified on Section 3.8(a) of the Disclosure Schedule that is not removed by Consultant at or prior to Closing.

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(h) Consultant shall perform the Services at the direction of the President of the Company.

(i) From the Effective Date until the later of (i) ninety (90) days after the Effective Date or (ii) the termination of this Agreement, the Company shall use its best efforts make Kathi Baca, Anna Harding and Michael Rawlings available to continue providing secretarial, administrative and accounting support services to Consultant substantially similar to the secretarial, administrative and accounting support services that such individuals provided to Consultant prior to the Effective Date. Thereafter, so long as the Agreement remains in effect, the Company shall select a person or persons at their discretion to continue providing Consultant with secretarial, administrative and accounting support services reasonably necessary to allow Consultant to deliver the Services; provided that such secretarial, administrative and accounting support services shall be reasonably satisfactory to Consultant.

4. Compensation. In return for all Services provided by Consultant, the Company shall pay Consultant, in advance on the first day of each month during which this Agreement remains in effect, a payment of $15,000, which shall compensate Consultant for his services during that month, regardless of the number of hours worked by Consultant during that month. Consultant agrees that he will make himself available to provide the Services hereunder for at least twenty (20) hours, but not more than forty (40) hours, in each month during the Term of this Agreement; provided that Consultant shall not be obligated to make himself so available for more than ten (10) hours in any week during such time. The Company will issue an IRS Form 1099 to Consultant for all compensation paid under this Agreement. Consultant shall be responsible for paying any taxes related to this compensation, and Consultant shall indemnify and hold the Company harmless from any tax liability, penalties and/or interest relating to this compensation.

5. Term. The “Term” of this Agreement shall begin on the Effective Date and shall continue until the earliest of: (a) the first anniversary of the Effective Date; (b) a breach by Consultant of either this Agreement or the Purchase Agreement, at which time this Agreement may be terminated immediately by Company (at Company’s sole discretion) upon written notice; or (c) the date this Agreement is terminated by either the Company or Consultant upon thirty (30) days’ written notice. Upon termination of this Agreement, the Company shall only be obligated to provide the compensation set forth above accrued through Consultant’s last day worked. Such compensation shall accrue on the first day of each month during the Term.

6. Conflicts of Interest. During the Term of this Agreement, Consultant shall not, directly or indirectly:

(a) participate in any way in the benefits of transactions between the Company (or an Affiliate of the Company) and its suppliers or customers, or have personal financial transactions with any of the Company’s suppliers or customers, including without limitation, having a financial interest in the Company’s suppliers or customers, or making loans to, or receiving loans from, the Company’s suppliers or customers;

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(b) realize a personal gain or advantage from a transaction in which the Company (or an Affiliate) has an interest, or use information obtained in connection with Consultant’s engagement with the Company for Consultant’s personal advantage or gain; or

(c) accept any offer to serve as an officer, director, partner, consultant, agent or manager with, or to be employed in a sales, managerial or technical capacity by, a person or entity, which does business with the Company or an Affiliate of the Company.

For purposes of this Agreement, the term “Affiliate” shall mean with respect to any person, any other person which Controls, is Controlled by or under common Control with such person. “Control” shall mean the ability to direct the management of any entity whether through the ownership of voting securities, contract or otherwise.

Notwithstanding anything to the contrary contained herein but subject to Section 15 of the Purchase Agreement, the provisions of this Section 6 shall not prohibit Consultant from engaging in any transaction with a member of his immediate family if not a part of the conduct of the business of the Company.

7. Confidentiality.

(a) Consultant acknowledges that, during his engagement, he will have access to and use the Company’s Proprietary Information (as defined below) and confidential Customer Information (as defined below). Consultant further acknowledges that the Company’s Proprietary Information was or will be designed and developed by the Company or any Affiliate with considerable effort and at great expense, is unique, secret and confidential, and constitutes the exclusive property and trade secrets of the Company or such Affiliate. Consultant further acknowledges that an integral part of the Company’s business involves the receipt of confidential Customer Information. Consultant further acknowledges that any unauthorized use of the Proprietary Information or Customer Information by Consultant, or any disclosure of the same to any third parties, would be wrongful and would cause irreparable injury to the Company, its customers, suppliers, employees, clients and/or Affiliates.

(b) Accordingly, in addition to any confidentiality obligations set forth in the Purchase Agreement, Consultant covenants and agrees that during the Term of this Agreement and an additional period of three (3) years after Consultant’s engagement by the Company is terminated, he will (i) hold the Proprietary Information and Customer Information in strictest confidence; (ii) not disclose such information to any person, firm, corporation or other entity; and (iii) not use such information for any purpose not expressly authorized in writing by the Company. Consultant also agrees that, upon request of the Company, he will return all Company documents and property in his possession or under his control, including but not limited to business records in any way relating to the Company or its business, its Proprietary Information or Customer Information (without retaining copies of any of the foregoing). Consultant agrees to indemnify and hold the Company harmless from any loss, claim or damages, including attorneys’ fees and costs, arising out of or relating to Consultant’s unauthorized disclosure or use of the Company’s Proprietary Information or Customer Information.

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(c) For the purposes of this Agreement, the term “Customer Information” shall mean, whether verbal, written or stored electronically, (i) confidential product or technology information of any customer of the Company, as indicated by such customer; (ii) confidential information regarding the business of any customer or its clients learned in the course of providing service and/or products to the customer on behalf of the Company; (iii) other confidential information submitted from time to time by a customer to the Company; and (iv) the identity of the customer as the source of such data or information provided to Consultant by the Company. Customer Information shall in all events, however, exclude information that is generally available to or known by the public.

(d) For the purposes of this Agreement, the term “Proprietary Information” shall mean, whether verbal, written or stored electronically, all customer lists, prospective customer lists, trade secrets, databases, processes, computer programs, software, object codes, source codes, passwords, entry codes, inventions, improvements, business data, prospective employee lists, business contact information of the Company or developed for the Company or any of the Company’s Affiliates or customers, information relating to the Company’s or any of its Affiliate’s business contracts, marketing strategies, any other secret or confidential matter relating or pertaining to the products, services, sales or other business of the Company, or any Affiliate, and shall include Customer Information that was developed or enhanced by the Company or any Affiliate including data furnished by or on behalf of the customer. Proprietary Information shall in all events, however, exclude information that is (i) generally available to or known by the public; (iii) is or becomes available to the Consultant on a non-confidential basis from a source other than the Company; or (iv) has been independently acquired or developed by the Consultant without violating any of its obligations under this Agreement.

(e) Notwithstanding anything herein to the contrary, neither the term “Customer Information” nor the term “Proprietary Information” shall include information that Consultant is required to disclose under law, rule, regulation, order or in any civil, governmental, regulatory or judicial process, and nothing herein shall restrict Consultant from complying with such request or requirement, provided, however, that Consultant shall give the Company notice of such request or requirement prior to making any disclosure thereunder (in each case, as is practicable and not prohibited by law) so that the Company may seek an appropriate protective order, at its sole cost and expense, and/or, in its sole discretion, waive compliance by Consultant with the applicable provisions of this Section 7(e).

8. Return of Documents. Upon termination of Consultant’s engagement with the Company for any reason, all documents, procedural manuals, guides, specifications, plans, drawings, diskettes, designs, software and similar materials, diaries, records, customer lists, notebooks, and similar repositories of or containing Proprietary Information, or Customer Information, including all copies thereof, in the possession or control of Consultant, whether prepared by Consultant or others, shall be left with, or forthwith returned by Consultant to, the Company.

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9. Inventions.

(a) Any and all improvements, discoveries, innovations, invention conceptions and/or reductions to practice, problem solutions and, in general, all technological conceptions and developments, which relate to the Company’s business (hereinafter collectively referred to as “Inventions”) at the request of the Company or in connection with the delivery of the Services contemplated hereunder, either alone or with others, during the Term of this Agreement, are understood and agreed to be, and are by this Agreement expressly made to be the exclusive property of the Company and shall be deemed to be “works made for hire.”

(b) Consultant shall disclose promptly and fully to the Company and to its attorneys all Inventions, and shall, when requested so to do either before or after the termination of his engagement with the Company, formally assign and convey to the Company his entire right, title and interest in and to all Inventions; assist the Company and its agents in preparing patent applications, both United States and foreign, covering any Invention; promptly review, execute and deliver all said applications and assignments of the same to the Company, and as promptly as reasonably possible, generally give all information and testimony, sign all papers and do all things which may be needed or requested by the Company, to the end that the Company may obtain, extend, reissue, maintain and enforce United States and foreign patents covering said Inventions.

10. Company’s Remedies.

(a) Consultant acknowledges and agrees that the covenants and undertakings contained in Sections 6, 7, 8 and 9 of this Agreement relate to matters which are of a special, unique, extraordinary, managerial and intellectual character which gives them a peculiar value, and that a violation of any of the terms of such Sections will cause irreparable injury to the Company, the amount of which will be difficult, if not impossible, to estimate or determine and which cannot be adequately compensated. Therefore, Consultant agrees that the Company, in addition to any other available remedies under applicable law, shall be entitled, as a matter of course, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of any such terms by Consultant and such other persons as the court shall order, without being required to post any bond.

(b) Consultant agrees that the restrictions contained in Sections 6, 7, 8 and 9 of this Agreement are reasonable in all respects and are to be interpreted in light of all the facts and circumstances existing at the time enforcement is sought. However, should any court or other body of competent jurisdiction determine that all or any portion of the agreement set forth herein is invalid or unenforceable for any reason, such agreement (or portion thereof) shall be restricted and deemed amended to the minimum extent necessary so as to preserve and establish its validity and enforceability.

(c) Termination of Consultant’s engagement under this Agreement, by either the Company or Consultant, or expiration of this Agreement, shall not affect either party’s rights and obligations under Sections 6, 7, 8, 9 and 10 of this Agreement, and such rights and obligations shall continue and survive the termination or expiration of this Agreement.

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11. Assignment. The Company shall not be required to make any payment under this Agreement to any assignee or creditor of Consultant, other than to Consultant’s legal representative on death. Consultant’s obligations under this Agreement are personal and may not be assigned, delegated or transferred in any manner and any attempt to do so shall be void. Consultant, or his legal representative, shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any right of Consultant under this Agreement. The Company may assign this Agreement without Consultant’s written consent to any successor to or purchaser of the Company’s business or any portion thereof. This Agreement shall be binding upon, and shall inure to the benefit of, the Company, Consultant and their permitted successors and assigns.

12. Notices. Any notice required or permitted to be given under this Agreement must be in writing and shall be deemed conclusively to have been delivered (a) when personally delivered; (b) when sent by facsimile or email (in each case with a hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non-business day); (c) one (1) Business Day after being sent by reputable overnight express courier (charges prepaid); or (d) three (3) Business Days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, requests, demands and communications to the parties shall be sent to the addresses indicated below:

To Company:

ALLFAST Fastening Systems, Inc.

c/o TriMas Corporation

39400 Woodward Avenue, Suite 130

Bloomfield Hills, MI 48304

Attention: Joshua Sherbin, Secretary and General Counsel

Email: joshsherbin@trimascorp.com

Facsimile: 248.631.5413

With a copy to:

Jones Day

North Point

901 Lakeside Avenue

Cleveland, OH 44114

Attention: Patrick J. Leddy

Email: pjleddy@jonesday.com

Facsimile: 216.579.0212

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To Consultant:

James H. Randall

315 Deodar Lane

Bradbury, CA 91008

Email: james.h.randall@yahoo.com

Facsimile:    626.305.0895

With a copy to:

Winston & Strawn LLP

333 S. Grand Avenue, 38th Floor

Los Angeles, California 90071

Attention: C. James Levin

Email: jlevin@winston.com

Facsimile: 213.615.1750

13. Amendments. This Agreement shall not be amended, in whole or in part, except by an agreement in writing signed by the Company and Consultant.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement. All prior agreements or understandings, oral or written, are merged in this Agreement and are of no further force or effect, provided, however, that this Agreement does not supersede or modify the Purchase Agreement or any of its provisions, and in the event of a conflict between the provisions of the Purchase Agreement and any provision of this Agreement, the provisions of the Purchase Agreement shall be deemed to control. The parties acknowledge that they are not relying on any representations, express or implied, oral or written, in entering into this Agreement, except for those stated in this Agreement.

15. Captions. The captions of this Agreement are included for convenience only and shall not affect the construction of any provision of this Agreement.

16. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California.

17. Severability. All provisions, agreements, and covenants contained in this Agreement are severable, and in the event any of them shall be held to be illegal, void or invalid by any competent court or under any applicable law, such provision shall be changed to the minimum extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain binding in accordance with their terms.

18. No Waiver. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of the waiver is sought. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

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19. Consultation with Counsel. Consultant acknowledges that he has been given the opportunity to consult with his personal legal counsel concerning all aspects of this Agreement and the Company has urged Consultant to so consult with such counsel.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when taken together, shall constitute one and the same agreement.

(signature page follows)

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IN WITNESS WHEREOF, the Company and Consultant have duly executed this Agreement as of the date and year first above written.

“THE COMPANY”			“CONSULTANT”

Signed:			Signed:

	Name:	James H. Randall		Name:	James H. Randall
	Its:	President

[Signature Page to Consultancy Services Agreement]

Exhibit D

Employment Agreements

Execution Version

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into as of September 19, 2014, by and between Allfast Fastening Systems, Inc., a California corporation (the “Company”), and Samuel Cooperstein (“Employee”).

Reference is made to that Stock Purchase Agreement (the “Purchase Agreement”), dated as of even date herewith, by and among TriMas UK Aerospace Holdings Limited, TriMas Corporation, the Company, the sole stockholder of the Company and James H. Randall.

In consideration of the mutual covenants contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and Employee agree as follows:

1. Effective Date. This Agreement will become automatically effective on the date that both of the following conditions are satisfied (the “Effective Date”):

(a) The Company and Employee execute this Agreement; and

(b) The Closing (as defined in the Purchase Agreement) occurs under the Purchase Agreement.

2. Employment. During the Term (as defined in Section 3) of this Agreement, the Company shall employ Employee, and Employee hereby accepts such employment by the Company in accordance with the terms and conditions set forth in this Agreement. Notwithstanding anything in this Agreement to the contrary, Employee will be an at-will employee of the Company, and Employee or the Company may terminate Employee’s employment with the Company for any reason or no reason at any time.

(a) Business Time. During the Term, Employee shall devote substantially all of Employee’s business time and energy to the business of the Company (except for permitted vacation and during any sick time in accordance with the Company’s employment policies in effect from time to time). Notwithstanding the foregoing, Employee may (i) participate in the activities of professional trade organizations beneficial and related to the business of the Company; (ii) engage in personal investing activities, but only to the extent (A) such activities are passive in nature and not otherwise prohibited under this Agreement, and (B) Employee does not perform managerial, consulting or supervisory functions in connection with such investing activities; and (iii) participate in charitable activities.

(b) Position and Duties. Employee shall serve as Vice President of Sales and Marketing of the Company. Employee shall report to the President of the Company (the “Employee Supervisor”). Employee shall perform all duties, services and responsibilities and have such authority and powers for, and on behalf of, the Company as are established from time to time by the Employee Supervisor or any other officer of the Company, and as initially set forth on Exhibit A. Employee acknowledges and agrees that Employee’s supervisor, job title and duties may change from time to time. Employee’s duties hereunder shall be performed in City of Industry, California.

(c) Performance. Employee shall not seek or accept employment with any other employer or business or engage in any other business of any nature whatsoever, in any capacity whatsoever, unless approved in writing in advance by the Company.

(d) Company Policies. Employee agrees to comply at all times with the Company’s Code of Conduct and all other Company policies (or those of its ultimate parent company TriMas Corporation (“TriMas”)) applicable to Employee, each of which have been made available to Employee and are incorporated by reference herein. The policies may be amended from time to time at the sole discretion of the Company or TriMas.

3. Term. The “Term” of this Agreement shall begin on the Effective Date and shall continue until the earlier of: (a) eighteen (18) months after the Effective Date; or (b) the date on which Employee’s employment terminates for any reason.

4. Compensation. As full compensation for Employee’s performance of Employee’s duties pursuant to this Agreement, the Company shall pay Employee during the Term, and Employee shall accept as full payment for such performance, the following amounts and benefits:

(a) Salary. During the Term, Company shall pay Employee an annual base salary of $157,200 (“Base Salary”), which includes an automobile allowance, to be paid in accordance with the Company’s standard payroll practices as in effect from time to time. Such Base Salary will be prorated by the number of days Employee is employed by the Company under this Agreement for any partial year during the Term of this Agreement. The Base Salary may be subject to increase from time to time at the sole discretion of the Company.

(b) Bonus. During the Term, effective as of the calendar year commencing January 1, 2015, the Employee will be eligible for a target incentive award equal to $30,000 (“Incentive Award”) under the Company’s Short-Term Incentive Compensation Plan (the “STI Plan”), provided that Employee meets or exceeds the criteria for receiving such Incentive Award as may be established from time to time by the Board of Directors of the Company and/or TriMas and as typically provided by the Company to its employees from time to time after the date of this Agreement. Incentive Awards will be paid in accordance with the Company’s payroll practices as in effect from time to time and determined based on the terms and conditions of the STI Plan, as may be amended from time to time. As applicable, and subject to the terms of this Agreement, Incentive Awards shall be prorated by the number of days Employee is employed by the Company under this Agreement for any partial year during the Term of this Agreement.

(c) Vacation. During the Term, Employee shall be entitled to three (3) weeks of paid vacation each year in addition to the holidays observed by the Company. Such paid vacation shall be prorated by the number of days Employee is employed by the Company under this Agreement for any partial year during the Term of this Agreement. Such paid vacation shall be used pursuant to, and consistent with, policies and procedures as established by the Company and as may be amended from time to time at the sole discretion of the Company.

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(d) Employee Benefits. During the Term, Employee shall be entitled to participate in any employee benefit plans and programs which are maintained by the Company for and generally available to similarly-situated employees of the Company, all in accordance with the terms and subject to the conditions of such plans and programs as in effect from time to time.

(e) Business Expenses. During the Term, Employee shall be authorized to incur necessary and reasonable expenses in connection with Employee’s duties hereunder. Expenses shall be incurred pursuant to, and consistent with, policies and procedures as established by the Company and as may be modified from time to time at the sole discretion of the Company’s senior management. The Company shall reimburse Employee for such expenses upon presentation of an itemized accounting and appropriate supporting documentation, in accordance with Company policy and procedures.

5. Termination.

(a) Death. Employee’s employment under this Agreement shall terminate immediately upon Employee’s death.

(b) Disability. Employee’s employment under this Agreement shall terminate, at the Company’s option, immediately upon notice to Employee given after Employee’s Total Disability. For purposes of this Section 5(b) a “Total Disability” shall be deemed to exist if Employee is unable to fully perform Employee’s duties under this Agreement because of any mental or physical impairment for a period of ninety (90) days, as determined by a physician mutually acceptable to the Company and Employee.

(c) With Cause. The Company shall have the right, upon written notice to Employee, to terminate Employee’s employment under this Agreement for Cause. Such termination shall be effective immediately upon Employee’s receipt of such written notice. “Cause” means (i) a breach by Employee of Section 7, 8, 10, 11 or 12 of this Agreement; (ii) any other breach by Employee of this Agreement that is material and remains uncured after a period of ten (10) days after receipt from the Company of written notice describing the specific nature of such breach; (iii) Employee’s willful refusal to use Employee’s reasonable best efforts to discharge Employee’s duties or responsibilities pursuant to this Agreement provided that the Company agrees to provide written notice of such refusal to Employee and Employee will have ten (10) days to cure the failure; (iv) any violation of any law, rule or regulation (excluding traffic violations and other offenses not involving moral turpitude); (v) any act of theft or fraud by Employee; (vi) any repeated failure to follow the direction of the Employee Supervisor or any other officer of the Company or the policies and procedures of the Company applicable to Employee, provided that, where appropriate, the Company agrees to provide written notice of such failure to Employee and Employee will have ten (10) days to cure the failure; or (vii) Employee’s failure to successfully pass a background check and drug screening administered by Company, or an agent of Company, in accordance with Company’s standard policies and procedures. With respect to clauses (ii), (iii) and (vi) above, the ten (10) day cure period referred to therein shall be deemed to apply only with respect to the first and second occurrence of the events described therein.

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(d) Without Cause. The Company shall have the right, upon written notice to Employee, to terminate Employee’s employment under this Agreement for any reason or no reason. Such termination shall be effective immediately upon written notice given by the Company.

(e) For Good Reason. The Employee may terminate Employee’s employment, as provided below, at any time either with or without Good Reason. Employee must (i) notify the Company in writing of Employee’s intention to invoke a termination for Good Reason within thirty (30) days after the initial existence of such event, (ii) provide the Company thirty (30) days following the receipt of a written notice from Employee to cure any default identified under the definition of Good Reason below and specified in reasonable detail in Employee’s written notice to the Company and (iii) terminate employment within five (5) days of the Company’s failure to cure any such default. For the purposes of this Agreement, “Good Reason” shall mean:

(i) any material breach of this Agreement by the Company;

(ii) any requirement by the Company, other than with the Employee’s express written consent, that the Employee’s services be rendered primarily at a location that is more than twenty-five (25) miles away from 15200 Don Julian Road, City of Industry, California 91745:

(iii) any material reduction in Employee’s Base Salary or Incentive Award eligibility; or

(iv) any material diminution in Employee’s duties, services, responsibilities and authority pursuant to this Agreement.

6. Effects of Termination. In addition to other rights and obligations described herein, upon termination of Employee’s employment, the following provisions shall apply.

(a) Expiration of the Term; Resignation Without Good Reason or Termination for Cause, Death or Disability. In the event that (i) the Term expires pursuant to Section 3(a), (ii) Employee’s employment is terminated by the Company at any time for Cause or as a result of Employee’s death or Total Disability, or (iii) Employee terminates employment at any time for any reason other than Good Reason, then, in any such case, upon the termination of Employee’s employment, the Employee shall be entitled to receive from the Company all Accrued Obligations (as defined below). Employee shall not be entitled to receive any other payments or benefits by or from the Company except as otherwise required pursuant to COBRA and the terms of any Company employee benefit plan, including, without limitation, any Company equity incentive plan. The term “Accrued Obligations” shall mean and refer to (a) any Base Salary earned but unpaid as of the last day of Employee’s employment with the Company; (b) a cash payment covering all accrued and unused paid time off earned through the last day of Employee’s employment with the Company, as required by applicable law and the Company’s policies and procedures in effect as of the last day of Employee’s employment with the Company, and (c) reimbursement of any business expenses incurred in accordance with Section 4(e).

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(b) Termination by the Company Without Cause or by the Employee for Good Reason. In the event that, prior to the date that is eighteen (18) months after the Effective Date, Employee’s employment with the Company is terminated by the Company without Cause or by Employee for Good Reason, in addition to payment of the Accrued Obligations, the Company shall provide Employee with the following:

(i) Payment of either (A) the Base Salary provided for under Section 4(a) or (B) the Employee’s annual base salary rate in effect at the time of termination, whichever is greater, until the date that is eighteen (18) months after the Effective Date;

(ii) Employee’s Incentive Award for the most recently completed bonus term if a bonus has been declared for Employee but not paid, to be paid in accordance with the STI Plan and the Company’s usual payroll practices;

(iii) Employee’s Incentive Award for the year of termination, as determined in accordance with Section 4(b) of this Agreement, to be paid in accordance with the STI Plan and the Company’s usual payroll practices; and

(iv) If COBRA is timely elected, payment of the Company’s portion of COBRA premiums for medical benefits under the Company’s group benefits (including health, dental, vision, EAP and prescription plans) that Employee was receiving as of the date of termination until the earlier of (A) eighteen (18) months after the Effective Date or (B) the date on which Employee becomes eligible to receive any medical benefits under any plan or program of another employer (provided such payments do not result in any taxes or penalties for the Company).

(c) Termination of Employee’s employment under this Agreement, by either the Company or Employee, pursuant to Section 5 of this Agreement, or expiration of this Agreement, shall not affect either party’s rights and obligations under Sections 6, 7, 8, 9, 10 and 11, and such rights and obligations shall continue and survive the termination of Employee’s employment under this Agreement or expiration of this Agreement.

7. Conflicts of Interest. While employed by the Company, Employee shall not, directly or indirectly:

(a) participate in any way in the benefits of transactions between the Company (or an Affiliate of the Company) and its suppliers or customers, or have personal financial transactions with any of the Company’s suppliers or customers, including without limitation, having a financial interest in the Company’s suppliers or customers, or making loans to, or receiving loans from, the Company’s suppliers or customers;

(b) realize a personal gain or advantage from a transaction in which the Company (or an Affiliate) has an interest or use information obtained in connection with Employee’s employment with the Company for Employee’s personal advantage or gain; or

(c) accept any offer to serve as an officer, director, partner, consultant, agent or manager with, or to be employed in a sales, managerial or technical capacity by, a person or entity, which does business with the Company or an Affiliate.

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For purposes of this Agreement, the term “Affiliate” shall mean with respect to any person, any other person which Controls, is Controlled by or under common Control with such person. “Control” shall mean the ability to direct the management of any entity whether through the ownership of voting securities, contract or otherwise.

8. Confidentiality.

(a) In addition to the obligations and commitments set forth in the Purchase Agreement, Employee acknowledges that the Company’s Proprietary Information (as defined below) was or will be designed and developed by the Company or any Affiliate with considerable effort and at great expense, is unique, secret and confidential, and constitutes the exclusive property and trade secrets of the Company or such Affiliate. Employee further acknowledges that an integral part of the Company’s business involves the receipt of confidential Customer Information (as defined below). Employee further acknowledges that any unauthorized use of the Proprietary Information or Customer Information by Employee, or any disclosure of the same to any third parties, would be wrongful and would cause irreparable injury to the Company, its customers, suppliers, employees, clients and/or Affiliates.

(b) Accordingly, Employee covenants and agrees that during the period beginning on the Effective Date and ending three (3) years following Employee’s termination of employment, Employee will (i) hold the Proprietary Information and Customer Information in strictest confidence; (ii) not disclose such information to any person, firm, corporation or other entity, other than as required by applicable law; and (iii) not use such information for any purpose not expressly authorized in writing by the Company. Notwithstanding the foregoing, Employee’s obligations with respect to Proprietary Information that constitutes trade secrets shall continue for so long as permitted by applicable law. Employee also agrees that upon request of the Company Employee will return all business records in Employee’s possession or control in any way relating to the Company or its business, its Proprietary Information or Customer Information. Employee agrees to indemnify and hold the Company harmless from any loss, claim or damages, including attorneys’ fees and costs, arising out of or relating to Employee’s unauthorized disclosure and use of the Company’s Proprietary Information or Customer Information.

(c) For the purposes of this Agreement, the term “Customer Information” shall mean, whether verbal, written or stored electronically, (i) confidential product or technology information of any customer of the Company, as indicated by such customer; (ii) confidential information regarding the business of any customer or its clients learned in the course of providing service and/or products to the customer on behalf of the Company; (iii) other confidential information submitted from time to time by a customer to the Company; and (iv) the identity of the customer as the source of such data or information provided to Employee by the Company. Customer Information shall in all events, however, exclude information that is (A) generally available to or known by the public, (B) not actually provided to Employee during Employee’s period of employment, and/or (C) provided directly to Employee by any customer of the Company after Employee’s termination of employment provided that before such disclosure was made such customer knew that Employee was no longer employed by the Company.

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(d) For the purposes of this Agreement, the term “Proprietary Information” shall mean, whether verbal, written or stored electronically, all customer lists, prospective customer lists, trade secrets, databases, processes, computer programs, software, object codes, source codes, passwords, entry codes, inventions, improvements, business data, prospective employee lists, business contact information of the Company or developed for the Company or any of the Company’s Affiliates or customers, information relating to the Company’s or any of its Affiliate’s business contracts, marketing strategies, any other secret or confidential matter relating or pertaining to the products, services, sales or other business of the Company, or any Affiliate, and shall include Customer Information that was developed or enhanced by the Company or any Affiliate including data furnished by or on behalf of the customer. Proprietary Information shall in all events, however, exclude information that is (i) generally available to or known by the public; (ii) not actually provided to Employee during Employee’s period of employment, (iii) is or becomes available to the Employee on a non-confidential basis from a source other than the Company, or (iv) has been independently acquired or developed by the Employee without violating any of its obligations under this Agreement.

9. Return of Documents. Upon termination of Employee’s employment with the Company for any reason, all documents, procedural manuals, guides, specifications, plans, drawings, diskettes, designs, software and similar materials, diaries, records, customer lists, notebooks, and similar repositories of or containing Proprietary Information, or Customer Information, including all copies thereof, then in Employee’s possession or control, whether prepared by Employee or others, shall be left with, or forthwith returned by Employee to, the Company.

10. Non-Competition. In connection with the terms of employment contained herein, which Employee considers to be good and valuable consideration, the Company and Employee agree that, during Employee’s employment, Employee shall not engage in Prohibited Activity anywhere in the world. For purposes of this Section 10, “Prohibited Activity” is activity in which Employee:

(a) acts as an employee, employer, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder or officer or any other similar capacity to an entity established or engaged in the business of manufacturing solid or blind rivets, blind bolts, temporary fasteners, or other alternative products that are used in a competing application to the foregoing products, or in each case installation tools relating thereto, for the aerospace industry (the “Competitive Business”);

(b) solicits customers, business, patronage or orders, or sells any products or services, for any entity established or engaged in a Competitive Business;

(c) diverts, entices, or otherwise takes away any customers, business, patronage, or orders of the Company or attempts to do so; or

(d) promotes or assists, financially or otherwise, any person, firm, association, partnership, corporation, or other entity engaged in a Competitive Business.

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11. Non-Solicitation of Employees and Others. During Employee’s employment and for a period of one (1) year following the termination of Employee’s employment for any reason, Employee will not directly or indirectly interfere with the Company’s business by hiring, raiding or soliciting any of the Company’s employees to terminate their employment, or disrupt the relationship between the Company and any of its consultants, agents, representatives or vendors; provided, however, that the foregoing restriction shall not prohibit any such activities conducted in connection with generalized solicitations not specifically directed at the Company or its respective employees. Employee acknowledges that this covenant is necessary to enable the Company to maintain a stable workforce and remain in business.

12. Intellectual Property.

(a) Employee agrees that upon conception and/or development of any idea, discovery, invention, improvement, software, writing or other material or design that: (i) relates to the business of the Company, or (ii) relates to the Company’s actual or demonstrably anticipated research or development, or (iii) results from any work performed by Employee for the Company, Employee will assign to the Company the entire right, title and interest in and to any such idea, discovery, invention, improvement, software, writing or other material or design.

(b) Employee has no obligation to assign any idea, discovery, invention, improvement, software, writing or other material or design that Employee conceives and/or develops entirely on Employee’s own time without using the Company’s equipment, supplies, facilities or trade secret information unless the idea, discovery, invention, improvement, software, writing or other material or design: (i) relates to the business of the Company, (ii) relates to the Company’s actual or demonstrably anticipated research or development, or (iii) results from any work performed by Employee for the Company.

(c) Employee agrees that any idea, discovery, invention, improvement, software, writing or other material or design that relates to the business of the Company or relates to the Company’s actual or demonstrably anticipated research or development which is conceived or suggested by Employee, either solely or jointly with others, within one (1) year following termination of Employee’s employment shall be presumed to have been so made, conceived or suggested in the course of such employment with the use of the Company’s equipment, supplies, facilities, and/or trade secrets.

(d) In order to determine Employee’s rights and the rights of the Company in any idea, discovery, invention, improvement, software, writing or other material, and to insure the protection of the same, Employee agrees that during Employee’s employment, and for one (1) year after the termination of Employee’s employment, Employee will disclose immediately and fully to the Company any idea, discovery, invention, improvement, software, writing or other material or design conceived, made or developed by Employee solely or jointly with others. The Company agrees to keep any such disclosures confidential. Employee also agrees to record descriptions of all work in the manner directed by the Company, and Employee agrees that all such records and copies, samples and experimental materials will be the exclusive property of the Company.

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(e) Employee agrees that at the request of and without charge to the Company, but at the Company’s expense, Employee will execute a written assignment of the idea, discovery, invention, improvement, software, writing or other material or design to the Company and will assign to the Company any application for letters patent or for trademark registration made thereon, and to any common-law or statutory copyright therein; and Employee will do whatever may be necessary or desirable to enable the Company to secure any patent, trademark, copyright, or other property right therein in the United States of America and in any foreign country, and any division, renewal, continuation, or continuation in part thereof, or for any reissue of any patent issues thereon.

(f) In the event the Company is unable, after reasonable effort, and in any event after ten business days, to secure Employee’s signature on a written assignment to the Company of any application for letters patent or to any common-law statutory copyright or other property right therein, whether because of Employee’s physical or mental incapacity or for any other reason whatsoever, Employee irrevocably designates and appoints the President of the Company as Employee’s attorney-in-fact to act on Employee’s behalf to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of such letters patent, copyright or trademark.

13. Company’s Remedies.

(a) Employee acknowledges and agrees that the covenants and undertakings contained in Sections 7, 8, 9, 10, 11 and 12 of this Agreement relate to matters which are of a special, unique, extraordinary, managerial and intellectual character which gives them a peculiar value and that a violation of any of the terms of such Sections will cause irreparable injury to the Company, the amount of which will be difficult, if not impossible, to estimate or determine and which cannot be adequately compensated. Therefore, Employee agrees that the Company, in addition to any other available remedies under applicable law, shall be entitled, as a matter of course, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of any such terms by Employee and such other persons as the court shall order.

(b) Employee agrees that the restrictions contained in Sections 7, 8, 9, 10, 11 and 12 are reasonable in all respects and are to be interpreted in light of all the facts and circumstances existing at the time enforcement is sought. However, should any court or other body of competent jurisdiction determine that all or any portion of the agreements set forth herein is invalid or unenforceable for any reason, such agreement (or portion thereof) shall be restricted and deemed amended to the minimum extent necessary so as to preserve and establish its validity and enforceability.

14. Employee’s Remedies. Employee’s sole remedy against the Company for breach of this Agreement is the collection of any compensation and benefits due to Employee as provided in Section 6.

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15. Assignment. The Company shall not be required to make any payment under this Agreement to any assignee or creditor of Employee, other than to Employee’s legal representative on death. Employee’s obligations under this Agreement are personal and may not be assigned, delegated or transferred in any manner and any attempt to do so shall be void. Employee, or Employee’s legal representative, shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any right of Employee under this Agreement. The Company may assign this Agreement without Employee’s written consent to any successor to the Company’s business or any portion thereof. This Agreement shall be binding upon, and shall inure to the benefit of, the Company, Employee and their permitted successors and assigns.

16. Company’s Obligations Unfunded. Except for any benefits under any benefit plan of the Company that are required by law or by express agreement to be funded, it is understood that the Company’s obligations under this Agreement are not funded, and it is agreed that the Company shall not be required to set aside or escrow any monies in advance of the due date of the payment of such monies to Employee.

17. Withholding. The Company shall be entitled to withhold from any salary, bonus, benefits, or other compensation payable to Employee hereunder such amounts as it is required or authorized to withhold under applicable laws. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for Employee with respect to any payment provided to Employee hereunder, and Employee shall be responsible for any taxes imposed on Employee with respect to any such payment.

18. Notices. Any notice required or permitted to be given under this Agreement must be in writing and shall be deemed conclusively to have been delivered (a) when personally delivered; (b) when sent by facsimile or email (in each case with a hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non-business day); (c) one (1) business day after being sent by reputable overnight express courier (charges prepaid); or (d) three (3) business days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, requests, demands and communications to the parties shall be sent to the addresses indicated below:

To the Company:

Allfast Fastening Systems, Inc.

c/o TriMas Corporation

39400 Woodward Avenue, Suite 130

Bloomfield Hills, MI 48304

Attention: Joshua Sherbin, General Counsel

Email: joshsherbin@trimascorp.com

Facsimile: 248.631.5413

To Employee:

Samuel Cooperstein

4195 Chino Hill Parkway, Apt. No. 480

Chino Hills, CA 91709

Telephone: 562.698.2427

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19. Amendments. This Agreement shall not be amended, in whole or in part, except by an agreement in writing signed by the Company and Employee.

20. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and all prior agreements or understandings, oral or written, are merged in this Agreement and are of no further force or effect. The parties acknowledge that they are not relying on any representations, express or implied, oral or written, (relating to any aspect of Employee’s current or future employment or otherwise), except for those stated in this Agreement.

21. Captions. The captions of this Agreement are included for convenience only and shall not affect the construction of any provision of this Agreement.

22. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California.

23. Severability. All provisions, agreements, and covenants contained in this Agreement are severable, and in the event any of them shall be held to be illegal, void or invalid by any competent court or under any applicable law, such provision shall be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain binding in accordance with their terms.

24. No Waiver. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of the waiver is sought. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

25. Consultation with Counsel. Employee acknowledges that Employee has been given the opportunity to consult with Employee’s personal legal counsel concerning all aspects of this Agreement and the Company has urged Employee to so consult with such counsel.

26. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the date and year first above written.

EMPLOYEE:

Samuel Cooperstein

COMPANY:

ALLFAST FASTENING SYSTEMS, INC., a California corporation
By:

Print:	Michael Rawlings
Its:	Chief Financial Officer and VP of Finance

[Signature Page to Employment Agreement (S. Cooperstein)]

EXHIBIT A

Duties and Responsibilities

Job Title: Vice President of Sales and Marketing

Employee Supervisor: President of the Company

Responsibilities: See attached job description.

A-1

JOB SUMMARY:

The VP of sales and Marketing oversees the company’s Sales and Marketing department with direct responsibility for the development and implementation of sales, branding, messaging, and market/product development efforts for domestic and international markets. This position plans, directs, and manages all sales and marketing strategies, functions, policies, objectives and initiatives.

Participates with other senior managers in developing strategy for the entire company. Determines and monitors the department’s key performance indicators (KPIs) such as revenue vs. plan, contact rate, quote closure rate and gross profit percentage. Anticipates and reacts quickly to trends and changes in performance. Develops and manages sales department budgets. Hires, supervises, develops and mentors sales directors. Indirectly supervises sales managers and sales representatives. Participates in corporate succession planning activities, writes and delivers employee reviews, keeps close tabs on employee morale and creates a positive working environment.

Is responsible for all marketing functions such as managing marketing projects to insure a successful introduction of a product or service into the market

Essential Duties, Responsibilities and Competencies:

Analyzes marketing trends, sales history, demographic information and related databases to formulate marketing strategies, prepare proposals, and conduct cost-analysis for particular projects

Is responsible for organizing and maintaining written graphic material for presentations to prospect or present clients and customers.

Depending on assignment, may coordinate trade shows and produce reports and graphic presentations.

Provides marketing advice and guidance to various operating units to ensure overall marketing effectiveness.

Collects and analyzes data on the market position of competitors.

Analyzes data to determine sales trends to be used in making sales forecasts.

May coordinate production of advertising and sales promotion materials.

Assists with complex sales negotiations, attends sales presentations and helps close sales deals. Directly manages very large, high profile customer accounts, as appropriate.

REV	DATE	BY	FILE NO.	JOB DESCRIPTION For Vice President of Sales and Marketing	PREPARED	APPROVED	APPROVED
NC	03-06-12	LB	7660		Lydia Bravo Doc. Control	President	Human Resources
					03-06-12
				15200 DON JULIAN RD., CITY OF INDUSTRY, CA 91745 626-968-9388		JOB-0016

UNCONTROLLED COPY

Ensures sales employees are equipped with the product, system and selling-skills training, that they require being successful.

Continually improves the effectiveness of the sales organization and enhances productivity, efficiency and customer satisfaction.

Develop and coordinate sales selling cycle and methodology.

Research and develop strategies and plans which identify marketing opportunities, direct marketing, and new product development.

Develop and manage sales and marketing budgets, and oversee the development and management of internal operating budgets.

Directly manage major and critical developing client accounts, and coordinate the management of all other accounts.

Establish and implement short-and long-range goals, objectives, policies, and operating procedures.

Promote positive relations with partners, vendors, and distributors.

Work with department managers and corporate staff to develop five year and ten year business plans for the company.

REV	DATE	BY	FILE NO.	JOB DESCRIPTION For Vice President of Sales and Marketing	PREPARED	APPROVED	APPROVED
NC	03-06-12	LB	7660		Lydia Bravo Doc. Control	President	Human Resources
					03-06-12
				15200 DON JULIAN RD., CITY OF INDUSTRY, CA 91745 626-968-9388		JOB-0016

Execution Version

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into as of September 19, 2014, by and between Allfast Fastening Systems, Inc., a California corporation (the “Company”), and Omar Honegger (“Employee”).

Reference is made to that Stock Purchase Agreement (the “Purchase Agreement”), dated as of even date herewith, by and among TriMas UK Aerospace Holdings Limited, TriMas Corporation, the Company, the sole stockholder of the Company and James H. Randall.

In consideration of the mutual covenants contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and Employee agree as follows:

1. Effective Date. This Agreement will become automatically effective on the date that both of the following conditions are satisfied (the “Effective Date”):

(a) The Company and Employee execute this Agreement; and

(b) The Closing (as defined in the Purchase Agreement) occurs under the Purchase Agreement.

2. Employment. During the Term (as defined in Section 3) of this Agreement, the Company shall employ Employee, and Employee hereby accepts such employment by the Company in accordance with the terms and conditions set forth in this Agreement. Notwithstanding anything in this Agreement to the contrary, Employee will be an at-will employee of the Company, and Employee or the Company may terminate Employee’s employment with the Company for any reason or no reason at any time.

(a) Business Time. During the Term, Employee shall devote substantially all of Employee’s business time and energy to the business of the Company (except for permitted vacation and during any sick time in accordance with the Company’s employment policies in effect from time to time). Notwithstanding the foregoing, Employee may (i) participate in the activities of professional trade organizations beneficial and related to the business of the Company; (ii) engage in personal investing activities, but only to the extent (A) such activities are passive in nature and not otherwise prohibited under this Agreement, and (B) Employee does not perform managerial, consulting or supervisory functions in connection with such investing activities; and (iii) participate in charitable activities.

(b) Position and Duties. Employee shall serve as Vice President of Engineering of the Company. Employee shall report to the President of the Company (the “Employee Supervisor”). Employee shall perform all duties, services and responsibilities and have such authority and powers for, and on behalf of, the Company as are established from time to time by the Employee Supervisor or any other officer of the Company, and as initially set forth on Exhibit A. Employee acknowledges and agrees that Employee’s supervisor, job title and duties may change from time to time. Employee’s duties hereunder shall be performed in City of Industry, California.

(c) Performance. Employee shall not seek or accept employment with any other employer or business or engage in any other business of any nature whatsoever, in any capacity whatsoever, unless approved in writing in advance by the Company.

(d) Company Policies. Employee agrees to comply at all times with the Company’s Code of Conduct and all other Company policies (or those of its ultimate parent company TriMas Corporation (“TriMas”)) applicable to Employee, each of which have been made available to Employee and are incorporated by reference herein. The policies may be amended from time to time at the sole discretion of the Company or TriMas.

3. Term. The “Term” of this Agreement shall begin on the Effective Date and shall continue until the earlier of: (a) eighteen (18) months after the Effective Date; or (b) the date on which Employee’s employment terminates for any reason.

4. Compensation. As full compensation for Employee’s performance of Employee’s duties pursuant to this Agreement, the Company shall pay Employee during the Term, and Employee shall accept as full payment for such performance, the following amounts and benefits:

(a) Salary. During the Term, Company shall pay Employee an annual base salary of $167,200 (“Base Salary”), which includes an automobile allowance, to be paid in accordance with the Company’s standard payroll practices as in effect from time to time. Such Base Salary will be prorated by the number of days Employee is employed by the Company under this Agreement for any partial year during the Term of this Agreement. The Base Salary may be subject to increase from time to time at the sole discretion of the Company.

(b) Bonus. During the Term, effective as of the calendar year commencing January 1, 2015, the Employee will be eligible for a target incentive award equal to $40,000 (“Incentive Award”) under the Company’s Short-Term Incentive Compensation Plan (the “STI Plan”), provided that Employee meets or exceeds the criteria for receiving such Incentive Award as may be established from time to time by the Board of Directors of the Company and/or TriMas and as typically provided by the Company to its employees from time to time after the date of this Agreement. Incentive Awards will be paid in accordance with the Company’s payroll practices as in effect from time to time and determined based on the terms and conditions of the STI Plan, as may be amended from time to time. As applicable, and subject to the terms of this Agreement, Incentive Awards shall be prorated by the number of days Employee is employed by the Company under this Agreement for any partial year during the Term of this Agreement.

(c) Vacation. During the Term, Employee shall be entitled to three (3) weeks of paid vacation each year in addition to the holidays observed by the Company. Such paid vacation shall be prorated by the number of days Employee is employed by the Company under this Agreement for any partial year during the Term of this Agreement. Such paid vacation shall be used pursuant to, and consistent with, policies and procedures as established by the Company and as may be amended from time to time at the sole discretion of the Company.

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(d) Employee Benefits. During the Term, Employee shall be entitled to participate in any employee benefit plans and programs which are maintained by the Company for and generally available to similarly-situated employees of the Company, all in accordance with the terms and subject to the conditions of such plans and programs as in effect from time to time.

(e) Business Expenses. During the Term, Employee shall be authorized to incur necessary and reasonable expenses in connection with Employee’s duties hereunder. Expenses shall be incurred pursuant to, and consistent with, policies and procedures as established by the Company and as may be modified from time to time at the sole discretion of the Company’s senior management. The Company shall reimburse Employee for such expenses upon presentation of an itemized accounting and appropriate supporting documentation, in accordance with Company policy and procedures.

5. Termination.

(a) Death. Employee’s employment under this Agreement shall terminate immediately upon Employee’s death.

(b) Disability. Employee’s employment under this Agreement shall terminate, at the Company’s option, immediately upon notice to Employee given after Employee’s Total Disability. For purposes of this Section 5(b) a “Total Disability” shall be deemed to exist if Employee is unable to fully perform Employee’s duties under this Agreement because of any mental or physical impairment for a period of ninety (90) days, as determined by a physician mutually acceptable to the Company and Employee.

(c) With Cause. The Company shall have the right, upon written notice to Employee, to terminate Employee’s employment under this Agreement for Cause. Such termination shall be effective immediately upon Employee’s receipt of such written notice. “Cause” means (i) a breach by Employee of Section 7, 8, 10, 11 or 12 of this Agreement; (ii) any other breach by Employee of this Agreement that is material and remains uncured after a period of ten (10) days after receipt from the Company of written notice describing the specific nature of such breach; (iii) Employee’s willful refusal to use Employee’s reasonable best efforts to discharge Employee’s duties or responsibilities pursuant to this Agreement provided that the Company agrees to provide written notice of such refusal to Employee and Employee will have ten (10) days to cure the failure; (iv) any violation of any law, rule or regulation (excluding traffic violations and other offenses not involving moral turpitude); (v) any act of theft or fraud by Employee; (vi) any repeated failure to follow the direction of the Employee Supervisor or any other officer of the Company or the policies and procedures of the Company applicable to Employee, provided that, where appropriate, the Company agrees to provide written notice of such failure to Employee and Employee will have ten (10) days to cure the failure; or (vii) Employee’s failure to successfully pass a background check and drug screening administered by Company, or an agent of Company, in accordance with Company’s standard policies and procedures. With respect to clauses (ii), (iii) and (vi) above, the ten (10) day cure period referred to therein shall be deemed to apply only with respect to the first and second occurrence of the events described therein.

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(d) Without Cause. The Company shall have the right, upon written notice to Employee, to terminate Employee’s employment under this Agreement for any reason or no reason. Such termination shall be effective immediately upon written notice given by the Company.

(e) For Good Reason. The Employee may terminate Employee’s employment, as provided below, at any time either with or without Good Reason. Employee must (i) notify the Company in writing of Employee’s intention to invoke a termination for Good Reason within thirty (30) days after the initial existence of such event, (ii) provide the Company thirty (30) days following the receipt of a written notice from Employee to cure any default identified under the definition of Good Reason below and specified in reasonable detail in Employee’s written notice to the Company and (iii) terminate employment within five (5) days of the Company’s failure to cure any such default. For the purposes of this Agreement, “Good Reason” shall mean:

(i) any material breach of this Agreement by the Company;

(ii) any requirement by the Company, other than with the Employee’s express written consent, that the Employee’s services be rendered primarily at a location that is more than twenty-five (25) miles away from 15200 Don Julian Road, City of Industry, California 91745:

(iii) any material reduction in Employee’s Base Salary or Incentive Award eligibility; or

(iv) any material diminution in Employee’s duties, services, responsibilities and authority pursuant to this Agreement.

6. Effects of Termination. In addition to other rights and obligations described herein, upon termination of Employee’s employment, the following provisions shall apply.

(a) Expiration of the Term; Resignation Without Good Reason or Termination for Cause, Death or Disability. In the event that (i) the Term expires pursuant to Section 3(a), (ii) Employee’s employment is terminated by the Company at any time for Cause or as a result of Employee’s death or Total Disability, or (iii) Employee terminates employment at any time for any reason other than Good Reason, then, in any such case, upon the termination of Employee’s employment, the Employee shall be entitled to receive from the Company all Accrued Obligations (as defined below). Employee shall not be entitled to receive any other payments or benefits by or from the Company except as otherwise required pursuant to COBRA and the terms of any Company employee benefit plan, including, without limitation, any Company equity incentive plan. The term “Accrued Obligations” shall mean and refer to (a) any Base Salary earned but unpaid as of the last day of Employee’s employment with the Company; (b) a cash payment covering all accrued and unused paid time off earned through the last day of Employee’s employment with the Company, as required by applicable law and the Company’s policies and procedures in effect as of the last day of Employee’s employment with the Company, and (c) reimbursement of any business expenses incurred in accordance with Section 4(e).

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(b) Termination by the Company Without Cause or by the Employee for Good Reason. In the event that, prior to the date that is eighteen (18) months after the Effective Date, Employee’s employment with the Company is terminated by the Company without Cause or by Employee for Good Reason, in addition to payment of the Accrued Obligations, the Company shall provide Employee with the following:

(i) Payment of either (A) the Base Salary provided for under Section 4(a) or (B) the Employee’s annual base salary rate in effect at the time of termination, whichever is greater, until the date that is eighteen (18) months after the Effective Date;

(ii) Employee’s Incentive Award for the most recently completed bonus term if a bonus has been declared for Employee but not paid, to be paid in accordance with the STI Plan and the Company’s usual payroll practices;

(iii) Employee’s Incentive Award for the year of termination, as determined in accordance with Section 4(b) of this Agreement, to be paid in accordance with the STI Plan and the Company’s usual payroll practices; and

(iv) If COBRA is timely elected, payment of the Company’s portion of COBRA premiums for medical benefits under the Company’s group benefits (including health, dental, vision, EAP and prescription plans) that Employee was receiving as of the date of termination until the earlier of (A) eighteen (18) months after the Effective Date or (B) the date on which Employee becomes eligible to receive any medical benefits under any plan or program of another employer (provided such payments do not result in any taxes or penalties for the Company).

(c) Termination of Employee’s employment under this Agreement, by either the Company or Employee, pursuant to Section 5 of this Agreement, or expiration of this Agreement, shall not affect either party’s rights and obligations under Sections 6, 7, 8, 9, 10 and 11, and such rights and obligations shall continue and survive the termination of Employee’s employment under this Agreement or expiration of this Agreement.

7. Conflicts of Interest. While employed by the Company, Employee shall not, directly or indirectly:

(a) participate in any way in the benefits of transactions between the Company (or an Affiliate of the Company) and its suppliers or customers, or have personal financial transactions with any of the Company’s suppliers or customers, including without limitation, having a financial interest in the Company’s suppliers or customers, or making loans to, or receiving loans from, the Company’s suppliers or customers;

(b) realize a personal gain or advantage from a transaction in which the Company (or an Affiliate) has an interest or use information obtained in connection with Employee’s employment with the Company for Employee’s personal advantage or gain; or

(c) accept any offer to serve as an officer, director, partner, consultant, agent or manager with, or to be employed in a sales, managerial or technical capacity by, a person or entity, which does business with the Company or an Affiliate.

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For purposes of this Agreement, the term “Affiliate” shall mean with respect to any person, any other person which Controls, is Controlled by or under common Control with such person. “Control” shall mean the ability to direct the management of any entity whether through the ownership of voting securities, contract or otherwise.

8. Confidentiality.

(a) In addition to the obligations and commitments set forth in the Purchase Agreement, Employee acknowledges that the Company’s Proprietary Information (as defined below) was or will be designed and developed by the Company or any Affiliate with considerable effort and at great expense, is unique, secret and confidential, and constitutes the exclusive property and trade secrets of the Company or such Affiliate. Employee further acknowledges that an integral part of the Company’s business involves the receipt of confidential Customer Information (as defined below). Employee further acknowledges that any unauthorized use of the Proprietary Information or Customer Information by Employee, or any disclosure of the same to any third parties, would be wrongful and would cause irreparable injury to the Company, its customers, suppliers, employees, clients and/or Affiliates.

(b) Accordingly, Employee covenants and agrees that during the period beginning on the Effective Date and ending three (3) years following Employee’s termination of employment, Employee will (i) hold the Proprietary Information and Customer Information in strictest confidence; (ii) not disclose such information to any person, firm, corporation or other entity, other than as required by applicable law; and (iii) not use such information for any purpose not expressly authorized in writing by the Company. Notwithstanding the foregoing, Employee’s obligations with respect to Proprietary Information that constitutes trade secrets shall continue for so long as permitted by applicable law. Employee also agrees that upon request of the Company Employee will return all business records in Employee’s possession or control in any way relating to the Company or its business, its Proprietary Information or Customer Information. Employee agrees to indemnify and hold the Company harmless from any loss, claim or damages, including attorneys’ fees and costs, arising out of or relating to Employee’s unauthorized disclosure and use of the Company’s Proprietary Information or Customer Information.

(c) For the purposes of this Agreement, the term “Customer Information” shall mean, whether verbal, written or stored electronically, (i) confidential product or technology information of any customer of the Company, as indicated by such customer; (ii) confidential information regarding the business of any customer or its clients learned in the course of providing service and/or products to the customer on behalf of the Company; (iii) other confidential information submitted from time to time by a customer to the Company; and (iv) the identity of the customer as the source of such data or information provided to Employee by the Company. Customer Information shall in all events, however, exclude information that is (A) generally available to or known by the public, (B) not actually provided to Employee during Employee’s period of employment, and/or (C) provided directly to Employee by any customer of the Company after Employee’s termination of employment provided that before such disclosure was made such customer knew that Employee was no longer employed by the Company.

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(d) For the purposes of this Agreement, the term “Proprietary Information” shall mean, whether verbal, written or stored electronically, all customer lists, prospective customer lists, trade secrets, databases, processes, computer programs, software, object codes, source codes, passwords, entry codes, inventions, improvements, business data, prospective employee lists, business contact information of the Company or developed for the Company or any of the Company’s Affiliates or customers, information relating to the Company’s or any of its Affiliate’s business contracts, marketing strategies, any other secret or confidential matter relating or pertaining to the products, services, sales or other business of the Company, or any Affiliate, and shall include Customer Information that was developed or enhanced by the Company or any Affiliate including data furnished by or on behalf of the customer. Proprietary Information shall in all events, however, exclude information that is (i) generally available to or known by the public; (ii) not actually provided to Employee during Employee’s period of employment, (iii) is or becomes available to the Employee on a non-confidential basis from a source other than the Company, or (iv) has been independently acquired or developed by the Employee without violating any of its obligations under this Agreement.

9. Return of Documents. Upon termination of Employee’s employment with the Company for any reason, all documents, procedural manuals, guides, specifications, plans, drawings, diskettes, designs, software and similar materials, diaries, records, customer lists, notebooks, and similar repositories of or containing Proprietary Information, or Customer Information, including all copies thereof, then in Employee’s possession or control, whether prepared by Employee or others, shall be left with, or forthwith returned by Employee to, the Company.

10. Non-Competition. In connection with the terms of employment contained herein, which Employee considers to be good and valuable consideration, the Company and Employee agree that, during Employee’s employment, Employee shall not engage in Prohibited Activity anywhere in the world. For purposes of this Section 10, “Prohibited Activity” is activity in which Employee:

(a) acts as an employee, employer, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder or officer or any other similar capacity to an entity established or engaged in the business of manufacturing solid or blind rivets, blind bolts, temporary fasteners, or other alternative products that are used in a competing application to the foregoing products, or in each case installation tools relating thereto, for the aerospace industry (the “Competitive Business”);

(b) solicits customers, business, patronage or orders, or sells any products or services, for any entity established or engaged in a Competitive Business;

(c) diverts, entices, or otherwise takes away any customers, business, patronage, or orders of the Company or attempts to do so; or

(d) promotes or assists, financially or otherwise, any person, firm, association, partnership, corporation, or other entity engaged in a Competitive Business.

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11. Non-Solicitation of Employees and Others. During Employee’s employment and for a period of one (1) year following the termination of Employee’s employment for any reason, Employee will not directly or indirectly interfere with the Company’s business by hiring, raiding or soliciting any of the Company’s employees to terminate their employment, or disrupt the relationship between the Company and any of its consultants, agents, representatives or vendors; provided, however, that the foregoing restriction shall not prohibit any such activities conducted in connection with generalized solicitations not specifically directed at the Company or its respective employees. Employee acknowledges that this covenant is necessary to enable the Company to maintain a stable workforce and remain in business.

12. Intellectual Property.

(a) Employee agrees that upon conception and/or development of any idea, discovery, invention, improvement, software, writing or other material or design that: (i) relates to the business of the Company, or (ii) relates to the Company’s actual or demonstrably anticipated research or development, or (iii) results from any work performed by Employee for the Company, Employee will assign to the Company the entire right, title and interest in and to any such idea, discovery, invention, improvement, software, writing or other material or design.

(b) Employee has no obligation to assign any idea, discovery, invention, improvement, software, writing or other material or design that Employee conceives and/or develops entirely on Employee’s own time without using the Company’s equipment, supplies, facilities or trade secret information unless the idea, discovery, invention, improvement, software, writing or other material or design: (i) relates to the business of the Company, (ii) relates to the Company’s actual or demonstrably anticipated research or development, or (iii) results from any work performed by Employee for the Company.

(c) Employee agrees that any idea, discovery, invention, improvement, software, writing or other material or design that relates to the business of the Company or relates to the Company’s actual or demonstrably anticipated research or development which is conceived or suggested by Employee, either solely or jointly with others, within one (1) year following termination of Employee’s employment shall be presumed to have been so made, conceived or suggested in the course of such employment with the use of the Company’s equipment, supplies, facilities, and/or trade secrets.

(d) In order to determine Employee’s rights and the rights of the Company in any idea, discovery, invention, improvement, software, writing or other material, and to insure the protection of the same, Employee agrees that during Employee’s employment, and for one (1) year after the termination of Employee’s employment, Employee will disclose immediately and fully to the Company any idea, discovery, invention, improvement, software, writing or other material or design conceived, made or developed by Employee solely or jointly with others. The Company agrees to keep any such disclosures confidential. Employee also agrees to record descriptions of all work in the manner directed by the Company, and Employee agrees that all such records and copies, samples and experimental materials will be the exclusive property of the Company.

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(e) Employee agrees that at the request of and without charge to the Company, but at the Company’s expense, Employee will execute a written assignment of the idea, discovery, invention, improvement, software, writing or other material or design to the Company and will assign to the Company any application for letters patent or for trademark registration made thereon, and to any common-law or statutory copyright therein; and Employee will do whatever may be necessary or desirable to enable the Company to secure any patent, trademark, copyright, or other property right therein in the United States of America and in any foreign country, and any division, renewal, continuation, or continuation in part thereof, or for any reissue of any patent issues thereon.

(f) In the event the Company is unable, after reasonable effort, and in any event after ten business days, to secure Employee’s signature on a written assignment to the Company of any application for letters patent or to any common-law statutory copyright or other property right therein, whether because of Employee’s physical or mental incapacity or for any other reason whatsoever, Employee irrevocably designates and appoints the President of the Company as Employee’s attorney-in-fact to act on Employee’s behalf to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of such letters patent, copyright or trademark.

13. Company’s Remedies.

(a) Employee acknowledges and agrees that the covenants and undertakings contained in Sections 7, 8, 9, 10, 11 and 12 of this Agreement relate to matters which are of a special, unique, extraordinary, managerial and intellectual character which gives them a peculiar value and that a violation of any of the terms of such Sections will cause irreparable injury to the Company, the amount of which will be difficult, if not impossible, to estimate or determine and which cannot be adequately compensated. Therefore, Employee agrees that the Company, in addition to any other available remedies under applicable law, shall be entitled, as a matter of course, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of any such terms by Employee and such other persons as the court shall order.

(b) Employee agrees that the restrictions contained in Sections 7, 8, 9, 10, 11 and 12 are reasonable in all respects and are to be interpreted in light of all the facts and circumstances existing at the time enforcement is sought. However, should any court or other body of competent jurisdiction determine that all or any portion of the agreements set forth herein is invalid or unenforceable for any reason, such agreement (or portion thereof) shall be restricted and deemed amended to the minimum extent necessary so as to preserve and establish its validity and enforceability.

14. Employee’s Remedies. Employee’s sole remedy against the Company for breach of this Agreement is the collection of any compensation and benefits due to Employee as provided in Section 6.

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15. Assignment. The Company shall not be required to make any payment under this Agreement to any assignee or creditor of Employee, other than to Employee’s legal representative on death. Employee’s obligations under this Agreement are personal and may not be assigned, delegated or transferred in any manner and any attempt to do so shall be void. Employee, or Employee’s legal representative, shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any right of Employee under this Agreement. The Company may assign this Agreement without Employee’s written consent to any successor to the Company’s business or any portion thereof. This Agreement shall be binding upon, and shall inure to the benefit of, the Company, Employee and their permitted successors and assigns.

16. Company’s Obligations Unfunded. Except for any benefits under any benefit plan of the Company that are required by law or by express agreement to be funded, it is understood that the Company’s obligations under this Agreement are not funded, and it is agreed that the Company shall not be required to set aside or escrow any monies in advance of the due date of the payment of such monies to Employee.

17. Withholding. The Company shall be entitled to withhold from any salary, bonus, benefits, or other compensation payable to Employee hereunder such amounts as it is required or authorized to withhold under applicable laws. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for Employee with respect to any payment provided to Employee hereunder, and Employee shall be responsible for any taxes imposed on Employee with respect to any such payment.

18. Notices. Any notice required or permitted to be given under this Agreement must be in writing and shall be deemed conclusively to have been delivered (a) when personally delivered; (b) when sent by facsimile or email (in each case with a hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non-business day); (c) one (1) business day after being sent by reputable overnight express courier (charges prepaid); or (d) three (3) business days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, requests, demands and communications to the parties shall be sent to the addresses indicated below:

To the Company:

Allfast Fastening Systems, Inc.

c/o TriMas Corporation

39400 Woodward Avenue, Suite 130

Bloomfield Hills, MI 48304

Attention: Joshua Sherbin, General Counsel

Email: joshsherbin@trimascorp.com

Facsimile: 248.631.5413

To Employee:

Omar Honegger

1104 E. Covina Blvd.

Covina, CA 91722

Telephone: 626.369.7128

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19. Amendments. This Agreement shall not be amended, in whole or in part, except by an agreement in writing signed by the Company and Employee.

20. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and all prior agreements or understandings, oral or written, are merged in this Agreement and are of no further force or effect. The parties acknowledge that they are not relying on any representations, express or implied, oral or written, (relating to any aspect of Employee’s current or future employment or otherwise), except for those stated in this Agreement.

21. Captions. The captions of this Agreement are included for convenience only and shall not affect the construction of any provision of this Agreement.

22. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California.

23. Severability. All provisions, agreements, and covenants contained in this Agreement are severable, and in the event any of them shall be held to be illegal, void or invalid by any competent court or under any applicable law, such provision shall be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain binding in accordance with their terms.

24. No Waiver. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of the waiver is sought. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

25. Consultation with Counsel. Employee acknowledges that Employee has been given the opportunity to consult with Employee’s personal legal counsel concerning all aspects of this Agreement and the Company has urged Employee to so consult with such counsel.

26. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the date and year first above written.

EMPLOYEE:

Omar Honegger

COMPANY:

ALLFAST FASTENING SYSTEMS, INC., a California corporation

By:

Print:	Michael Rawlings
Its:	Chief Financial Officer and VP of Finance

[Signature Page to Employment Agreement (O. Honegger)]

EXHIBIT A

Duties and Responsibilities

Job Title: Vice President of Engineering

Employee Supervisor: President of the Company

Responsibilities: See attached job description.

A-1

JOB SUMMARY:

Responsible for all aspects of Allfast’s engineering product development activities. The Vice President of Engineering will focus on the structuring and operation of the product development engineering function as a cohesive unit; the conceptualizing and day-to-day management of simultaneous projects; delivering manufacturable designs to agreed specifications within time and budget constraints, and the fostering of innovative solutions to customer needs.

Essential Duties, Responsibilities and Competencies:

Develops, evaluates, and improves manufacturing methods.

Analyzes and plans work force utilization, space requirements, work flow, and designs layout of equipment and workspace for maximum efficiency.

Confers with manufacturing and engineering staff concerning product design and tooling to ensure efficient production methods.

Confers with customers to determine product specifications and arranges for purchase of equipment, materials, or parts, and evaluates products according to specifications and quality standards.

Estimates production times, staffing requirements, and related costs to provide information for management decisions.

Confers with management regarding manufacturing capabilities, production schedules, and other considerations to facilitate production processes.

Applies statistical methods to estimate future manufacturing requirements and potential.

Analyzes research data and proposed product specifications to determine feasibility of product proposal.

Prepares or directs preparation of product or system layout and detailed drawings and schematics.

Directs and coordinates manufacturing of prototype product.

Analyzes test data and reports to determine if design meets functional and performance specifications.

Uses computer assisted engineering and design software and equipment to perform engineering and design tasks.

REV	DATE	BY	FILE NO.	JOB DESCRIPTION For Vice President of Engineering	PREPARED	APPROVED	APPROVED
NC	03-12-12	LB	7664		L. Bravo Doc. Control	President	Human Resources
					03-12-12
				15200 DON JULIAN RD., CITY OF INDUSTRY, CA 91745 626-968-9388		JOB-0033

Execution Version

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into as of September 19, 2014, by and between Allfast Fastening Systems, Inc., a California corporation (the “Company”), and Michael Rawlings (“Employee”).

Reference is made to that Stock Purchase Agreement (the “Purchase Agreement”), dated as of even date herewith, by and among TriMas UK Aerospace Holdings Limited, TriMas Corporation, the Company, the sole stockholder of the Company and James H. Randall.

In consideration of the mutual covenants contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and Employee agree as follows:

1. Effective Date. This Agreement will become automatically effective on the date that both of the following conditions are satisfied (the “Effective Date”):

(a) The Company and Employee execute this Agreement; and

(b) The Closing (as defined in the Purchase Agreement) occurs under the Purchase Agreement.

2. Employment. During the Term (as defined in Section 3) of this Agreement, the Company shall employ Employee, and Employee hereby accepts such employment by the Company in accordance with the terms and conditions set forth in this Agreement. Notwithstanding anything in this Agreement to the contrary, Employee will be an at-will employee of the Company, and Employee or the Company may terminate Employee’s employment with the Company for any reason or no reason at any time.

(a) Business Time. During the Term, Employee shall devote substantially all of Employee’s business time and energy to the business of the Company (except for permitted vacation and during any sick time in accordance with the Company’s employment policies in effect from time to time). Notwithstanding the foregoing, Employee may (i) participate in the activities of professional trade organizations beneficial and related to the business of the Company; (ii) engage in personal investing activities, but only to the extent (A) such activities are passive in nature and not otherwise prohibited under this Agreement, and (B) Employee does not perform managerial, consulting or supervisory functions in connection with such investing activities; and (iii) participate in charitable activities.

(b) Position and Duties. Employee shall serve as Vice President of Finance and Chief Financial Officer of the Company. Employee shall report to the President of the Company (the “Employee Supervisor”). Employee shall perform all duties, services and responsibilities and have such authority and powers for, and on behalf of, the Company as are established from time to time by the Employee Supervisor or any other officer of the Company, and as initially set forth on Exhibit A. Employee acknowledges and agrees that Employee’s supervisor, job title and duties may change from time to time. Employee’s duties hereunder shall be performed in City of Industry, California.

(c) Performance. Employee shall not seek or accept employment with any other employer or business or engage in any other business of any nature whatsoever, in any capacity whatsoever, unless approved in writing in advance by the Company.

(d) Company Policies. Employee agrees to comply at all times with the Company’s Code of Conduct and all other Company policies (or those of its ultimate parent company TriMas Corporation (“TriMas”)) applicable to Employee, each of which have been made available to Employee and are incorporated by reference herein. The policies may be amended from time to time at the sole discretion of the Company or TriMas.

3. Term. The “Term” of this Agreement shall begin on the Effective Date and shall continue until the earlier of: (a) eighteen (18) months after the Effective Date; or (b) the date on which Employee’s employment terminates for any reason.

4. Compensation. As full compensation for Employee’s performance of Employee’s duties pursuant to this Agreement, the Company shall pay Employee during the Term, and Employee shall accept as full payment for such performance, the following amounts and benefits:

(a) Salary. During the Term, Company shall pay Employee an annual base salary of $167,200 (“Base Salary”), which includes an automobile allowance, to be paid in accordance with the Company’s standard payroll practices as in effect from time to time. Such Base Salary will be prorated by the number of days Employee is employed by the Company under this Agreement for any partial year during the Term of this Agreement. The Base Salary may be subject to increase from time to time at the sole discretion of the Company.

(b) Bonus. During the Term, effective as of the calendar year commencing January 1, 2015, the Employee will be eligible for a target incentive award equal to $40,000 (“Incentive Award”) under the Company’s Short-Term Incentive Compensation Plan (the “STI Plan”), provided that Employee meets or exceeds the criteria for receiving such Incentive Award as may be established from time to time by the Board of Directors of the Company and/or TriMas and as typically provided by the Company to its employees from time to time after the date of this Agreement. Incentive Awards will be paid in accordance with the Company’s payroll practices as in effect from time to time and determined based on the terms and conditions of the STI Plan, as may be amended from time to time. As applicable, and subject to the terms of this Agreement, Incentive Awards shall be prorated by the number of days Employee is employed by the Company under this Agreement for any partial year during the Term of this Agreement.

(c) Vacation. During the Term, Employee shall be entitled to three (3) weeks of paid vacation each year in addition to the holidays observed by the Company. Such paid vacation shall be prorated by the number of days Employee is employed by the Company under this Agreement for any partial year during the Term of this Agreement. Such paid vacation shall be used pursuant to, and consistent with, policies and procedures as established by the Company and as may be amended from time to time at the sole discretion of the Company.

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(d) Employee Benefits. During the Term, Employee shall be entitled to participate in any employee benefit plans and programs which are maintained by the Company for and generally available to similarly-situated employees of the Company, all in accordance with the terms and subject to the conditions of such plans and programs as in effect from time to time.

(e) Business Expenses. During the Term, Employee shall be authorized to incur necessary and reasonable expenses in connection with Employee’s duties hereunder. Expenses shall be incurred pursuant to, and consistent with, policies and procedures as established by the Company and as may be modified from time to time at the sole discretion of the Company’s senior management. The Company shall reimburse Employee for such expenses upon presentation of an itemized accounting and appropriate supporting documentation, in accordance with Company policy and procedures.

5. Termination.

(a) Death. Employee’s employment under this Agreement shall terminate immediately upon Employee’s death.

(b) Disability. Employee’s employment under this Agreement shall terminate, at the Company’s option, immediately upon notice to Employee given after Employee’s Total Disability. For purposes of this Section 5(b) a “Total Disability” shall be deemed to exist if Employee is unable to fully perform Employee’s duties under this Agreement because of any mental or physical impairment for a period of ninety (90) days, as determined by a physician mutually acceptable to the Company and Employee.

(c) With Cause. The Company shall have the right, upon written notice to Employee, to terminate Employee’s employment under this Agreement for Cause. Such termination shall be effective immediately upon Employee’s receipt of such written notice. “Cause” means (i) a breach by Employee of Section 7, 8, 10, 11 or 12 of this Agreement; (ii) any other breach by Employee of this Agreement that is material and remains uncured after a period of ten (10) days after receipt from the Company of written notice describing the specific nature of such breach; (iii) Employee’s willful refusal to use Employee’s reasonable best efforts to discharge Employee’s duties or responsibilities pursuant to this Agreement provided that the Company agrees to provide written notice of such refusal to Employee and Employee will have ten (10) days to cure the failure; (iv) any violation of any law, rule or regulation (excluding traffic violations and other offenses not involving moral turpitude); (v) any act of theft or fraud by Employee; (vi) any repeated failure to follow the direction of the Employee Supervisor or any other officer of the Company or the policies and procedures of the Company applicable to Employee, provided that, where appropriate, the Company agrees to provide written notice of such failure to Employee and Employee will have ten (10) days to cure the failure; or (vii) Employee’s failure to successfully pass a background check and drug screening administered by Company, or an agent of Company, in accordance with Company’s standard policies and procedures. With respect to clauses (ii), (iii) and (vi) above, the ten (10) day cure period referred to therein shall be deemed to apply only with respect to the first and second occurrence of the events described therein.

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(d) Without Cause. The Company shall have the right, upon written notice to Employee, to terminate Employee’s employment under this Agreement for any reason or no reason. Such termination shall be effective immediately upon written notice given by the Company.

(e) For Good Reason. The Employee may terminate Employee’s employment, as provided below, at any time either with or without Good Reason. Employee must (i) notify the Company in writing of Employee’s intention to invoke a termination for Good Reason within thirty (30) days after the initial existence of such event, (ii) provide the Company thirty (30) days following the receipt of a written notice from Employee to cure any default identified under the definition of Good Reason below and specified in reasonable detail in Employee’s written notice to the Company and (iii) terminate employment within five (5) days of the Company’s failure to cure any such default. For the purposes of this Agreement, “Good Reason” shall mean:

(i) any material breach of this Agreement by the Company;

(ii) any requirement by the Company, other than with the Employee’s express written consent, that the Employee’s services be rendered primarily at a location that is more than twenty-five (25) miles away from 15200 Don Julian Road, City of Industry, California 91745:

(iii) any material reduction in Employee’s Base Salary or Incentive Award eligibility; or

(iv) any material diminution in Employee’s duties, services, responsibilities and authority pursuant to this Agreement.

6. Effects of Termination. In addition to other rights and obligations described herein, upon termination of Employee’s employment, the following provisions shall apply.

(a) Expiration of the Term; Resignation Without Good Reason or Termination for Cause, Death or Disability. In the event that (i) the Term expires pursuant to Section 3(a), (ii) Employee’s employment is terminated by the Company at any time for Cause or as a result of Employee’s death or Total Disability, or (iii) Employee terminates employment at any time for any reason other than Good Reason, then, in any such case, upon the termination of Employee’s employment, the Employee shall be entitled to receive from the Company all Accrued Obligations (as defined below). Employee shall not be entitled to receive any other payments or benefits by or from the Company except as otherwise required pursuant to COBRA and the terms of any Company employee benefit plan, including, without limitation, any Company equity incentive plan. The term “Accrued Obligations” shall mean and refer to (a) any Base Salary earned but unpaid as of the last day of Employee’s employment with the Company; (b) a cash payment covering all accrued and unused paid time off earned through the last day of Employee’s employment with the Company, as required by applicable law and the Company’s policies and procedures in effect as of the last day of Employee’s employment with the Company, and (c) reimbursement of any business expenses incurred in accordance with Section 4(e).

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(b) Termination by the Company Without Cause or by the Employee for Good Reason. In the event that, prior to the date that is eighteen (18) months after the Effective Date, Employee’s employment with the Company is terminated by the Company without Cause or by Employee for Good Reason, in addition to payment of the Accrued Obligations, the Company shall provide Employee with the following:

(i) Payment of either (A) the Base Salary provided for under Section 4(a) or (B) the Employee’s annual base salary rate in effect at the time of termination, whichever is greater, until the date that is eighteen (18) months after the Effective Date;

(ii) Employee’s Incentive Award for the most recently completed bonus term if a bonus has been declared for Employee but not paid, to be paid in accordance with the STI Plan and the Company’s usual payroll practices;

(iii) Employee’s Incentive Award for the year of termination, as determined in accordance with Section 4(b) of this Agreement, to be paid in accordance with the STI Plan and the Company’s usual payroll practices; and

(iv) If COBRA is timely elected, payment of the Company’s portion of COBRA premiums for medical benefits under the Company’s group benefits (including health, dental, vision, EAP and prescription plans) that Employee was receiving as of the date of termination until the earlier of (A) eighteen (18) months after the Effective Date or (B) the date on which Employee becomes eligible to receive any medical benefits under any plan or program of another employer (provided such payments do not result in any taxes or penalties for the Company).

(c) Termination of Employee’s employment under this Agreement, by either the Company or Employee, pursuant to Section 5 of this Agreement, or expiration of this Agreement, shall not affect either party’s rights and obligations under Sections 6, 7, 8, 9, 10 and 11, and such rights and obligations shall continue and survive the termination of Employee’s employment under this Agreement or expiration of this Agreement.

7. Conflicts of Interest. While employed by the Company, Employee shall not, directly or indirectly:

(a) participate in any way in the benefits of transactions between the Company (or an Affiliate of the Company) and its suppliers or customers, or have personal financial transactions with any of the Company’s suppliers or customers, including without limitation, having a financial interest in the Company’s suppliers or customers, or making loans to, or receiving loans from, the Company’s suppliers or customers;

(b) realize a personal gain or advantage from a transaction in which the Company (or an Affiliate) has an interest or use information obtained in connection with Employee’s employment with the Company for Employee’s personal advantage or gain; or

(c) accept any offer to serve as an officer, director, partner, consultant, agent or manager with, or to be employed in a sales, managerial or technical capacity by, a person or entity, which does business with the Company or an Affiliate.

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For purposes of this Agreement, the term “Affiliate” shall mean with respect to any person, any other person which Controls, is Controlled by or under common Control with such person. “Control” shall mean the ability to direct the management of any entity whether through the ownership of voting securities, contract or otherwise.

8. Confidentiality.

(a) In addition to the obligations and commitments set forth in the Purchase Agreement, Employee acknowledges that the Company’s Proprietary Information (as defined below) was or will be designed and developed by the Company or any Affiliate with considerable effort and at great expense, is unique, secret and confidential, and constitutes the exclusive property and trade secrets of the Company or such Affiliate. Employee further acknowledges that an integral part of the Company’s business involves the receipt of confidential Customer Information (as defined below). Employee further acknowledges that any unauthorized use of the Proprietary Information or Customer Information by Employee, or any disclosure of the same to any third parties, would be wrongful and would cause irreparable injury to the Company, its customers, suppliers, employees, clients and/or Affiliates.

(b) Accordingly, Employee covenants and agrees that during the period beginning on the Effective Date and ending three (3) years following Employee’s termination of employment, Employee will (i) hold the Proprietary Information and Customer Information in strictest confidence; (ii) not disclose such information to any person, firm, corporation or other entity, other than as required by applicable law; and (iii) not use such information for any purpose not expressly authorized in writing by the Company. Notwithstanding the foregoing, Employee’s obligations with respect to Proprietary Information that constitutes trade secrets shall continue for so long as permitted by applicable law. Employee also agrees that upon request of the Company Employee will return all business records in Employee’s possession or control in any way relating to the Company or its business, its Proprietary Information or Customer Information. Employee agrees to indemnify and hold the Company harmless from any loss, claim or damages, including attorneys’ fees and costs, arising out of or relating to Employee’s unauthorized disclosure and use of the Company’s Proprietary Information or Customer Information.

(c) For the purposes of this Agreement, the term “Customer Information” shall mean, whether verbal, written or stored electronically, (i) confidential product or technology information of any customer of the Company, as indicated by such customer; (ii) confidential information regarding the business of any customer or its clients learned in the course of providing service and/or products to the customer on behalf of the Company; (iii) other confidential information submitted from time to time by a customer to the Company; and (iv) the identity of the customer as the source of such data or information provided to Employee by the Company. Customer Information shall in all events, however, exclude information that is (A) generally available to or known by the public, (B) not actually provided to Employee during Employee’s period of employment, and/or (C) provided directly to Employee by any customer of the Company after Employee’s termination of employment provided that before such disclosure was made such customer knew that Employee was no longer employed by the Company.

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(d) For the purposes of this Agreement, the term “Proprietary Information” shall mean, whether verbal, written or stored electronically, all customer lists, prospective customer lists, trade secrets, databases, processes, computer programs, software, object codes, source codes, passwords, entry codes, inventions, improvements, business data, prospective employee lists, business contact information of the Company or developed for the Company or any of the Company’s Affiliates or customers, information relating to the Company’s or any of its Affiliate’s business contracts, marketing strategies, any other secret or confidential matter relating or pertaining to the products, services, sales or other business of the Company, or any Affiliate, and shall include Customer Information that was developed or enhanced by the Company or any Affiliate including data furnished by or on behalf of the customer. Proprietary Information shall in all events, however, exclude information that is (i) generally available to or known by the public; (ii) not actually provided to Employee during Employee’s period of employment, (iii) is or becomes available to the Employee on a non-confidential basis from a source other than the Company, or (iv) has been independently acquired or developed by the Employee without violating any of its obligations under this Agreement.

9. Return of Documents. Upon termination of Employee’s employment with the Company for any reason, all documents, procedural manuals, guides, specifications, plans, drawings, diskettes, designs, software and similar materials, diaries, records, customer lists, notebooks, and similar repositories of or containing Proprietary Information, or Customer Information, including all copies thereof, then in Employee’s possession or control, whether prepared by Employee or others, shall be left with, or forthwith returned by Employee to, the Company.

10. Non-Competition. In connection with the terms of employment contained herein, which Employee considers to be good and valuable consideration, the Company and Employee agree that, during Employee’s employment, Employee shall not engage in Prohibited Activity anywhere in the world. For purposes of this Section 10, “Prohibited Activity” is activity in which Employee:

(a) acts as an employee, employer, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder or officer or any other similar capacity to an entity established or engaged in the business of manufacturing solid or blind rivets, blind bolts, temporary fasteners, or other alternative products that are used in a competing application to the foregoing products, or in each case installation tools relating thereto, for the aerospace industry (the “Competitive Business”);

(b) solicits customers, business, patronage or orders, or sells any products or services, for any entity established or engaged in a Competitive Business;

(c) diverts, entices, or otherwise takes away any customers, business, patronage, or orders of the Company or attempts to do so; or

(d) promotes or assists, financially or otherwise, any person, firm, association, partnership, corporation, or other entity engaged in a Competitive Business.

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11. Non-Solicitation of Employees and Others. During Employee’s employment and for a period of one (1) year following the termination of Employee’s employment for any reason, Employee will not directly or indirectly interfere with the Company’s business by hiring, raiding or soliciting any of the Company’s employees to terminate their employment, or disrupt the relationship between the Company and any of its consultants, agents, representatives or vendors; provided, however, that the foregoing restriction shall not prohibit any such activities conducted in connection with generalized solicitations not specifically directed at the Company or its respective employees. Employee acknowledges that this covenant is necessary to enable the Company to maintain a stable workforce and remain in business.

12. Intellectual Property.

(a) Employee agrees that upon conception and/or development of any idea, discovery, invention, improvement, software, writing or other material or design that: (i) relates to the business of the Company, or (ii) relates to the Company’s actual or demonstrably anticipated research or development, or (iii) results from any work performed by Employee for the Company, Employee will assign to the Company the entire right, title and interest in and to any such idea, discovery, invention, improvement, software, writing or other material or design.

(b) Employee has no obligation to assign any idea, discovery, invention, improvement, software, writing or other material or design that Employee conceives and/or develops entirely on Employee’s own time without using the Company’s equipment, supplies, facilities or trade secret information unless the idea, discovery, invention, improvement, software, writing or other material or design: (i) relates to the business of the Company, (ii) relates to the Company’s actual or demonstrably anticipated research or development, or (iii) results from any work performed by Employee for the Company.

(c) Employee agrees that any idea, discovery, invention, improvement, software, writing or other material or design that relates to the business of the Company or relates to the Company’s actual or demonstrably anticipated research or development which is conceived or suggested by Employee, either solely or jointly with others, within one (1) year following termination of Employee’s employment shall be presumed to have been so made, conceived or suggested in the course of such employment with the use of the Company’s equipment, supplies, facilities, and/or trade secrets.

(d) In order to determine Employee’s rights and the rights of the Company in any idea, discovery, invention, improvement, software, writing or other material, and to insure the protection of the same, Employee agrees that during Employee’s employment, and for one (1) year after the termination of Employee’s employment, Employee will disclose immediately and fully to the Company any idea, discovery, invention, improvement, software, writing or other material or design conceived, made or developed by Employee solely or jointly with others. The Company agrees to keep any such disclosures confidential. Employee also agrees to record descriptions of all work in the manner directed by the Company, and Employee agrees that all such records and copies, samples and experimental materials will be the exclusive property of the Company.

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(e) Employee agrees that at the request of and without charge to the Company, but at the Company’s expense, Employee will execute a written assignment of the idea, discovery, invention, improvement, software, writing or other material or design to the Company and will assign to the Company any application for letters patent or for trademark registration made thereon, and to any common-law or statutory copyright therein; and Employee will do whatever may be necessary or desirable to enable the Company to secure any patent, trademark, copyright, or other property right therein in the United States of America and in any foreign country, and any division, renewal, continuation, or continuation in part thereof, or for any reissue of any patent issues thereon.

(f) In the event the Company is unable, after reasonable effort, and in any event after ten business days, to secure Employee’s signature on a written assignment to the Company of any application for letters patent or to any common-law statutory copyright or other property right therein, whether because of Employee’s physical or mental incapacity or for any other reason whatsoever, Employee irrevocably designates and appoints the President of the Company as Employee’s attorney-in-fact to act on Employee’s behalf to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of such letters patent, copyright or trademark.

13. Company’s Remedies.

(a) Employee acknowledges and agrees that the covenants and undertakings contained in Sections 7, 8, 9, 10, 11 and 12 of this Agreement relate to matters which are of a special, unique, extraordinary, managerial and intellectual character which gives them a peculiar value and that a violation of any of the terms of such Sections will cause irreparable injury to the Company, the amount of which will be difficult, if not impossible, to estimate or determine and which cannot be adequately compensated. Therefore, Employee agrees that the Company, in addition to any other available remedies under applicable law, shall be entitled, as a matter of course, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of any such terms by Employee and such other persons as the court shall order.

(b) Employee agrees that the restrictions contained in Sections 7, 8, 9, 10, 11 and 12 are reasonable in all respects and are to be interpreted in light of all the facts and circumstances existing at the time enforcement is sought. However, should any court or other body of competent jurisdiction determine that all or any portion of the agreements set forth herein is invalid or unenforceable for any reason, such agreement (or portion thereof) shall be restricted and deemed amended to the minimum extent necessary so as to preserve and establish its validity and enforceability.

14. Employee’s Remedies. Employee’s sole remedy against the Company for breach of this Agreement is the collection of any compensation and benefits due to Employee as provided in Section 6.

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15. Assignment. The Company shall not be required to make any payment under this Agreement to any assignee or creditor of Employee, other than to Employee’s legal representative on death. Employee’s obligations under this Agreement are personal and may not be assigned, delegated or transferred in any manner and any attempt to do so shall be void. Employee, or Employee’s legal representative, shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any right of Employee under this Agreement. The Company may assign this Agreement without Employee’s written consent to any successor to the Company’s business or any portion thereof. This Agreement shall be binding upon, and shall inure to the benefit of, the Company, Employee and their permitted successors and assigns.

16. Company’s Obligations Unfunded. Except for any benefits under any benefit plan of the Company that are required by law or by express agreement to be funded, it is understood that the Company’s obligations under this Agreement are not funded, and it is agreed that the Company shall not be required to set aside or escrow any monies in advance of the due date of the payment of such monies to Employee.

17. Withholding. The Company shall be entitled to withhold from any salary, bonus, benefits, or other compensation payable to Employee hereunder such amounts as it is required or authorized to withhold under applicable laws. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for Employee with respect to any payment provided to Employee hereunder, and Employee shall be responsible for any taxes imposed on Employee with respect to any such payment.

18. Notices. Any notice required or permitted to be given under this Agreement must be in writing and shall be deemed conclusively to have been delivered (a) when personally delivered; (b) when sent by facsimile or email (in each case with a hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non-business day); (c) one (1) business day after being sent by reputable overnight express courier (charges prepaid); or (d) three (3) business days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, requests, demands and communications to the parties shall be sent to the addresses indicated below:

To the Company:

Allfast Fastening Systems, Inc.

c/o TriMas Corporation

39400 Woodward Avenue, Suite 130

Bloomfield Hills, MI 48304

Attention: Joshua Sherbin, General Counsel

Email: joshsherbin@trimascorp.com

Facsimile: 248.631.5413

To Employee:

Michael Rawlings

3430 Lilly Avenue

Long Beach, CA 90808

Telephone: 562.596.0121

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19. Amendments. This Agreement shall not be amended, in whole or in part, except by an agreement in writing signed by the Company and Employee.

20. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and all prior agreements or understandings, oral or written, are merged in this Agreement and are of no further force or effect. The parties acknowledge that they are not relying on any representations, express or implied, oral or written, (relating to any aspect of Employee’s current or future employment or otherwise), except for those stated in this Agreement.

21. Captions. The captions of this Agreement are included for convenience only and shall not affect the construction of any provision of this Agreement.

22. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California.

23. Severability. All provisions, agreements, and covenants contained in this Agreement are severable, and in the event any of them shall be held to be illegal, void or invalid by any competent court or under any applicable law, such provision shall be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain binding in accordance with their terms.

24. No Waiver. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of the waiver is sought. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

25. Consultation with Counsel. Employee acknowledges that Employee has been given the opportunity to consult with Employee’s personal legal counsel concerning all aspects of this Agreement and the Company has urged Employee to so consult with such counsel.

26. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the date and year first above written.

EMPLOYEE:

Michael Rawlings

COMPANY:

ALLFAST FASTENING SYSTEMS, INC., a California corporation

By:

Print:	Michael Rawlings
Its:	Chief Financial Officer and VP of Finance

[Signature Page to Employment Agreement (M. Rawlings)]

EXHIBIT A

Duties and Responsibilities

Job Title: Vice President of Finance and Chief Financial Officer

Employee Supervisor: President of the Company

Responsibilities: See attached job description.

A-1

JOB SUMMARY:

Directs the organization’s financial planning and accounting practices as well as its relationship with lending institutions, shareholders, and the financial community by performing the following duties personally or through subordinate managers.

Essential Duties, Responsibilities and Competencies:

Oversees and directs treasury, budgeting, audit, tax, accounting, purchasing, real estate, long range forecasting, and insurance activities for the organization.

Directs the controller in providing and directing procedures and computer application systems necessary to maintain proper records and to afford adequate accounting controls and services.

Directs the treasurer in activities such as custodian of funds, securities, and assets of the organization.

Appraises the organization’s financial position and issues periodic reports on organization’s financial stability, liquidity, and growth.

Directs and coordinates the establishment of budget programs.

Coordinates tax reporting programs and investor relations activities.

Analyzes, consolidates, and directs all cost accounting procedures together with other statistical and routine reports.

Oversees and directs the preparation and issuance of the corporation’s annual report.

Directs and analyzes studies of general economic, business, and financial conditions and their impact on the organization’s policies and operations.

Analyzes operational issues impacting functional groups and the whole institution, and determines their financial impact.

Evaluates and recommends business partnering opportunities.

Establishes and maintains contacts with stockholders, financial institutions, and the investment community.

REV	DATE	BY	FILE NO.	JOB DESCRIPTION For Vice President of Finance	PREPARED	APPROVED	APPROVED
NC	03-06-12	LB	7659		Lydia Bravo Doc. Control	President	Human Resource
					03-06-12
				15200 DON JULIAN RD., CITY OF INDUSTRY, CA 91745 626-968-9388		JOB-0015

Execution Version

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into as of September 19, 2014, by and between Allfast Fastening Systems, Inc., a California corporation (the “Company”), and Alan Reoch (“Employee”).

Reference is made to that Stock Purchase Agreement (the “Purchase Agreement”), dated as of even date herewith, by and among TriMas UK Aerospace Holdings Limited, TriMas Corporation, the Company, the sole stockholder of the Company and James H. Randall.

In consideration of the mutual covenants contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and Employee agree as follows:

1. Effective Date. This Agreement will become automatically effective on the date that both of the following conditions are satisfied (the “Effective Date”):

(a) The Company and Employee execute this Agreement; and

(b) The Closing (as defined in the Purchase Agreement) occurs under the Purchase Agreement.

2. Employment. During the Term (as defined in Section 3) of this Agreement, the Company shall employ Employee, and Employee hereby accepts such employment by the Company in accordance with the terms and conditions set forth in this Agreement. Notwithstanding anything in this Agreement to the contrary, Employee will be an at-will employee of the Company, and Employee or the Company may terminate Employee’s employment with the Company for any reason or no reason at any time.

(a) Business Time. During the Term, Employee shall devote substantially all of Employee’s business time and energy to the business of the Company (except for permitted vacation and during any sick time in accordance with the Company’s employment policies in effect from time to time). Notwithstanding the foregoing, Employee may (i) participate in the activities of professional trade organizations beneficial and related to the business of the Company; (ii) engage in personal investing activities, but only to the extent (A) such activities are passive in nature and not otherwise prohibited under this Agreement, and (B) Employee does not perform managerial, consulting or supervisory functions in connection with such investing activities; and (iii) participate in charitable activities.

(b) Position and Duties. Employee shall serve as Vice President of Operations of the Company. Employee shall report to the President of the Company (the “Employee Supervisor”). Employee shall perform all duties, services and responsibilities and have such authority and powers for, and on behalf of, the Company as are established from time to time by the Employee Supervisor or any other officer of the Company, and as initially set forth on Exhibit A. Employee acknowledges and agrees that Employee’s supervisor, job title and duties may change from time to time. Employee’s duties hereunder shall be performed in City of Industry, California.

(c) Performance. Employee shall not seek or accept employment with any other employer or business or engage in any other business of any nature whatsoever, in any capacity whatsoever, unless approved in writing in advance by the Company.

(d) Company Policies. Employee agrees to comply at all times with the Company’s Code of Conduct and all other Company policies (or those of its ultimate parent company TriMas Corporation (“TriMas”)) applicable to Employee, each of which have been made available to Employee and are incorporated by reference herein. The policies may be amended from time to time at the sole discretion of the Company or TriMas.

3. Term. The “Term” of this Agreement shall begin on the Effective Date and shall continue until the earlier of: (a) eighteen (18) months after the Effective Date; or (b) the date on which Employee’s employment terminates for any reason.

4. Compensation. As full compensation for Employee’s performance of Employee’s duties pursuant to this Agreement, the Company shall pay Employee during the Term, and Employee shall accept as full payment for such performance, the following amounts and benefits:

(a) Salary. During the Term, Company shall pay Employee an annual base salary of $167,200 (“Base Salary”), which includes an automobile allowance, to be paid in accordance with the Company’s standard payroll practices as in effect from time to time. Such Base Salary will be prorated by the number of days Employee is employed by the Company under this Agreement for any partial year during the Term of this Agreement. The Base Salary may be subject to increase from time to time at the sole discretion of the Company.

(b) Bonus. During the Term, effective as of the calendar year commencing January 1, 2015, the Employee will be eligible for a target incentive award equal to $40,000 (“Incentive Award”) under the Company’s Short-Term Incentive Compensation Plan (the “STI Plan”), provided that Employee meets or exceeds the criteria for receiving such Incentive Award as may be established from time to time by the Board of Directors of the Company and/or TriMas and as typically provided by the Company to its employees from time to time after the date of this Agreement. Incentive Awards will be paid in accordance with the Company’s payroll practices as in effect from time to time and determined based on the terms and conditions of the STI Plan, as may be amended from time to time. As applicable, and subject to the terms of this Agreement, Incentive Awards shall be prorated by the number of days Employee is employed by the Company under this Agreement for any partial year during the Term of this Agreement.

(c) Vacation. During the Term, Employee shall be entitled to three (3) weeks of paid vacation each year in addition to the holidays observed by the Company. Such paid vacation shall be prorated by the number of days Employee is employed by the Company under this Agreement for any partial year during the Term of this Agreement. Such paid vacation shall be used pursuant to, and consistent with, policies and procedures as established by the Company and as may be amended from time to time at the sole discretion of the Company.

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(d) Employee Benefits. During the Term, Employee shall be entitled to participate in any employee benefit plans and programs which are maintained by the Company for and generally available to similarly-situated employees of the Company, all in accordance with the terms and subject to the conditions of such plans and programs as in effect from time to time.

(e) Business Expenses. During the Term, Employee shall be authorized to incur necessary and reasonable expenses in connection with Employee’s duties hereunder. Expenses shall be incurred pursuant to, and consistent with, policies and procedures as established by the Company and as may be modified from time to time at the sole discretion of the Company’s senior management. The Company shall reimburse Employee for such expenses upon presentation of an itemized accounting and appropriate supporting documentation, in accordance with Company policy and procedures.

5. Termination.

(a) Death. Employee’s employment under this Agreement shall terminate immediately upon Employee’s death.

(b) Disability. Employee’s employment under this Agreement shall terminate, at the Company’s option, immediately upon notice to Employee given after Employee’s Total Disability. For purposes of this Section 5(b) a “Total Disability” shall be deemed to exist if Employee is unable to fully perform Employee’s duties under this Agreement because of any mental or physical impairment for a period of ninety (90) days, as determined by a physician mutually acceptable to the Company and Employee.

(c) With Cause. The Company shall have the right, upon written notice to Employee, to terminate Employee’s employment under this Agreement for Cause. Such termination shall be effective immediately upon Employee’s receipt of such written notice. “Cause” means (i) a breach by Employee of Section 7, 8, 10, 11 or 12 of this Agreement; (ii) any other breach by Employee of this Agreement that is material and remains uncured after a period of ten (10) days after receipt from the Company of written notice describing the specific nature of such breach; (iii) Employee’s willful refusal to use Employee’s reasonable best efforts to discharge Employee’s duties or responsibilities pursuant to this Agreement provided that the Company agrees to provide written notice of such refusal to Employee and Employee will have ten (10) days to cure the failure; (iv) any violation of any law, rule or regulation (excluding traffic violations and other offenses not involving moral turpitude); (v) any act of theft or fraud by Employee; (vi) any repeated failure to follow the direction of the Employee Supervisor or any other officer of the Company or the policies and procedures of the Company applicable to Employee, provided that, where appropriate, the Company agrees to provide written notice of such failure to Employee and Employee will have ten (10) days to cure the failure; or (vii) Employee’s failure to successfully pass a background check and drug screening administered by Company, or an agent of Company, in accordance with Company’s standard policies and procedures. With respect to clauses (ii), (iii) and (vi) above, the ten (10) day cure period referred to therein shall be deemed to apply only with respect to the first and second occurrence of the events described therein.

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(d) Without Cause. The Company shall have the right, upon written notice to Employee, to terminate Employee’s employment under this Agreement for any reason or no reason. Such termination shall be effective immediately upon written notice given by the Company.

(e) For Good Reason. The Employee may terminate Employee’s employment, as provided below, at any time either with or without Good Reason. Employee must (i) notify the Company in writing of Employee’s intention to invoke a termination for Good Reason within thirty (30) days after the initial existence of such event, (ii) provide the Company thirty (30) days following the receipt of a written notice from Employee to cure any default identified under the definition of Good Reason below and specified in reasonable detail in Employee’s written notice to the Company and (iii) terminate employment within five (5) days of the Company’s failure to cure any such default. For the purposes of this Agreement, “Good Reason” shall mean:

(i) any material breach of this Agreement by the Company;

(ii) any requirement by the Company, other than with the Employee’s express written consent, that the Employee’s services be rendered primarily at a location that is more than twenty-five (25) miles away from 15200 Don Julian Road, City of Industry, California 91745:

(iii) any material reduction in Employee’s Base Salary or Incentive Award eligibility; or

(iv) any material diminution in Employee’s duties, services, responsibilities and authority pursuant to this Agreement.

6. Effects of Termination. In addition to other rights and obligations described herein, upon termination of Employee’s employment, the following provisions shall apply.

(a) Expiration of the Term; Resignation Without Good Reason or Termination for Cause, Death or Disability. In the event that (i) the Term expires pursuant to Section 3(a), (ii) Employee’s employment is terminated by the Company at any time for Cause or as a result of Employee’s death or Total Disability, or (iii) Employee terminates employment at any time for any reason other than Good Reason, then, in any such case, upon the termination of Employee’s employment, the Employee shall be entitled to receive from the Company all Accrued Obligations (as defined below). Employee shall not be entitled to receive any other payments or benefits by or from the Company except as otherwise required pursuant to COBRA and the terms of any Company employee benefit plan, including, without limitation, any Company equity incentive plan. The term “Accrued Obligations” shall mean and refer to (a) any Base Salary earned but unpaid as of the last day of Employee’s employment with the Company; (b) a cash payment covering all accrued and unused paid time off earned through the last day of Employee’s employment with the Company, as required by applicable law and the Company’s policies and procedures in effect as of the last day of Employee’s employment with the Company, and (c) reimbursement of any business expenses incurred in accordance with Section 4(e).

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(b) Termination by the Company Without Cause or by the Employee for Good Reason. In the event that, prior to the date that is eighteen (18) months after the Effective Date, Employee’s employment with the Company is terminated by the Company without Cause or by Employee for Good Reason, in addition to payment of the Accrued Obligations, the Company shall provide Employee with the following:

(i) Payment of either (A) the Base Salary provided for under Section 4(a) or (B) the Employee’s annual base salary rate in effect at the time of termination, whichever is greater, until the date that is eighteen (18) months after the Effective Date;

(ii) Employee’s Incentive Award for the most recently completed bonus term if a bonus has been declared for Employee but not paid, to be paid in accordance with the STI Plan and the Company’s usual payroll practices;

(iii) Employee’s Incentive Award for the year of termination, as determined in accordance with Section 4(b) of this Agreement, to be paid in accordance with the STI Plan and the Company’s usual payroll practices; and

(iv) If COBRA is timely elected, payment of the Company’s portion of COBRA premiums for medical benefits under the Company’s group benefits (including health, dental, vision, EAP and prescription plans) that Employee was receiving as of the date of termination until the earlier of (A) eighteen (18) months after the Effective Date or (B) the date on which Employee becomes eligible to receive any medical benefits under any plan or program of another employer (provided such payments do not result in any taxes or penalties for the Company).

(c) Termination of Employee’s employment under this Agreement, by either the Company or Employee, pursuant to Section 5 of this Agreement, or expiration of this Agreement, shall not affect either party’s rights and obligations under Sections 6, 7, 8, 9, 10 and 11, and such rights and obligations shall continue and survive the termination of Employee’s employment under this Agreement or expiration of this Agreement.

7. Conflicts of Interest. While employed by the Company, Employee shall not, directly or indirectly:

(a) participate in any way in the benefits of transactions between the Company (or an Affiliate of the Company) and its suppliers or customers, or have personal financial transactions with any of the Company’s suppliers or customers, including without limitation, having a financial interest in the Company’s suppliers or customers, or making loans to, or receiving loans from, the Company’s suppliers or customers;

(b) realize a personal gain or advantage from a transaction in which the Company (or an Affiliate) has an interest or use information obtained in connection with Employee’s employment with the Company for Employee’s personal advantage or gain; or

(c) accept any offer to serve as an officer, director, partner, consultant, agent or manager with, or to be employed in a sales, managerial or technical capacity by, a person or entity, which does business with the Company or an Affiliate.

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For purposes of this Agreement, the term “Affiliate” shall mean with respect to any person, any other person which Controls, is Controlled by or under common Control with such person. “Control” shall mean the ability to direct the management of any entity whether through the ownership of voting securities, contract or otherwise.

8. Confidentiality.

(a) In addition to the obligations and commitments set forth in the Purchase Agreement, Employee acknowledges that the Company’s Proprietary Information (as defined below) was or will be designed and developed by the Company or any Affiliate with considerable effort and at great expense, is unique, secret and confidential, and constitutes the exclusive property and trade secrets of the Company or such Affiliate. Employee further acknowledges that an integral part of the Company’s business involves the receipt of confidential Customer Information (as defined below). Employee further acknowledges that any unauthorized use of the Proprietary Information or Customer Information by Employee, or any disclosure of the same to any third parties, would be wrongful and would cause irreparable injury to the Company, its customers, suppliers, employees, clients and/or Affiliates.

(b) Accordingly, Employee covenants and agrees that during the period beginning on the Effective Date and ending three (3) years following Employee’s termination of employment, Employee will (i) hold the Proprietary Information and Customer Information in strictest confidence; (ii) not disclose such information to any person, firm, corporation or other entity, other than as required by applicable law; and (iii) not use such information for any purpose not expressly authorized in writing by the Company. Notwithstanding the foregoing, Employee’s obligations with respect to Proprietary Information that constitutes trade secrets shall continue for so long as permitted by applicable law. Employee also agrees that upon request of the Company Employee will return all business records in Employee’s possession or control in any way relating to the Company or its business, its Proprietary Information or Customer Information. Employee agrees to indemnify and hold the Company harmless from any loss, claim or damages, including attorneys’ fees and costs, arising out of or relating to Employee’s unauthorized disclosure and use of the Company’s Proprietary Information or Customer Information.

(c) For the purposes of this Agreement, the term “Customer Information” shall mean, whether verbal, written or stored electronically, (i) confidential product or technology information of any customer of the Company, as indicated by such customer; (ii) confidential information regarding the business of any customer or its clients learned in the course of providing service and/or products to the customer on behalf of the Company; (iii) other confidential information submitted from time to time by a customer to the Company; and (iv) the identity of the customer as the source of such data or information provided to Employee by the Company. Customer Information shall in all events, however, exclude information that is (A) generally available to or known by the public, (B) not actually provided to Employee during Employee’s period of employment, and/or (C) provided directly to Employee by any customer of the Company after Employee’s termination of employment provided that before such disclosure was made such customer knew that Employee was no longer employed by the Company.

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(d) For the purposes of this Agreement, the term “Proprietary Information” shall mean, whether verbal, written or stored electronically, all customer lists, prospective customer lists, trade secrets, databases, processes, computer programs, software, object codes, source codes, passwords, entry codes, inventions, improvements, business data, prospective employee lists, business contact information of the Company or developed for the Company or any of the Company’s Affiliates or customers, information relating to the Company’s or any of its Affiliate’s business contracts, marketing strategies, any other secret or confidential matter relating or pertaining to the products, services, sales or other business of the Company, or any Affiliate, and shall include Customer Information that was developed or enhanced by the Company or any Affiliate including data furnished by or on behalf of the customer. Proprietary Information shall in all events, however, exclude information that is (i) generally available to or known by the public; (ii) not actually provided to Employee during Employee’s period of employment, (iii) is or becomes available to the Employee on a non-confidential basis from a source other than the Company, or (iv) has been independently acquired or developed by the Employee without violating any of its obligations under this Agreement.

9. Return of Documents. Upon termination of Employee’s employment with the Company for any reason, all documents, procedural manuals, guides, specifications, plans, drawings, diskettes, designs, software and similar materials, diaries, records, customer lists, notebooks, and similar repositories of or containing Proprietary Information, or Customer Information, including all copies thereof, then in Employee’s possession or control, whether prepared by Employee or others, shall be left with, or forthwith returned by Employee to, the Company.

10. Non-Competition. In connection with the terms of employment contained herein, which Employee considers to be good and valuable consideration, the Company and Employee agree that, during Employee’s employment, Employee shall not engage in Prohibited Activity anywhere in the world. For purposes of this Section 10, “Prohibited Activity” is activity in which Employee:

(a) acts as an employee, employer, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder or officer or any other similar capacity to an entity established or engaged in the business of manufacturing solid or blind rivets, blind bolts, temporary fasteners, or other alternative products that are used in a competing application to the foregoing products, or in each case installation tools relating thereto, for the aerospace industry (the “Competitive Business”);

(b) solicits customers, business, patronage or orders, or sells any products or services, for any entity established or engaged in a Competitive Business;

(c) diverts, entices, or otherwise takes away any customers, business, patronage, or orders of the Company or attempts to do so; or

(d) promotes or assists, financially or otherwise, any person, firm, association, partnership, corporation, or other entity engaged in a Competitive Business.

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11. Non-Solicitation of Employees and Others. During Employee’s employment and for a period of one (1) year following the termination of Employee’s employment for any reason, Employee will not directly or indirectly interfere with the Company’s business by hiring, raiding or soliciting any of the Company’s employees to terminate their employment, or disrupt the relationship between the Company and any of its consultants, agents, representatives or vendors; provided, however, that the foregoing restriction shall not prohibit any such activities conducted in connection with generalized solicitations not specifically directed at the Company or its respective employees. Employee acknowledges that this covenant is necessary to enable the Company to maintain a stable workforce and remain in business.

12. Intellectual Property.

(a) Employee agrees that upon conception and/or development of any idea, discovery, invention, improvement, software, writing or other material or design that: (i) relates to the business of the Company, or (ii) relates to the Company’s actual or demonstrably anticipated research or development, or (iii) results from any work performed by Employee for the Company, Employee will assign to the Company the entire right, title and interest in and to any such idea, discovery, invention, improvement, software, writing or other material or design.

(b) Employee has no obligation to assign any idea, discovery, invention, improvement, software, writing or other material or design that Employee conceives and/or develops entirely on Employee’s own time without using the Company’s equipment, supplies, facilities or trade secret information unless the idea, discovery, invention, improvement, software, writing or other material or design: (i) relates to the business of the Company, (ii) relates to the Company’s actual or demonstrably anticipated research or development, or (iii) results from any work performed by Employee for the Company.

(c) Employee agrees that any idea, discovery, invention, improvement, software, writing or other material or design that relates to the business of the Company or relates to the Company’s actual or demonstrably anticipated research or development which is conceived or suggested by Employee, either solely or jointly with others, within one (1) year following termination of Employee’s employment shall be presumed to have been so made, conceived or suggested in the course of such employment with the use of the Company’s equipment, supplies, facilities, and/or trade secrets.

(d) In order to determine Employee’s rights and the rights of the Company in any idea, discovery, invention, improvement, software, writing or other material, and to insure the protection of the same, Employee agrees that during Employee’s employment, and for one (1) year after the termination of Employee’s employment, Employee will disclose immediately and fully to the Company any idea, discovery, invention, improvement, software, writing or other material or design conceived, made or developed by Employee solely or jointly with others. The Company agrees to keep any such disclosures confidential. Employee also agrees to record descriptions of all work in the manner directed by the Company, and Employee agrees that all such records and copies, samples and experimental materials will be the exclusive property of the Company.

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(e) Employee agrees that at the request of and without charge to the Company, but at the Company’s expense, Employee will execute a written assignment of the idea, discovery, invention, improvement, software, writing or other material or design to the Company and will assign to the Company any application for letters patent or for trademark registration made thereon, and to any common-law or statutory copyright therein; and Employee will do whatever may be necessary or desirable to enable the Company to secure any patent, trademark, copyright, or other property right therein in the United States of America and in any foreign country, and any division, renewal, continuation, or continuation in part thereof, or for any reissue of any patent issues thereon.

(f) In the event the Company is unable, after reasonable effort, and in any event after ten business days, to secure Employee’s signature on a written assignment to the Company of any application for letters patent or to any common-law statutory copyright or other property right therein, whether because of Employee’s physical or mental incapacity or for any other reason whatsoever, Employee irrevocably designates and appoints the President of the Company as Employee’s attorney-in-fact to act on Employee’s behalf to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of such letters patent, copyright or trademark.

13. Company’s Remedies.

(a) Employee acknowledges and agrees that the covenants and undertakings contained in Sections 7, 8, 9, 10, 11 and 12 of this Agreement relate to matters which are of a special, unique, extraordinary, managerial and intellectual character which gives them a peculiar value and that a violation of any of the terms of such Sections will cause irreparable injury to the Company, the amount of which will be difficult, if not impossible, to estimate or determine and which cannot be adequately compensated. Therefore, Employee agrees that the Company, in addition to any other available remedies under applicable law, shall be entitled, as a matter of course, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of any such terms by Employee and such other persons as the court shall order.

(b) Employee agrees that the restrictions contained in Sections 7, 8, 9, 10, 11 and 12 are reasonable in all respects and are to be interpreted in light of all the facts and circumstances existing at the time enforcement is sought. However, should any court or other body of competent jurisdiction determine that all or any portion of the agreements set forth herein is invalid or unenforceable for any reason, such agreement (or portion thereof) shall be restricted and deemed amended to the minimum extent necessary so as to preserve and establish its validity and enforceability.

14. Employee’s Remedies. Employee’s sole remedy against the Company for breach of this Agreement is the collection of any compensation and benefits due to Employee as provided in Section 6.

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15. Assignment. The Company shall not be required to make any payment under this Agreement to any assignee or creditor of Employee, other than to Employee’s legal representative on death. Employee’s obligations under this Agreement are personal and may not be assigned, delegated or transferred in any manner and any attempt to do so shall be void. Employee, or Employee’s legal representative, shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any right of Employee under this Agreement. The Company may assign this Agreement without Employee’s written consent to any successor to the Company’s business or any portion thereof. This Agreement shall be binding upon, and shall inure to the benefit of, the Company, Employee and their permitted successors and assigns.

16. Company’s Obligations Unfunded. Except for any benefits under any benefit plan of the Company that are required by law or by express agreement to be funded, it is understood that the Company’s obligations under this Agreement are not funded, and it is agreed that the Company shall not be required to set aside or escrow any monies in advance of the due date of the payment of such monies to Employee.

17. Withholding. The Company shall be entitled to withhold from any salary, bonus, benefits, or other compensation payable to Employee hereunder such amounts as it is required or authorized to withhold under applicable laws. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for Employee with respect to any payment provided to Employee hereunder, and Employee shall be responsible for any taxes imposed on Employee with respect to any such payment.

18. Notices. Any notice required or permitted to be given under this Agreement must be in writing and shall be deemed conclusively to have been delivered (a) when personally delivered; (b) when sent by facsimile or email (in each case with a hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non-business day); (c) one (1) business day after being sent by reputable overnight express courier (charges prepaid); or (d) three (3) business days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, requests, demands and communications to the parties shall be sent to the addresses indicated below:

To the Company:

Allfast Fastening Systems, Inc.

c/o TriMas Corporation

39400 Woodward Avenue, Suite 130

Bloomfield Hills, MI 48304

Attention: Joshua Sherbin, General Counsel

Email: joshsherbin@trimascorp.com

Facsimile: 248.631.5413

To Employee:

Alan Reoch

15200 Don Julian Road

City of Industry, CA 91745

Telephone: 909.215.2291

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19. Amendments. This Agreement shall not be amended, in whole or in part, except by an agreement in writing signed by the Company and Employee.

20. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and all prior agreements or understandings, oral or written, are merged in this Agreement and are of no further force or effect. The parties acknowledge that they are not relying on any representations, express or implied, oral or written, (relating to any aspect of Employee’s current or future employment or otherwise), except for those stated in this Agreement.

21. Captions. The captions of this Agreement are included for convenience only and shall not affect the construction of any provision of this Agreement.

22. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California.

23. Severability. All provisions, agreements, and covenants contained in this Agreement are severable, and in the event any of them shall be held to be illegal, void or invalid by any competent court or under any applicable law, such provision shall be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain binding in accordance with their terms.

24. No Waiver. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of the waiver is sought. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

25. Consultation with Counsel. Employee acknowledges that Employee has been given the opportunity to consult with Employee’s personal legal counsel concerning all aspects of this Agreement and the Company has urged Employee to so consult with such counsel.

26. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the date and year first above written.

EMPLOYEE:

Alan Reoch

COMPANY:

ALLFAST FASTENING SYSTEMS, INC.,
a California corporation

By:
Print:	Michael Rawlings
Its:	Chief Financial Officer and VP of Finance

[Signature Page to Employment Agreement (A. Reoch)]

EXHIBIT A

Duties and Responsibilities

Job Title: Vice President of Operations

Employee Supervisor: President of the Company

Responsibilities: See attached job description.

A-1

JOB SUMMARY:

Has the authority and responsibility for defining and implementing the appropriate management controls for the organization with respect to all operational departments. Focuses on short-term goals that include achieving and maintaining adequate production, quality, and delivery in support of customer and organizational requirements; and long-term goals, which include formulation, planning, and implementation of tactical strategies in support of company objectives.

Essential Duties Responsibilities and Competencies:

Manages 4 to 5 Directors in Production, Materials, Maintenance and Engineering Departments. Is responsible for the overall direction, coordination, and evaluation of these units. Carries out responsibilities in accordance with the organization’s policies and applicable laws.

Establishes and enforces company policies as necessary and actively participates in the company’s safety, health, and environmental programs.

Formulates, plans, and implements long-term goals and strategies.

Achieves monthly, quarterly, and annual goals as set forth in the company plan.

Oversees daily operational activities to ensure timely deliveries within budget constraints.

Sets and implements the necessary controls to ensure quality products are delivered on schedule.

Establishes audits to ensure computer transactions are of the highest accuracy to achieve maximum data integrity.

Actively participates in the Engineering Change and Material Review Board as necessary.

Coordinates with Quality Assurance in the flow down and understanding of customer needs to suppliers.

Sets and adheres to annual budgets, approves all operational procurement and oversees all major (high dollar/high priority) programs and projects.

Coordinates status information on projects, shipments, production, inventory levels, lead-times, and various other status reports as needed.

Responds to inquiries, problems, or complaints involving customer and/or supplier delivery requirements; interacts with manufacturing, sales and marketing, various departments, and suppliers.

REV	DATE	BY	FILE NO.	JOB DESCRIPTION For V.P. of Operations	PREPARED	APPROVED	APPROVED
NC	06-08-12	LB	7769		L. Bravo Doc. Control	President	Human Resources
					06-08-12
				15200 DON JULIAN RD., CITY OF INDUSTRY, CA 91745 626-968-9388		JOB-0087

UNCONTROLLED COPY

Creates and optimizes opportunities for cost and lead-time reduction, cost avoidance, and productivity increases. Includes the establishing and planning of capital expenditures.

Develops self and employees by attending seminars, professional organizational meetings, or conferences.

Responsible for building/directing an effective operations organization and establishing a cohesive teams.

Provides creative and aggressive leadership in managing assigned functions. Projects a professional image to subordinates, peers, suppliers, and customers.

REV	DATE	BY	FILE NO.	JOB DESCRIPTION For V.P. of Operations	PREPARED	APPROVED	APPROVED
NC	06-08-12	LB	7769		L. Bravo Doc. Control	President	Human Resources
					06-08-12
				15200 DON JULIAN RD., CITY OF INDUSTRY, CA 91745 626-968-9388		JOB-0087

Execution Version

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into as of September 19, 2014, by and between Allfast Fastening Systems, Inc., a California corporation (the “Company”), and Warren Whitehead (“Employee”).

Reference is made to that Stock Purchase Agreement (the “Purchase Agreement”), dated as of even date herewith, by and among TriMas UK Aerospace Holdings Limited, TriMas Corporation, the Company, the sole stockholder of the Company and James H. Randall.

In consideration of the mutual covenants contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and Employee agree as follows:

1. Effective Date. This Agreement will become automatically effective on the date that both of the following conditions are satisfied (the “Effective Date”):

(a) The Company and Employee execute this Agreement; and

(b) The Closing (as defined in the Purchase Agreement) occurs under the Purchase Agreement.

2. Employment. During the Term (as defined in Section 3) of this Agreement, the Company shall employ Employee, and Employee hereby accepts such employment by the Company in accordance with the terms and conditions set forth in this Agreement. Notwithstanding anything in this Agreement to the contrary, Employee will be an at-will employee of the Company, and Employee or the Company may terminate Employee’s employment with the Company for any reason or no reason at any time.

(a) Business Time. During the Term, Employee shall devote substantially all of Employee’s business time and energy to the business of the Company (except for permitted vacation and during any sick time in accordance with the Company’s employment policies in effect from time to time). Notwithstanding the foregoing, Employee may (i) participate in the activities of professional trade organizations beneficial and related to the business of the Company; (ii) engage in personal investing activities, but only to the extent (A) such activities are passive in nature and not otherwise prohibited under this Agreement, and (B) Employee does not perform managerial, consulting or supervisory functions in connection with such investing activities; and (iii) participate in charitable activities.

(b) Position and Duties. Employee shall serve as Vice President of Quality of the Company. Employee shall report to the President of the Company (the “Employee Supervisor”). Employee shall perform all duties, services and responsibilities and have such authority and powers for, and on behalf of, the Company as are established from time to time by the Employee Supervisor or any other officer of the Company, and as initially set forth on Exhibit A. Employee acknowledges and agrees that Employee’s supervisor, job title and duties may change from time to time. Employee’s duties hereunder shall be performed in City of Industry, California.

(c) Performance. Employee shall not seek or accept employment with any other employer or business or engage in any other business of any nature whatsoever, in any capacity whatsoever, unless approved in writing in advance by the Company.

(d) Company Policies. Employee agrees to comply at all times with the Company’s Code of Conduct and all other Company policies (or those of its ultimate parent company TriMas Corporation (“TriMas”)) applicable to Employee, each of which have been made available to Employee and are incorporated by reference herein. The policies may be amended from time to time at the sole discretion of the Company or TriMas.

3. Term. The “Term” of this Agreement shall begin on the Effective Date and shall continue until the earlier of: (a) eighteen (18) months after the Effective Date; or (b) the date on which Employee’s employment terminates for any reason.

4. Compensation. As full compensation for Employee’s performance of Employee’s duties pursuant to this Agreement, the Company shall pay Employee during the Term, and Employee shall accept as full payment for such performance, the following amounts and benefits:

(a) Salary. During the Term, Company shall pay Employee an annual base salary of $147,200 (“Base Salary”), which includes an automobile allowance, to be paid in accordance with the Company’s standard payroll practices as in effect from time to time. Such Base Salary will be prorated by the number of days Employee is employed by the Company under this Agreement for any partial year during the Term of this Agreement. The Base Salary may be subject to increase from time to time at the sole discretion of the Company.

(b) Bonus. During the Term, effective as of the calendar year commencing January 1, 2015, the Employee will be eligible for a target incentive award equal to $28,000 (“Incentive Award”) under the Company’s Short-Term Incentive Compensation Plan (the “STI Plan”), provided that Employee meets or exceeds the criteria for receiving such Incentive Award as may be established from time to time by the Board of Directors of the Company and/or TriMas and as typically provided by the Company to its employees from time to time after the date of this Agreement. Incentive Awards will be paid in accordance with the Company’s payroll practices as in effect from time to time and determined based on the terms and conditions of the STI Plan, as may be amended from time to time. As applicable, and subject to the terms of this Agreement, Incentive Awards shall be prorated by the number of days Employee is employed by the Company under this Agreement for any partial year during the Term of this Agreement.

(c) Vacation. During the Term, Employee shall be entitled to three (3) weeks of paid vacation each year in addition to the holidays observed by the Company. Such paid vacation shall be prorated by the number of days Employee is employed by the Company under this Agreement for any partial year during the Term of this Agreement. Such paid vacation shall be used pursuant to, and consistent with, policies and procedures as established by the Company and as may be amended from time to time at the sole discretion of the Company.

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(d) Employee Benefits. During the Term, Employee shall be entitled to participate in any employee benefit plans and programs which are maintained by the Company for and generally available to similarly-situated employees of the Company, all in accordance with the terms and subject to the conditions of such plans and programs as in effect from time to time.

(e) Business Expenses. During the Term, Employee shall be authorized to incur necessary and reasonable expenses in connection with Employee’s duties hereunder. Expenses shall be incurred pursuant to, and consistent with, policies and procedures as established by the Company and as may be modified from time to time at the sole discretion of the Company’s senior management. The Company shall reimburse Employee for such expenses upon presentation of an itemized accounting and appropriate supporting documentation, in accordance with Company policy and procedures.

5. Termination.

(a) Death. Employee’s employment under this Agreement shall terminate immediately upon Employee’s death.

(b) Disability. Employee’s employment under this Agreement shall terminate, at the Company’s option, immediately upon notice to Employee given after Employee’s Total Disability. For purposes of this Section 5(b) a “Total Disability” shall be deemed to exist if Employee is unable to fully perform Employee’s duties under this Agreement because of any mental or physical impairment for a period of ninety (90) days, as determined by a physician mutually acceptable to the Company and Employee.

(c) With Cause. The Company shall have the right, upon written notice to Employee, to terminate Employee’s employment under this Agreement for Cause. Such termination shall be effective immediately upon Employee’s receipt of such written notice. “Cause” means (i) a breach by Employee of Section 7, 8, 10, 11 or 12 of this Agreement; (ii) any other breach by Employee of this Agreement that is material and remains uncured after a period of ten (10) days after receipt from the Company of written notice describing the specific nature of such breach; (iii) Employee’s willful refusal to use Employee’s reasonable best efforts to discharge Employee’s duties or responsibilities pursuant to this Agreement provided that the Company agrees to provide written notice of such refusal to Employee and Employee will have ten (10) days to cure the failure; (iv) any violation of any law, rule or regulation (excluding traffic violations and other offenses not involving moral turpitude); (v) any act of theft or fraud by Employee; (vi) any repeated failure to follow the direction of the Employee Supervisor or any other officer of the Company or the policies and procedures of the Company applicable to Employee, provided that, where appropriate, the Company agrees to provide written notice of such failure to Employee and Employee will have ten (10) days to cure the failure; or (vii) Employee’s failure to successfully pass a background check and drug screening administered by Company, or an agent of Company, in accordance with Company’s standard policies and procedures. With respect to clauses (ii), (iii) and (vi) above, the ten (10) day cure period referred to therein shall be deemed to apply only with respect to the first and second occurrence of the events described therein.

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(d) Without Cause. The Company shall have the right, upon written notice to Employee, to terminate Employee’s employment under this Agreement for any reason or no reason. Such termination shall be effective immediately upon written notice given by the Company.

(e) For Good Reason. The Employee may terminate Employee’s employment, as provided below, at any time either with or without Good Reason. Employee must (i) notify the Company in writing of Employee’s intention to invoke a termination for Good Reason within thirty (30) days after the initial existence of such event, (ii) provide the Company thirty (30) days following the receipt of a written notice from Employee to cure any default identified under the definition of Good Reason below and specified in reasonable detail in Employee’s written notice to the Company and (iii) terminate employment within five (5) days of the Company’s failure to cure any such default. For the purposes of this Agreement, “Good Reason” shall mean:

(i) any material breach of this Agreement by the Company;

(ii) any requirement by the Company, other than with the Employee’s express written consent, that the Employee’s services be rendered primarily at a location that is more than twenty-five (25) miles away from 15200 Don Julian Road, City of Industry, California 91745:

(iii) any material reduction in Employee’s Base Salary or Incentive Award eligibility; or

(iv) any material diminution in Employee’s duties, services, responsibilities and authority pursuant to this Agreement.

6. Effects of Termination. In addition to other rights and obligations described herein, upon termination of Employee’s employment, the following provisions shall apply.

(a) Expiration of the Term; Resignation Without Good Reason or Termination for Cause, Death or Disability. In the event that (i) the Term expires pursuant to Section 3(a), (ii) Employee’s employment is terminated by the Company at any time for Cause or as a result of Employee’s death or Total Disability, or (iii) Employee terminates employment at any time for any reason other than Good Reason, then, in any such case, upon the termination of Employee’s employment, the Employee shall be entitled to receive from the Company all Accrued Obligations (as defined below). Employee shall not be entitled to receive any other payments or benefits by or from the Company except as otherwise required pursuant to COBRA and the terms of any Company employee benefit plan, including, without limitation, any Company equity incentive plan. The term “Accrued Obligations” shall mean and refer to (a) any Base Salary earned but unpaid as of the last day of Employee’s employment with the Company; (b) a cash payment covering all accrued and unused paid time off earned through the last day of Employee’s employment with the Company, as required by applicable law and the Company’s policies and procedures in effect as of the last day of Employee’s employment with the Company, and (c) reimbursement of any business expenses incurred in accordance with Section 4(e).

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(b) Termination by the Company Without Cause or by the Employee for Good Reason. In the event that, prior to the date that is eighteen (18) months after the Effective Date, Employee’s employment with the Company is terminated by the Company without Cause or by Employee for Good Reason, in addition to payment of the Accrued Obligations, the Company shall provide Employee with the following:

(i) Payment of either (A) the Base Salary provided for under Section 4(a) or (B) the Employee’s annual base salary rate in effect at the time of termination, whichever is greater, until the date that is eighteen (18) months after the Effective Date;

(ii) Employee’s Incentive Award for the most recently completed bonus term if a bonus has been declared for Employee but not paid, to be paid in accordance with the STI Plan and the Company’s usual payroll practices;

(iii) Employee’s Incentive Award for the year of termination, as determined in accordance with Section 4(b) of this Agreement, to be paid in accordance with the STI Plan and the Company’s usual payroll practices; and

(iv) If COBRA is timely elected, payment of the Company’s portion of COBRA premiums for medical benefits under the Company’s group benefits (including health, dental, vision, EAP and prescription plans) that Employee was receiving as of the date of termination until the earlier of (A) eighteen (18) months after the Effective Date or (B) the date on which Employee becomes eligible to receive any medical benefits under any plan or program of another employer (provided such payments do not result in any taxes or penalties for the Company).

(c) Termination of Employee’s employment under this Agreement, by either the Company or Employee, pursuant to Section 5 of this Agreement, or expiration of this Agreement, shall not affect either party’s rights and obligations under Sections 6, 7, 8, 9, 10 and 11, and such rights and obligations shall continue and survive the termination of Employee’s employment under this Agreement or expiration of this Agreement.

7. Conflicts of Interest. While employed by the Company, Employee shall not, directly or indirectly:

(a) participate in any way in the benefits of transactions between the Company (or an Affiliate of the Company) and its suppliers or customers, or have personal financial transactions with any of the Company’s suppliers or customers, including without limitation, having a financial interest in the Company’s suppliers or customers, or making loans to, or receiving loans from, the Company’s suppliers or customers;

(b) realize a personal gain or advantage from a transaction in which the Company (or an Affiliate) has an interest or use information obtained in connection with Employee’s employment with the Company for Employee’s personal advantage or gain; or

(c) accept any offer to serve as an officer, director, partner, consultant, agent or manager with, or to be employed in a sales, managerial or technical capacity by, a person or entity, which does business with the Company or an Affiliate.

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For purposes of this Agreement, the term “Affiliate” shall mean with respect to any person, any other person which Controls, is Controlled by or under common Control with such person. “Control” shall mean the ability to direct the management of any entity whether through the ownership of voting securities, contract or otherwise.

8. Confidentiality.

(a) In addition to the obligations and commitments set forth in the Purchase Agreement, Employee acknowledges that the Company’s Proprietary Information (as defined below) was or will be designed and developed by the Company or any Affiliate with considerable effort and at great expense, is unique, secret and confidential, and constitutes the exclusive property and trade secrets of the Company or such Affiliate. Employee further acknowledges that an integral part of the Company’s business involves the receipt of confidential Customer Information (as defined below). Employee further acknowledges that any unauthorized use of the Proprietary Information or Customer Information by Employee, or any disclosure of the same to any third parties, would be wrongful and would cause irreparable injury to the Company, its customers, suppliers, employees, clients and/or Affiliates.

(b) Accordingly, Employee covenants and agrees that during the period beginning on the Effective Date and ending three (3) years following Employee’s termination of employment, Employee will (i) hold the Proprietary Information and Customer Information in strictest confidence; (ii) not disclose such information to any person, firm, corporation or other entity, other than as required by applicable law; and (iii) not use such information for any purpose not expressly authorized in writing by the Company. Notwithstanding the foregoing, Employee’s obligations with respect to Proprietary Information that constitutes trade secrets shall continue for so long as permitted by applicable law. Employee also agrees that upon request of the Company Employee will return all business records in Employee’s possession or control in any way relating to the Company or its business, its Proprietary Information or Customer Information. Employee agrees to indemnify and hold the Company harmless from any loss, claim or damages, including attorneys’ fees and costs, arising out of or relating to Employee’s unauthorized disclosure and use of the Company’s Proprietary Information or Customer Information.

(c) For the purposes of this Agreement, the term “Customer Information” shall mean, whether verbal, written or stored electronically, (i) confidential product or technology information of any customer of the Company, as indicated by such customer; (ii) confidential information regarding the business of any customer or its clients learned in the course of providing service and/or products to the customer on behalf of the Company; (iii) other confidential information submitted from time to time by a customer to the Company; and (iv) the identity of the customer as the source of such data or information provided to Employee by the Company. Customer Information shall in all events, however, exclude information that is (A) generally available to or known by the public, (B) not actually provided to Employee during Employee’s period of employment, and/or (C) provided directly to Employee by any customer of the Company after Employee’s termination of employment provided that before such disclosure was made such customer knew that Employee was no longer employed by the Company.

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(d) For the purposes of this Agreement, the term “Proprietary Information” shall mean, whether verbal, written or stored electronically, all customer lists, prospective customer lists, trade secrets, databases, processes, computer programs, software, object codes, source codes, passwords, entry codes, inventions, improvements, business data, prospective employee lists, business contact information of the Company or developed for the Company or any of the Company’s Affiliates or customers, information relating to the Company’s or any of its Affiliate’s business contracts, marketing strategies, any other secret or confidential matter relating or pertaining to the products, services, sales or other business of the Company, or any Affiliate, and shall include Customer Information that was developed or enhanced by the Company or any Affiliate including data furnished by or on behalf of the customer. Proprietary Information shall in all events, however, exclude information that is (i) generally available to or known by the public; (ii) not actually provided to Employee during Employee’s period of employment, (iii) is or becomes available to the Employee on a non-confidential basis from a source other than the Company, or (iv) has been independently acquired or developed by the Employee without violating any of its obligations under this Agreement.

9. Return of Documents. Upon termination of Employee’s employment with the Company for any reason, all documents, procedural manuals, guides, specifications, plans, drawings, diskettes, designs, software and similar materials, diaries, records, customer lists, notebooks, and similar repositories of or containing Proprietary Information, or Customer Information, including all copies thereof, then in Employee’s possession or control, whether prepared by Employee or others, shall be left with, or forthwith returned by Employee to, the Company.

10. Non-Competition. In connection with the terms of employment contained herein, which Employee considers to be good and valuable consideration, the Company and Employee agree that, during Employee’s employment, Employee shall not engage in Prohibited Activity anywhere in the world. For purposes of this Section 10, “Prohibited Activity” is activity in which Employee:

(a) acts as an employee, employer, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder or officer or any other similar capacity to an entity established or engaged in the business of manufacturing solid or blind rivets, blind bolts, temporary fasteners, or other alternative products that are used in a competing application to the foregoing products, or in each case installation tools relating thereto, for the aerospace industry (the “Competitive Business”);

(b) solicits customers, business, patronage or orders, or sells any products or services, for any entity established or engaged in a Competitive Business;

(c) diverts, entices, or otherwise takes away any customers, business, patronage, or orders of the Company or attempts to do so; or

(d) promotes or assists, financially or otherwise, any person, firm, association, partnership, corporation, or other entity engaged in a Competitive Business.

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11. Non-Solicitation of Employees and Others. During Employee’s employment and for a period of one (1) year following the termination of Employee’s employment for any reason, Employee will not directly or indirectly interfere with the Company’s business by hiring, raiding or soliciting any of the Company’s employees to terminate their employment, or disrupt the relationship between the Company and any of its consultants, agents, representatives or vendors; provided, however, that the foregoing restriction shall not prohibit any such activities conducted in connection with generalized solicitations not specifically directed at the Company or its respective employees. Employee acknowledges that this covenant is necessary to enable the Company to maintain a stable workforce and remain in business.

12. Intellectual Property.

(a) Employee agrees that upon conception and/or development of any idea, discovery, invention, improvement, software, writing or other material or design that: (i) relates to the business of the Company, or (ii) relates to the Company’s actual or demonstrably anticipated research or development, or (iii) results from any work performed by Employee for the Company, Employee will assign to the Company the entire right, title and interest in and to any such idea, discovery, invention, improvement, software, writing or other material or design.

(b) Employee has no obligation to assign any idea, discovery, invention, improvement, software, writing or other material or design that Employee conceives and/or develops entirely on Employee’s own time without using the Company’s equipment, supplies, facilities or trade secret information unless the idea, discovery, invention, improvement, software, writing or other material or design: (i) relates to the business of the Company, (ii) relates to the Company’s actual or demonstrably anticipated research or development, or (iii) results from any work performed by Employee for the Company.

(c) Employee agrees that any idea, discovery, invention, improvement, software, writing or other material or design that relates to the business of the Company or relates to the Company’s actual or demonstrably anticipated research or development which is conceived or suggested by Employee, either solely or jointly with others, within one (1) year following termination of Employee’s employment shall be presumed to have been so made, conceived or suggested in the course of such employment with the use of the Company’s equipment, supplies, facilities, and/or trade secrets.

(d) In order to determine Employee’s rights and the rights of the Company in any idea, discovery, invention, improvement, software, writing or other material, and to insure the protection of the same, Employee agrees that during Employee’s employment, and for one (1) year after the termination of Employee’s employment, Employee will disclose immediately and fully to the Company any idea, discovery, invention, improvement, software, writing or other material or design conceived, made or developed by Employee solely or jointly with others. The Company agrees to keep any such disclosures confidential. Employee also agrees to record descriptions of all work in the manner directed by the Company, and Employee agrees that all such records and copies, samples and experimental materials will be the exclusive property of the Company.

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(e) Employee agrees that at the request of and without charge to the Company, but at the Company’s expense, Employee will execute a written assignment of the idea, discovery, invention, improvement, software, writing or other material or design to the Company and will assign to the Company any application for letters patent or for trademark registration made thereon, and to any common-law or statutory copyright therein; and Employee will do whatever may be necessary or desirable to enable the Company to secure any patent, trademark, copyright, or other property right therein in the United States of America and in any foreign country, and any division, renewal, continuation, or continuation in part thereof, or for any reissue of any patent issues thereon.

(f) In the event the Company is unable, after reasonable effort, and in any event after ten business days, to secure Employee’s signature on a written assignment to the Company of any application for letters patent or to any common-law statutory copyright or other property right therein, whether because of Employee’s physical or mental incapacity or for any other reason whatsoever, Employee irrevocably designates and appoints the President of the Company as Employee’s attorney-in-fact to act on Employee’s behalf to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of such letters patent, copyright or trademark.

13. Company’s Remedies.

(a) Employee acknowledges and agrees that the covenants and undertakings contained in Sections 7, 8, 9, 10, 11 and 12 of this Agreement relate to matters which are of a special, unique, extraordinary, managerial and intellectual character which gives them a peculiar value and that a violation of any of the terms of such Sections will cause irreparable injury to the Company, the amount of which will be difficult, if not impossible, to estimate or determine and which cannot be adequately compensated. Therefore, Employee agrees that the Company, in addition to any other available remedies under applicable law, shall be entitled, as a matter of course, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of any such terms by Employee and such other persons as the court shall order.

(b) Employee agrees that the restrictions contained in Sections 7, 8, 9, 10, 11 and 12 are reasonable in all respects and are to be interpreted in light of all the facts and circumstances existing at the time enforcement is sought. However, should any court or other body of competent jurisdiction determine that all or any portion of the agreements set forth herein is invalid or unenforceable for any reason, such agreement (or portion thereof) shall be restricted and deemed amended to the minimum extent necessary so as to preserve and establish its validity and enforceability.

14. Employee’s Remedies. Employee’s sole remedy against the Company for breach of this Agreement is the collection of any compensation and benefits due to Employee as provided in Section 6.

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15. Assignment. The Company shall not be required to make any payment under this Agreement to any assignee or creditor of Employee, other than to Employee’s legal representative on death. Employee’s obligations under this Agreement are personal and may not be assigned, delegated or transferred in any manner and any attempt to do so shall be void. Employee, or Employee’s legal representative, shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any right of Employee under this Agreement. The Company may assign this Agreement without Employee’s written consent to any successor to the Company’s business or any portion thereof. This Agreement shall be binding upon, and shall inure to the benefit of, the Company, Employee and their permitted successors and assigns.

16. Company’s Obligations Unfunded. Except for any benefits under any benefit plan of the Company that are required by law or by express agreement to be funded, it is understood that the Company’s obligations under this Agreement are not funded, and it is agreed that the Company shall not be required to set aside or escrow any monies in advance of the due date of the payment of such monies to Employee.

17. Withholding. The Company shall be entitled to withhold from any salary, bonus, benefits, or other compensation payable to Employee hereunder such amounts as it is required or authorized to withhold under applicable laws. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for Employee with respect to any payment provided to Employee hereunder, and Employee shall be responsible for any taxes imposed on Employee with respect to any such payment.

18. Notices. Any notice required or permitted to be given under this Agreement must be in writing and shall be deemed conclusively to have been delivered (a) when personally delivered; (b) when sent by facsimile or email (in each case with a hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non-business day); (c) one (1) business day after being sent by reputable overnight express courier (charges prepaid); or (d) three (3) business days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, requests, demands and communications to the parties shall be sent to the addresses indicated below:

To the Company:

Allfast Fastening Systems, Inc.

c/o TriMas Corporation

39400 Woodward Avenue, Suite 130

Bloomfield Hills, MI 48304

Attention: Joshua Sherbin, General Counsel

Email: joshsherbin@trimascorp.com

Facsimile: 248.631.5413

To Employee:

Warren Whitehead

20301 Lake Erie Drive

Walnut, CA 91789

Telephone: 626.329.1171

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19. Amendments. This Agreement shall not be amended, in whole or in part, except by an agreement in writing signed by the Company and Employee.

20. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and all prior agreements or understandings, oral or written, are merged in this Agreement and are of no further force or effect. The parties acknowledge that they are not relying on any representations, express or implied, oral or written, (relating to any aspect of Employee’s current or future employment or otherwise), except for those stated in this Agreement.

21. Captions. The captions of this Agreement are included for convenience only and shall not affect the construction of any provision of this Agreement.

22. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California.

23. Severability. All provisions, agreements, and covenants contained in this Agreement are severable, and in the event any of them shall be held to be illegal, void or invalid by any competent court or under any applicable law, such provision shall be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain binding in accordance with their terms.

24. No Waiver. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of the waiver is sought. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

25. Consultation with Counsel. Employee acknowledges that Employee has been given the opportunity to consult with Employee’s personal legal counsel concerning all aspects of this Agreement and the Company has urged Employee to so consult with such counsel.

26. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the date and year first above written.

EMPLOYEE:

Warren Whitehead

COMPANY:

ALLFAST FASTENING SYSTEMS, INC.,
a California corporation

By:
Print:	Michael Rawlings
Its:	Chief Financial Officer and VP of Finance

[Signature Page to Employment Agreement (W. Whitehead)]

EXHIBIT A

Duties and Responsibilities

Job Title: Vice President of Quality

Employee Supervisor: President of the Company

Responsibilities: See attached job description.

A-1

JOB SUMMARY:

Develops, manages, implements, monitors and maintains the company’s system of quality in accordance with governing quality standards and customer quality system requirements. Identifies short and long term departmental goals and strategies in support of the company’s objectives. Provides technical support to manufacturing regarding quality issues.

Essential Duties and Responsibilities: Include the following. Other duties may be assigned.

Develops, maintains and implements internal quality assurance policies and procedures in accordance with ISO9000/AS9100 and other requirements imposed by the customers and governmental agencies.

Establishes and maintains the company wide Quality System Program. Ensures the program is designed to produce product consistent with established standards.

Identifies the monthly, quarterly and yearly goals and formulates plan and strategies to achieve the goals and objectives.

Interfaces with customer quality representatives in performing quality audits to maintain their approval.

Establishes the internal and vendor audits to assure adherence to the committed quality policies and procedures.

Schedules and conducts required quality management meeting to review the quality system to determine adherence and adequacy.

Establishes performance of inspection and testing of products to assure adherence to customer and industry standard specifications.

Monitors rejections and prepares reports for management review and action.

Participates in the Material Review Board’s investigation and decision of non-conforming products.

Review and approves corrective and preventative action responses submitted. Monitors the delinquent corrective action responses and makes follow-up to the department and vendor management for submittal.

Establishes in-house training of all activities related to quality.

Establishes and maintains a company-wide calibration system program.

Maintains record keeping of quality inspection/test reports and manufacturing activities related to quality.

REV	DATE	BY	FILE NO.	JOB DESCRIPTION For Vice President of Quality	PREPARED	APPROVED	APPROVED
NC	02-27-14	LB	8423		Lydia Bravo Doc. Control	President	Human Resource
					02-27-14
				15200 DON JULIAN RD., CITY OF INDUSTRY, CA 91745 626-968-9388		JOB-0128

UNCONTROLLED COPY

Develops self and employees by attending seminars, professional organizational meetings, or conferences.

Travels to customer and/or vendor sites to assess or audit processes.

REV	DATE	BY	FILE NO.	JOB DESCRIPTION For Vice President of Quality	PREPARED	APPROVED	APPROVED
NC	02-27-14	LB	8423		Lydia Bravo Doc. Control	President	Human Resource
					02-27-14
				15200 DON JULIAN RD., CITY OF INDUSTRY, CA 91745 626-968-9388		JOB-0128

Exhibit E

Form of Representation and Warranty Insurance Policy

Project Lightning Policy No. 0309-2054

ALLIED WORLD SURPLUS LINES INSURANCE COMPANY

199 Water Street, New York, NY 10038    Tel: (646) 794-0500    Fax: (646) 794-0611

Date of Issue:

BUYER-SIDE REPRESENTATION AND WARRANTY INSURANCE POLICY

Declarations

Item 1	Named Insured:	TriMas Corporation
39400 Woodward Avenue
Suite 130
Bloomfield Hills, Michigan 48304

	Additional Insured:	TriMas UK Aerospace Holdings Limited

	Insurer:	Allied World Surplus Lines Insurance Company
Claims Department
1690 New Britain Avenue, Suite 101
Farmington, CT 06032
email: noticeofloss@awac.com

Item 2	Acquisition Agreement:	Stock Purchase Agreement dated as of September 19, 2014, by and among TriMas UK Aerospace Holdings Limited, a United Kingdom limited company (“Purchaser”), for purposes of Article IX thereof, TriMas Corporation, a Delaware corporation (“Parent”), ALLFAST FASTENING SYSTEMS, INC., a California corporation (the “Company”), the sole stockholder of the Company listed on Schedule I thereto (“Seller”) and, for purposes of Sections 5.13 through 5.16 and Article IX thereof, James H. Randall (“Beneficial Seller”).

Item 3	Policy Period:	Effective Date: September 19, 2014

Expiration Date: 6 years from the Closing Date with respect to the Representations and Warranties other than the Environmental Representation; and

4 years from the Closing Date with respect to the Environmental Representation.

Item 4	Limit of Liability:	US$12,000,000 in the aggregate for the Policy Period

Item 5	Retention:	(a) US$7,000,000 in the aggregate for the Policy Period initially (the Initial Retention”) until the First Retention Dropdown Date,

(b) thereafter until the Second Retention Dropdown Date, US$3,500,000’ and

(c) after the Second Retention Dropdown Date, $1,750,000, subject to clause 5.3 of this Policy.

Project Lightning Policy No. 0309-2054

Item 6	Premium:	US$360,000

Item 7	Broker Commission:	15% of the Premium

Item 8	Taxes:	The Premium is exclusive of any applicable surplus lines or premium tax and any other applicable tax, fee or surcharge. It is the Insured’s responsibility to pay any applicable surplus lines or premium tax and any other applicable tax, fee or surcharge.

Appendix A	n/a

Appendix B-1	Signing No Claims Declarations

Appendix B-2	Closing No Claims Declarations
Appendix C	Form of Assignment

Appendix D	Acquisition Agreement and Disclosure Schedules

In Witness Whereof, the Insurer has caused this Policy to be executed and attested.

President	Asst. Secretary

Project Lightning Policy No. 0309-2054

TERMS AND CONDITIONS

1	DEFINITIONS AND INTERPRETATION

Definitions

In this Policy:

Acquisition Agreement	means the agreement described in Item 2 of the Declarations together with all attachments and schedules (as such agreement may be amended from time to time in accordance with this Policy), an executed copy of which is attached as Appendix D.

Actual Knowledge	means actual personal knowledge of the Transaction Team Members and for the avoidance of doubt does not include constructive or imputed knowledge nor does it include any actual, constructive or imputed knowledge of any advisor or agent of the Insured and in the case of a Breach, means actual personal knowledge that any fact or condition, event or circumstance giving rise to a Breach actually constitutes a breach of the Acquisition Agreement. The Insurer shall bear the burden of proving that any Transaction Team Member had Actual Knowledge of any underlying fact or condition, event or circumstance of any Breach.

Breach	means a breach or inaccuracy of any of the Representations and Warranties.

Business Day	means any day other than a Saturday, Sunday or public holiday on which banks are open for business in New York.

Claim Notice	means a notice delivered in accordance with Clause 7 of this Policy.

Closing	has the meaning attributed to it in the Acquisition Agreement.

Controlled Entity	means any entity that, directly or indirectly and by reason of ownership or management, controls, is controlled by or is under common control with, the Insured.

Closing No Claims Declaration	means the No Claims Declaration executed on behalf of the Transaction Team Members on the Closing, an executed copy of which is attached as Appendix B-2.

Defense Costs	means the reasonable fees (including attorneys’ fees, other professionals’ fees, consultants’ fees and experts’ fees) and expenses (including the costs of bonds, without the obligation of the Insurer to furnish such bonds) incurred by the Insured in the investigation, defense, settlement or appeal of any Third Party Demand.

Project Lightning Policy No. 0309-2054

Deposit Premium	means 10% of the Premium listed in Item 6 of the Declarations.

Disclosure Schedules	means the disclosure schedules delivered with respect to the Acquisition Agreement and attached at the end of Appendix D.

Due Diligence Reports	means those reports issued by (i) Project Lightning — Due Diligence Memorandum, prepared by Jones Day, dated July 23, 2014; (ii) AON’s Project Lightning Risk and Insurance Due Diligence report, dated June 19, 2014; (iii) PWC’s Project Lightning Tax Due Diligence report, dated July 3, 2014; (iv) PWC’s Project Lightning Financial Diligence Key Observations report, dated June 27, 2014.

Effective Date	means the effective date of the Policy stated in Item 3 of the Declarations.

Environmental Representation	means Section 3.17 (Environmental Matters) of the Acquisition Agreement.

Expiration Date	means the relevant expiration date of the Policy Period stated in Item 3 of the Declarations.

Initial Retention Dropdown Date	means the date which is the twelve month anniversary of the Closing Date.

Insured	means the entities stated in Item 1 of the Declarations.

Insured Group	means the Insured and any Controlled Entity of the Insured.

Insurer	means the Insurer stated in Item 1 of the Declarations together with its permitted assigns.

Limit of Liability	means the amount set out in Item 4 of the Declarations.

Limitation Provisions	means Sections 7.5(a) and (b) of the Acquisition Agreement.

Loss	has the meaning attributed to it in Clause 4 of this Policy.

Policy	means this representation and warranty insurance policy including all appendices.

Policy Period	means the period of time stated in Item 3 of the Declarations, commencing on the Effective Date and ending on the relevant Expiration Date (all dates inclusive).

Premium	means the amount of Total Premium stated in Item 6 of the Declarations.

Recovered Amounts	means, in relation to any Loss, any amounts actually recovered or realized from any source other than the Insurer during the Policy Period net of any costs of recovery (including without limitation the reasonable fees and expenses of counsel and any experts). For the avoidance of doubt, Recovered Amounts shall include any Tax Benefit and any amounts actually recovered from third parties (for example, under another insurance policy,

Project Lightning Policy No. 0309-2054

contractual indemnity or otherwise) net of any costs of recovery (including without limitation the reasonable fees and expenses of counsel and any experts), taxes attributable to any payments made hereunder, payment of any deductible or retention under another insurance policy or increases in insurance premiums attributable to such Loss.

Representations and Warranties	means Sections 2.1 to 2.5 and Sections 3.1 to 3.27 of the Acquisition Agreement, provided that Section 3.26 (Product Warranty; Product Liability) shall be considered made to the Knowledge of the Company as defined in the Acquisition Agreement. It is acknowledged that these representations and warranties are being made at the Closing without giving effect to the Conversion Transactions (as defined in the Acquisition Agreement).

Retention	means the amount stated in Item 5 of the Declarations.

Second Retention Dropdown Date	means the date which is the eighteen month anniversary of the Closing Date.

Seller	means collectively (i) the Sole Stockholder of Allfast Fastening Systems as identified in the Acquisition Agreement and (ii) James H. Randall.

Tax Benefit	means any refund of taxes paid or actual reduction in the amount of taxes that otherwise would have been paid, calculated on a with and without basis and assuming any tax attribute resulting from any Loss is the last such tax attribute on any tax return.

Third Party Demand	means any written demand or legal action brought via service of suit against the Insured or any of its Subsidiaries or Affiliates by any person (other than a Controlled Entity of (a) the Insured (b) Allfast Fastening Systems, Inc. (solely on or after the Closing Date) or (c) the Insurer in connection with the issuance or execution of this Policy) in respect of which the resulting payment would constitute a Loss.

Signing No Claims Declaration	means the No Claims Declaration executed on behalf of the Transaction Team Members on the Effective Date, an executed copy of which is attached as Appendix B-1.

Transaction Team Members	means Robert Zalupski, Michael Wheatley, Joshua Sherbin, and Jay Goldbaum.

Uncovered Losses	means the amount of Losses suffered or incurred by any of the Insureds to the extent arising from (a) any Breach that is not covered or is excluded by this Policy so long as such amounts are actually recovered from the Seller (from the Escrow (as defined in the Acquisition Agreement) or any other source) or counted against the Basket (as defined in the Acquisition Agreement), plus Defense Costs incurred in connection therewith.

Project Lightning Policy No. 0309-2054

1.1	Interpretation

(i)	The headings of this Policy do not affect its interpretation.

(ii)	No party to this Policy shall have the benefit of any presumption regarding the interpretation or construction of this Policy based on which party drafted it.

(iii)	Words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include individuals, corporations, partnerships and other unincorporated associations.

(iv)	The word “including” or similar expression in this Policy shall be deemed to mean “including without limitation”.

(v)	References in this Policy to the “Declarations”, a “Clause” or an “Appendix” shall mean the Declarations, a Clause or an Appendix of or to this Policy unless otherwise stated.

(vi)	“US$” and “United States Dollars” both refer to United States Dollars, the monetary unit of the United States of America.

2	CONDITIONS

2.1	The Insurer’s obligations under this Policy shall be conditional upon:

(i)	Closing occurring following satisfaction of the conditions set forth in Article VI of the Acquisition Agreement without any waiver or amendments of the parties’ obligations as set forth in the Acquisition Agreement that would adversely affect the Insurer’s rights or obligations under this policy, unless the Insurer has given its prior written consent;

(ii)	balance payment of the Premium to the Insurer in cleared funds within 10 Business Days of the Closing; and

(iii)	execution and delivery to the Insurer of the Signing No Claims Declaration and Closing No Claims Declaration.

2.2	If any conditions in Clause 2.1(i) are not fully met within [75 Business Days][1] of the Policy binding, the Insurer shall be entitled to terminate this Policy by written notice to the Insured, in which case:

(i)	the Insurer shall have no liability under this Policy in respect of any Loss or otherwise; and

(ii)	if the Insured has paid the Premium, the Insurer shall refund the Premium to the Insured less the Deposit Premium.

[1]	Note: This period should be at least as long as the period from signing to the Outside Date in the Acquisition Agreement once the date is finally agreed upon.

Project Lightning Policy No. 0309-2054

2.3	If any conditions in Clause 2.1(ii) and (iii) are not fully met within 10 Business Days of the Policy binding, the Insurer shall be entitled to terminate this Policy by written notice to the Insured, in which case:

(i)	the Insurer shall have no liability under this Policy in respect of any Loss or otherwise; and

(ii)	if the Insured has paid the Premium, the Insurer shall refund the Premium to the Insured.

3	INSURING PROVISIONS

3.1	Insuring clause

Subject to the terms, conditions and limitations of this Policy, the Insurer shall indemnify the Insured for all Losses and pay Losses for Third Party Demands.

3.2	Action by the Insured against the Seller

Loss shall erode the Retention and/or be recoverable as Loss under this Policy notwithstanding that the Insured has a right to claim against the Seller for such Loss pursuant to the Acquisition Agreement. The Insured shall not be required to proceed against the Seller for recovery under the Acquisition Agreement prior to delivering a Claim Notice.

3.3	Reliance

In entering into this Policy, the Insurer is relying upon the Signing No Claims Declaration and the Closing No Claims Declaration.

3.4	Aggregate limit of liability

The Limit of Liability is the limit of the Insurer’s aggregate liability for all payments made by the Insurer in connection with this Policy for Loss. The Retention is not part of the Limit of Liability.

4	CALCULATION OF LOSS

4.1	Definition of Loss

Subject to the other provisions of this Clause 4, Loss means the amount of:

(i)	monies which the Insured is contractually entitled to claim against the Seller pursuant to the Acquisition Agreement for a Breach or would be entitled to claim in respect of such Breach if the Limitation Provisions were disregarded; plus

(ii)	monies which the Insured is contractually entitled to claim against the Seller pursuant to the Acquisition Agreement for a Third Party Demand based on a Breach, plus

(iii)	any Defense Costs; less

(iv)	any Recovered Amounts.

4.2	Exchange rates for non-US$ amounts

In determining the amount of any Loss which is not assessed or agreed in United States Dollars (for the purposes of determining the extent to which the Retention or Limit of Liability is eroded by such Loss), such Loss shall be converted into United States Dollars at the spot rate of exchange (the closing mid-point) for the relevant currency as published in the Wall Street Journal on the date such Loss is agreed or determined by a final judgment by a competent court or arbitration panel.

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4.3	Recovering a Loss

Any Loss payable by the Insurer shall only be in the form of a monetary payment and the Insurer shall not be obliged to seek, pursue or satisfy on behalf of the Insured any non- monetary remedies or any injunctive, equitable or other non-monetary relief.

5	RETENTION

5.1	Liability in excess of the Retention

The Insurer shall only be liable for Loss once the Retention has been fully eroded. The Retention (as adjusted in accordance with Section 5.3 below) shall apply until such time as it has been fully eroded after which no Retention shall apply.

5.2	Erosion of the Retention

The Retention shall be eroded by Loss for which the Insurer would be liable under this Policy but for the Retention. The Retention shall also be eroded by Uncovered Losses but in no event shall the Retention be eroded to less than:

(a) the amount set forth in Item 5(b) of the Declarations prior to the First Retention Dropdown Date; and

(b) the amount set forth in Item 5(c) of the Declarations between the First Retention Dropdown Date and the Second Retention Dropdown Date.

After the Second Retention Dropdown Date, the Retention may not be eroded by Uncovered Losses.

For purposes of this Section 5.2, Uncovered Losses shall not include any Loss referenced in Sections 6.1(xii) and 6.1(xiii) of this Policy.

5.3	Retention Dropdown

From the First Retention Dropdown Date until the Second Retention Dropdown Date, the Retention shall be reduced to the lesser of: (i) $3,500,000; or (ii) $7,000,000 less the sum of (A) the total amount of Losses plus (B) Uncovered Losses (subject to Section 5.2 above), in each case, then incurred or reasonably expected to be incurred resulting from claims incurred or made on or before the First Retention Dropdown Date; provided that Losses and/or Uncovered Losses estimated as reasonably expected to be incurred (and the corresponding erosion of the Retention) shall be adjusted when actually incurred.

After the Second Retention Dropdown Date, the Retention shall be reduced to the lesser of: (i) $1,750,000; or (ii) $3,500,000 less the sum of (A) the total amount of Loss plus (B) Uncovered Losses (subject to Section 5.2 above), in each case, then incurred or reasonably expected to be incurred resulting from claims incurred or made on or before the Second Retention Dropdown Date; provided that Losses and/or Uncovered Losses estimated as reasonably expected to be incurred (and the corresponding erosion of the Retention) shall be adjusted when actually incurred).

In no event will the aggregate amount of the initial and subsequent Retentions cause the Insured to sustain Loss in an amount that exceeds US$7,000,000.

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6	EXCLUSIONS

6.1	The Insurer shall not be liable to pay any Loss, nor shall the Retention be eroded (except to the extent such Loss constitutes an Uncovered Loss subject to Section 5.2), to the extent that it arises out of:

(i)	civil or criminal fines or penalties, to the extent only that such fines or penalties are prohibited at law from being insured, applying the applicable law most favourable to the Insured, provided, however, that the exclusion in this Section 6.1(i) shall not apply to Defense Costs;

(ii)	punitive or exemplary damages or the multiple portion of a multiplied damages award (except, in each case, to the extent such damages are insurable under such applicable law that most favors coverage and result from a Third Party Demand);

(iii)	any consequential or indirect loss or damages unless reasonably foreseeable, or any multiplied damages, whether based on an alleged pricing multiple or otherwise;

(iv)	any transfer pricing or taxes in a jurisdiction other than the United States;

(v)	any pension or benefit plan underfunding;

(vi)	any covenant of the Company, Seller or Beneficial Seller (as defined in the Acquisition Agreement) or the Insured in Article V of the Acquisition Agreement (or breach thereof), estimate, projection or forward looking statement;

(vii)	any adjustment to the purchase price payable or net working capital adjustment under Sections 1.5 or 1.6 of the Acquisition Agreement;

(viii)	any actual or alleged violation of the Foreign Corrupt Practices Act;

(ix)	arising out of the refusal, failure or inability to pay wages or overtime pay for services rendered, improper classification of any employee, improper payroll deductions taken from any employee or failure to provide or enforce legally required meal or rest break periods;

(x)	arising out of any actual or alleged violation of the Fair Labor Standards Act, any rules or regulations promulgated thereunder and any similar foreign, federal, state or statutory or common law;

(xi)	arising from the Company not being a valid Subchapter-S corporation;

(xii)	state income taxes, provided that this exclusion shall not apply to the amount of any such Loss in excess of $500,000;

(xiii)	failure of the Company to have a written “cafeteria” plan, provided that this exclusion shall not apply to the amount of any such Loss in excess of $500,000;

(xiv)	any Breach of Environmental Representation relating to (i) 15650 Don Julian Road, or (ii) any formerly owned or leased property of the Company, or (iii) the Omega Chemical Superfund Site, or (iv) the San Gabriel Valley Area Superfund Site;

(xv)	any matter relating to asbestos or Polychlorinated Biphenyls;

(xvi)	the Conversion Transactions, unless the Conversion Transactions are conducted as set forth in Section C in the Disclosure Schedules.

Project Lightning Policy No. 0309-2054

6.2	If only part of a Loss is excluded under this Clause 6, the Loss that is not so excluded shall remain payable by the Insurer or shall erode the Retention as applicable.

6.3	For the avoidance of doubt, in no event shall Loss be recoverable under this policy which are Recovered Amounts.

7	CLAIMS AND OTHER REPORTING PROVISIONS

7.1	General

All claims under this Policy in respect of Loss and matters eroding the Retention must be dealt with in accordance with this Clause 7.

7.2	Notification

The Insured shall deliver a Claim Notice to the Insurer, signed by an executive officer of the Insured, as soon as reasonably practicable after any Transaction Team Member of the Insured obtains Actual Knowledge of:

(i)	any fact or circumstance which would reasonably be expected to erode the Retention;

(ii)	any fact or circumstance which would reasonably be expected to give rise to a Loss; or

(iii)	any Loss.

7.3	Claim Notice contents

(i)	The Claim Notice shall describe the facts and circumstances relating to the claim (including, where appropriate, specific references to the relevant Insured Obligations) in as much detail as reasonably practicable.

(ii)	A Claim Notice shall not be invalid for failing to provide all necessary facts and circumstances and other information relating to the claim so as to enable the Insurer to assess the claim.

(iii)	It is understood that at the time a Claim Notice is given, limited information may be available. The Claim Notice may be supplemented as needed as more information concerning such Claim Notice is obtained.

7.4	Late notification

The Insurer shall not be liable for any Loss nor shall the Retention be eroded by more than 25% unless the respective Claim Notice has been delivered to the Insurer:

(i)	prior to the relevant Expiration Date to which the Claim Notice relates; or

(ii)	no later than 30 Business Days after the relevant Expiration Date to which the Claim Notice relates if the Insured first became aware of the matter set out in the Claim Notice in the 30 Business Day period prior to such relevant Expiration Date

7.5	Loss subsequent to Claim Notice

If a Claim Notice pursuant to Clause 7.2 is delivered to the Insurer by the Insured within the periods stated in Clause 7.4, then any subsequent Loss arising out of the matters identified in such Claim Notice shall be deemed notified to the Insurer by that Claim Notice.

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7.6	Insurer’s response

As soon as reasonably practicable after the Insurer receives a Claim Notice, the Insurer shall respond by acknowledging or denying the claimed Loss or the claimed erosion of the Retention or if the Insurer is not in a position to determine on the information available a final cover position then the Insurer shall request such additional information as it may reasonably require from the Insured. The Insurer shall use commercially reasonable efforts to respond to any Claim Notice in a manner which provides the Insured sufficient time to satisfy any litigation deadlines of which the Insurer is made aware that relate to the subject matter of the Claim Notice.

7.7	Cooperation Clause

The Insurer, at its sole cost and expense shall be entitled to participate fully in the defense negotiation and settlement of any Loss, such that the Insured shall, and shall cause each of its Controlled Entities to, as applicable (without limitation):

(i)	to the extent reasonably permitted by the circumstance, not incur any Defense Costs without the prior written consent of the Insurer (such consent not to be unreasonably withheld, conditioned or delayed);

(ii)	not settle, compromise or discharge any Breach or Loss without the prior written consent of the Insurer (such consent not to be unreasonably withheld, conditioned or delayed); provided that such consent shall not be required with respect to any settlement, compromise or discharge that does not exceed 10% of the remaining Retention;

(iii)	to the extent reasonably practicable and upon the Insurer’s reasonable written request, provide the Insurer with copies of all correspondence and documentation available in connection with the claim at the Insurer’s sole cost and expense and to the extent possible afford the Insurer sufficient time in which to review such documentation, provided the Insurer shall cooperate in good faith with the Insured to ensure and preserve the privileged or confidential status of any information shared or communication in connection with this Policy provided;

(iv)	to the extent reasonably practicable and upon the Insurer’s reasonable written request, grant the Insurer reasonable access to any documentation and information of the Insured Group relevant to the Loss and grant the Insurer access to the respective directors, officers, employees, counsel and other representatives of each member of the Insured Group during normal business hours and in reasonable locations;

(v)	keep the Insurer informed of proposed meetings with the Seller or any other relevant third party in connection with any Loss and allow the Insurer to attend such meetings and, where it is impractical for the Insurer to attend use commercially reasonable efforts to provide the Insurer with the ability to attend such meeting via videoconference or other telecommunication methods;

(vi)	with respect to any Third Party Demand:

(A) that is reasonably anticipated to exceed 50% of the then remaining Retention; or

(B) in the event the Retention has been satisfied

conduct all negotiations and proceedings in respect of any Third Party Demand with advisors consented to by the Insurer in writing (such consent not to be unreasonably withheld, conditioned or delayed, it being agreed that the Insurer hereby consents to the conduct of such negotiations and proceedings by Jones Day); and

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(vii)	provide the Insurer with such other information and assistance in connection with (a) any Loss, (b) any Third Party Demand or (c) any subrogation action per Clause 9 as the Insurer may reasonably request.

(viii)	With respect to any documents or information that are protected by the attorney-client privilege, work-product doctrine or other privileges, the Insurer shall cooperate in good faith with the Insured to preserve the privileged status of any such document or information, including by signing a joint-defense or similar agreement. Nothing in this Policy shall be construed to require the waiver of any Fifth Amendment or similar protection or require any action that could reasonably be expected to cause the loss of the attorney-client privilege, work-product doctrine or other privileges. Any failure of the Insured to comply with this Clause 7.7 shall not relieve the Insurer of its obligations under this Policy, however, the Insurer shall be entitled to reduce the amount of Loss payable under this Policy to reflect the extent to which the Insurer’s position has been adversely affected thereby.

7.8	No duty to defend

The Insurer does not assume any duty to defend the Insured with respect to any lawsuit.

8	ADDITIONAL OBLIGATIONS OF THE INSURED

8.1	Mitigation and preservation of rights

The Insured or any Controlled Entity of the Insured, as applicable shall take all commercially reasonable steps to mitigate any Loss as is required by law and requested by the Insurer. The Insured or any Controlled Entity of the Insured, as applicable, shall take all commercially reasonable steps to preserve all rights against any other person in respect of any Loss and to preserve the Insurer’s subrogation rights with respect thereto.

8.2	Maintenance of records

Until the later of 60 Business Days after (i) the expiration of the Policy Period that is last to expire or (ii) the final resolution of all claims or disputes relating to this Policy, the Insured shall, and shall cause each of its Controlled Entities to, maintain all material documentation in its possession relating to the due diligence and consummation of the transaction documented in the Acquisition Agreement in accordance with the Insured’s then existing record retention policy.

8.3	Failure to comply

Any inadvertent failure to comply with Clauses 7 (other than 7.4), 8.1 and 8.2 shall not relieve the Insurer of its obligations under this Policy, however, the Insurer shall be entitled to reduce the amount of Loss that would otherwise be payable, or that would otherwise reduce the Retention, under this Policy to reflect the extent to which the Insurer establishes that its position has actually been adversely affected thereby.

8.4	Reimbursements

The Insured shall reimburse to the Insurer any amount paid by the Insurer in connection with this Policy:

(i)	which is finally agreed or determined by an arbitrator or court did not constitute Loss or was excluded under this Policy; and/or

(ii)	any Recovered Amount which the Insured or its Controlled Entities subsequently obtain.

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Any such reimbursement shall be made promptly but in no event later than 20 Business Days after such agreement, determination or receipt. Notwithstanding anything to the contrary contained in this Section 8.4(ii), to the extent that the Policy limit is exceeded, the Insured shall not be required to reimburse the Insurer as provided herein for any amounts in excess of the amount such Loss exceeded the Policy limit.

9	SUBROGATION

9.1	Right to subrogate

If the Insurer makes any payment to the Insured under this Policy then, subject to Clause 9.2, the Insurer shall be subrogated to the respective rights of recovery of any member of the Insured Group against any person or entity in respect of such Loss.

9.2	Subrogation against the Seller

The Insurer shall only be entitled to exercise rights of subrogation against the Seller to the extent the Loss arose in whole or part out of the intentional and knowing fraud of the Seller.

9.3	Distribution of subrogation proceeds

Any amounts recovered by the Insurer as a result of the exercise of subrogation rights shall be applied in the following order: first, to reimburse the Insurer for any costs and expenses incurred in connection with such recovery; secondly, to reimburse the Insured for any Loss borne by it in excess of the Limit of Liability under this Policy ; thirdly, to reimburse the Insurer in respect of any Loss which the Insurer has paid under this Policy; and fourthly, to reimburse the Insured in respect of any Loss which the Insured has retained by reason of the Retention.

9.4	Costs of defending claim

The Insured shall defend at its own expense and be liable for any counterclaim or Third Party Demand asserted against the Insured in connection with any subrogation claim pursued by the Insurer, unless such counterclaim or Third Party Demand arises out of the same or reasonably related facts and allegations as the subrogation claim or would itself lead to a Breach.

10	OTHER PROVISIONS

10.1	Acquisition Agreement

The Insured shall not effect or give any waiver, consent, amendment or assignment under the Acquisition Agreement without first obtaining the consent of the Insurer (such consent not to be unreasonably withheld, conditioned or delayed) if such proposed waiver, consent, amendment or assignment could reasonably be expected to adversely affect the Insurer’s rights or liability under this Policy. The Insurer shall be entitled to withhold its consent or limit its liability under this Policy in respect of any such proposed waiver, consent, amendment or assignment which could reasonably be expected to adversely affect the Insurer’s rights or liability under this Policy.

10.2	Other Insurance Policies

The Insured shall be required to seek recovery under any other valid insurance policy for Loss; provided however this obligation shall not preclude the Insured from making a Breach claim under this Policy. Nothing herein shall be construed to make this Policy subject to the terms, conditions or limitations of other insurance.

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10.3	Renewal and Cancellation

This Policy is non-renewable.

This Policy is non-cancellable, except in the event the Insured fails to pay the Premium within 15 Business Days after receiving written notice from the Insurer that the Premium has not been paid within the time period specified by the Insurer.

10.4	Assignment of Policy Proceeds

The Insured may without the prior written consent of the Insurer:

(i)	assign any or all of its interest in the proceeds of this Policy to a Controlled Entity of the Insured; or

(ii)	assign any of its rights or interest or transfer its obligations under this Policy to any person that acquires, directly or indirectly, more than 50% of the voting interest of the capital stock of the Insured or all or substantially all of the assets of the Insured.

The Insured may without the prior written consent of the Insurer assign any or all of its interest in the proceeds of this Policy to any bank(s) and/or holders of debt securities and/or financial institution(s) and/or hedge counterparties and/or any other person lending money or making other banking facilities available to any member of the Insured Group (including without limitation for purposes of creating a security interest herein or otherwise assigning as collateral), provided that the Insured delivers an assignment notice to the Insurer in the substance of the form set out in Appendix C.

Other than set out above, the Insured may not assign any of its rights or interest nor transfer its obligations under this Policy without the prior written consent of the Insurer.

The Insurer may without consent assign any of its rights or interests or transfer its obligations under this Policy to another insurer that is a Controlled Entity of the Insurer, provided that such other insurer’s financial strength rating (Moody’s or Standard & Poor’s) is equal to or better than that of the Insurer at the time of such assignment.

Any purported assignment or transfer in violation of this Clause 10.4 will be null and void.

10.5	Variation

No term of this Policy may be amended or waived without a prior written endorsement or other instrument duly signed by the Insurer and the Insured.

10.6	Entire Agreement

This Policy constitutes the entire agreement between the Insurer and the Insured concerning the subject matter of this Policy and supersedes any previous agreement, oral or written, between the parties concerning the subject matter of this Policy.

10.7	Counterparts

This Policy may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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10.8	Invalidity

If any provision of this Policy is or becomes invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of any other provision shall not be affected or impaired in any way.

10.9	Notices

All Claims Notices and any other notice or communication under this Policy shall be made in writing and signed on behalf of the party giving it. It shall be served either by hand, by fax or by mail and shall be deemed served:

(i)	if by hand, when delivered;

(ii)	if by fax, at the time of transmission (provided a successful transmission confirmation is obtained and a subsequent copy is sent by registered mail within 48 hours of the fax); and

(iii)	if by registered mail, 48 hours after mailing.

Each such notice or communication shall be delivered (x) if to the Insured, to the attention of Kelly Doherty-Schnaffner at its address or fax number stated in Item 1 of the Declarations and (y) if to the Insurer, to the attention of Attn: Kelly Doherty-Schnaffner at the address, fax number or email address set forth in the Declarations.

10.10	OFAC

If coverage for any Loss under this Policy is in violation of any United States of America economic or trade sanction, including sanctions administered and enforced by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), then coverage for that Loss shall be null and void.

11	GOVERNING LAW AND ARBITRATION

11.1	Governing law

This Policy shall be governed by and construed in accordance with Delaware law, without giving effect to its conflict of laws, rules or principles.

11.2	Dispute resolution

Any dispute arising out of or in connection with this Policy, which cannot be otherwise resolved by the Insurer and the Insured, shall be referred to and finally resolved by binding arbitration conducted in accordance with the American Arbitration Association’s (“AAA”) then-prevailing Commercial Arbitration Rules except as modified herein.

11.3	Appointment of arbitrators

It is agreed that:

(i)	the place of the arbitration shall be New York;

(ii)	the arbitral tribunal shall consist of three members, unless all parties agree otherwise;

(iii)	the arbitrator(s) shall be disinterested, shall have knowledge of the legal, financial, corporate and insurance issues relevant to the matters in dispute and shall otherwise be chosen in the manner provided in such commercial arbitration rules;

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(iv)	the Insurer shall appoint one arbitrator and the Insured shall appoint one arbitrator. If either the Insurer or the Insured do not appoint an arbitrator within 20 Business Days of being required to do so by the other, the AAA shall appoint such arbitrator on behalf of such party;

(v)	the third arbitrator shall be the chairman and shall be appointed by agreement of the two party-appointed arbitrators within 20 Business Days of the second arbitrator being appointed. If the third chairman is not so appointed within the 20 Business Day period, the AAA shall appoint the chairman with such qualifications;

(vi)	the costs and expenses of the arbitration shall be borne by the Insurer and the Insured as ordered by the arbitration tribunal. Such legal costs and expenses will not be part of the Loss payable by the Insurer;

(vii)	any written arbitration demand can be delivered to a party as set forth in Section 10.9 herein; and

(viii)	any party may enforce an arbitration award in a court of competent jurisdiction.

12	SERVICE OF SUIT CLAUSE

Solely for the purpose of effectuating Clause 11 of this Policy, in the event of failure of the Insurer to pay any amount claimed to be due hereunder, the Insurer, at the request of the Insured, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Service of process in such suit may be made upon counsel, Legal Department, Allied World Surplus Lines Insurance Company, 1690 New Britain Avenue, Suite 101, Farmington, CT 06032, or his or her representative, and that in any suit instituted against the Insurer upon this Policy, the Insurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

Further, pursuant to any statute of any state, territory, or district of the United States which makes provision therefor, the Insurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his or her successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the Insured or any beneficiary hereunder arising out of this Policy and hereby designates the above named Counsel as the person to whom such officer is authorized to mail such process or a true copy thereof.

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Appendix A

Intentionally Left Blank

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Appendix B-1

Signing No Claims Declaration

[On the Insured’s letterhead]

Allied World Surplus Lines Insurance Company

199 Water Street

New York, NY 10038

Fax: (646) 794-0611

Dear Sirs

Project

Policy No.

No Claims Declaration

1	On behalf of the Insured, I acknowledge this No Claims Declaration is required to be given in relation to the representation and warranty insurance policy, Policy No. [—] issued by Allied World Surplus Lines Insurance Company to the Insured. Capitalized terms in this No Claims Declaration shall have the respective meanings assigned to them in the Policy.

2	I declare as follows:

(i)	having read and reviewed the Due Diligence Report, I do not have Actual Knowledge of any Breach [other than as set forth below]; and

(ii)	so far as I am aware, having made enquiry of each other Transaction Team Member, and having confirmed that each Transaction Team Member has read and reviewed the Due Diligence Reports, no Transaction Team Member has Actual Knowledge of any Breach.

Sign Name:

Print Name:

Date:

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Appendix B-2

Closing No Claims Declaration

[On the Insured’s letterhead]

Allied World Surplus Lines Insurance Company

199 Water Street

New York, NY 10038

Fax: (646) 794-0611

Dear Sirs

Project

Policy No.

No Claims Declaration

1	On behalf of the Insured, I acknowledge this No Claims Declaration is required to be given in relation to the representation and warranty insurance policy, Policy No. [—] issued by Allied World Surplus Lines Insurance Company to the Insured. Capitalized terms in this No Claims Declaration shall have the respective meanings assigned to them in the Policy.

2	I declare as follows:

(i)	I do not have Actual Knowledge of any Breach that would justify termination of the Acquisition Agreement pursuant to Section 8.1 thereof;

(ii)	having read and reviewed the Due Diligence Reports, I do not have Actual Knowledge of any Breach arising from any matter occurring on or after the date of execution of the Acquisition Agreement [other than as set forth below]; and

(iii)	so far as I am aware, having made inquiry of each other Transaction Team Member, and having confirmed that each Transaction Team Member has read and reviewed the Due Diligence Reports, no Transaction Team Member has Actual Knowledge of any Breach arising from any matter occurring on or after the date of execution of the Acquisition Agreement.

Sign Name:

Print Name:

Date:	[—] 2013

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Appendix C

Form of Assignment

[Date]

To:

Allied World Surplus Lines Insurance Company

199 Water Street

New York, NY 10038

Fax: (646) 794-0611

Dear Sirs,

Re: Representation and Warranty Insurance Policy No. [—] (the Policy)

We inform you that we have assigned to — (the Finance Parties) being represented by — as [facility agent/security trustee] (the Facility Agent) all our rights relating to payment of all and any proceeds received by or due to us under the Policy.

Payment of any proceeds under the Policy to the [Facility Agent] constitutes full discharge of your obligations in respect thereof to the Insured.

We kindly request that you confirm your receipt and acknowledgement of the above by returning signed copies of this notification to us and the [Facility Agent].

Yours sincerely

[Details]

To: The Insured
To: The Facility Agent

We acknowledge receipt of the above letter and confirm that we will pay any and all proceeds payable by us to the Insured under the Policy to such account as notified to us by the Facility Agent from time to time.

Payment of proceeds under the Policy to the Facility Agent constitutes full discharge of our obligations in respect thereof to the Insured.

Signed by
For and on behalf of Allied World Surplus Lines Insurance Company

Date:

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Appendix D

Acquisition Agreement and Disclosure Schedules

September 19, 2014

Binder for a buyer-side representation and warranty insurance policy

Insured:	TriMas Corporation
39400 Woodward Avenue
Suite 130
Bloomfield Hills, Michigan 48304

Additional Insured:	TriMas UK Aerospace Holdings Limited

Transaction:	STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of September 19, 2014, by and among TriMas UK Aerospace Holdings Limited, a United Kingdom limited company (“Purchaser”), for purposes of Article IX thereof, TriMas Corporation, a Delaware corporation (“Parent”), ALLFAST FASTENING SYSTEMS, INC., a California corporation (the “Company”), the sole stockholder of the Company listed on Schedule I thereto (“Seller”) and, for purposes of Sections 5.13 through 5.16 and Article IX thereof, James H. Randall (“Beneficial Seller”).

Policy form:	Allied World Surplus Lines Insurance Company Buyer-Side Representation and Warranty Insurance Policy

Policy #:	0309-2054

Policy Structure:	Policy Retention	Policy Limit	Premium

	$7,000,000	$12,000,000	$360,000

Retention:	The Retention shall be subject to step-down as set forth in this Policy.

Payment Terms:	10% of Premium due within 10 days of the Effective Date; 90% of the Premium due within 10 days of the Closing of the Transaction.

Taxes:	All surplus lines taxes payable in connection with the placement of the policy will be payable in addition to the premium set out above.

Insured obligations:	The representations and warranties in Sections 3 and 4 of the Acquisition Agreement.

Policy duration:	Effective Date: September 19, 2014

Expiration Date: 6 years from the Closing Date with respect to the Representations and Warranties other than the Environmental Representation; and

4 years from the Closing Date with respect to the Environmental Representation.

Broker:	AON Risk Services of Northeast, Inc.

Commission:	Allied World Surplus Lines Insurance Company will pay to AON a commission of 15% of the premium net of any taxes.

1

TERMS AND CONDITIONS

Policy to be issued subject to the following:

•	The Insurer shall have received 10% of the Premium (i.e., $36,000) within 10 days of the Effective Date.

•	The Insurer shall have received the remaining 90% of the Premium (i.e., $324,000) within 10 days of Closing.

•	The Closing of the transactions contemplated by the Acquisition Agreement shall have occurred in accordance with the terms and conditions of the Acquisition Agreement.

•	Neither the Insureds nor any of their respective Affiliates shall have (i) amended, supplemented or rescinded the Acquisition Agreement (or entered into any agreement or arrangement which would have such an effect), (ii) given any consent or waiver thereunder, or (iii) granted any authority to take any of the actions in clauses (i) or (ii) above, in each case, without the prior written consent of the Insurer if such amendment, supplement, rescission, agreement, arrangement, consent, waiver or grant would reasonably be expected to actually prejudice the Insurer or its rights or liability under this Agreement or the Policy.

•	The Insurer shall have received a Signing No Claims Declaration, executed by a Transaction Team Member as of the Effective Date.

•	The Insurer shall have received a Closing No Claims Declaration, executed by a Transaction Team Member as of Closing.

•	The Insureds shall have provided the Insurer with satisfactory access to the Transaction Team Members to allow the Insurer to complete its “bring down” due diligence investigation within 5 days of the Closing.

•	Receipt of a CD-ROM copy of the online data room.

•	Completion and return of the Surplus Lines Affidavit.

•	Receipt of a copy of the final closing set.

This binder does not include any amount with respect to Surplus Lines Taxes and/or Stamping Fees.

Thank you for choosing Allied World Surplus Lines Insurance Company

Garry Gordon, Assistant Vice President-Allied World

19 September 2014

2

Exhibit F

Forms of Retention Bonus Agreements

EXHIBIT F

Part I

Form of Retention Bonus Agreement

(Retention Bonus Recipients not party to Employment Agreement)

[Allfast Letterhead]

            , 2014

STRICTLY CONFIDENTIAL

[Name of Employee]

[Address of Employee]

Re:	Retention Bonus

Dear [Mr.][Ms.] [            ]:

As you may know, the sole shareholder of Allfast Fastening Systems, Inc. (the “Company”), is contemplating entry into an agreement, whereby it will sell all of its stock in the Company to a third-party (the “Purchase Agreement”). The Company considers it important to the operation of the business of the Company that you are motivated to remain employed with the Company through and after the closing date of the Purchase Agreement (the “Closing Date”).

1. Retention Bonus. For and in consideration of your continued service with the Company, we offer you a retention bonus (the “Retention Bonus”) in the amount of $[        ], less all applicable withholdings and deductions required by law (the “Retention Bonus Amount”).

2. Payment. If you are eligible to receive the Retention Bonus in accordance with Section 3 below, it will be paid to you pursuant to the following terms:

a. Fifty percent (50%) of the Retention Bonus Amount (the “First Bonus Payout”) shall be paid to you in one lump sum payment on the first regularly scheduled pay date following the Closing Date in accordance with the Company’s standard payroll practices as in effect at such time.

b. Fifty percent (50%) of the Retention Bonus Amount (the “Second Bonus Payout”) shall be paid to you on the first regularly scheduled pay date following the earlier of (i) the eighteen (18) month anniversary of the Closing Date or (ii) the date on which your employment is terminated without “Cause” or terminated for “Good Reason” (as such terms are defined in Section 4 below), in each case in accordance with the Company’s standard payroll practices as in effect at such time.

3. Eligibility.

a. First Bonus Payout. You will be eligible to receive the First Bonus Payout if all of the following eligibility criteria are satisfied:

i. Your performance has been satisfactory, as determined in the Company’s sole discretion, from the date of this letter agreement through the Closing Date (the “First Bonus Eligibility Date”).

ii. You remained continuously employed by the Company (or any successor entity) from the date of this letter agreement through the First Bonus Eligibility Date.

b. Second Bonus Payout. You will be eligible to receive the Second Bonus Payout if all of the following eligibility criteria are satisfied: You remained continuously employed by the Company (or any successor entity) from the First Bonus Eligibility Date through the eighteen (18) month anniversary of the Closing Date (the “Second Bonus Eligibility Date”); provided that you will be eligible to receive the Second Bonus Payout if your employment is terminated without Cause or for Good Reason on or before the Second Bonus Eligibility Date.

4. Certain Definitions.

a. Cause. “Cause” shall mean (i) any breach by you of this letter agreement that is material and remains uncured after a period of ten (10) days after receipt from the Company of written notice describing the specific nature of such breach; (ii) your willful refusal to use your reasonable best efforts to discharge your duties or responsibilities, provided that the Company agrees to provide written notice of such refusal to you, and you will have ten (10) days to cure the failure; (iii) any violation of any law, rule or regulation (excluding traffic violations and other offenses not involving moral turpitude); (iv) any act of theft or fraud by you; (v) any repeated failure to follow the direction of your supervisor or any other officer of the Company or the policies and procedures of the Company applicable to you, provided that, where appropriate, the Company agrees to provide written notice of such failure to you, and you will have ten (10) days to cure the failure; or (vi) your failure to successfully pass a background check and drug screening administered by Company, or an agent of Company, in accordance with Company’s standard policies and procedures. With respect to clauses (i), (ii) and (v) above, the ten (10) day cure period referred to therein shall be deemed to apply only with respect to the first and second occurrence of the events described therein.

b. Good Reason. “Good Reason” shall mean (i) any material breach of this letter agreement by the Company; (ii) any requirement by the Company, other than with your express written consent, that your services be rendered primarily at a location that is more than twenty-five (25) miles away from 15200 Don Julian Road, City of Industry, California 91745; or (iii) any material diminution in your duties, services, responsibilities and authority.

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5. No Guarantee of Employment. The Company reserves the right to terminate you at any time and for any or no reason.

6. Section 409A Compliance. This letter agreement is intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and shall be construed and administered in accordance with Section 409A.

7. Termination. This letter agreement shall automatically terminate and be of no further force and effect upon the earliest of: (i) the payment of the Second Bonus Payout, (ii) the termination of the Purchase Agreement in accordance with its terms, or (iii) the written agreement of the parties hereto; provided that the termination of this letter agreement shall not affect your obligation under Section 8, which shall continue and survive the expiration of this Agreement.

8. Confidentiality. You agree to keep the existence of this letter agreement and its terms confidential, unless disclosure is required pursuant to an order by a court of competent jurisdiction. However, you may discuss the terms of this letter agreement with your spouse, an attorney(s) or tax advisor(s), provided such person agrees to keep the existence and terms of this letter agreement strictly confidential.

9. Entire Agreement. This letter agreement contains all of the understandings and representations between you and the Company relating to the Retention Bonus and supersedes all prior and contemporaneous understandings, discussions, agreements, representations and warranties, both written and oral, with respect to such Retention Bonus.

10. Amendments. This letter agreement may not be amended or modified unless in writing signed by both parties hereto.

11. Forum Selection; Governing Law. Each party hereto consents to personal jurisdiction in any action brought in any federal or state court within the State of California having subject matter jurisdiction in the matter for purposes of any action arising out of this letter agreement. This letter agreement shall be governed by and construed in accordance with the laws of the State of California, excluding choice of law principles that would require the application of the laws of a jurisdiction other than the State of California.

12. Counterparts. This letter agreement may be signed in counterparts, which taken together shall constitute one instrument, and any party hereto may execute this letter agreement by signing any counterpart. This letter agreement shall become effective upon execution by all parties hereto and facsimile copies of signatures shall have the same effect as original signatures.

[Signature Page Follows]

3

If the terms of our understanding have been correctly set forth above, please confirm by signing and returning the enclosed copy of this letter agreement.

Very truly yours,

ALLFAST FASTENING SYSTEMS, INC.

By:
Name:
Title:

Agreed to and accepted as of the date first written above:

By:
[Name of Employee]

EXHIBIT F

Part II

Form of Retention Bonus Agreement

(Retention Bonus Recipients party Employment Agreement)

[Allfast Letterhead]

            , 2014

STRICTLY CONFIDENTIAL

[Name of Employee]

[Address of Employee]

Re:	Retention Bonus

Dear [Mr.][Ms.] [            ]:

As you may know, the sole shareholder of Allfast Fastening Systems, Inc. (the “Company”), is contemplating entry into an agreement, whereby it will sell all of its stock in the Company to a third-party (the “Purchase Agreement”). The Company considers it important to the operation of the business of the Company that you are motivated to remain employed with the Company through the closing date of the Purchase Agreement (the “Closing Date”). Further, the Company has entered into that certain Employment Agreement with you, dated as of September 19, 2014 (the “Employment Agreement”), pursuant to which you will continue your employment with the Company following the Closing Date in accordance with the terms thereof. Capitalized terms used but undefined herein have the meanings ascribed to them in the Employment Agreement.

1. Retention Bonus. For and in consideration of your continued service with the Company, we offer you a retention bonus (the “Retention Bonus”) in the amount of $[        ], less all applicable withholdings and deductions required by law (the “Retention Bonus Amount”).

2. Payment. If you are eligible to receive the Retention Bonus in accordance with Section 3 below, it will be paid to you pursuant to the following terms:

a. Fifty percent (50%) of the Retention Bonus Amount (the “First Bonus Payout”) shall be paid to you in one lump sum payment on the first regularly scheduled pay date following the Closing Date in accordance with the Company’s standard payroll practices as in effect at such time.

b. Fifty percent (50%) of the Retention Bonus Amount (the “Second Bonus Payout”) shall be paid to you on the first regularly scheduled pay date following the earlier of (i) the eighteen (18) month anniversary of the Closing Date or (ii) the date on which your employment is terminated without “Cause” or terminated for “Good Reason” (as such terms are defined in the Employment Agreement), in each case in accordance with the Company’s standard payroll practices as in effect at such time.

3. Eligibility.

a. First Bonus Payout. You will be eligible to receive the First Bonus Payout if all of the following eligibility criteria are satisfied:

i. You entered into the Employment Agreement with the Company.

ii. Your performance has been satisfactory, as determined in the Company’s sole discretion, from the date of this letter agreement through the Closing Date (the “First Bonus Eligibility Date”).

iii. You remained continuously employed by the Company (or any successor entity) from the date of this letter agreement through the First Bonus Eligibility Date.

b. Second Bonus Payout. You will be eligible to receive the Second Bonus Payout if all of the following eligibility criteria are satisfied:

i. You entered into the Employment Agreement with the Company.

ii. You remained continuously employed by the Company (or any successor entity) from the First Bonus Eligibility Date through the eighteen (18) month anniversary of the Closing Date (the “Second Bonus Eligibility Date”); provided that you will be eligible to receive the Second Bonus Payout if your employment is terminated without Cause or for Good Reason on or before the Second Bonus Eligibility Date.

4. No Guarantee of Employment. The Company reserves the right to terminate you at any time and for any or no reason, subject to the provisions of the Employment Agreement or such other employment agreement entered into between you and the Company that may be in effect at the time of any such termination.

5. Section 409A Compliance. This letter agreement is intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and shall be construed and administered in accordance with Section 409A.

6. Termination. This letter agreement shall automatically terminate and be of no further force and effect upon the earliest of: (i) the payment of the Second Bonus Payout, (ii) the termination of the Purchase Agreement in accordance with its terms, or (iii) the written agreement of the parties hereto; provided that the termination of this letter agreement shall not affect your obligation under Section 7, which shall continue and survive the expiration of this Agreement.

7. Confidentiality. You agree to keep the existence of this letter agreement and its terms confidential, unless disclosure is required pursuant to an order by a court of competent

2

jurisdiction. However, you may discuss the terms of this letter agreement with your spouse, an attorney(s) or tax advisor(s), provided such person agrees to keep the existence and terms of this letter agreement strictly confidential.

8. Entire Agreement. This letter agreement contains all of the understandings and representations between you and the Company relating to the Retention Bonus and supersedes all prior and contemporaneous understandings, discussions, agreements, representations and warranties, both written and oral, with respect to such Retention Bonus; provided, however, that this letter agreement shall not supersede the Employment Agreement, which shall remain in full force and effect.

9. Amendments. This letter agreement may not be amended or modified unless in writing signed by both parties hereto.

10. Forum Selection; Governing Law. Each party hereto consents to personal jurisdiction in any action brought in any federal or state court within the State of California having subject matter jurisdiction in the matter for purposes of any action arising out of this letter agreement. This letter agreement shall be governed by and construed in accordance with the laws of the State of California, excluding choice of law principles that would require the application of the laws of a jurisdiction other than the State of California.

11. Counterparts. This letter agreement may be signed in counterparts, which taken together shall constitute one instrument, and any party hereto may execute this letter agreement by signing any counterpart. This letter agreement shall become effective upon execution by all parties hereto and facsimile copies of signatures shall have the same effect as original signatures.

[Signature Page Follows]

3

If the terms of our understanding have been correctly set forth above, please confirm by signing and returning the enclosed copy of this letter agreement.

Very truly yours,

ALLFAST FASTENING SYSTEMS, INC.

By:
Name:
Title:

Agreed to and accepted as of the date first written above:

By:
[Name of Employee]

Exhibit G

Form of Termination Agreement

EXHIBIT G

Part I

Form of Termination Agreement

(Employees party to Employment Agreement)

TERMINATION AGREEMENT

This Termination Agreement (this “Termination Agreement”) is entered into as of             , 2014, by and between Allfast Fastening Systems, Inc., a California corporation (the “Company”), and              (“Employee”, and together with the Company, the “Parties”, and each, a “Party”).

WHEREAS, the Parties have entered into that certain Change of Control Agreement, dated              (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Agreement”); and

WHEREAS, the Parties have entered into that certain Employment Agreement, dated as of the date hereof (the “Employment Agreement”); and

WHEREAS, the Parties hereto desire to terminate the Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used but undefined herein have the respective meanings ascribed to them in the Agreement.

2. Termination of the Agreement. Subject to the terms and conditions of this Termination Agreement, the Agreement is terminated as of the effective date of the Employment Agreement (the “Termination Date”). From and after the Termination Date, the Agreement will be of no further force or effect, and the rights and obligations of each of the Parties thereunder shall terminate.

3. Miscellaneous.

(a) Amendments. This Termination Agreement shall not be amended, in whole or in part, except by an agreement in writing signed by the Company and Employee.

(b) Entire Agreement. This Termination Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Termination Agreement and all prior agreements or understandings, oral or written, are merged in this Termination Agreement and are of no further force or effect. The parties acknowledge that they are not relying on any representations, express or implied, oral or written, except for those stated in this Termination Agreement.

(c) Governing Law. This Termination Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, without regard to the conflict of laws provisions of such State.

(d) Severability. All provisions, agreements, and covenants contained in this Termination Agreement are severable, and in the event any of them shall be held to be illegal, void or invalid by any competent court or under any applicable law, such provision shall be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Termination Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Termination Agreement shall not in any way be affected or impaired, but shall remain binding in accordance with their terms.

(e) Consultation with Counsel. Employee acknowledges that Employee has been given the opportunity to consult with Employee’s personal legal counsel concerning all aspects of this Termination Agreement and the Company has urged Employee to so consult with such counsel.

(f) Counterparts. This Termination Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on Following Page]

2

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first written above.

EMPLOYEE:

[Insert Employee Name]

COMPANY:

ALLFAST FASTENING SYSTEMS, INC., a California corporation

By:
Print:
Its:

[Signature Page to Termination Agreement (            )]

EXHIBIT G

Part II

Form of Termination Agreement

(Employees not party to Employment Agreement)

TERMINATION AGREEMENT

This Termination Agreement (this “Termination Agreement”) is entered into as of             , 2014, by and between Allfast Fastening Systems, Inc., a California corporation (the “Company”), and              (“Employee”, and together with the Company, the “Parties”, and each, a “Party”).

WHEREAS, the Parties have entered into that certain Change of Control Agreement, dated              (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Agreement”);

WHEREAS, the Company has entered into that certain Stock Purchase Agreement, as of the date hereof (the “Purchase Agreement”);

WHEREAS, the Parties hereto desire to terminate the Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used but undefined herein have the respective meanings ascribed to them in the Agreement.

2. Termination of the Agreement. Subject to the terms and conditions of this Termination Agreement, the Agreement is terminated as of the Closing Date (as such term is defined in the Purchase Agreement) (the “Termination Date”). From and after the Termination Date, the Agreement will be of no further force or effect, and the rights and obligations of each of the Parties thereunder shall terminate.

3. Miscellaneous.

(a) Amendments. This Termination Agreement shall not be amended, in whole or in part, except by an agreement in writing signed by the Company and Employee.

(b) Entire Agreement. This Termination Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Termination Agreement and all prior agreements or understandings, oral or written, are merged in this Termination Agreement and are of no further force or effect. The parties acknowledge that they are not relying on any representations, express or implied, oral or written, except for those stated in this Termination Agreement.

(c) Successors and Assigns. This Termination Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.

(d) Governing Law. This Termination Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, without regard to the conflict of laws provisions of such State.

(e) Severability. All provisions, agreements, and covenants contained in this Termination Agreement are severable, and in the event any of them shall be held to be illegal, void or invalid by any competent court or under any applicable law, such provision shall be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Termination Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Termination Agreement shall not in any way be affected or impaired, but shall remain binding in accordance with their terms.

(f) Consultation with Counsel. Employee acknowledges that Employee has been given the opportunity to consult with Employee’s personal legal counsel concerning all aspects of this Termination Agreement and the Company has urged Employee to so consult with such counsel.

(g) Counterparts. This Termination Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first written above.

EMPLOYEE:

[Insert Employee Name]

COMPANY:

ALLFAST FASTENING SYSTEMS, INC., a California corporation

By:
Print:
Its:

[Signature Page to Termination Agreement (            )]

Exhibit H

Form of Environmental Insurance Policy

	Illinois Union Insurance Company 1133 Avenue of the Americas New York, NY 10036	Premises Pollution Liability III Insurance Policy (claims-made coverage) Coverage Quotation
ACE ENVIRONMENTAL RISK
DATE:	SEPTEMBER 19, 2014	Quote #7 (This quote replaces and supersedes Quote #6 dated September 18, 2014)
TO:	MS. LAURA DECKER – AON RISK SOLUTIONS
199 WATER STREET, NEW YORK, NEW YORK 10038
LAURA.DECKER@AON.COM

SURPLUS LINES INSURER:	ILLINOIS UNION INSURANCE COMPANY

THIS INSURER IS NOT LICENSED IN THE STATE OF NEW YORK AND IS NOT SUBJECT TO ITS SUPERVISION

A.M. BEST RATING:	A++ XV

NAMED INSURED:	TriMas Corporation
39400 Woodward Avenue, Suite 130,
Bloomfield Hills, MI 48304

HOME STATE:	To be provided by Aon

FOR POLICIES EFFECTIVE JULY 21, 2011 AND SUBSEQUENT, WE REQUIRE THE PRODUCER TO PROVIDE THE “HOME STATE” AS DEFINED IN THE NONADMITTED AND REINSURANCE REFORM ACT (NRRA) UPON THE BINDING OF THIS PLACEMENT.

COVERAGE A (NEW CONDITIONS)

TERM:	FIVE (5) YEARS

COVERAGE B (PRE-EXISTING CONDITIONS)

TERM:	TEN (10) YEARS

RETENTION, POLICY LIMIT AND PREMIUM* OPTIONS:

	LIMIT OPTIONS
	(per “pollution condition” / aggregate all “pollution conditions”)
RETENTION OPTIONS (per “pollution condition”)	$10,000,000 / $10,000,000	$25,000,000 / $25,000,000
$100,000 SIR	$169,078	$370,885
$250,000 SIR	$158,844	$359,003

The premium in this quote includes commission in an amount equal to 15% of such premium.

TRIA PREMIUM (Optional*):	5% of the Policy Premium

COMMISSION:	15%

*	THE OPTIONAL TERRORISM RISK INSURANCE ACT (TRIA) PREMIUM AS QUOTED ABOVE IS THE ADDITIONAL PREMIUM THAT WILL BE INCLUDED IN THE TOTAL PREMIUM FOR THIS POLICY IF TRIA COVERAGE IS ELECTED. THIS CHARGE IS FOR TRIA COVERAGE PER THE ATTACHED DISCLOSURE LETTER. WE MUST RECEIVE A SIGNED COPY OF THE ATTACHED DISCLOSURE LETTER INDICATING THAT TRIA COVERAGE HAS BEEN ACCEPTED OR DECLINED.

TERMS & CONDITIONS

Covered Locations:	1.	15200 Don Julian Road, City of Industry, California 91745
	2.	370 Turnbull Canyon Road, City of Industry, California 91745

Policy Form:	PF-27556c (11/10) Premises Pollution Liability III Insurance Policy

Additional Terms	☒ Coverage A (New Conditions) Applies
☒ Coverage B (Pre-existing Conditions) Applies
1.

PF-32491 (11/10) - Premium Earn-Out (Staggered – Multiple Years) Endorsement (PPL III) will apply noting 25% earned upon inception, 50% at the end of the first policy year and the remainder earned over the second policy year;

	2.	State Mandatory Endorsement(s) associated with the Home State (TBD);
	3.	PF-30905 (09/10) - Schedule Of Known Conditions (Documents) Endorsement (PPL III/GPPL/PPL Port) will apply listing the following:
• Phase I Environmental Site Assessment, ALLFAST Fastening Systems, Inc., 15200 Don Julian Road, City of Industry, CA 91745, prepared by Ardent Environmental Group, Inc. and dated March 28, 2014
•

Phase I Environmental Site Assessment, Allfast Fastening Systems, Inc., 15200 Don Julian Road, City of Industry, CA 91745 (“main property”), 370 Turnbull Canyon Road, City of Industry, CA 91745 (“warehouse property”), prepared by Anthony Mendes and dated July 17, 2014

• Phase I Environmental Site Assessment Warehouse Building, 370 Turnbull Canyon Road, City of Industry, California 91745, prepared by Tetra Tech, Inc. and dated September 16, 2011
• Results of a Soil Gas Survey, Allfast Fastening Systems, Inc. Property, 15200 Don Julian Road, City of Industry, California, prepared by Ardent Environmental Group, Inc. and dated May 7, 2014
•

State of California, State Water Resources Control Board, 2012-2013 Annual Report for Storm Water Discharges Associated with Industrial Activities for Allfast Fastening Systems, Inc., 15200 Don Julian Road, City of Industry, CA 91745, prepared by JE Compliance Services, Inc. and dated June 14, 2013

•

State of California, State Water Resources Control Board, 2013-2014 Annual Report for Storm Water Discharges Associated with Industrial Activities for Allfast Fastening Systems, Inc., 15200 Don Julian Road, City of Industry, CA 91745, dated June 16, 2014

	4.	In The Event TRIA Is Purchased: PF-32368 (11/10) - Bioterrorism Coverage Endorsement (PPL III) will apply;
	5.	PF-32369 (11/10) - Business Interruption And Delay Expense Endorsement (PPL III) will apply will apply noting a sublimit matching the option chosen above and deductible period of three (3) days;
	6.	PF-32370a (06/12) - Catastrophe Management Endorsement (PPL III) will apply noting a sublimit of $250,000 and a SIR matching the option chosen above;
7.

In The Event The $10,000,000 Limit Option Is Purchased, For 10% Additional Premium: PF-32402 (11/10) - Defense Dedicated Aggregate Sublimit Endorsement (PPL III) will apply noting a defense dedicated aggregate sublimit of $2,500,000. If this option is chosen, the total policy aggregate limit will be increased to $12,500,000;

	8.	PF-32460 (11/10) - Schedule Of Named Insureds Endorsement (PPL III) will apply listing the following:
• Allfast Fastening Systems, Inc.
	9.	PF-32461 (11/10) - Schedule of Named Insureds (Broad – Majority Owned Chain) Endorsement (PPL III);
	10.	PF-32464 (11/10) - Non-Owned Disposal Sites Coverage (Blanket - New Waste And Historical Waste) Endorsement (PPL III);
	11.	PF-32470 (11/10) - Schedule Of Non-Owned Disposal Sites (New And Historical Waste) Endorsement (PPL III) will apply listing the following:
• US Ecology, Inc., Hwy 95, 11 miles south of Beatty, NV 89003, US EPA ID # NVT330010000
• Pacific Resource Recovery, 3150 East Pico Blvd., Los Angeles, CA 90023, US EPA ID # CAD008252405
• Demenno/Kerdoon, 2000 N. Alameda St., Compton, CA 90222, US EPA ID # CAT080013352
• Phibro Tech, Inc., 8851 Dice Rd., Santa Fe Springs, CA 90670, US EPA ID # CAD099452708

		•	Industrial Services Oil Co., Inc., 1700 S. Soto St., Los Angeles, CA 90023, US EPA ID # CAD099452708
		•	Evoqua Water Technologies, LLC, 5375 South Boyle St., Vernon, CA 90058, US EPA ID # CAD097030993
		•	Rineco, 1007 Vulcan Road-Haskell Denton, AR, 72015, US EPA ID # ARD0981057870
		•	Siemens Water Technologies, LLC, 5375 South Boyle St., Vernon, CA 90058, US EPA ID # CAD097030993
	12.	PF-32527 (11/10) - Transportation Coverage Endorsement (PPL III);
	13.	PF-30966 (09/10) - Pollution Condition-Specific Deletion Of Discovery II (Coverage B.) Endorsement (PPL III/GPPL) will apply to the following:
		•	“Pollution conditions” associated with the San Gabriel Valley Area 4 Superfund site, the Puente Valley Operable Unit (PVOU)
14.

PF-40446 (01/13) - Asbestos And/Or Lead-Based Paint Coverage (Bodily Injury, Property Damage And Remediation Costs For Inadvertent Disturbance Only) Endorsement (PPL III) will apply for both Asbestos and Lead-Based Paint noting a sublimit of $2,000,000;

	15.	PF-40448 (04/13) - PPL III Amendatory (Aon) Endorsement will apply, noting a NODS retroactive date of ‘none’;
	16.	PF-32535 (11/10) - Waiver Of Subrogation Endorsement (PPL III) will apply listing the following:
		•	James H. Randall Revocable Trust
		•	James and Eleanor Randall Trust
		•	James H. Randall
		•	Eleanor Randall
Additional Exclusions	1.

PF-32390 (11/10) - Coverage Limitation And Reopener Endorsement (PPL III) will apply excluding “remediation costs,” “business interruption loss,” “catastrophe management costs,” and associated “legal defense expense” for the following:

•

“Pollution conditions” discovered during the course of sampling or other site characterization or investigation process at a “covered location” performed by, or on behalf of, an “insured” which is not instigated, prompted, required or demanded, in writing directed to such “insured”, by any government entity acting pursuant to the authority of “environmental laws.”

TRIA Forms:	IF THE INSURED ELECTS TO PURCHASE TERRORISM COVERAGE PER THE ATTACHED DISCLOSURE LETTER FOR THE ADDITIONAL PREMIUM NOTED ABOVE, THE FOLLOWING ENDORSEMENTS WILL APPLY:
	•	PF-23728 (1/08) - Terrorism Risk Insurance Act Endorsement; and
	•	TRIA11b (1/08) - Disclosure Pursuant To Terrorism Risk Insurance Act
IF THE INSURED ELECTS TO DECLINE TERRORISM COVERAGE PER THE ATTACHED DISCLOSURE LETTER, THE FOLLOWING ENDORSEMENTS WILL APPLY:
	•	TRIA15c (1/08) - Policyholder Disclosure Notice of Terrorism Insurance Coverage
Value-Added Services

ACE Environmental Risk is committed to developing long-term relationships with our valued insureds. It is our philosophy to partner with our insureds and become an extension of their risk management team, in an effort to enhance the environmental risk management culture within their organization. Working with our insured’s risk management team, ACE Environmental Risk will utilize ESIS Health, Safety and Environmental Services, an ACE loss control subsidiary, to customize and deliver quality environmental engineering risk control services focused on helping them minimize potential loss exposures.

ALL TERMS, CONDITIONS, AND PRICING ARE SUBJECT TO RECEIPT, REVIEW, AND APPROVAL OF THE FOLLOWING, PRIOR TO BINDING

1.	Completed and signed original ACE Application.

2.	Completed and signed copy of the attached TRIA disclosure form.

3.	Written confirmation from the broker of the Named Insured’s “Home State” as defined in the Nonadmitted and Reinsurance Reform Act (NRRA).

Surplus Lines Information	Surplus Lines Insurer: ILLINOIS UNION INSURANCE COMPANY

Coverage will be provided on a surplus lines basis. Collection and filing of all taxes and fees is the responsibility of the producing surplus lines broker, as is inclusion of state-mandated surplus lines disclaimer language on or in the policy. Please forward a copy of your surplus lines license for our records.

Forms	Policy Form: PF-27556c (11/10) Premises Pollution Liability III Insurance Policy
This quotation contemplates the use of ACE USA forms, issued on the paper indicated above in this document. All terms and conditions are per those forms and endorsements unless otherwise noted herein.

OFAC

OFAC NOTICE: The Office of Foreign Assets Control (OFAC) administers and enforces sanctions policy, based on Presidential declarations of “national emergency.” OFAC has identified and listed numerous Foreign agents, Front organizations, Terrorists, Terrorist organizations, and Narcotics traffickers as “Specially Designated Nationals and Blocked Persons.” This list can be located on the United States Treasury’s web site – http://www.treas.gov/ofac. In accordance with OFAC regulations, if it is determined that you or any other proposed named insured has violated U.S. sanctions law or is a Specially Designated National or Blocked Person, as identified by OFAC, we reserve the right to withdraw this quote at any time prior to binding.

TRIA	TRIA NOTICE: Presently, the Terrorism Risk Insurance Act (“TRIA”) expires on 12/31/14. The premium quoted above includes a separate premium charge for terrorism coverage over the entire Policy Period. In the unlikely event that you elect to receive TRIA coverage and it is not renewed before 12/31/14, or TRIA otherwise expires at some point during the Policy Period, we will refund the unearned portion of our TRIA premium to you on a pro-rata basis. In the event that new legislation is enacted requiring the Insurer to offer coverage for terrorism that is materially different than the coverage requirements included in the current version of TRIA that expires on 12/31/14, the ACE Group of Companies reserve the right to re-price and tailor TRIA coverage to conform with the statutory requirements and risks presented in the new legislation.

FATCA	The U.S. Foreign Account Tax Compliance Act, commonly known as “FATCA”, became the law in the U.S. in March of 2010 and becomes effective July 1, 2014. Pursuant to FATCA, brokers, producers, agents and/or clients may need to obtain withholding certificates from insurance companies. For information on how to obtain the applicable withholding certificate from ACE U.S. insurance companies, please go to http://www.acegroup.com/us-en/assets/www.acegroup.com-w-9.pdf.

Disclaimer	Please read this quotation carefully, as the limits, coverage and other terms and conditions may vary significantly from those requested in your submission and/or from the expiring policy. Terms and conditions that are not specifically mentioned in this quotation are not included. The terms and conditions of this quotation supersede the submitted insurance specifications and all prior proposals and binders. Actual coverage will be provided by and in accordance with the policy as issued.

The insurer is not bound by any statements made in the submission purporting to bind the insurer unless such statement is reflected in the policy or in an agreement signed by someone authorized to bind the insurer.

This quotation has been constructed on reliance of the data provided in the submission. A material change or misrepresentation of that data voids this quotation.

Premium Payment	IN THE EVENT COVERAGE IS BOUND, THE PREMIUM INDICATED ABOVE MUST BE REMITTED TO US WITHIN THIRTY (30) DAYS FROM THE DATE OF THE INVOICE AS OUTLINED ON YOUR AGENCY’S MONTHLY STATEMENT BILL.

eDelivery	Acceptance of this quote indicates the insured’s consent to accept delivery of the policy by electronic means, including delivery of the policy as an e-mail attachment. We will deliver the policy to the email address shown above. If the insured would like to withdraw their consent to electronic delivery and exclusively receive a printed paper copy of the policy, please contact the undersigned.

Quotation Expiration	THIS BINDABLE QUOTATION SHALL EXPIRE AT 5:00 pm E.S.T. on: October 31, 2014

Thank you for the opportunity to quote on this risk. For underwriting questions or concerns, please contact Madison Eckles at (212) 703-7110 or Madison.Eckles@acegroup.com.

POLICYHOLDER DISCLOSURE

NOTICE OF TERRORISM

INSURANCE COVERAGE

You are notified that under the Terrorism Risk Insurance Act, as amended, that you have a right to purchase insurance coverage for losses resulting from acts of terrorism, as defined in Section 102(1) of the Act: The term “act of terrorism” means any act that is certified by the Secretary of the Treasury—in concurrence with the Secretary of State, and the Attorney General of the United States—to be an act of terrorism; to be a violent act or an act that is dangerous to human life, property, or infrastructure; to have resulted in damage within the United States, or outside the United States in the case of certain air carriers or vessels or the premises of a United States mission; and to have been committed by an individual or individuals as part of an effort to coerce the civilian population of the United States or to influence the policy or affect the conduct of the United States Government by coercion.

YOU SHOULD KNOW THAT WHERE COVERAGE IS PROVIDED BY THIS POLICY FOR LOSSES RESULTING FROM CERTIFIED ACTS OF TERRORISM, SUCH LOSSES MAY BE PARTIALLY REIMBURSED BY THE UNITED STATES GOVERNMENT UNDER A FORMULA ESTABLISHED BY FEDERAL LAW. HOWEVER, YOUR POLICY MAY CONTAIN OTHER EXCLUSIONS WHICH MIGHT AFFECT YOUR COVERAGE, SUCH AS AN EXCLUSION FOR NUCLEAR EVENTS. UNDER THE FORMULA, THE UNITED STATES GOVERNMENT GENERALLY REIMBURSES 85% OF COVERED TERRORISM LOSSES EXCEEDING THE STATUTORILY ESTABLISHED DEDUCTIBLE PAID BY THE INSURANCE COMPANY PROVIDING THE COVERAGE. THE PREMIUM CHARGED FOR THIS COVERAGE IS PROVIDED BELOW AND DOES NOT INCLUDE ANY CHARGES FOR THE PORTION OF LOSS THAT MAY BE COVERED BY THE FEDERAL GOVERNMENT UNDER THE ACT.

YOU SHOULD ALSO KNOW THAT THE TERRORISM RISK INSURANCE ACT, AS AMENDED, CONTAINS A $100 BILLION CAP THAT LIMITS U.S. GOVERNMENT REIMBURSEMENT AS WELL AS INSURERS’ LIABILITY FOR LOSSES RESULTING FROM CERTIFIED ACTS OF TERRORISM WHEN THE AMOUNT OF SUCH LOSSES IN ANY ONE CALENDAR YEAR EXCEEDS $100 BILLION. IF THE AGGREGATE INSURED LOSSES FOR ALL INSURERS EXCEED $100 BILLION, YOUR COVERAGE MAY BE REDUCED.

Acceptance or Rejection of Terrorism Insurance Coverage

I hereby elect to purchase terrorism coverage for a prospective premium of $

I hereby decline to purchase terrorism coverage for certified acts of terrorism. I understand that I will have no coverage for losses resulting from certified acts of terrorism.

Policyholder/Applicant’s Signature	Insurance Company

Print Name	Policy Number

Date

TR-19604c (01/08) Printed in U.S.A.	© 2007 National Association of Insurance Commissioners

Schedule I

Ownership of Shares

Name	Number of Shares

James and Eleanor Randall Trust Dated June 1, 1993	1,000